UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SENTI BIOSCIENCES HOLDINGS, INC.
(Name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
☐	Fee paid previously with preliminary materials;
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS FILED PURSUANT TO RULE 14a-6(a)
SUBJECT TO COMPLETION

SENTI BIOSCIENCES HOLDINGS, INC.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To be held on August 18, 2026
Notice is hereby given that the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Senti Biosciences Holdings, Inc., or the Company, we, us, or our, will be held online on August 18, 2026 at 8:00 a.m. Pacific Time. This year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/SNTI2026, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the proxy card in order to attend the Annual Meeting. The purpose of the Annual Meeting is the following:
1.
To elect three Class I directors, Timothy Lu, M.D., Ph.D., Edward Mathers and Frances D. Schulz, to our Board of Directors, to serve until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.
To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the outstanding shares of our common stock upon exchange of the Senior Secured Convertible Notes of Senti Holdings, Inc., or Midco, our wholly-owned subsidiary;

4.	To approve the Agreement and Plan of Merger and the Contemplated Transactions (as described below);
5.
To approve amendments to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.0001 per share, at a ratio ranging from any whole number between 1-for-20 and 1-for-50, as determined by our board of directors in its discretion, subject to our board of directors’ authority to abandon such amendments;

6.	To approve adjournment of the Annual Meeting if there are insufficient votes to approve Proposal No. 4; and
7.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed the close of business on July 23, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.
In order to attend the Annual Meeting virtually, you will be required to enter the control number provided in the Notice or the proxy card at www.virtualshareholdermeeting.com/SNTI2026. Beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Please see the “—General Information” section of the Proxy Statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.
Your vote is important. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating and returning the proxy card. Even if you have voted by proxy, you may still vote at the virtual meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
All stockholders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors

/s/ Timothy Lu
Timothy Lu, M.D., Ph.D.
Chief Executive Officer
South San Francisco, CA
[ ], 2026

Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone . Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

Page
SUMMARY	1
RISK FACTORS	13
Risks Related to the Transaction	13
Risks Related to Our Future Operations	14
GENERAL INFORMATION	16
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	24
Nominees for Election as Class I Director	24
Vote Required and Board of Directors’ Recommendation	24
Directors Continuing in Office	26
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS SENTI BIOSCIENCES HOLDINGS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	28
Audit Committee Pre-Approval Policy and Procedures	28
Vote Required and Board of Directors’ Recommendation	28
PROPOSAL NO. 3 – APPROVAL UNDER NASDAQ LISTING RULES OF ISSUANCE OF SHARES OF COMMON STOCK UPON EXCHANGE OF MIDCO’S SENIOR SECURED CONVERTIBLE NOTES	29
Senior Secured Convertible Notes	29
Potential Effects of Approval of this Proposal	30
Potential Effects of Non-Approval of this Proposal	30
Vote Required and Board of Directors’ Recommendation	31
PROPOSAL NO. 4 – APPROVAL OF AGREEMENT AND PLAN OF MERGER	32
Certain Effects of the Merger	32
Certain Effects on the Company if the Merger is Not Completed	33
Background of the Merger	34
Certain Company Management Forecasts	49
Annual and Quarterly Reports	51
Opinion of the Special Committee’s Financial Advisor	52
Plans for the Company After the Merger	57
Interests of Executive Officers and Directors of the Company in the Merger	57
Regulatory Approvals	63
Takeover Laws	63
Indemnification; Directors’ and Officers’ Insurance	64
Stockholder Litigation	64
Litigation Relating to the Merger	65
Nasdaq Listing	65
The Proposal	65
General	65
Vote Required	66
Voting Agreement	66
No Appraisal or Dissenters’ Rights	66
THE MERGER AGREEMENT	67
Explanatory Note Regarding the Merger Agreement	67
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers	67
When the Merger Becomes Effective	67
Effect of the Merger on Midco Common Stock	68
Effect of the Merger on our Common Stock	68
Treatment of Company Equity Awards	68
Treatment of Outstanding Warrants	68

i

SENTI BIOSCIENCES HOLDINGS, INC.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON August 18, 2026
This Proxy Statement contains information about the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Senti Biosciences Holdings, Inc., which will be held on August 18, 2026 at 8:00 a.m. Pacific Time. This year’s Annual Meeting will be held virtually. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/SNTI2026, where you will be able to vote electronically and submit questions.
We plan to mail the Notice of Annual Meeting, or the Notice, this Proxy Statement, our 2025 Annual Report to Stockholders for the fiscal year ended December 31, 2025, or the 2025 Annual Report, and the proxy card attached hereto on or about [    ], 2026 to all stockholders entitled to vote at the Annual Meeting. You will need the 16-digit control number included with the proxy card in order to attend the Annual Meeting. The Board of Directors of Senti Biosciences Holdings, Inc. is using this Proxy Statement to solicit proxies for use at the Annual Meeting. In this Proxy Statement, the terms “Senti,” “Senti Biosciences,” the “Company,” “we,” “us,” and “our” refer to Senti Biosciences Holdings, Inc. The mailing address of our principal executive offices is Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in this Proxy Statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.
We made this Proxy Statement, the accompanying form of proxy card and our 2025 Annual Report, available to stockholders on or about [    ], 2026.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2026; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a “large accelerated filer” under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to be Held on August 18, 2026:

This Proxy Statement and our 2025 Annual Report to Stockholders are
available for viewing, printing and downloading at www.virtualshareholdermeeting.com/SNTI2026.

This Proxy Statement and our 2025 Annual Report are also available on the SEC’s website at www.sec.gov.

SUMMARY
This summary highlights selected information from the Merger Agreement Proposal (Proposal No. 4) in this Proxy Statement related to the merger of Senti Merger Sub, Inc. with and into Senti Holdings, Inc., with Senti Holdings, Inc. surviving as a wholly owned subsidiary of Celadon Partners SPV 35 Limited, a controlled affiliate of Celadon Partners, LLC, which transaction we refer to as the Merger, and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should read carefully this entire Proxy Statement and the annexes to this Proxy Statement, including the Merger Agreement and the CVR Agreement. The Merger Agreement is attached as Annex A to this Proxy Statement and the CVR Agreement is attached as Annex B to this Proxy Statement. Unless the context requires otherwise, Senti Biosciences Holdings, Inc. is referred to as the Company or as we, us or our.
The Companies
Senti Biosciences Holdings, Inc.
We are a clinical-stage biotechnology company developing next-generation cell and gene therapies engineered with our gene circuit platform technologies for patients living with incurable diseases. Our mission is to create a new generation of smarter medicines that outsmart complex diseases using novel and unprecedented approaches. To accomplish this mission, we have built a synthetic biology platform that we believe may enable us to program next-generation cell and gene therapies with gene circuits. These gene circuits, which we created from novel and proprietary combinations of DNA sequences, are designed to reprogram cells with biological logic to sense inputs, compute decisions and respond to their respective cellular environments. Using gene circuits, our product candidates are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Senti Biosciences Holdings, Inc. was formed in connection with the holding company reorganization that we implemented in April 2026. We are a holding company, and our business currently operates through our indirect subsidiary, Senti Biosciences, Inc., or Opco. Our principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and our telephone number is (650) 382-3281. See “Parties to the Merger—The Company” on page 85.
Senti Holdings, Inc.
Senti Holdings, Inc., or Midco, is our wholly-owned subsidiary and was formed in connection with the holding company reorganization that we implemented in April 2026. Its business activities have been limited to the issuance and sale of its secured, convertible senior notes, or the Notes, to an affiliate of Parent (as defined below) and activities related to the structuring and negotiation of the Merger and the transactions contemplated thereby, or the Contemplated Transactions. Its principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and its telephone number is (650) 382-3281. See “Parties to the Merger—Senti Holdings, Inc.” on page 85.
Senti Biosciences, Inc.
Senti Biosciences, Inc. is our predecessor issuer and the wholly-owned subsidiary of Midco. As described above under “—Senti Biosciences Holdings, Inc.,” our business generally operates through Opco. Its principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and its telephone number is (650) 382-3281. See “Parties to the Merger—Senti Biosciences, Inc.” on page 85.
Celadon Partners SPV 35 Limited
Celadon Partners SPV 35 Limited, or Parent, was formed on May 22, 2026, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Parent is an exempted company incorporated under the laws of the Cayman Islands. Celadon Partners, LLC, or Celadon, controls Celadon Partners SPV 35 Limited, Celadon Partners SPV 24 Limited, our largest stockholder, and CPIF II-7 Limited, which was the sole purchaser of the Notes. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and the other Contemplated Transactions. The principal executive office of Parent is located at PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands, and its telephone number is (852) 3851-8700. See “Parties to the Merger—Parent” on page 85.
Senti Merger Sub, Inc.
Senti Merger Sub, Inc., or Merger Sub, was formed on June 22, 2026, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and the other Contemplated Transactions. Merger Sub is a Delaware corporation and a direct, wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and the other Contemplated Transactions. At the effective time of the Merger, or the Closing Effective Time, Merger Sub will merge with and into Midco, with Midco continuing as the surviving corporation, or the Surviving Corporation, of the Merger and a wholly-owned subsidiary of Parent. The principal office of Merger Sub is PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands, and the telephone number of the principal executive office is (852) 3851-8700. See “Parties to the Merger—Merger Sub” on page 85.
The Merger Agreement Proposal — Proposal No. 4
You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of July 14, 2026, by and among Parent, Merger Sub, us, Midco and Opco, or, as it may be amended from time to time, the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. Pursuant to the Merger Agreement, among other things, at the Closing Effective Time, Merger Sub will be merged with and into Midco, and each outstanding share of Midco common stock (other than shares owned by Midco or a subsidiary of Midco, which shares will be canceled), will automatically be canceled and converted into the right to receive the Milestone Payment Amounts (as defined and described below), or the Merger Consideration. Opco will license or assign to us all intellectual property and contracts needed for us to advance our Rett Syndrome and TIL programs, each as more fully described herein. The right to receive the Merger Consideration shall be distributed by Midco to the Company’s equityholders (including certain of the Affiliated Entities (as defined below)) in the form of contractual contingent value rights, or CVRs. Pursuant to the Merger Agreement, the Company’s Board of Directors, or the Special Committee thereof, shall approve, and Midco shall effect the issuance and distribution of, one CVR with respect to each share of the Company’s common stock that is issued and outstanding as of the CVR record date, which shall be a date no less than five days and no more than ten days following the date that the Merger closes. Following completion of the Merger, we will continue to develop the Rett Syndrome program and the TIL program, each as more fully described herein.
Contingent Value Rights Agreement
While no guarantee can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments, or the Milestone Payment Amounts, if the following milestones, or the Milestones, are achieved on or before the seventh anniversary of the Merger closing date, or the Milestone Expiration Date. In no event will Midco be obligated to pay more than an aggregate of $60,000,000 with respect to all CVRs pursuant to the CVR Agreement, or the Aggregate Payment Cap, and no Milestone Payment Amount will be paid more than once with respect to the applicable Milestone:
•
The product of (a) the holder’s pro rata share and (b) $10,000,000 upon the filing by or on behalf of Midco, or any of its affiliates or licensees, of a Biologics License Application, or a BLA, with, and its acceptance, or the passing of the 60-day review period without rejection, by the U.S. Food and Drug Administration, or the FDA, for the Logic Gated off-the-shelf CAR-NK cell therapy known as SENTI-202, or the Product (such Milestone, the BLA Milestone);

•
The product of (a) the holder’s pro rata share and (b) $20,000,000 upon the receipt by or on behalf of Midco or any of its affiliates or licensees of FDA approval of the BLA for the Product (such Milestone, the FDA Approval Milestone); and

•
The product of (a) the holder’s pro rata share and (b) $30,000,000 upon the achievement of cumulative worldwide net sales (as defined in the CVR Agreement) of the Product in excess of $200,000,000, during the period commencing on the first commercial sale of the Product until the Milestone Expiration Date (such Milestone, the Sales Milestone).

The CVRs will not be evidenced by a certificate or other instrument. The Rights Agent (as defined and described below) will keep an up-to-date register for the purpose of registering CVRs and permitted transfers. The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Parent, Midco or any of their affiliates. The CVRs may not be transferred except under certain limited circumstances.
Pursuant to the Merger Agreement, Parent has agreed to use, and cause its affiliates and licensees to use, diligent efforts (as defined in the Merger Agreement) to achieve each Milestone, and neither Parent nor any of its affiliates or its (or their) licensees shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of any Milestone or the payment of any Milestone Payment Amount.
The Annual Meeting
Date, Time and Place of the Annual Meeting
The Annual Meeting will be held at 8:00 a.m. Pacific Time on August 18, 2026. You will be able to participate in the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SNTI2026, or the virtual meeting website. You will not be able to attend the Annual Meeting physically. For purposes of attendance at the Annual Meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the Annual Meeting.
Purposes of the Annual Meeting. At the Annual Meeting, you will be asked (1) to elect three Class I directors, Timothy Lu, M.D., Ph.D., Edward Mathers and Frances D. Schulz, to our Board of Directors, or the Board, to serve until the 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation or removal; (2) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) to approve the issuance of more than 19.99% of the outstanding shares of our common stock upon exchange of the Notes; (4) to approve the Agreement and Plan of Merger and the Contemplated Transactions; (5) to approve amendments to our Amended and Restated Certificate of Incorporation, or our certificate of incorporation, to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1-for-20 and 1-for-50, as determined by our Board of Directors in its discretion, subject to our Board of Directors’ authority to abandon such amendments; (6) to approve adjournment of the annual Meetings if there are insufficient votes to approve Proposal No. 4; and (7) to transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Who Can Vote at the Meeting
You can vote at the Annual Meeting, in person or by proxy, all of the shares of our common stock that you own of record as of July 23, 2026, or the record date, which is the record date for the Annual Meeting. If you own shares that are registered in someone else’s name, for example, a broker, you need to direct that person to vote those shares or obtain a legal proxy from them and vote the shares yourself at the meeting. As of July 23, 2026, there were [ ] shares of our common stock outstanding held by approximately [ ] holders of record. You are entitled to one vote on each of the proposals for each share of our common stock that you held on the record date.
Vote Required; Treatment of Abstentions and Broker Non-Votes
Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors. In other words, the three directors nominated via Proposal No. 1 who receive the most votes cast and entitled to vote on the proposal will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.
Proposal No. 2, relating to ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 3, relating to approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of more than 19.99% of our outstanding common stock upon exchange of the Notes, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 4, relating to approval of the Merger Agreement (as defined below), requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal at the Annual Meeting, which approval we refer to as the Stockholder Approval and (ii) the holders of a majority of the votes cast by holders of shares of our common stock other than shares beneficially owned by Parent, Merger Sub or any of their respective affiliates, or with respect to which any of the foregoing has the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting, which approval we refer to as the Majority of the Minority Approval). With respect to the Stockholder Approval, because approval is based on a majority of outstanding shares, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal. With respect to the Majority of the Minority Approval, because approval is based on a majority of votes cast, abstentions and broker non-votes will have no effect on the outcome of that vote.
Proposal No. 5, relating to amendments to our certificate of incorporation to effect a reverse stock split, subject to the discretion of our Board’s discretion, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 6, relating to approval to allow us to adjourn the Annual Meeting to a later date, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Quorum
Our Amended and Restated Bylaws, or bylaws, provide that the holders of a majority in voting power of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned or postponed from time to time until a quorum is obtained. On May 20, 2026, each of our executive officers, certain of our directors and CPIF II-7 Limited, or the Supporting Stockholders, collectively holding approximately [  ]% of the Company’s outstanding common stock as of the record date, entered into a voting agreement, or the Voting Agreement, with the Company pursuant to which each of these individuals and entities agreed, among other things, to vote all of their shares in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement.
Procedure for Voting
If you are a stockholder of record, you can vote shares you hold of record by attending the Annual Meeting virtually via the Internet at the virtual meeting website and completing a virtual ballot, by mailing a proxy card or by voting by telephone or through the QR code or the Internet. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, your shares will not be voted, which will have the same effect as a vote against the Merger Agreement Proposal, unless you attend the Annual Meeting and present a valid legal proxy executed in your favor from your broker, bank or other nominee.
How to Revoke Your Proxy
You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary. If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
Shares Held by Directors and Executive Officers
At the close of business on the record date, our directors and executive officers of the Company were entitled to vote approximately [ ] shares of our common stock, which in the aggregate represented approximately [ ] % of the shares of our common stock issued and outstanding on such date. See “—Principal Stockholders.”
On May 20, 2026, each of the Supporting Stockholders, collectively holding approximately [ ]% of the Company’s outstanding common stock as of the record date, entered into the Voting Agreement, with the Company pursuant to which each of these individuals and entities agreed, among other things, to vote all of their shares in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement.

Background of the Merger
A description of the process we undertook that led to the proposed Merger, including our discussions with Parent, is included in this proxy statement under “Proposal No. 4 – Approval of Agreement and Plan of Merger—Background of the Merger.”
Recommendation of the Board of Directors; Reasons for the Recommendation of our Board
The Board of Directors (in reliance on the approval and recommendation from the Special Committee) recommends voting “FOR” Proposal No. 4 to approve the adoption of the Merger Agreement Proposal. For a description of the reasons considered by our Board in deciding to recommend adoption of the Merger Agreement, see the section entitled “Proposal No. 4—Approval of Agreement and Plan of Merger—Considerations of the Special Committee and the Board and Procedural Safeguards with respect to the Contemplated Transactions.”
Opinion of Lincoln International LLC
The Special Committee retained Lincoln International LLC, or Lincoln, as its financial advisor in connection with the proposed Merger and the Contemplated Transactions. In connection with this engagement, the Special Committee requested that Lincoln evaluate the fairness, from a financial point of view, to the holders of the Company’s common stock other than Parent, CPIF II-7 Limited, Merger Sub and their respective affiliates (such holders, the Public Stockholders) of the Merger Consideration to be received by such holders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company. On June 16, 2026, Lincoln rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 16, 2026, that, as of June 16, 2026 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Lincoln in preparing its opinion, the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company was fair, from a financial point of view, to such holders. A summary of Lincoln’s opinion is set forth below under the caption “Proposal No. 4—Approval of Agreement and Plan of Merger—Opinion of the Special Committee’s Financial Advisor.”
The full text of Lincoln’s written opinion, dated June 16, 2026, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Lincoln in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Lincoln’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Merger and Lincoln’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company. Lincoln’s opinion did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Merger or any other matter.
The full text of Lincoln’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Lincoln in preparing its opinion.
Certain Effects of the Merger
If the Merger Agreement Proposal is approved and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Midco, and the separate corporate existence of Merger Sub will cease. Midco will be the Surviving Corporation in the Merger and will continue its corporate existence as a Delaware corporation and wholly-owned subsidiary of Parent. Midco will continue to own 100% of the equity interests of Opco. Parent is affiliated with Celadon Partners, LLC, which controls Celadon Partners SPV 24, our largest stockholder, and CPIF II-7 Limited, the sole purchaser of the Notes. Celadon Partners, LLC, Celadon Partners SPV 24, CPIF II-7 Limited, Parent and their respective affiliates are referred to collectively herein as the Affiliated Entities.
If the Merger is completed, our stockholders will receive the CVRs and we will continue to develop (i) our program seeking a treatment for Rett Syndrome, or the Rett Syndrome program, utilizing the Company’s Regulator Dial technology and (ii) our platform of Regulator Dial-enabled armored tumor-infiltrating lymphocyte, or TIL, therapies designed to address key limitations associated with current TIL approaches, or the TIL program. Although we will no longer be developing SENTI-202 or our other programs following closing, we plan to continue advancing our Rett Syndrome and TIL programs with the goal of returning additional value to our stockholders. Notwithstanding this present expectation, our Board may use our resources for other purposes for the benefit of the Company and our stockholders, and in connection therewith may find it necessary or advisable to use our resources for different or presently non-contemplated purposes.
Effects on the Company if the Merger is Not Completed
If the Merger Agreement Proposal is not approved by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive the CVRs with respect to their shares of common stock and would not be entitled to receive their share of any Milestone Payment Amounts. Instead, we would remain an independent company and retain our programs, including SENTI-202. However, we have been and expect to continue to be capital constrained and our ability to develop SENTI-202 or any of our other programs, including the Rett Syndrome program and the TIL program, is uncertain.
Instead, the Company will remain an independent public company, and our shares of common stock will continue to be listed and traded on Nasdaq, so long as the Company continues to meet the applicable listing requirements. See “Proposal No. 4—Approval of Agreement and Plan of Merger—Certain Effects on the Company if the Merger is Not Completed” on page 33.
Timing of the Merger
The Merger Agreement provides that the closing of the Merger will be on the third business day after the satisfaction or, to the extent permitted by law, waiver by the party entitled thereto, of the conditions set forth in the Merger Agreement to be so satisfied or waived, or at such later date as the parties agree in writing. As of the date of this proxy statement, the parties expect to complete the Merger in the third quarter of 2026. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, and factors outside the control of the Company or Parent may delay the completion of the Merger or prevent it from being completed at all. There can be no assurances as to whether or when the Merger will be completed, or that it will be completed as currently proposed, or at any particular time.
Treatment of the Company’s Common Stock
Pursuant to the Merger Agreement, the Company’s Board of Directors, or the Special Committee thereof, shall approve, and Midco shall effect the issuance and distribution of, one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities) that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes.
Following Closing, our stockholders will continue to have ownership interests in our company and rights as our stockholders. Therefore, our current stockholders will continue to participate in our future earnings or growth, if any, and will benefit from appreciation in our value, if any, in addition to any contingent Milestone Payment Amounts that are paid pursuant to the CVR.
Treatment of Company Equity Awards
Stock Options
Immediately prior to the Closing Effective Time, each stock option of the Company, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested and exercisable, automatically and without any action on the part of the stock option holder. Prior to the Closing Effective Time, our Board (or the committee administering the applicable stock plan of the Company) will take all actions necessary to provide that the post-termination exercise period applicable to each stock option that remains outstanding immediately prior to the Closing Effective Time will be extended so that the stock option will remain exercisable until its original expiration date, notwithstanding any earlier termination of the holder’s employment or service with the Company or any subsidiary of the Company; provided that each such stock option will remain subject to earlier termination in accordance with the terms of the applicable stock plan of the Company. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such stock option pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such stock option and the CVR Agreement.
Restricted Stock Units
Immediately prior to the Closing Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested, automatically and without any action on the part of the RSU holder, and will thereafter remain subject to settlement in accordance with the terms and conditions of the applicable stock plan of the Company and the award agreement evidencing the Company RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date shall entitle such holder to receive, upon settlement of such RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock subject to such RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such RSU and the CVR Agreement.
Treatment of Outstanding Warrants
Each warrant to purchase shares of the Company’s common stock that is outstanding and unexercised as of immediately prior to the CVR record date (including warrants held by the Affiliated Entities) will entitle the warrant holder to receive, upon exercise of the warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such warrant and the CVR Agreement.
No Cash Payment for Common Stock in the Merger
The Merger Consideration will consist exclusively of the right to receive the Milestone Payment Amount. The right to receive the Merger Consideration shall be distributed by Midco to our equityholders in the form of CVRs. The CVRs represent only a contingent right to receive cash payments if and when one or more specified Milestones are achieved on or before the Milestone Expiration Date (the seventh anniversary of the date on which the closing of the Merger occurs). There is no guarantee that any Milestone will be achieved or that any payment will ever be made to holders of CVRs.
No cash will be paid to the Company or the holders of our common stock at the Closing Effective Time as consideration for the Merger.
No Solicitation; Alternative Proposals
The Merger Agreement restricts our ability to solicit, initiate or engage in discussions or negotiations with a third party (including by furnishing non-public information) regarding competing transactions and our ability to change or withdraw the company recommendation. We refer in this proxy statement to the following recommendation as the “company recommendation”: our Board (i) determining that the Merger Agreement, the CVR Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorizing and approving the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, and (iv) recommending that the holders of shares of the Company’s common stock adopt the Merger Agreement and directing that the Merger Agreement be submitted to the Company’s stockholders at the Annual Meeting for adoption.
Notwithstanding these restrictions, under circumstances specified in the Merger Agreement, our Board may respond to unsolicited bona fide written takeover proposals (as defined in the section entitled “The Merger Agreement—No Solicitation; Alternative Proposals”) and may terminate the Merger Agreement and enter into an agreement with respect to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation; Alternative Proposals”) or withdraw the company recommendation in favor of the Merger Agreement, subject to the payment by the Company of a $2,500,000 termination fee to Parent. See “The Merger Agreement—No Solicitation; Alternative Proposals.”

Change in Company Recommendation
Our Board recommends that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. Nevertheless, under circumstances specified in the Merger Agreement and prior to the adoption of the Merger Agreement by the Company’s stockholders, our Board may change the company recommendation or terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal if we receive an unsolicited bona fide written takeover proposal that our Board concludes, after consultation with outside legal and financial advisors, constitutes a superior proposal (taking into account any offers made by Parent to adjust the terms of the Merger Agreement) or if there has been an intervening event (as defined in the section entitled “The Merger Agreement—Change in Company Recommendation”) unrelated to a takeover proposal and, in any event, our Board, after consultation with outside legal advisors, determines that failure to take such action would be inconsistent with our directors’ fiduciary duties under applicable law.
Interests of Executive Officers and Directors of the Company in the Merger
When considering the recommendation by our Board (in reliance on the approval and recommendation of the Special Committee) in favor of the Merger Agreement and the Merger, you should be aware that our directors and executive officers have interests in the Merger that are different from, or in addition to, yours, including the following:
•
accelerated vesting of and payments in connection with stock options and RSUs, as described in the section entitled “Proposal No. 4—Approval of Agreement and Plan of Merger—Interests of Executive Officers and Directors of the Company in the Merger—Payments to Executive Officers in Respect of Equity Awards; Equity Awards Held by Directors and Executive Officers;”

•
the entitlement of certain of our executive officers to receive payments and benefits under their respective executive employment agreements prior to the Closing Effective Time, as described in the section entitled “Proposal No. 4—Approval of Agreement and Plan of Merger—Interests of Executive Officers and Directors of the Company in the Merger—Employment Agreements and Amendments;” and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Parent and Opco.
If the proposal to adopt the Merger Agreement is approved by our stockholders and the Merger closes, any shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all of our other equityholders entitled to receive Merger Consideration. See “Proposal No. 4—Approval of Agreement and Plan of Merger—Interests of Executive Officers and Directors of the Company in the Merger.”
The Special Committee, consisting solely of independent and disinterested directors of our Board, was aware of these interests and considered the interests described below, among other matters, in evaluating, approving and recommending that our Board approve the Merger Agreement and the Contemplated Transactions, including the Merger. Further, our Board considered these interests in approving the Merger Agreement and the Contemplated Transactions, including the Merger.
Material U.S. Federal Income Tax Consequences Related to the CVRs and Milestone Payments
Consequences of the Distribution
Following the Merger, the Company’s right to receive the Milestone Payment Amounts, or the Merger Consideration, will be distributed by Midco to U.S. holders in the form of CVRs (such distribution, the Distribution). The Distribution will be treated as a distribution to the U.S. holders with respect to the U.S. holder’s shares in an amount equal to the fair market value of the CVRs as of the date of the Distribution. Such Distribution will be treated as a dividend to the extent of the U.S. holder’s allocable portion of the Company’s current and accumulated earnings and profits, as determined by U.S. federal income tax principles. The amount of any distribution in excess of the U.S. holder’s allocable portion of the Company’s current and accumulated earnings and profits would be treated as a return of capital to the extent, generally, of the U.S. holder’s basis in its shares, and any remainder will be treated as capital gain. Any such gain generally will be long-term capital gain if the U.S. holder’s holding period for the shares exceeds one year as of the date the Distribution occurs for U.S. federal income tax purposes.

Consequences of the Receipt of Milestone Payment Amounts
The character of any gain, income or loss recognized by a U.S. holder with respect to receipt of Milestone Payment Amounts (if any) is uncertain. Such Milestone Payment Amounts may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. We intend to treat Milestone Payment Amounts paid (if any) pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs (except to the extent of any imputed interest, as described below), and except as otherwise indicated, the remainder of this summary assumes such treatment. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or Milestone Payment Amounts paid with respect to the CVRs (if any) could differ materially from those summarized below (including, potentially, a portion or all of payments made (if any) with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling from the IRS has been or will be sought regarding the tax treatment of the CVRs.
A U.S. holder is expected to recognize gain equal to the difference between any Milestone Payment Amounts paid with respect to a CVR (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the applicable CVR or, if the CVR expires without the Milestones being achieved, loss equal to the U.S. holder’s adjusted tax basis in the applicable CVR. A U.S. holder’s adjusted basis in a CVR generally will equal the CVR’s fair market value (determined as of the Effective Time). Any gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the applicable CVR (or possibly the shares of our common stock in respect of which such CVR was received) for more than one year at the time of such payment or expiry. The deductibility of capital losses is subject to limitations.
A more complete description of the U.S. federal income tax consequences of the distribution of the CVRs and receipt of Milestone Payments Amounts following the Merger is provided under “Proposal No. 4—Approval of Agreement and Plan of Merger—Material U.S. Federal Income Tax Consequences of the Distribution of the Contingent Value Rights and Receipt of Milestone Payment Amounts (If Any),” beginning on page 61.
Company stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction.
Regulatory Approvals
The parties have determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act, or the HSR Act, is not required for the consummation of the Merger and the transactions contemplated by the Merger Agreement.
Although the Company and Parent believe that review under the HSR Act is not required, one or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation or may seek to restrain or enjoin the Merger. Third parties may also seek to litigate to enjoin the Merger. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals (to the extent applicable), or whether any such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Additional Funding
No later than 21 days from the date of the Merger Agreement (unless Parent and the Company mutually agree in writing to a later date), Parent or an affiliate of Parent is required to fund and purchase additional notes, or the Additional Notes, in accordance with the terms of the Securities Purchase Agreement, dated April 27, 2026, by and among the Company, Midco, Opco, and CPIF II-7 Limited, or the Securities Purchase Agreement, in an amount equal to $6,000,000, or the Additional Funding Amount. Parent has the right, in its sole discretion, to first direct the Company to sell shares of the Company’s common stock pursuant to the Company’s existing at-the-market offering facility with Leerink Partners LLC, or the ATM Facility, and the Company is required to use its commercially reasonable efforts, subject to applicable law, to effect such sales in accordance with the terms of the ATM Facility; provided that the amount, timing and pricing of any such sales shall be determined by Parent following consultation with the Company. The net proceeds of sales under the ATM Facility shall reduce Parent’s commitment to the Additional Funding Amount on a dollar-for-dollar basis. Any sales under the ATM Facility at a price per share less than $0.6261 per share will trigger anti-dilution adjustments to the conversion or exchange price under the Notes.

Pursuant to the Merger Agreement, from and after the closing of the Merger, the Company and Parent have agreed to use commercially reasonable efforts to maintain the listing of the Company’s common stock on The Nasdaq Capital Market. In the case of the Company, this obligation is contingent on the Company’s receipt of sufficient capital funding for such efforts.
Financing of the Merger
Consummation of the Merger is not subject to any financing condition.
Conditions to Completion of the Merger
The conditions to each party’s obligations to complete the Merger include the following:
•
no governmental entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any law, judgment or other legal restraint (in each case, whether temporary, preliminary or permanent in nature) prohibiting the consummation of the Merger that is still in effect (any such law or a judgment, a legal restraint);

•	certain specified regulatory consents, if required, shall have been obtained; and
•	the adoption of the Merger Agreement by our stockholders shall have occurred.
For more information about the conditions to completion of the Merger, see “The Merger Agreement—Conditions to Completion of the Merger.”
Termination
In general, the Merger Agreement may be terminated at any time prior to the Closing Effective Time, whether before or after approval of the proposal to adopt the Merger Agreement by our stockholders (except as otherwise expressly noted), in the following ways:
•	by mutual written consent of Parent and the Company;
•	by either Parent or Company if:
•
the Merger has not been consummated on or before December 31, 2026 (as it may be extended as provided in this bullet point, the outside date); provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose material breach of the Merger Agreement has been a principal cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date;

•
any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the Merger is in effect and has become final and non-appealable; provided that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party hereto if such legal restraint is primarily due to such party’s failure to comply in all material respects with its obligations to obtain antitrust clearances in respect of any such legal restraint; or

•	our stockholders do not approve the Merger Agreement Proposal at the Annual Meeting;
•	by Parent if:
•
the Company, Midco or Opco breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform individually or in the aggregate would result in the failure of any of a condition to the obligation of Parent to consummate the Merger to be satisfied and cannot be or, if capable of being cured, has not been cured prior to the earlier of (x) 20 days after the giving of written notice to the Company of such breach or failure to perform and (y) the outside date; provided that Parent and Merger Sub are not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement;

•
prior to our stockholders adopting the Merger Agreement, if: (i) an adverse recommendation change has occurred, (ii) after any takeover proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), our Board fails to publicly affirm the company recommendation within ten business days after a request by Parent to do so (subject to certain limitations); provided, that Parent may only make such request twice with respect to each takeover proposal or material modification thereof or (iii) our Board or the Company intentionally and materially breaches its non-solicitation or related obligations under the Merger Agreement;
•	by the Company if:
•
Parent or Merger Sub breaches any of their representations or warranties or fails to perform any of their covenants or obligations contained in the Merger Agreement, which breach or failure to perform (i) had or would reasonably be expected to, individually or in the aggregate, have a material adverse effect with respect to Parent and (ii) has not been cured prior to the earlier of (x) 20 days after the giving of written notice to Parent or Merger Sub of such breach or failure to perform and (y) the outside date (provided that the Company is not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement);

•
prior to our stockholders adopting the Merger Agreement, (i) in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for a superior proposal in accordance with the Merger Agreement, (ii) if our Board has materially complied with its obligations under the non-solicitation obligations of the Merger Agreement in respect of such superior proposal and (iii) if the Company has paid, or simultaneously with the termination of the Merger Agreement pay, the termination fee due pursuant to the Merger Agreement; or

•	if Parent or an affiliate of Parent has failed to fund and purchase the Additional Notes in accordance with the Merger Agreement within the time period required therein.
Following termination of the Merger Agreement under specified circumstances generally relating to a competing transaction, the Company may be required to pay Parent a termination fee of $2,500,000. See “The Merger Agreement—Termination Fees.”
Employee Matters
The Merger Agreement provides for the following treatment with respect to those employees of the Company who continue to be employed by Opco after the Closing Effective Time, whom we refer to as the “continuing employees”:
•
from the Closing Effective Time through the first anniversary of the Closing Effective Time, continuing employees will receive: (i) base salaries or wage rates and target annual cash incentive opportunity, in each case no less favorable than such continuing employee’s base salary or wage rate and target annual cash incentive opportunity as of immediately prior to the Closing Effective Time and (ii) retirement and health and welfare benefits that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the Closing Effective Time or, at Parent’s election if greater, the employee benefits provided to similarly situated new hire employees of Parent;

•
Parent will use commercially reasonable efforts to recognize the service of each continuing employee as if such service had been performed with Parent for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation and paid time off under Parent’s employee benefit plans made available to continuing employees, to the extent the same service was recognized by the Company prior to the Closing Effective Time and not in any case where credit would result in duplication of benefits or application to a frozen plan or arrangement or in the case of vesting of equity or equity-based incentive compensation or benefits;

•
from and after the Closing Effective Time, Parent will, or will cause Opco or an affiliate to honor in accordance with their terms, all severance arrangements between the Company or the Company subsidiaries, on the one hand, and the employees, on the other hand; and

•
Parent will, within three months following the Closing Effective Time, establish an equity incentive pool equal in an amount and on terms that are customary for a company of this size and type, which will be reserved for issuance to company employees. The allocation of awards among company employees will be determined by the Company.

See “The Merger Agreement—Employee Matters” on page 80.

Market Prices and Dividend Data
Our common stock is listed on the Nasdaq Capital Market, under the symbol “SNTI”. The closing sale price of our common stock on July 14, 2026, which was the last trading day before the Merger was publicly announced, was $0.9675 per share. On [ ], 2026, the most recent practicable date before the filing of this proxy statement, the closing price of our common stock was $[ ] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.
Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, we may not declare or pay any cash dividends to our stockholders without the written consent of Parent. We have never declared or paid any dividends on our capital stock. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition.
No Appraisal or Dissenters’ Rights
Appraisal or dissenter’s rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Merger and we will not independently provide our stockholders with any such rights.

RISK FACTORS
Risks Related to the Transaction
The announcement and pendency of the Contemplated Transactions, whether or not consummated, may adversely affect our business.
The announcement and pendency of the Contemplated Transactions, whether or not consummated, may adversely affect the trading price of our common stock, our business or our relationships with third parties, such as contract manufacturing organizations, suppliers and employees. In addition, pending the completion of the Contemplated Transactions, we may be unable to attract and retain key personnel and the focus and attention of our management and employee resources may be diverted from operational matters during the pendency of the Contemplated Transactions.
We cannot be sure if or when the Contemplated Transactions will be completed.
The closing of the Contemplated Transactions is subject to the satisfaction or waiver of various conditions, including the Stockholder Approval and the Majority of the Minority Approval. The closing conditions set forth in the Merger Agreement may not be satisfied. If we are unable to satisfy the closing conditions in Parent’s favor or if other mutual closing conditions are not satisfied, Parent will not be obligated to consummate the Contemplated Transactions. In the event that the Contemplated Transactions are not completed, the announcement of the termination of the Merger Agreement may adversely affect the trading price of our common stock, our business and operations or our relationships with third parties, such as contract manufacturing organizations, suppliers and employees. Any delay in completing the Contemplated Transactions may significantly reduce the benefits that the Company expects to achieve if it successfully completes the Contemplated Transactions within the expected timeframe.
In addition, if the Contemplated Transactions are not completed, the Board (or the Special Committee), in discharging its fiduciary obligations to our stockholders, may evaluate other strategic alternatives that may be available, which alternatives may not be as favorable to the Company and our stockholders as the Contemplated Transactions. Moreover, we may be unable to find another potential buyer or to raise capital from another source on a timely basis, which could result in our inability to continue our business and the liquidation and winding down of the Company and its business.
The Merger Agreement limits our ability to pursue alternatives to the Contemplated Transactions.
The Merger Agreement restricts our ability to solicit, initiate or engage in discussions or negotiations with a third party (including by furnishing non-public information) regarding competing transactions and our ability to change or withdraw the Company Recommendation. As a result of these provisions, it is more difficult for us to engage in another type of acquisition transaction with a party other than Parent, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by Parent. These provisions could also discourage a third party that might have an interest in acquiring all of, or substantially all of, our assets or our common stock from considering or proposing such an acquisition.
Our stockholders cannot be assured that they will receive any cash proceeds as a result of the Contemplated Transactions.
The Merger Consideration consists solely of the right to receive the Milestone Payment Amount, which right shall be subsequently distributed to the Company’s stockholders in the form of CVRs. Pursuant to the CVR Agreement, cash will be paid with respect to these CVRs only to the extent that the Milestones specified by the CVR Agreement are achieved before the Milestone Expiration Date. Pursuant to the Merger Agreement, Parent has agreed to use, and cause its affiliates and licensees to use, diligent efforts (as defined in the Merger Agreement) to achieve each Milestone, and neither Parent nor any of its affiliates or its (or their) licensees shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of any Milestone or the payment of any Milestone Payment Amount. Even assuming Parent’s compliance with this obligation, the Company cannot guarantee its stockholders that any Milestone will be achieved before the Milestone Expiration Date because the achievement of each Milestone is not solely within the control of either the Company or Parent. As a result, our stockholders may not receive any cash as a result of the Contemplated Transactions.
We have incurred and expect to continue to incur significant expenses in connection with the Contemplated Transactions, regardless of whether the Contemplated Transactions are consummated.
We have incurred and expect to continue to incur significant expenses related to the Contemplated Transactions. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Contemplated Transactions are consummated.

The opinion obtained by the Special Committee from its financial advisor does not and will not reflect changes in circumstances subsequent to the date of such opinion.
On June 16, 2026, Lincoln rendered its oral opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Lincoln’s written opinion addressed to the Special Committee dated the same date) as to, as of June 16, 2026, the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company.
Although the Company believes there have been no material changes in the matters and conditions considered by Lincoln in rendering its fairness opinion and no material changes are anticipated to occur prior to the Annual Meeting, changes in the operations and prospects of the Company, general market and economic conditions and other factors that may be beyond the control of the Company, and on which the opinion was based, may alter the value of assets by the time the Contemplated Transactions are completed, if ever. The opinion rendered by Lincoln does not speak to the time when the Contemplated Transactions will be completed, if ever. For a more complete description of the opinion rendered by Lincoln, see “Proposal No. 4—Approval of Agreement and Plan of Merger—Opinion of the Special Committee’s Financial Advisor” and the full text of the opinion contained in Annex C to this Proxy Statement.
Our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally.
Our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. Our directors and executive officers collectively hold stock options and restricted stock unit awards, and pursuant to the Merger Agreement, the vesting of such equity awards will be accelerated. In addition, pursuant to existing agreements and plans, our executive officers may continue to be employed by Opco and are eligible for certain severance benefits. Our executive officers and directors are also entitled to certain indemnification benefits pursuant to the Merger Agreement. For more information, see the section entitled, “Proposal No. 4—Approval of Agreement and Plan of Merger—Interests of Executive Officers and Directors of the Company in the Merger.
Risks Related to Our Future Operations
Following the Merger, we will not have any clinical product candidates and will instead have focus on certain research and development programs, which may negatively impact the value of our common stock.
If the Merger is completed, we will no longer be developing SENTI-202 or any of our other programs, other than (i) our program seeking a treatment for Rett Syndrome, or the Rett Syndrome program, utilizing the Company’s Regulator Dial technology and (ii) our platform of Regulator Dial-enabled armored tumor-infiltrating lymphocyte, or TIL, therapies designed to address key limitations associated with current TIL approaches, or the TIL program. Following closing, we plan to continue advancing our Rett Syndrome and TIL programs with the goal of returning value to our stockholders. Notwithstanding this present expectation, our Board may use our resources for other purposes for the benefit of the Company and our stockholders, and in connection therewith may find it necessary or advisable to use our resources for different or presently non-contemplated purposes.
Our Rett Syndrome and TIL programs are each at an early stage of development, and there can be no assurance that either program will yield a clinical product candidate that will receive FDA approval in the future or that it will attract interest from third-party collaborators. Therefore, the value of our common stock after the Merger may be materially and adversely affected by the fact that our Rett Syndrome and TIL programs are expected to be our only programs following the Merger.
Our ability to successfully operate our business following the Merger will depend on our ability to obtain substantial capital, and such capital may not be available on acceptable terms, or at all.
The successful operation of our business following the Merger will require substantial capital. Our cash resources following the Merger will not be sufficient to fund our strategy, operations or liquidity needs, and we may require additional debt or equity financing sooner than we currently expect. We expect to continue to incur significant cash needs, including for personnel costs, public company costs, professional fees, transaction expenses, working capital, debt service and the costs of advancing our Rett Syndrome and TIL programs. Our cash resources may be exhausted more quickly than we expect, and we may run out of cash before we are able to secure additional financing.
Capital markets conditions, trading volatility in our common stock, our financial condition, investor sentiment regarding our Rett Syndrome and TIL programs and other factors may make it difficult or impossible for us to obtain additional capital on terms that are acceptable to us, or at all. If financing is unavailable or available only on unfavorable terms, we may be forced to curtail operations, issue additional equity that is highly dilutive, incur restrictive indebtedness, drastically reduce expenses, cease operations, declare bankruptcy, or pursue other strategic alternatives. If we are unable to raise capital when needed, we may run out of cash. Any of these outcomes could materially adversely affect our business and stockholders.
Our ability to maintain the listing of our common stock on Nasdaq following the Merger is highly uncertain, and if we are unable to satisfy Nasdaq’s continued listing requirements, our common stock could be delisted.
Following the Merger, our business, operations, financial condition, market capitalization, stockholders’ equity and trading characteristics will change materially. As a result, we may have difficulty continuing to satisfy Nasdaq’s continued listing standards, including standards relating to minimum stockholders’ equity, market value, bid price, publicly held shares, round-lot holders, corporate governance and other qualitative and quantitative requirements. In addition, after the Merger, investors may view us as an operating company with limited assets or operations pending implementation of our new business plan, which could adversely affect trading in our common stock and our ability to satisfy applicable listing standards. This risk may be heightened because, after the Merger, we will be viewed as a company with limited operating history, extremely limited capital and uncertain prospects. If Nasdaq determines that we no longer meet one or more of its continued listing requirements, our common stock could be delisted. A delisting would likely adversely affect the liquidity and market price of our common stock, reduce our access to the capital markets, impair our ability to raise additional financing, decrease analyst coverage and investor interest, and make it more difficult for stockholders to sell their common stock. Any such consequences could materially and adversely affect the value of an investment in our common stock.
Public company costs may consume a disproportionate amount of our remaining resources.
Following the Merger, we expect to continue to incur substantial costs associated with being a public company, including costs relating to SEC reporting, Nasdaq compliance, legal and accounting services, audit requirements, internal controls, investor relations, directors’ and officers’ insurance, corporate governance, stockholder communications and other administrative and compliance functions. If our continuing operating business remains limited, these costs may represent a disproportionate burden on our liquidity and financial resources. As a result, a significant portion of our available capital may be consumed by public company obligations rather than by investment in the advancement of our Rett Syndrome and TIL programs. If public company costs are greater than expected, or if our remaining resources are less than expected, our ability to execute our strategy, remain listed on Nasdaq, maintain operations and create stockholder value could be materially adversely affected.
We may be subject to securities litigation, which is expensive and could divert our attention.
We may be subject to securities litigation in connection with the Contemplated Transactions, including possible regulatory action or class action lawsuits. Litigation is frequently initiated in connection with merger and acquisition transactions, particularly those involving insiders. Regulatory inquiries and litigation are complex and could result in substantial costs, divert our management’s attention and resources, and harm our business, financial condition and results of operations.

SENTI BIOSCIENCES HOLDINGS, INC.
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
Why are you holding a virtual Annual Meeting?
We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. This format allows stockholders to participate fully from any location, without the cost of travel.
How do I attend and participate in the Annual Meeting online?
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/SNTI2026 and use their control number provided in the proxy card to preregister to this website, and beneficial owners of shares held in street name will need to follow the same instructions. Registration will open 15 minutes prior to the meeting.
The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time.
Stockholders will also have the opportunity to submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SNTI2026. Stockholders may submit questions during the Annual Meeting using the “Ask a Question” field on the virtual meeting website. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/SNTI2026 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
There will be a support number available on the login page of the virtual meeting 15 minutes before the meeting begins for any stockholders having technical difficulties. The technical support line will not be able to provide control numbers, but will be able to assist with any technical issues.
When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?
On or about [   ], 2026, we will mail our proxy materials, including the Notice, this Proxy Statement, our 2025 Annual Report and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, to stockholders. You will need the 16-digit control number included on the proxy card to access these materials.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on July 23, 2026.
How many votes can be cast by all stockholders?
There were [   ] shares of our common stock, par value $0.0001 per share, outstanding on July 23, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. None of our shares of preferred stock were outstanding as of July 23, 2026.

Who is entitled to vote?
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote on your own behalf at our virtual Annual Meeting. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend our virtual Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock on your own behalf at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Note you should also be receiving a voting instruction form for you to use from your broker. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•
By QR Code. You may vote using your mobile device to scan the QR code on your proxy card. Votes submitted by scanning your QR code must be received no later than 11:59 p.m. Eastern Time the day before the meeting date.

•
During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/SNTI2026. You will need the control number included on the Notice, the proxy card or the voting instruction form. If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote virtually at the Annual Meeting.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. You will need the control number included on your proxy card.

•
By Mail. You may vote by completing and mailing your proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Services, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received by 11:59 p.m. Eastern Time on August 17, 2026.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
By Proxy
If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.
If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy by (1) entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or via telephone, (2) attending and voting at the Annual Meeting online (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Amended and Restated Bylaws, or bylaws, provide that the holders of a majority in voting power of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. There were [   ] shares of our common stock outstanding and entitled to vote on the record date. Therefore, a quorum will be present if [   ] shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.
Under the Delaware General Corporation Law, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our certificate of incorporation or by our bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks, and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker “non-vote” occurs when a broker, bank, or other agent has not received instructions from the beneficial owner of the shares and the broker, bank, or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposal Nos. 1, 3, 4, 5 and 6 are considered to be “non-routine” under New York Stock Exchange Rules such that your broker, bank, or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal No. 2 is considered to be “routine” under New York Stock Exchange rules, and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal No. 2.

Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors. In other words, the three directors nominated via Proposal No. 1 who receive the most votes cast and entitled to vote on the proposal will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.
Proposal No. 2, relating to ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 3, relating to approval of the issuance of more than 19.99% of our outstanding common stock upon exchange of the Notes (as defined below), requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 4, relating to approval of the Merger Agreement (as defined below), requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of our common stock entitled to vote on this proposal at the Annual Meeting, which approval we refer to as the Stockholder Approval, and (ii) the holders of a majority of the votes cast by holders of shares of our common stock other than shares beneficially owned by Parent (as defined below), Merger Sub (as defined below) or any of their respective affiliates, or with respect to which any of the foregoing has the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting, which approval we refer to as the Majority of the Minority Approval. With respect to the Stockholder Approval, because approval is based on a majority of outstanding shares, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal. With respect to the Majority of the Minority Approval, because approval is based on a majority of votes cast, abstentions and broker non-votes will have no effect on the outcome of that vote.
Proposal No. 5, relating to amendments to our certificate of incorporation to effect a reverse stock split, subject to the discretion of our Board’s discretion, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal No. 6, relating to approval to permit adjournment of the Annual Meeting, requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Proposal	Voting Options	Board of Directors Recommends	Vote Required	Effect of Withhold or Abstentions	Routine or Non-Routine Matters? Effect of Broker Non- Votes
Proposal No. 1: Election of Directors	FOR WITHHOLD	FOR each nominee	Plurality of votes cast.	No effect.	This is not a routine matter. Broker non-votes, if any, will have no effect in determining the outcome of the proposal.
Proposal No. 2: Approval of the Ratification of appointment of KPMG	FOR AGAINST ABSTAIN	FOR	Affirmative vote of majority of votes cast.	No effect.	This is a routine matter. Broker non-votes, if any, will have no effect in determining the outcome of the proposal.
Proposal No. 3: Approval of issuance of common stock upon exchange of certain convertible notes of Midco	FOR AGAINST ABSTAIN	FOR	Affirmative vote of majority of votes cast.	No effect.	This is not a routine matter. Broker non-votes, if any, will have no effect in determining the outcome of the proposal.

Proposal	Voting Options	Board of Directors Recommends	Vote Required	Effect of Withhold or Abstentions	Routine or Non-Routine Matters? Effect of Broker Non- Votes
Proposal No. 4: Approval of Agreement and Plan of Merger and the Contemplated Transactions	FOR AGAINST ABSTAIN	FOR	Affirmative vote of majority of votes entitled to vote.	Abstentions, if any, will have the same effect as a vote “AGAINST” the proposal.
This is not a routine matter. With respect to the Stockholder Approval, broker non-votes, if any, will have the same effect as a vote “AGAINST” the proposal. With respect to the Majority of the Minority Approval, broker non-votes, if any, will have no effect in determining the outcome of the proposal.

Proposal No. 5: Approval of amendments of our certificate of incorporation to effect a reverse stock split within the ratio range of 1-for-20 to 1-for-50	FOR AGAINST ABSTAIN	FOR	Affirmative vote of majority of votes cast.	No effect.	This is not a routine matter. Broker non-votes, if any, will have no effect in determining the outcome of the proposal.
Proposal No. 6: Approval to permit adjournment of Annual Meeting	FOR AGAINST ABSTAIN	FOR	Affirmative vote of majority of votes cast.	No effect.	This is not a routine matter. Broker non-votes, if any, will have no effect in determining the outcome of the proposal.

Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. We have hired D.F. King to assist in the proxy solicitation process. We have agreed to pay approximately $10,000 for proxy solicitation services exclusive of related disbursements and travel expenses (in each case, if any).
How may stockholders submit matters for consideration at an Annual Meeting?
Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2027 annual meeting of stockholders. Such stockholder proposals intended to be included in the proxy statement for the next annual meeting of our stockholders in 2027 must also satisfy the requirements of SEC Rule 14a-8 under the Exchange Act, and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our corporate secretary at our principal executive offices, received no later than [   ], 2027, in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2027 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after [   ], 2027.
Our bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices no earlier than April 20, 2027 and no later than May 20, 2027.

In addition, to satisfy the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and such a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. Stockholder proposals and the required notice should be addressed to Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposal via email to: investors@sentibio.com.
How can I find out the results of the voting at the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who is the Company, DYNS and Legacy Senti?
Unless the context otherwise requires, we, us, our, the Company and Senti refer to Senti Biosciences Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the Board of Directors, or the Board, refer to the board of directors of Senti Biosciences Holdings, Inc.
On June 8, 2022, or the Closing Date, Dynamics Special Purpose Corp., a Delaware corporation, or DYNS, consummated a business combination pursuant to the terms of the Business Combination Agreement, dated December 19, 2021, as amended February 12, 2022 and May 19, 2022, or the Business Combination Agreement, by and among DYNS, Explore Merger Sub, Inc., a Delaware corporation, or the Merger Sub and Senti Sub I, Inc., or formerly Senti Biosciences, Inc., or Legacy Senti, a Delaware corporation.
Pursuant to the Business Combination Agreement, on the Closing Date, Merger Sub merged with and into Legacy Senti with Legacy Senti surviving as a wholly-owned subsidiary of DYNS, and DYNS changed its name to Senti Biosciences, Inc. i.e., the Closing. We refer to this transaction as the Business Combination.
On April 24, 2026, Senti Biosciences, Inc., or Opco, implemented a reorganization pursuant to an Agreement and Plan of Merger, or the Reorganization Merger Agreement, dated as of April 24, 2026, among Opco, Senti Biosciences Holdings, Inc., a Delaware corporation and Senti Biosciences Merger Sub, Inc., or Reorg Merger Sub, a Delaware corporation and direct, wholly owned subsidiary of Senti Holdings, Inc., or Midco, a Delaware corporation and direct, wholly owned subsidiary of Senti Biosciences Holdings, Inc. Pursuant to the terms of the Reorganization Merger Agreement, Reorg Merger Sub merged with and into Opco, with Opco continuing as the surviving corporation and a wholly owned subsidiary of Midco, which is a wholly owned subsidiary of Senti Biosciences Holdings, Inc. (such transaction, the Reorganization). Following the Reorganization, Senti Biosciences Holdings, Inc. became the successor issuer to Senti Biosciences, Inc. Any reference to “the Company”, “we”, “us”, or “our” in this proxy statement refers to Senti Biosciences Holdings, Inc., as successor issuer to Senti Biosciences, Inc.
What is the proposed Merger and what effects will it have on the Company?
The proposed Merger is the acquisition of the Company by Celadon Partners SPV 35 Limited, or Parent, pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by the holders of our common stock and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into Midco, with Midco continuing as the Surviving Corporation. As a result of the Merger, Midco will become a wholly owned subsidiary of Parent.
If the Merger is completed, our stockholders will receive the CVRs and we will continue to develop (i) our program seeking a treatment for Rett Syndrome, or the Rett Syndrome program, utilizing the Company’s Regulator Dial technology and (ii) our platform of Regulator Dial-enabled armored tumor-infiltrating lymphocyte, or TIL, therapies designed to address key limitations associated with current TIL approaches, or the TIL program. Although we will no longer be developing SENTI-202 or our other programs following closing, we plan to continue advancing our Rett Syndrome and TIL programs with the goal of returning additional value to our stockholders. Notwithstanding this present expectation, our Board may use our resources for other purposes for the benefit of the Company and our stockholders, and in connection therewith may find it necessary or advisable to use our resources for different or presently non-contemplated purposes. We currently expect our common stock to continue to be registered under the Exchange Act and quoted on the Nasdaq Capital Market under the symbol “SNTI” so long as we continue to meet the applicable listing requirements.
What happens if the Merger is not completed?
If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any CVRs with respect to their shares of common stock. Instead, we would remain an independent company and retain our programs, including SENTI-202. However, we have been and expect to continue to be capital constrained and our ability to continue to develop SENTI-202 or any of our other programs, including the Rett Syndrome program and the TIL program, is uncertain.
Under specified circumstances, upon or following the termination of the Merger Agreement, we may be required to pay Parent a termination fee, as described under “The Merger Agreement—Termination Fees” beginning on page 84.
What will I receive if the Merger is completed?
Upon completion of the Merger, you will be entitled to receive Contingent Value Rights, or CVRs, with respect to your shares of common stock held as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes. The CVR will entitle you to receive your share of any contingent cash payments, or the Milestone Payment Amounts, if the applicable milestones are achieved, as described in the CVR Agreement. In addition, you will retain your interest in our common stock, allowing you to benefit from potential increases in our future earnings, growth or value, including from our development of the Rett Syndrome program and the TIL program.
What is a CVR and how does it work?
While no guarantee can be given that any proceeds will be received, each CVR will represent the right to receive the Milestone Payment Amounts upon the achievement by the seventh anniversary of the Merger closing date of certain milestones set forth in the CVR Agreement, as further described in the section captioned “The Contingent Value Rights Agreement—Milestone Payments,” beginning on page 86.
Is it possible that I will receive more than one payment under the CVR?
Yes. Each CVR represents the right to receive a pro rata portion of each of the Milestone Payment Amounts upon the achievement of each of three Milestones, as further described in the section captioned “The Contingent Value Rights Agreement—Milestone Payments,” beginning on page 86.
Is it possible that I will not receive any payment under the CVR?
Yes. There can be no assurance that any of the Milestones will be achieved, and that the resulting payments will be required of Midco.
Can I transfer my CVR?
The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Midco or in any constituent company to the Merger.
What will the holders of the Company’s stock options, RSUs and warrants receive in the Merger?
Stock Options. Immediately prior to the Closing Effective Time, each stock option of the Company, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested and exercisable, automatically and without any action on the part of the stock option holder. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date will entitle the holder to receive, upon exercise of the stock option pursuant to the stock option terms, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of the stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of the stock option and the CVR Agreement.
Restricted Stock Units. Immediately prior to the Closing Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested, automatically and without any action on the part of the RSU holder, and will thereafter remain subject to settlement in accordance with the terms and conditions of the applicable stock plan of the Company and the award agreement evidencing the Company RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date will entitle the holder to receive, upon settlement of the RSU pursuant to the RSU terms, a number of CVRs equal to the number of shares of the Company’s common stock subject to the RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of the RSU and the CVR Agreement.
Warrants. Each warrant to purchase shares of the Company’s common stock that is outstanding and unexercised as of immediately prior to the CVR record date will entitle the warrant holder to receive, upon exercise of the warrant pursuant to the warrant terms, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of the warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of the warrant and the CVR Agreement.
When do you expect the Merger to be completed?
We are working toward completing the Merger as soon as possible, and currently expect to consummate the Merger during the third quarter of 2026. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption of the Merger Agreement by our stockholders and the receipt of certain regulatory approvals, that are out of our control and which may delay the completion of the Merger or prevent it from being completed at all. See “The Merger Agreement—When the Merger Becomes Effective” and “The Merger Agreement—Conditions to Completion of the Merger.”
Am I entitled to appraisal or dissenters’ rights under Delaware law?
Appraisal or dissenter’s rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Merger and we will not independently provide our stockholders with any such rights.
Will I be subject to U.S. federal income tax upon the distribution of the Contingent Value Rights and Receipt of Milestone Payment Amounts, following the Merger?
If you are a U.S. holder (as defined under “Proposal No. 4—Approval of Agreement and Plan of Merger—Material U.S. Federal Income Tax Consequences of the Distribution of the Contingent Value Rights and Receipt of Milestone Payment Amounts (If Any),” beginning on page 61), you may be subject to tax on the distribution of the CVRs and the receipt of Milestone Payment Amounts (if any). The character of the Distribution, as well as the character of any gain, income or loss that a U.S. holder will recognize as a result of the receipt of the Milestone Payment Amounts, is uncertain. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Distribution of the CVRs and receipt of Milestone Payment Amounts (if any) in light of your own particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction. A more complete description of the U.S. federal income tax consequences of the distribution of the CVRs and receipt of Milestone Payments Amounts following the Merger is provided under “Proposal No. 4—Approval of Agreement and Plan of Merger— Material U.S. Federal Income Tax Consequences of the Distribution of the Contingent Value Rights and Receipt of Milestone Payment Amounts (If Any),” beginning on page 61.
What happens if I sell my shares of the Company’s common stock before completion of the Merger?
In order to receive the CVRs, you must hold your shares of our common stock through the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes. Consequently, if you transfer your shares of our common stock before the CVR record date, you will have transferred your right to receive the CVRs or the corresponding Milestone Payment Amounts (if any).
The record date for stockholders entitled to vote at the Annual Meeting is earlier than the consummation of the Merger. If you transfer your shares of our common stock after the record date but before the closing of the Merger, you will have the right to vote at the Annual Meeting but not the right to receive the CVRs or the corresponding Milestone Payment Amounts (if any).

PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS
Our Board of Directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•	the Class I directors are Timothy Lu, M.D., Ph.D., Edward Mathers and Frances D. Schulz, and their terms will expire at the Annual Meeting;
•	the Class II directors are Donald Tang and Bryan Baum, and their term will expire at the annual meeting of stockholders to be held in 2027; and
•	the Class III directors are Brenda Cooperstone, M.D., James (Jim) Collins, Ph.D., and Feng Hsiung and their terms will expire at the 2028 annual meeting of stockholders.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Our certificate of incorporation also provides that our directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors, and that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum.
Our Board of Directors has nominated each of Timothy Lu, M.D., Ph.D., Edward Mathers and Frances D. Schulz for election as a Class I director at the Annual Meeting. Each of the nominees are currently directors, and each has indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board of Directors.
Nominees for Election as Class I Director
The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and age as of May 30, 2026.

Name	Positions and Offices Held with Senti Biosciences Holdings, Inc.	Director Since	Age
Timothy Lu, M.D., Ph.D.	CEO and Director	2016	45
Edward Mathers(1)(2)(3)	Director	2016	66
Frances D. Schulz(1)	Director	2025	63

(1)	Member of the Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.
Vote Required and Board of Directors’ Recommendation
The three (3) nominees for Class I director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board of Directors may designate.
The proposal for the election of directors relates solely to the election of Class I directors nominated by our Board of Directors.

Timothy Lu, M.D., Ph.D. has served as a member of our Board of Directors since June 2016, our Chief Executive Officer since July 2016, and is one of our co-founders. Dr. Lu served as our President from February 2018 until May 2024. In June 2010, Dr. Lu joined Massachusetts Institute of Technology faculty at the Department of Electrical Engineering and Computer Science and in 2012, he obtained a joint appointment at the Department of Biological Engineering. He currently serves on the Board of Directors of the Alliance for Regenerative Medicine. Dr. Lu has been a co-founder and/or a Scientific Advisory Board, or SAB, member to a number of biotechnology and biopharmaceutical companies, including BiomX Inc. (NYSE: PHGE) and Tango Therapeutics, Inc. (NASDAQ: TNGX). Dr. Lu received his undergraduate and Masters in Engineering degrees from MIT in Electrical Engineering and Computer Science. Thereafter, Dr. Lu earned his M.D. from Harvard Medical School and his Ph.D. in Electrical and Biomedical Engineering from Massachusetts Institute of Technology as part of the Harvard-MIT Health Sciences and Technology Medical Engineering and Medical Physics Program. We believe Dr. Lu is qualified to serve on our Board of Directors due to his extensive experience in the field of synthetic biology, as well as the perspective and experience he brings as our Chief Executive Officer.
Edward Mathers has served as a member of our Board of Directors since July 2016. Mr. Mathers joined New Enterprise Associates, Inc., or NEA, a private venture capital firm focusing on technology and healthcare investments, in August 2008 and is currently a Partner. Prior to joining NEA, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. from June 2002 to June 2008. Mr. Mathers currently serves on the Board of Directors of number of biopharmaceutical and pharmaceutical companies, including Inozyme Pharma, Inc. (NASDAQ: INZY) since January 2017, MX Biosciences, Inc. (NASDAQ: MBX) since July 2020, OnKure Therapeutics, Inc. (NASDAQ: OKUR), formerly known as Reneo Pharmaceuticals, Inc., since December 2017, Rhythm Pharmaceuticals, Inc. (NASDAQ: RYTM) since March 2010, Synlogic, Inc. (NASDAQ: SYBX),formerly known as Mirna Therapeutics, Inc., since October 2012 and Trevi Therapeutics, Inc. (NASDAQ: TRVI) since July 2017, and he previously served on the Board of Directors of Akouos, Inc. (NASDAQ: AKUS), a public biotechnology company, from October 2017 to December 2022 when it was acquired by Eli Lilly and Company (NYSE: LLY), Mirum Pharmaceuticals, Inc. (NASDAQ: MIRM), a public biopharmaceutical company, from November 2018 to September 2022, Lumos Pharma, Inc. (NASDAQ: LUMO), a public biopharmaceutical company, from January 2014 to March 2020 when it merged with NewLink Genetics Corporation (NASDAQ: NLNK), Liquidia Technologies, Inc. (NASDAQ: LQDA), a public biopharmaceutical company, from April 2009 to May 2019, Ra Pharmaceuticals, Inc. (NASDAQ: RARX), a public biopharmaceutical company, from February 2010 to April 2020 when it was acquired by UCB S.A. and ObsEva SA (NASDAQ: OBSV), a public biopharmaceutical company, from November 2015 to June 2023. Mr. Mathers earned his B.S. in chemistry from North Carolina State University. We believe Mr. Mathers’ experience as a venture capitalist, as an executive and in business development and his experience in serving on the Board of Directors for several public and private biopharmaceutical and life sciences companies qualify him to serve on our Board of Directors.
Frances D. Schulz has served as a member of our Board of Directors since December 2024. Ms. Schulz was one of the founding members and senior partners in Ernst & Young’s, or EY’s, Life Sciences Practice and held various roles at EY from November 1987 until June 2023. Since November 2019, she has served as a Board Member, Audit Committee Chair, ex-officio member of the Finance Committee and member of the Governance and Investment Committee for Menlo College and since July 2024, she has served as a Board Member and Audit Committee Chair for EDAP TMS SA (Nasdaq: EDAP). Previously, she served as a Board Member, Audit Committee Chair and Finance Committee Chair for the National Board of Women in Bio (2013 - 2023) as well as a Board Member and an Audit Committee member for the California Life Sciences Industry Association. Ms. Schulz is a certified public accountant (CPA) licensed in California. Ms. Schulz received her B.S. in Business Administration from Menlo College. We believe Ms. Schulz is qualified to serve on the Board of Directors because of her experience in leadership positions in the biotechnology and life science industry, her finance and accounting expertise, and her educational background.
The Board of Directors recommends voting “FOR” the election of Timothy Lu, M.D., Ph.D., Edward Mathers and Frances D. Schulz as Class I directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.

Directors Continuing in Office
The following table identifies our current directors, and sets forth their principal occupation and business experience during the last five years and their ages as of May 30, 2026.

Name	Positions and Offices Held with Senti Biosciences, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
Brenda Cooperstone, M.D.(2)	Director	2019	Class III-2028	61
James J. (Jim) Collins(3)	Director	2022	Class III-2028	61
Feng Hsiung(1)	Director	2024	Class III-2028	51
Donald Tang	Director	2024	Class II-2027	43
Bryan Baum(2)	Director	2025	Class II-2027	37

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.
Class II Directors (Term Expires at 2027 Annual Meeting)
Donald Tang has served as a member of our Board of Directors since December 2024. Mr. Tang founded Celadon Partners, LLC, a private equity firm that invests in companies well positioned to leverage new innovations in technology or business models and unlock transformative value. Mr. Tang currently has served on the Board of Directors of Vicarious Surgical Inc. since 2021. From 2020 until its business combination in 2021, Mr. Tang was a director of D8 Holding Corp. and from 2004 to 2017, Mr. Tang worked at D.E. Shaw & Co., most recently as chief executive officer of D.E. Shaw & Co. (Asia-Pacific). He was the sole D.E. Shaw & Co. partner on the investment side in Asia, and a founding member of the firm’s Asian private equity business. Mr. Tang started his career at Citadel Investment Group in 2003. He is a member of the Harvard Kennedy School Mossavar-Rahmani Center for Business and Government Advisory Council, Special Advisor (China) to the Milken Institute and a member of the Aspen Global Leadership Network. Mr. Tang graduated from Carnegie Mellon University with a degree in computer science and business administration, and a minor in computational finance. We believe Mr. Tang is qualified to serve on the Board of Directors because of his experience managing public companies and his extensive business, finance and private equity experience.
Bryan Baum has served as a member of our Board of Directors since July 18, 2025. Mr. Baum is a serial entrepreneur who has founded and sold multiple companies including Blue Vision Labs, a localization and mapping software company for self-driving cars (sold to Lyft in 2018); Operam, a data analytics and marketing insights company; and Represent.com, an e-commerce platform (sold to CustomInk in 2016). Mr. Baum has been an angel investor for over a decade and has personally made over 200 investments in companies such as Uber, Airbnb, Slack, Flexport, Carta, PillPack, and Sweetgreen. He is currently a Managing Partner of K5 Global, a venture capital firm he co-founded in January 2020. Mr. Baum studied Game Theory at Swarthmore College and Oxford University. The Company believes Mr. Baum is qualified to serve on the Board because of his financial and investment management expertise.
Class III Directors (Term Expires at 2028 Annual Meeting)
Brenda Cooperstone, M.D. has served as a member of our Board of Directors since October 2019. Dr. Cooperstone has held various leadership positions at Pfizer, Inc. (NYSE: PFE), a public biopharmaceutical company, including as Senior Vice President from May 2017 to December 2022, Chief Development Officer for Rare Disease in Global Product Development since May 2016 to December 2022, and Head of Development for Rare Disease in Global Product Development from November 2015 to May 2016. Dr. Cooperstone started her career in the pharmaceutical industry at Wyeth Pharmaceuticals Inc. in 1999 and joined Pfizer, Inc., when it acquired Wyeth Pharmaceuticals, Inc., in 2009. She currently serves as a member of the Board of Directors of Lexeo Therapeutics, Inc. (NASDAQ: LXEO) since August 2023. Dr. Cooperstone earned her M.D. from McGill University, and completed her residency in pediatrics at the Montreal Children’s Hospital, her clinical fellowship in pediatric nephrology at Children’s Hospital of Philadelphia and a research fellowship at the University of Pennsylvania’s Renal Electrolyte division. We believe Dr. Cooperstone is qualified to serve on our Board of Directors because of her extensive experience in the pharmaceutical industry.
James J. (Jim) Collins, Ph.D. has served as a member of our Board of Directors since June 2022. Dr. Collins has served as the Termeer Professor of Medical Engineering and Science in the Institute for Medical Engineering and Science and

the Department of Biological Engineering at MIT since December 2014. Prior to his joining MIT, from October 1990 to November 2014, Dr. Collins served as a professor in biomedical engineering at Boston University. Dr. Collins served as a member of the Board of Directors of Fulcrum Therapeutics, Inc. (NASDAQ: FULC) from January 2017 until November 2024 and the Orion Biotech Opportunities Corp (NASDAQ: ORIA) from February 2021 until February 2023. Dr. Collins received a B.S. in Physics from the College of the Holy Cross and a doctorate in Medical Engineering from the University of Oxford. From 1987 to 1990, he was a Rhodes Scholar. We believe Dr. Collins’ extensive industry expertise qualifies him to serve on our Board of Directors.
Feng Hsiung has served as a member of our Board of Directors since March 2025. Mr. Hsiung is the Founder, Chief Investment Officer and Chief Executive Officer of Acion Partners, an investment advisor firm that has a strategic partnership with KKR and invests across industries. From 2007 through 2014, Mr. Hsiung was a Partner and the Chief Executive Officer (Asia) at York Capital. He started its Asia business as the initial employee in 2007, and launched and co-managed the York Asian Opportunities Master Fund. Mr. Hsiung is a member of the Young Presidents’ Organization since 2013 and the President of Raising Investment Corporation, the holding company for his family interests in freight forwarding and contract logistics. Mr. Hsiung holds a B.A. from Dartmouth College. We believe Mr. Hsiung is qualified to serve on the Board of Directors because of his extensive business, finance and investment experience.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us.
There are no family relationships between or among any of our directors or executive officers.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS SENTI
BIOSCIENCES HOLDINGS, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2026
Our stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Marcum LLP (Marcum) served as the independent registered public accounting firm for DYNS prior to the Business Combination. Marcum was informed that it would be replaced by KPMG LLP as our independent registered public accounting firm following the Business Combination. KPMG LLP served as the auditor of Legacy Senti since 2019.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint KPMG LLP as our independent registered public accounting firm. However, the Board of Directors believe that submitting the appointment of KPMG LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain KPMG LLP. If the selection of KPMG LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in our best interests and our stockholders.
A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
We incurred the following fees from KPMG LLP for the audit of the financial statements and for other services provided during the years ended December 31, 2025 and 2024.

($ in thousands)	2025	2024
Audit fees(1)	$623	$991
Audit-Related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$623	991

(1)
Audit fees consist of fees billed for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with our securities offerings, including registration statements, responding to SEC comment letters, comfort letters and consents.

(2)	Audit-related fees consist of services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees consist of fees for tax compliance, advice and tax planning and include fees for tax return preparation.
(4)	All other fees include any fees billed that are not audit, audit related or tax fees.
Audit Committee Pre-Approval Policy and Procedures
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.
From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
During our 2025 and 2024 fiscal years, no services were provided to us by KPMG LLP other than in accordance with the pre-approval policies and procedures described above.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent registered public accounting firm. You may vote either FOR the ratification of the appointment or AGAINST the ratification of the appointment, or you may choose to ABSTAIN from voting. Abstentions and broker non-votes, if any, will have no effect on the results of this vote.
The Board of Directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL NO. 3 – APPROVAL UNDER NASDAQ LISTING RULES OF ISSUANCE OF SHARES OF COMMON STOCK UPON EXCHANGE OF MIDCO’S SENIOR SECURED CONVERTIBLE NOTES
We are asking our stockholders to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of the number of shares of our common stock issued and outstanding as of April 26, 2026, or the Exchange Cap, upon exchange of Midco’s Senior Secured Convertible Notes, or the Notes. We refer to this Proposal No. 3 as the Nasdaq Stock Issuance Proposal.
Senior Secured Convertible Notes
On April 27, 2026, the Company entered into a securities purchase agreement, or the Purchase Agreement, pursuant to which Midco, our direct, wholly owned subsidiary, agreed to issue and sell up to $40.0 million in aggregate principal amount of its Notes in up to two tranches to CPIF II-7 Limited, an exempted company incorporated under the laws of Cayman Islands affiliated with Celadon, the Company’s largest stockholder, and each other buyer as may be identified by Celadon, (such transaction, the Private Placement). The Notes are exchangeable for shares of our common stock at an initial exchange price of $0.6261 per share, or the Initial Exchange Price (and as adjusted from time to time, the Exchange Price), and are also convertible for shares of common stock of Midco at an initial conversion price of $0.6261 per share, in each case subject to adjustments upon the occurrence of events specified in the Notes. On May 20, 2026, Midco issued and sold to CPIF II-7 Limited the first tranche of Notes, or the Initial Notes, in aggregate principal amount of $10.0 million, for net proceeds of approximately $9.7 million. The Company agreed to use substantially all of the net proceeds from the sale of the Notes for general corporate purposes and to advance chemistry, manufacturing, and controls and clinical trials for our product candidate, SENTI-202. The Purchase Agreement contains customary representations, warranties, and covenants of the Company, Midco and the buyers. The Notes are guaranteed by the Company and all its direct and indirect subsidiaries (other than Midco) and are secured by a first priority lien, subject to certain permitted liens, in all of the current and future assets of Midco, the Company and all direct and indirect subsidiaries of Midco, subject to certain customary exclusions. The Notes will not bear any interest unless an event of default has occurred and have a maturity date of November 23, 2026, or the Maturity Date. On the Maturity Date, if the Notes have not previously been converted or exchanged, Midco is required to pay the holder an amount in cash equal to 200% of all outstanding principal and accrued and unpaid interest. A description of the Notes can be found in our Current Reports on Form 8-K filed on May 1, 2026 and May 26, 2026 and is incorporated herein by reference.
The Notes issued in the Private Placement will not become exchangeable for any shares of our common stock in excess of the Exchange Cap until our stockholders approve the Nasdaq Stock Issuance Proposal at this Annual Meeting. Pursuant to the Purchase Agreement, we agreed to solicit stockholder approval of the potential issuance of a number of shares of our common stock in excess of the Exchange Cap upon the exchange of the Notes. If stockholder approval is not obtained at the Annual Meeting (and in any event by August 31, 2026), then we shall convene one additional stockholder meeting to solicit stockholder approval.
Why We Need Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of common stock upon exchange of the Notes and the Nasdaq Stock Issuance Proposal.
Nasdaq Listing Rule 5635(d)(2)
Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, or the Minimum Price. On April 24, 2026, the last trading date prior to the signing of the Purchase Agreement, the closing price of our common stock was $1.09 and the average closing price of our common stock for the five trading days immediately preceding April 27, 2026 was $1.10. As described above, upon stockholder approval, CPIF II-7 Limited may, at its option, cause the Notes to be exchanged for common stock, at the Exchange Price, subject to the terms and limitations contained in the Notes.

Therefore, the exchange of the Notes may result in the issuance of common stock in excess of the Exchange Cap at less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2).
Potential Effects of Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is approved, the issuance of shares of our common stock upon exchange of the Notes would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, the Purchase Agreement provides that, pursuant to the terms of the Notes, upon stockholder approval pursuant to this Nasdaq Stock Issuance Proposal, the Note holder(s) shall have the option to exchange the Notes for such number of shares of common stock equal to the aggregate principal amount of the exchanged Initial Notes, divided by the Exchange Price, resulting in the issuance of approximately 15,971,890 shares of common stock (based on the Initial Exchange Price), which would increase our common stock outstanding as of June 30, 2026 from 31,144,754 shares to 47,116,644 shares (an increase of 51.3%). Assuming stockholder approval of the Nasdaq Stock Issuance Proposal and the immediate exchange of the aggregate principal amount of $10.0 million of Notes currently held by CPIF II-7 Limited for common stock at the Initial Exchange Price, Celadon would, based on its Schedule 13D/A filed with the SEC on July 16, 2026, beneficially own 54.6% of the Company’s outstanding common stock.
Furthermore, if the second tranche of Notes in aggregate principal amount of $30.0 million is purchased, assuming stockholder approval of the Nasdaq Stock Issuance Proposal and the immediate exchange of all $40.0 million aggregate principal amount of Notes issued in the Private Placement at the Initial Exchange Price would result in the issuance of approximately 63,887,558 shares of common stock, which would increase our common stock outstanding as of June 30, 2026 from 31,144,754 shares to 95,032,312 shares (an increase of 205.1%).
On the Maturity Date, if the Notes have not previously been converted or exchanged, Midco is required to pay the Note holder an amount in cash equal to 200% of all outstanding principal and accrued and unpaid interest.
If the Nasdaq Stock Issuance Proposal is approved, and following such approval, the required holders (as defined in the Notes) exchange a majority of the aggregate principal amount of the Notes then outstanding or the Merger is consummated, we will have the right (but not the obligation) to require all remaining outstanding Notes to be exchanged.
Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon exchange of the Notes in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, upon exchange of the Notes there would be a greater number of shares of our common stock eligible for sale in the public markets. We have filed a registration statement to permit the public resale of the common stock issuable upon exchange of the Initial Notes, and, in connection with the closing of the Initial Notes, we entered into a registration rights agreement pursuant to which we agreed to file not later than thirty days following any issuance of additional Notes one or more registration statements providing for the resale of the shares of common stock issuable upon exchange of such Notes. Any sales pursuant to such registration statement(s), or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.
Potential Effects of Non-Approval of this Proposal
If the Nasdaq Stock Issuance Proposal is not approved by our stockholders at the Annual Meeting, the Notes will not become exchangeable for common stock in excess of the Exchange Cap. Accordingly, we will be unable to issue any shares of common stock underlying the Notes in excess of the Exchange Cap. Additionally, we will be obligated to provide the holders of the Notes such rights, powers, preferences and privileges as provided in the Purchase Agreement and described below.
If the Nasdaq Stock Issuance Proposal is not approved and the Merger Agreement Proposal is approved, we will have the right (but not the obligation) to require the outstanding Notes to be exchanged for common stock up to the Exchange Cap in connection with the closing of the Merger.
Subject to the terms and conditions in the Purchase Agreement and the Notes, if we are unable to obtain stockholder approval of the Nasdaq Stock Issuance Proposal by August 31, 2026 and are therefore prohibited from issuing shares of our common stock for which an exchange notice has been delivered to us pursuant to the Notes, we would be required to make repayments of the Note in cash rather than in shares of common stock. Specifically, we would be required, within two trading days of the applicable attempted exchange, to pay cash in exchange for cancellation of the amount that is subject to the exchange notice, at a price per share of our common stock that would have been issuable upon exchange, equal to the highest dollar volume-weighted average price of our common stock, pursuant to the Notes, during the period beginning on the date of the applicable exchange date and ending on the date that we make the applicable cash payment.
Additional Stockholder Meeting
If stockholder approval of the Nasdaq Stock Issuance Proposal is not obtained at the Annual Meeting (and in any event by August 31, 2026), we will be required to convene an additional stockholder meeting to solicit stockholder approval. The process of holding an additional stockholder meeting to obtain the requisite stockholder approval would cause us to incur additional costs and expenses, including legal costs and costs in connection with soliciting proxies, and would divert our management’s attention from the operation of our business.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of the holders of a majority of the votes cast by all stockholders present in person or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions, if any, will have no effect on the outcome of this proposal. Broker non-votes will not be expected and if any, will have no effect in determining the outcome of the proposal.
On May 20, 2026, each of the Supporting Stockholders, collectively holding approximately [  ]% of the Company’s outstanding common stock as of the record date, entered into the Voting Agreement with the Company pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Nasdaq Stock Issuance Proposal, subject to the terms and conditions contained in the Voting Agreement.
The Board of Directors (in reliance on the approval and the recommendation of the Special Committee) recommends voting “FOR” Proposal No. 3 to approve the Nasdaq Stock Issuance Proposal.

PROPOSAL NO. 4 – APPROVAL OF AGREEMENT AND PLAN OF MERGER
The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety. We refer to this Proposal No. 4 as the Merger Agreement Proposal.
Certain Effects of the Merger
If the Merger Agreement Proposal is approved by our stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Midco, and the separate corporate existence of Merger Sub will cease. Midco will be the surviving corporation, or the Surviving Corporation, in the Merger and will continue its corporate existence as a Delaware corporation and wholly owned subsidiary of Celadon Partners SPV 35 Limited, or Parent. Midco will continue to own 100% of the equity interests of Senti Biosciences, Inc., or Opco. Parent is affiliated with Celadon Partners, LLC, which controls Celadon Partners SPV 24, our largest stockholder, and CPIF II-7 Limited, the sole purchaser of the Notes. Celadon Partners, LLC, Celadon Partners SPV 24, CPIF II-7 Limited, Parent and their respective affiliates are referred to collectively herein as the Affiliated Entities.
Following the consummation of the Merger, we expect to focus on operating and expanding our Rett Syndrome and TIL programs. Opco will license or assign to us all intellectual property and contracts needed for us to advance our Rett Syndrome and TIL programs. We will continue to be a corporation organized under the laws of the State of Delaware and we currently expect our common stock to continue to be registered under the Exchange Act and quoted on the Nasdaq Capital Market under the symbol “SNTI” so long as we continue to meet the applicable listing requirements. For more information, see the section entitled, “Risk Factors—Risks Related to Our Future Operations.”
Treatment of Midco Common Stock
Upon the terms and subject to the conditions of the Merger Agreement, at the Closing Effective Time, each outstanding share of Midco common stock (other than shares owned by Midco or a subsidiary of Midco, which shares will be canceled), will automatically be canceled and converted into the right to receive the Milestone Payment Amount (as defined in “The Contingent Value Rights Agreement” and described below) (such right, the Merger Consideration). The right to receive the Merger Consideration shall be distributed by Midco to our equityholders (including certain of the Affiliated Entities) in the form of contractual contingent value rights (as described below, the CVRs).
Treatment of the Company’s Common Stock
Pursuant to the Merger Agreement, the Board of Directors or the Special Committee thereof shall approve and Midco shall effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities) that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes.
Following Closing, our stockholders will continue to have ownership interests in our company and rights as our stockholders. Therefore, our stockholders will continue to participate in our future earnings or growth, if any, and will benefit from appreciation in our value, if any, in addition to any contingent Milestone Payment Amounts that are paid pursuant to the CVRs.
Treatment of Company Equity Awards
Immediately prior to the Closing Effective Time, each stock option to purchase shares of the Company’s common stock (each, a stock option) that is then outstanding and unvested will become immediately vested and exercisable in full. Prior to the Closing Effective Time, the Board of Directors (or the committee administering the applicable equity incentive plan) shall take all actions necessary to provide that the post-termination exercise period applicable to each stock option that remains outstanding immediately prior to the Closing Effective Time shall be extended so that such stock option will remain exercisable until the original expiration date of such stock option, notwithstanding any earlier termination of the holder’s employment or service with the Company or any of its subsidiaries; provided that each such stock option shall remain subject to earlier termination in accordance with the terms of the applicable equity incentive plan. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such stock option pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such stock option and the Contingent Value Rights Agreement, or the CVR Agreement.
In addition, immediately prior to the Closing Effective Time, each restricted stock unit award in respect of shares of the Company’s common stock (each, an RSU), whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time shall become fully vested, automatically and without any action on the part of the holder thereof, and shall thereafter remain subject to settlement in accordance with the terms and conditions of the applicable equity incentive plan and the award agreement evidencing such RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date shall entitle such holder to receive, upon settlement of such RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock subject to such RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such RSU and the CVR Agreement.
Treatment of Company Warrants
Each warrant to purchase shares of the Company’s common stock (each, a warrant) that is outstanding and unexercised as of immediately prior to the CVR record date (including warrants held by the Affiliated Entities) shall entitle such holder to receive, upon exercise of such warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such warrant and the CVR Agreement.
Benefits of the Merger for the Unaffiliated Security Holders
The primary benefit of the Merger to the Company’s stockholders will be their right to receive CVRs with respect to their shares of common stock which entitle them to receive their share of any Milestone Payment Amounts if the applicable milestones are achieved, as described in the CVR Agreement. In addition, the Company’s stockholders will retain their interest in the Company’s common stock allowing them to benefit from potential increases in the Company’s future earnings, growth or value.
Detriments of the Merger to the Unaffiliated Security Holders
The primary detriment of the Merger to the Company’s stockholders is the lack of an interest of such stockholders in the potential future earnings, growth or value realized by Midco in connection with the development and commercialization of SENTI-202, other than any Milestone Payment Amounts payable on the CVRs if the applicable milestones are achieved, as described in the CVR Agreement. In addition, the Company’s stockholders will not benefit from any future sale of Midco or its assets to a third party.
Certain Effects of the Merger for the Affiliated Entities
Following the Merger, all of the equity interests in Midco will be owned directly by Parent and all of the equity interests in Opco will be owned directly by Midco and be beneficially owned by Parent indirectly through Midco. If the Merger is completed, the equityholders of Parent, which includes some of the Affiliated Entities, will be beneficiaries of Midco’s and Opco’s future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting Midco and Opco following the Merger. In addition, Affiliated Entities holding shares of the Company’s common stock or warrants as of the CVR record date will be entitled to receive CVRs with respect to such shares and warrants.
Certain Effects on the Company if the Merger is Not Completed
If the Merger Agreement Proposal is not approved by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any CVRs with respect to their shares of common stock and would not be entitled to receive their share of any Milestone Payment Amounts.
Instead, the Company will remain an independent public company, and our shares of common stock will continue to be listed and traded on Nasdaq, so long as the Company continues to meet the applicable listing requirements. We would also retain our programs, including SENTI-202. However, we have been and expect to continue to be capital constrained and our ability to continue to develop SENTI-202 or any of our other programs, including the Rett Syndrome program and the TIL program, is uncertain.

In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today, and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject as they currently are, including, among other things, general industry, economic and market conditions and ability to operate as a going concern. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. Further, when the senior secured convertible notes, or the Notes, issued by Midco mature on November 23, 2026, Midco, which will remain our subsidiary if the Merger is not completed, will owe the holders of the Notes 200% of the outstanding principal under the Notes. The Company will need to successfully execute one or more financing transactions to repay or refinance that debt or renegotiate the terms of the Notes. The Company anticipates that any such financing transactions would likely be substantially dilutive to current common stockholders. Under certain circumstances, if the Merger is not completed, the Company may be required to pay Parent a fee of $2,500,000, or the Termination Fee. For more information about such fees, see “The Merger Agreement— Termination Fees.” The effect of these risks and opportunities on the future value of your shares is uncertain, including the risk that the market price of shares may decline to the extent the current market price of shares reflects a market assumption that the Merger will be completed.
From time to time, our Board will evaluate and review our business operations, prospects and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the Merger Agreement Proposal is not approved by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation or other interaction involving or on behalf of the Company and Celadon or other parties.
The Board, with the assistance of the Company’s senior management and advisors, has regularly reviewed the Company’s business, operations, finances and strategic direction for the purpose of enhancing stockholder value. As part of this ongoing review, the Board has considered the Company’s long-term strategies and plans, changes in the industry and markets in which the Company operates, economic and other market conditions, execution opportunities and risks, potential strategic alternatives, including business combinations, acquisitions, divestitures, partnerships and collaboration opportunities, and financial alternatives in light of developments in the Company’s business. As part of these processes, the Company engaged bankers and other advisors to seek financing and strategic partners, discussing the Company and its operations with over 100 investors prior to the beginning of 2024.
Needing to reduce its use of cash and maintain operations, beginning in August 2023, the Company entered into numerous transactions with entities affiliated with Celadon, beginning with the sublease for the Company’s manufacturing facility and various manufacturing related agreements with GeneFab LLC, or GeneFab, a company controlled by Celadon, as further described in “Certain Relationships and Related Party Transactions—Agreement with GeneFab, LLC—Framework Agreement” and continuing with the 2024 PIPE Investment (as defined below), the 2026 Note Financing (as defined below) and the Merger Agreement.
Throughout 2024, the Company explored a variety of strategic options, including third party financing, the potential in-licensing of an autoimmune cell therapy asset and potential co-development arrangements with GeneFab. No transactions materialized from these discussions.
In February 2024, the Company engaged an investment bank, Placement Agent A, to act as placement agent for a potential financing transaction. In connection with this engagement, over the course of the following months, the Company and Placement Agent A contacted over 100 potential investors other than Celadon.
Following this process, on December 2, 2024, the Company entered into a securities purchase agreement with certain accredited investors, consisting of Celadon Partners SPV 24 (an affiliate of Celadon) and other investors unaffiliated with Celadon, pursuant to which the Company sold shares of the Company’s Series A Preferred Stock and warrants to purchase the Company’s common stock in a private placement, together the 2024 PIPE Investment, as further described in “Certain Relationships and Related Party Transactions—2024 PIPE Investment.” Each of the Series A Preferred Stock and warrants issued in the 2024 PIPE Investment were convertible into or exercisable for, as applicable, shares of the Company’s common stock, subject to the approval of the Company’s stockholders. In connection with the 2024

PIPE Investment, the Company entered into a letter agreement with Celadon and appointed Donald Tang, a principal of Celadon, to the Board. On March 6, 2025 the company’s stockholders approved the issuance of common stock upon conversion of the Series A Preferred Stock or exercise of the warrants issued in the 2024 PIPE Investment. On March 10, the Company exercised its option to automatically convert each share of Series A Preferred Stock into 1,000 shares of the Company’s common stock. On March 13, 2025, Celadon filed a Schedule 13D describing Celadon’s beneficial ownership of 9,777,000 shares of the Company’s common stock, representing 37.6% of the Company’s outstanding common stock.
Following the 2024 PIPE Investment, the Company determined that it would still need additional capital and engaged Placement Agent A again to seek additional financing for the Company. Notwithstanding these efforts, Celadon was the only party to express interest in a potential financing of the Company.
On June 1, 2025, Celadon submitted a non-binding except as exclusivity and confidentiality term sheet, or the 2025 Term Sheet, to the Company for a convertible note financing, or the Proposed 2025 Note Financing, proposing an anticipated initial closing amount of $10.0 million and an option for Celadon or other investors to purchase up to an additional $10.0 million of convertible notes. On June 3, 2025, during its regularly scheduled quarterly meeting, the Board discussed, among other things, the Company’s financing alternatives, including the Proposed 2025 Note Financing. Following the Board meeting, on June 7, 2025, the Company and Celadon discussed the terms of the initial draft of the 2025 Term Sheet. On June 8, 2025, the Company sent Celadon a revised version of the 2025 Term Sheet proposing, among other things, an increase in the initial closing amount to $25.0 million and the elimination of the investors’ option to purchase additional notes. On June 18, 2025, Celadon provided a revised version of the 2025 Term Sheet proposing, among other things, an initial investment of $10.0 million with an option for Celadon or other investors to purchase up to $15.0 million of additional notes. On June 24, 2025, the Company sent a further revised 2025 Term Sheet and sought to confirm how much Celadon would be willing to commit to invest in the financing. Between June 24, 2025 and August 15, 2025, the parties had several discussions regarding the Proposed 2025 Note Financing and exchanged multiple revised drafts of the 2025 Term Sheet.
On August 15, 2025, the Board, established a Special Committee of the Board, or the Special Committee, comprised of Frances Schulz, Feng Hsiung and Jim Collins, who were determined to be independent and disinterested with respect to any potential transaction with Celadon. The Special Committee was established in light of Celadon’s significant stock ownership and the fact that Donald Tang, a member of the Board, is also the founder of Celadon. The Special Committee was granted broad review and approval authority for the transactions contemplated by the 2025 Term Sheet, including the authority to retain independent legal and financial advisors. The Special Committee was provided with all relevant drafts of the 2025 Term Sheet.
On August 18, 2025, the Company informed Celadon that it intended to introduce the terms of the Proposed 2025 Note Financing to other potential investors and requested that Celadon attend a meeting to finalize the 2025 Term Sheet. On August 19, 2025, Celadon responded with a revised 2025 Term Sheet and the Company, Celadon and McDermott, Will & Schulte LLP, or MWS, counsel to Celadon, met to discuss several key issues, including the size of the financing, the Company’s right to exclude investors from the financing that it deemed unqualified and the length of time the option to purchase additional notes would be available to Celadon at the pre-specified price. Following this discussion, on August 21, 2025, Celadon informed the Company that the option to purchase additional notes in the Proposed 2025 Note Financing should extend for nine months.
On August 22, 2025, the Special Committee met to discuss the latest draft of the 2025 Term Sheet and to provide the Company’s management with direction to continue negotiations. Following that meeting, the Company provided an updated term sheet to Celadon on August 22, 2025. On August 25, 2025, Celadon provided a revised draft of the 2025 Term Sheet, including a provision that only Celadon would have the right to purchase additional notes beyond the initial closing of the Proposed 2025 Notes Financing. At the direction of the Special Committee, the Company continued to negotiate for this right to be more broadly granted to all of the investors who participate in an initial closing, based on the view that it was in the best interest of the Company to seek investment from a broad group of investors. On August 26, 2025, Celadon returned a revised draft of the 2025 Term Sheet which, among other things, agreed to the Company’s proposal with respect to the participation of other investors. The Company subsequently sought Celadon’s consent to share the current draft of the 2025 Term Sheet with other potential investors in the financing. On September 2, 2025, Celadon filed an amendment to its Schedule 13D disclosing the preliminary discussions with the Company regarding a potential financing transaction.

In August 2025, the Company shared the broad terms of the 2025 Term Sheet with Company A, an existing investor. In response, On September 2, 2025, the Company received an email from Company A, indicating that given the maturity of the data on the Company’s clinical product, SENTI-202, Company A would not submit a competing term sheet or invest in the Proposed 2025 Note Financing.
On September 9, 2025, the Company executed the 2025 Term Sheet, which was non-binding except as to structuring discount, confidentiality, expenses and governing law. Celadon returned a fully executed copy of the term sheet on September 11, 2025. Under the terms of final 2025 Term Sheet, Celadon and other investors would purchase up to $10.0 million aggregate principal amount of convertible notes at the initial closing and have the right to purchase up to an additional $30.0 million aggregate principal amount of convertible notes during the six-month period after an initial closing. The convertible notes would mature six months after the initial closing and be (i) convertible into the Company’s common stock at or before maturity based on a conversion price that would be equal to the lower of (A) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement and (B)) the average Nasdaq Official Closing Price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement; or (ii) repaid in an amount equal to 200% of the convertible notes’ face value at maturity.
After execution of the 2025 Term Sheet, on September 11, 2025, the Company met with Placement Agent A to request that it begin marketing the Proposed 2025 Note Financing. The teams began work on an outreach plan to investors. On or around September 22, 2025, the Company also engaged a second investment bank, Placement Agent B, to co-market the Proposed 2025 Note Financing. The Company continued to reach out to potential pharmaceutical partners and investors, including existing investors, to further market the Proposed 2025 Note Financing.
During 2025 and 2026, as part of the Company’s broad investor outreach, the Company, Placement Agent A and Placement Agent B collectively held approximately 150 meetings with potential investors.
On October 7, 2025, the Special Committee met with senior management of the Company. During the meeting, members of management updated the Special Committee on the Company’s efforts to market the Proposed 2025 Note financing, indicating that, despite the Company’s extensive outreach to a broad set of potential investors, no additional commitments to invest in the Proposed 2025 Note Financing had been received. The Company’s management further advised the Special Committee that the Company’s cash position was approaching a point where it would be challenging for the Company to continue operations or perform a reasonable wind-down of the Company. The Company’s primary requirements for cash included its ongoing clinical trial, the costs of headcount and ongoing operations, and amounts owed under GeneFab’s sublease with the Company.
On October 24, 2025, the Board held a meeting with members of the Company’s management present. At the meeting, the Company’s management reported that the lack of interest from investors in the Proposed 2025 Note Financing, Senti’s ongoing clinical trial and costs from ongoing headcount and operations, and amounts owed under GeneFab’s sublease with the Company, was putting the Company at risk of running out of cash in the near term.
After failing to get commitments to invest in the Proposed 2025 Note Financing from investors other than Celadon, the Company sought a bridge financing proposal from other current investors, including Company A. On October 30, 2025, Company A informed the Company that it would not invest in a bridge financing unless and until outstanding amounts owed by GeneFab to the Company were settled. As follow-up from a request to Celadon, in early November 2025, Celadon notified the Company that it was preparing terms to lead a $5.0 million financing with an approximately $20.0 million equity/credit line to give the Company sufficient runway to explore alternative financing options and to pursue critical Chemistry, Manufacturing, and Controls, or CMC, work needed for the development of SENTI-202 while the Company and GeneFab resolved their outstanding issues.
On November 10, 2025, the Special Committee held a meeting with representatives of the Company’s management present to discuss the foregoing matters. The Special Committee determined that the Company would need to collect outstanding amounts due and owing from GeneFab and directed the Company’s management to continue its negotiation efforts with GeneFab and the landlord for the Alameda facility subleased by GeneFab to resolve the outstanding amounts, recognizing that the approximately $5.5 million owed by GeneFab would significantly improve the Company’s liquidity and financial position. The Company continued its negotiations with the Alameda landlord and GeneFab from November 2025 to through the first quarter of 2026 and continued preliminary discussions with Celadon in connection with certain restructuring or merger and acquisition transactions involving the parties.

In December 2025, the Company engaged Placement Agent B to act as placement agent for a potential financing transaction. Placement Agent B’s efforts did not result in any financing for the Company.
On January 9, 2026, the Board authorized the Special Committee to evaluate and direct or oversee negotiations over any transaction between the Company and Celadon. The resolutions provided that the Board would not approve any transaction without the approval (or a prior favorable recommendation) from the Special Committee.
On January 13, 2026, Celadon sent the Company a new term sheet, or the 2026 Term Sheet, proposing a different convertible note financing than contemplated by the 2025 Term Sheet, or the 2026 Note Financing. The initial draft of the 2026 Term Sheet proposed that the Company would undertake a holding company reorganization and a wholly owned subsidiary of the Company would issue $10.0 million aggregate principal amount of secured notes, guaranteed by the Company and convertible into the common stock of such subsidiary or exchangeable for shares of the Company’s common stock based on a pre-money valuation of $19.5 million. The initial draft of the 2026 Term Sheet also proposed granting Celadon and the other participating investors an option to purchase up to an additional $30.0 million in convertible notes following the initial closing.
On January 15, 2026, the Special Committee, with representatives of management, counsel to the Company and the Special Committee’s prospective counsel present, met to evaluate the terms of the proposed 2026 Note Financing. During that meeting, the Special Committee invited a representative of Richards, Layton and Finger P.A., or RLF, to present with respect to an engagement pursuant to which RLF would represent the Special Committee and advise on its duties, obligations and mandates under Delaware law. The representative of RLF presented RLF’s background, experience and qualifications in advising boards of directors and special committees. RLF also advised with respect to fiduciary duties. After discussion, the Special Committee confirmed the engagement of RLF as its independent legal counsel. The Special Committee discussed the terms of the initial draft of the 2026 Term Sheet, noting provisions that the Company should negotiate further, including provisions relating to the matters involving GeneFab. The Special Committee also noted that Celadon had indicated an interest in potentially acquiring the Company’s operating business following the proposed holding company reorganization but had not yet produced any terms pursuant to which such a transaction would occur. The Special Committee also discussed other potential strategic alternatives, noting that none had materialized despite the Company’s engagement of Placement Agent B in December 2025 and the subsequent investor outreach. The Special Committee instructed management to continue negotiating the 2026 Term Sheet with Celadon and directed them to decouple any discussion of GeneFab from the 2026 Term Sheet.
On January 18, 2026, members of management requested by email to Celadon that all GeneFab discussions be held separately from the financing discussions.
On January 19, 2026, Celadon sent the Company a revised draft of the 2026 Term Sheet, which struck the provisions related to GeneFab, which was shared with the Special Committee. On January 19, 2026, Celadon also filed an amendment to its Schedule 13D reflecting the proposed revision to the transaction structure.
On January 19, 2026, the Special Committee, with members of management, its counsel and the Company’s outside counsel present, met to discuss the revised 2026 Term Sheet and other strategic matters. The Special Committee discussed contacting Company A to assess its interest in leading a transaction alternative to the transaction proposed by the latest draft of the 2026 Term Sheet, including a transaction that would have the Company “go dark” under U.S. securities laws. Management also provided an update with respect to management’s efforts to evaluate a potential reverse merger transaction. The Special Committee also discussed sublease negotiations with GeneFab and the Alameda landlord, noting that recovery of the approximately $5.5 million receivables from GeneFab to the Company would greatly assist the Company in avoiding liquidation.
At the meeting, the Special Committee asked Dr. Lu, the Company’s CEO, to provide an overview of the Company’s financing history and recent interactions with other companies regarding potential strategic transactions. Dr. Lu reviewed, among other events, the Company’s business combination with Dynamics Special Purpose Corp., or Dynamics, beginning in December 2021. He stated that, shortly after the business combination with Dynamics, the Company received two bids for the Alameda facility—one from Celadon and one from another company—and that the Company rejected Celadon’s bid and entered into a term sheet with the other company. After that company backed out of the deal, the Company entered into negotiations with Celadon. The Company ultimately entered into the sublease arrangement with GeneFab, and, in connection with that arrangement, engaged GeneFab as a primary preferred manufacturing provider, subject to specified conditions. Dr. Lu then noted that in mid-2023, a public company in the cell therapy space submitted a non-binding proposal to acquire the Company. He reported that the Board at that time determined not to proceed with the proposed transaction. He then stated that the Company subsequently engaged

Placement Agent A to assist with an exploration of strategic alternatives, which occurred throughout 2023 and 2024, including potential acquisitions and potential licensing transactions. Dr. Lu provided an overview of developments in the market, including his observations regarding potential opportunities that may be available to fund the Company’s operations if it were a private company. Members of the Special Committee asked questions regarding these potential opportunities which Dr. Lu addressed.
Following the discussion and overview, the Special Committee invited Donald Tang and Jonathan Su from Celadon to address the Special Committee regarding the current draft of the 2026 Term Sheet and the proposed 2026 Note Financing as well as a proposal for Celadon to acquire the Company’s operations in consideration for contingent value rights, or CVRs, that would be distributed to the Company’s stockholders (such transaction, the CVR Transaction). Messrs. Tang and Su noted that the proposed CVRs would provide for payment to the Company’s stockholders of up to an aggregate of $50.0 million in three tranches, with $10.0 million payable upon a biologics license application being successfully submitted with the FDA, $20.0 million payable on FDA approval and $20.0 million payable upon the Company reaching a $200.0 million revenue target. Messrs. Tang and Su then further reviewed the structure of the proposed CVR Transaction. Messrs. Tang and Su were then excused from the meeting, following which the Special Committee discussed the CVR Transaction.
During the week following the January 19, 2026 Special Committee meeting, RLF and the Company’s management interviewed three potential financial advisors for the Special Committee. On January 21, 2026, the Special Committee met, with representatives of management, its counsel and the Company’s counsel present, to discuss the proposed CVR Transaction. The Special Committee encouraged management to have Celadon provide a term sheet for the CVR Transaction to enable the Special Committee and its advisors to evaluate the proposal. The Special Committee also asked RLF and management to provide an update on its discussions with three potential strategic advisors. The Special Committee requested that the Company’s management arrange meetings with two of those advisors where the Special Committee could ask questions of each such advisor. The Special Committee then received an update on continuing negotiations with GeneFab for the payment of its outstanding rent, noting that agreements for those payments were not finalized yet with GeneFab and that no substantial payments had been made by GeneFab to the Company.
On January 28, 2026, the Special Committee, with members of management, its counsel and the Company’s counsel present, held a meeting at which it interviewed two potential financial advisors. After discussion, the Special Committee engaged Lincoln International LLC, or Lincoln, to advise on the proposed Celadon-related transactions. The Special Committee selected Lincoln to act as its independent financial advisor because Lincoln is a nationally recognized investment banking firm with substantial experience in the provision of fairness opinions in connection with transactions comparable to the transactions with Celadon that the Special Committee was evaluating. As part of its investment banking business, Lincoln is regularly engaged in the valuation of businesses and their securities in a range of industries in connection with mergers and acquisitions. During its presentation, Lincoln confirmed that it did not have any conflicts of interest.
On January 27, 2026, Celadon sent a revised draft of the 2026 Term Sheet and a separate term sheet outlining the terms of the proposed CVR Transaction, or the CVR Term Sheet, and together with the 2026 Term Sheet, the Celadon Term Sheets, which were shared with the Special Committee. Celadon provided an updated version of the CVR Term Sheet to the Company on February 4, 2026.
On February 1, 2026, the Company received a term sheet for a potential reverse merger transaction with Company B, or the Company B Term Sheet, from Company B’s financial advisor.
On February 4, 2026, management of the Company shared a revised version of the Company B Term Sheet reflecting management’s comments with the Special Committee.
On February 5, 2026, the Company, representatives of Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, or Gunderson Dettmer, in its capacity as outside counsel to the Company, Company B and its counsel held a conference call to discuss the potential transaction between the Company and Company B.
The Company, together with Gunderson Dettmer, prepared revised drafts of the Celadon Term Sheets which were shared with the Special Committee on February 8, 2026 for their consideration.
On February 9, 2026, the Company met with representatives of Lincoln to assist it in beginning its evaluation of the Company and the transactions proposed by the Celadon Term Sheets.

On February 10, 2026, the Company shared revised drafts of the Celadon Term Sheets to Celadon. The revised drafts proposed, among other things, that the initial closing of the increased from $10.0 million to $21.0 million given the Company’s cash needs, Celadon’s structuring discount be reduced from 4% to 3% of the aggregate principal amount of the convertible notes, the convertible notes be automatically exchanged for the Company’s common stock upon closing of the CVR Transaction, the Company be allowed to prepay the convertible notes, the maturity date of the convertible notes be extended from six months to two years, the repayment amount at maturity be decreased from 200% to 150% of the face value of the convertible notes, each of the Company and Celadon bear its own costs of the transaction and the proposed three-month exclusivity clause be eliminated.
On February 10, 2026, the Company sent its comments to the Company B Term Sheet to Company B.
On February 13, 2026, Company B’s financial advisor told the Company that Company B was proceeding forward with a reverse merger with another strategic partner due to, among other things, uncertainty regarding the Company’s ongoing liabilities.
On February 16, 2026, Celadon provided a revised draft of the Celadon Term Sheets, which reverted many of the terms back to Celadon’s prior draft.
On February 18, 2026, the Company received a term sheet from Company C, or the Company C Term Sheet, for a proposed convertible debt financing, which was shared with the Special Committee for their consideration. The Special Committee and the Company’s management evaluated the Company C Term Sheet, including comparing it against the current draft of the 2026 Term Sheet and determined that the terms of the Company C Term Sheet were less favorable in the aggregate to the Company and its stockholders than the 2026 Term Sheet. In particular, the Company C Term Sheet only committed to funding $4.0 million at any given point compared to $10.0 million from Celadon, required a 10% original issue discount compared to 3% for Celadon funding committed, and had a conversion price feature that would equal 95% of the lowest daily VWAP during the three trading days prior to the conversion date, effectively creating an opportunity for Company C to acquire shares at a significant discount to market price. This was compared to the 2026 Term Sheet which provided for a fixed conversion price subject to certain anti-dilution protections.
On February 20, 2026, the Company’s management, Celadon, Gunderson Dettmer and MWS met to discuss revisions to the Celadon Term Sheets, including, among other items, (i) whether the exchange of the convertible notes for shares of the Company’s common stock would implicate any vote of the Company’s stockholders under Nasdaq’s listing rules; (ii) whether the conversion/exchange price of the convertible notes would be based on a discount to the market price of the Company’s common stock at the time of conversion or on a pre-money valuation of the Company fixed at signing; and (iii) how to ensure that any exclusivity obligations would nevertheless allow the Company to raise capital if the investors in the initial closing were to decline to exercise the option to purchase additional notes.
On and around February 20, 2026, Dr. Lu also had separate confidential discussions with representatives of Company D, a U.S.-based biotechnology company, and Company E, a U.S.-based biotechnology company, regarding a potential merger or other strategic transaction with the Company. After several follow-up discussions among Dr. Lu and the chief executive officer of each of Company D and Company E, each of Company D and Company E determined to wait until they had received additional clinical data on their own respective compounds or regulatory guidance, as the case may be, before engaging in serious strategic discussions with the Company. Given the timing of the receipt of those data, the Company determined that the timing would not work without an additional capital infusion into the Company.
On February 24, 2026, after consultation with the Company’s advisors and the Special Committee, the Company sent a revised draft of the 2026 Term Sheet to Celadon and on February 25, 2026, the Company sent a revised CVR Term Sheet to Celadon. The revised CVR Term Sheet proposed, among other things, an obligation to use diligent efforts to execute on the proposed milestones in the CVR agreement and sought increased time during which the milestones could be earned to be more closely aligned with the Company’s expectations regarding development and potential approval of the Company’s clinical product, SENTI-202.
On February 26, 2026, Celadon shared a revised draft of the 2026 Term Sheet. On that same day, the Company sent the then-current versions of the 2026 Term Sheet and the Company C Term Sheet to Company A seeking input on whether Company A may wish to join either transaction or lead a different financing transaction. The Company also disclosed to Company A the recent strategic discussions with Company D and Company E and recent discussions with potential pharmaceutical partners and investors, including existing investors, regarding potential ways to fund SENTI-202’s development.

On February 27, 2026, the Special Committee, with members of management, RLF, Gunderson Dettmer and Lincoln present, met to review the Company’s alternatives, including financing and potential transaction proposals, as the Company continued to face significant liquidity constraints and an approaching cash-runway inflection point. Members of management provided the Special Committee an update with respect to operational matters, including with respect to the Company’s submissions to the FDA. Members of management also reviewed recent discussions with potential pharmaceutical partners and investors, including existing investors, who had indicated potential interest in the Company if it were private. The Special Committee discussed the feasibility of such licensing or private-company transactions in light of the Company’s liquidity and the impact that any such transaction could have on the value of the contingent value rights contemplated under the Celadon proposal. The Special Committee then discussed Celadon’s request for exclusivity and reviewed the Company’s cash runway in connection with that request. The Special Committee reviewed the Company’s strategic alternatives, including liquidation, and received an overview of the term sheet submitted by Company C. Representatives of Lincoln presented a liquidation analysis, reviewing the Company’s current cash position and expected cash burn and observing that a liquidation would be expected to yield no value to the Company’s stockholders. Lincoln also reviewed the potential Company C transaction, including the amount of cash to be funded at closing, additional funding commitments tied to warrant exercises, and the dilution that would result under different warrant-exercise scenarios. After discussion, the Special Committee determined that the Company C transaction was not executable and noted that Company A had not indicated interest in participating in any transaction despite multiple outreach efforts. In light of the Company’s cash position, the expected zero recovery in a liquidation, and the absence of any viable third-party financing or strategic proposal other than Celadon, the Special Committee continued to evaluate Celadon’s proposal and exclusivity request as the only realistic path to avoid a wind-down that would not be expected to deliver any value to stockholders.
On March 2, 2026, the Company shared updated drafts of the Celadon Term Sheets with Celadon. The revised CVR Term Sheet proposed additional milestone payments to the Company’s stockholders and an extension of the expiration date of the CVR from five years to seven years to provide additional time for the applicable milestones to be achieved, in an effort to enhance the potential value of the CVR consideration for the benefit of the Company’s stockholders in the event of future success of SENTI-202, taking into account Lincoln’s preliminary financial analyses of the proposed milestone payments.
On February 27 and March 1, 2026, the Company discussed the Company’s outstanding warrants with representatives of Lincoln while considering whether there were paths available to the Company to maximize the value of the warrants in the transactions being considered. Based on discussions with representatives of Lincoln, the Company determined that the warrants had minimal value if the Company either determined to proceed with the transactions contemplated by the Celadon Term Sheets or was forced to liquidate, the only two options available as of the date of that analysis. On March 5, 2026, the Special Committee requested that Lincoln provide the Special Committee with preliminary financial analyses of the warrants, which Lincoln sent on March 9, 2026.
On March 8, 2026, the Company and Celadon decided to leave the warrants as-is in connection with the 2026 Note Financing. On March 10, 2026, Lincoln provided the Special Committee with an updated preliminary analysis of the proposed terms for the CVR Transaction based on Celadon’s willingness to increase the third milestone by $10.0 million to $30.0 million, making the cumulative amount of the potential milestone payments $60.0 million, and to extend the expiration date of the CVR from five years to seven years.
On March 12, 2026, the Company’s management provided the Special Committee an update on discussions the Company was having with GeneFab regarding the sublease obligations. GeneFab had requested that the Company sign a new statement of work, or the GeneFab SOW, under the Company and GeneFab’s existing Amended and Restated Development and Manufacturing Services Agreement to make up for prior commitments made by the Company for work that was ultimately not commenced or subsequently awarded to other parties. Under the proposed GeneFab SOW, the Company would have been required to pay up to $30.0 million over the 2026 and 2027 fiscal years for manufacturing services, including amounts that the 2026 Note Financing would not cover. The Special Committee instructed the Company’s management to revise the terms of the GeneFab SOW to ensure that no financial commitments above the amount the Company expected to receive in the proposed 2026 Note Financing would be committed. The Company continued to negotiate these terms over the following weeks.
On March 15, 2026, the Company and Celadon met to discuss the proposed terms of the CVR Transaction and the Company provided an updated CVR Term Sheet to Celadon later that day.

On March 16, 2026, the Special Committee, with representatives of management, Gunderson Dettmer, RLF and Lincoln present, met to review the Celadon-proposed convertible bond financing and related CVR transaction, Celadon’s request for a three-month exclusivity period and the Company’s cash runway in that context. Members of management and representatives of Lincoln provide the Special Committee an update on the proposed holding-company restructuring transaction with Celadon, including the negotiation history. Lincoln reviewed the proposed CVR structure, including the aggregate milestone payments and the milestones required for payment, and reviewed illustrative CVR value reference ranges, the Company’s cash-burn scenarios and management’s wind-down analysis indicating that the Company’s shares would have no value in a liquidation. After discussing the Company’s efforts to identify alternative financing and strategic transactions and the lack of executable proposals, the Special Committee determined that a wind-down would be the principal alternative to the Celadon transactions and would not deliver value to stockholders, and therefore authorized management to enter into term sheets with Celadon (including exclusivity) and to negotiate definitive agreements. RLF reviewed the operation of Section 203 of the Delaware General Corporation Law. In light of Celadon’s contemplated investor consortium, to preserve flexibility for the Company, the Special Committee adopted resolutions to provide that the restrictions on business combinations under Section 203 would not impede the Celadon financing and CVR transactions or related combinations.
On March 17, 2026, the Company signed the non-binding (except as to exclusivity) 2026 Term Sheet. In addition, on March 17, 2026, the Company entered into various agreements with GeneFab and the Alameda landlord to resolve the sublease outstanding payments.
On March 18, 2026, Celadon countersigned and returned the executed 2026 Term Sheet to the Company. The signing of the 2026 Term Sheet began the Company’s 90-day exclusivity period with Celadon. On March 19, 2026, the Company signed the non-binding CVR Term Sheet. On March 22, 2026, Celadon countersigned and returned the CVR Term Sheet to the Company.
Between March 25, 2026 and April 27, 2026, Celadon and the Company drafted and negotiated the definitive documentation for the 2026 Note Financing, including the Securities Purchase Agreement, or the Purchase Agreement, and Form of Note.
On April 1, 2026, the Company publicly announced its plans to implement a holding company reorganization consistent with the terms of the 2026 Term Sheet.
On April 2, 2026, MWS provided the Company and Gunderson Dettmer with an initial draft of the CVR Agreement.
On April 10, 2026, the Company held a Type B Initial Comprehensive Multidisciplinary Regenerative Medicine Advanced Therapy, or the RMAT, meeting with the U.S. Food and Drug Administration, or the FDA, regarding the Company’s clinical product, SENTI-202, or the RMAT Meeting. Following the RMAT Meeting, the Company finalized its pivotal clinical and chemistry, manufacturing and controls strategy for SENTI-202.
On April 13, 2026, MWS provided the Company and Gunderson Dettmer with an initial draft of the Merger Agreement.
On April 17, 2026, management shared revised drafts of the definitive documentation for the 2026 Note Financing and the Merger Agreement to the Special Committee seeking review of such agreements and approval of the definitive documentation for 2026 Note Financing. On April 20, 2026, Celadon sent revisions of the 2026 Note Financing documents to the Company, which were shared with the Special Committee.
On April 20, 2026, the Special Committee, with representatives of management, Gunderson Dettmer and RLF present, met to discuss the revised draft agreements. At the meeting, the Special Committee considered that if the 2026 Note Financing was consummated, the Company’s wholly owned subsidiary would be agreeing to issue up to $40.0 million in aggregate principal amount of its Senior Secured Convertible Notes in up to two tranches, subject to the satisfaction of certain specified closing conditions, to an affiliate of Celadon. The Special Committee reviewed the following features of the revised draft agreements. The Notes would be issued in tranches, with the first tranche ($10.0 million) being subject to the satisfaction of specified closing conditions, which included the completion of the previously disclosed holding company reorganization. The second tranche could consist of up to $30.0 million in aggregate principal amount of Notes to be issued after the first tranche, or the Additional Notes, subject to (i) Celadon’s discretionary election and (ii) the satisfaction of specified closing conditions. The Company would not be obligated to issue any Additional Notes unless the parties shall have executed, within thirty days of the closing of the Initial Notes, definitive documents for the transactions contemplated by the CVR Term Sheet pursuant to which, if consummated, an entity affiliated with Celadon would merge with and into Midco and Midco would issue a CVR to the Company’s stockholders, which may pay out up to an aggregate of $60.0 million in cash subject to the achievement of certain regulatory and sales milestones with respect to the Company’s product candidate, SENTI-202. Other key terms that the Special Committee considered included:
•
the Company’s obligation to use substantially all of the net proceeds from the sale of the Notes for general corporate purposes and to advance CMC and clinical trials for their product candidate, SENTI-202;

•
the Company’s agreement, as promptly as practicable, to solicit the approval of its stockholders at a meeting to be held not later than August 31, 2026 to approve the Company’s issuance of shares of its common stock underlying the Notes without giving effect to the Exchange Cap (as defined in “Proposal No. 3 – Approval Under Nasdaq Listing Rules of Issuance of Shares of Common Stock Upon Exchange of Midco’s Senior Secured Convertible Notes”);

•
the exchange/conversion price of $0.6261, which is subject to customary adjustments upon the occurrence of certain events specified in the Notes and subject to full-ratchet anti-dilution adjustment if the Company issues or sells its common stock at a price less than the exchange/conversion price then in effect;

•	the fact that the Notes would be senior, secured indebtedness of Midco and would be guaranteed by the Company and all its direct and indirect subsidiaries of the Company (other than Midco);
•	the maturity date of the date that is the first business day following the date that is the six months after the initial closing of the Notes;
•	the fact that the Notes would bear no interest unless an event of default occurred;
•	the inclusion of customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, and changes in the business;
•	the inclusion of customary events of default; and
•	the fact that Midco would pay 200% of all outstanding principal and accrued and unpaid interest at maturity on Notes that have not been converted or exchanged by such date.
The Special Committee discussed the proposed 2026 Note Financing and the Company’s other strategic alternatives. The Special Committee also discussed the Company’s cash and liquidity position and its ability to finance operations. The Special Committee reviewed and considered the Company’s process for reviewing strategic alternatives and the challenges the Company has faced in obtaining interest in financing and other strategic transactions. The Special Committee discussed the prospect of liquidation, noting that a liquidation would be highly unlikely to deliver any value to stockholders. The Special Committee discussed the potential value that could be delivered to the Company’s stockholders in connection with the proposed 2026 Note Financing and the potential transactions contemplated by the CVR Term Sheet. At the meeting, RLF advised the Special Committee on its fiduciary duties under Delaware law. Following discussion, the Special Committee approved the 2026 Note Financing and the related transactions.
On April 24, 2026, the Company completed the previously announced holding company reorganization.
Based on the favorable results of the RMAT Meeting, with Celadon’s consent granted on April 24, 2026, the Company reinitiated discussions with several public funds that the Company believed would have interest in investing in the Company. Those meetings were held under confidentiality agreements. The Company requested that each of the four funds participate in or lead a financing transaction to compete against the transactions contemplated by the Celadon Term Sheets, including the CVR Transaction. Despite the Company's extensive outreach efforts and the favorable results of the RMAT Meeting, the Company was unable to receive deal terms from any of these funds.
On April 27, 2026, the Company, Midco and Opco entered into the Purchase Agreement for the 2026 Note Financing with an affiliate of Celadon.
On May 1, 2026, Gunderson Dettmer provided an extensive marked copy of the draft Merger Agreement to MWS.
On May 4, 2026, Celadon amended its Schedule 13D in connection with the Purchase Agreement.
On May 5, 2026, Gunderson Dettmer provided an extensive marked copy of the draft CVR Agreement to MWS. Gunderson Dettmer and MWS continued to exchange drafts of the Merger Agreement and CVR Agreement from May 5, 2026 to June 25, 2026.

On May 20, 2026, Midco issued and sold to Celadon the first tranche of Notes, in aggregate principal amount of $10.0 million, for net proceeds of approximately $9.7 million.
On May 22, 2026, Celadon formed Celadon Partners SPV 35 Limited, an exempted company under the laws of the Cayman Islands, solely for the purpose of effectuating the Merger.
On May 27, 2026, the Special Committee, with representatives of management, Gunderson Dettmer and RLF present, met to review the negotiations regarding the proposed transaction with Celadon. The Special Committee observed that the Company’s concurrent efforts to secure alternative financing or strategic transactions had not produced any viable proposals. The Special Committee reviewed the procedural steps, stockholder approval requirements, and economic terms of the proposed transaction with Celadon, including the CVR milestone payments and their risk-adjusted present value based on the work performed by Lincoln. The Special Committee discussed open issues in the negotiations. RLF advised with respect to fiduciary duties. The Special Committee determined to request that Lincoln render a fairness opinion as to the consideration payable to the public stockholders in the proposed transaction with Celadon.
On June 16, 2026, the Special Committee, with members of management and representatives of Gunderson Dettmer, RLF and Lincoln present, met to discuss whether to recommend that the Board approve proceeding with the proposed merger, or the Merger, and related transactions (together with the Merger, the Contemplated Transactions) with Celadon. Mr. Cutler, the Company’s general counsel, provided an overview of the Contemplated Transactions, including the material terms of the Merger Agreement and the Merger process. The Special Committee discussed procedural steps relating to the authorization and implementation of the Contemplated Transactions. Lincoln then presented to the Special Committee regarding fairness of the consideration payable in the Contemplated Transactions, or the Merger Consideration. Lincoln noted that, based on its financial analyses, the Merger Consideration exceeds the value implied by the liquidation value of $0.00 per share, as provided by the Company’s management. Lincoln then rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated June 16, 2026, to the effect that, as of the date of the opinion, and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Merger Consideration to be received by the Unaffiliated Security Holders in the Merger is fair, from a financial point of view, to such holders. RLF advised with respect to the Special Committee’s fiduciary duties under Delaware law. Thereafter, the Special Committee unanimously (a) determined that the Merger Agreement, the CVR Agreement and the Transaction, including the Merger, are advisable, fair to, and in the best interests of, the Company and the stockholders, (b) determined that it is advisable and in the best interests of the Company and the stockholders to enter into, approve, adopt and declare advisable, the Merger Agreement and the CVR Agreement and (c) recommended that the Company Board (i) determine that the terms of the Merger Agreement, the CVR Agreement and the Transaction, including the Merger, are advisable, fair to, and in the best interests of, the Company and the stockholders, (ii) determine that it is in the best interests of the Company stockholders to enter into, and approve, adopt and declare advisable, the Merger Agreement and the CVR Agreement, (iii) approve the execution and delivery by the Company of the Merger Agreement, the CVR Agreement the performance by the Company of its covenants and agreements contained therein and the consummation of the Transaction, including the Merger, upon the terms and subject to the conditions contained in the Merger Agreement and the CVR Agreement, (iv) direct that the adoption of the Merger Agreement, CVR Agreement and the approval of the Transaction, including the Merger, be submitted to the stockholders of the Company, and (v) recommend that the stockholders of the Company vote to adopt the Merger Agreement, CVR Agreement and approve the Transaction, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.
On June 18, 2026, the Board held a special meeting, with members of management and Gunderson Dettmer present, to discuss whether to approve the Merger Agreement and the Contemplated Transactions with Celadon. Mr. Tang abstained from participation in this meeting. Mr. Cutler provided an overview of the Contemplated Transactions, including the material terms of the Merger Agreement. He also summarized the Special Committee’s process in evaluating the Contemplated Transactions and other alternatives and reported that the Special Committee had resolved to recommend that the Board approve the Merger Agreement and the Contemplated Transactions. The Board discussed the terms of the Contemplated Transactions and the Special Committee’s recommendation. Then, Gunderson Dettmer advised with respect to the Board’s consideration of the proposal, the Board members’ fiduciary duties under Delaware law and other factors. Gunderson Dettmer noted that approval of the Contemplated Transactions would require the affirmative vote of holders of a majority of outstanding shares of the Company’s common stock and a majority of the minority stockholders. Thereafter, the Board unanimously (other than Mr. Tang, who was absent from the meeting)

(i) approved the Merger Agreement and the Contemplated Transactions, subject to alignment with Celadon on the parties’ obligations relating to the Company’s continued listing on Nasdaq following the Closing, (ii) resolved to submit the proposals in connection therewith to a vote of the Company’s stockholders and (iii) resolved to recommend that the stockholders vote to approve such proposals.
On June 22, 2026, Celadon formed Senti Merger Sub, Inc., a Delaware corporation, solely for the purpose of effectuating the Merger.
On June 25, 2026, the Company, Celadon and representatives of Gunderson Dettmer and MWS held a conference call to discuss the open issues in the Merger Agreement, CVR Agreement and related matters. Following this discussion, Gunderson Dettmer, on behalf of the Company, sent revised versions of the Merger Agreement and CVR Agreement to MWS.
Over the course of the following weeks, the parties and their respective counsel continued to work towards finalizing the definitive agreements.
On July 8, 2026, the Board held a special meeting to discuss the updated terms of the Merger Agreement, including the agreement with Celadon regarding the parties’ obligations relating to the Company’s continued listing on Nasdaq. Mr. Mathers was not present for this meeting. Members of the Company’s management and representatives of Gunderson Dettmer were present. Dr. Lu and Mr. Cutler provided the Board with an update regarding the transactions since the prior meeting of the Board. Following a fulsome discussion prior to and following Mr. Tang’s recusal from the meeting, the Board (i) approved the Merger Agreement and the Contemplated Transactions, (ii) resolved to submit the proposals in connection therewith to a vote of the Company’s stockholders and (iii) resolved to recommend that the stockholders vote to approve such proposals
On July 14, 2026, the Company, Midco, Opco, Parent and Merger Sub executed the Merger Agreement. On July 15, 2026, the Company and Celadon issued a joint press release announcing the transaction.
Considerations of the Special Committee and the Board and Procedural Safeguards with respect to the Contemplated Transactions
In reaching its decision to approve the Merger Agreement and the Contemplated Transactions, including the Merger, and recommend that the Company’s stockholders vote to adopt the Merger Agreement and the Contemplated Transactions, including the Merger, the Special Committee and the Board of Directors of the Company, or the Board, consulted with the Company’s senior management and its financial and legal advisors. The Special Committee and the Board considered a wide range of factors relating to the Merger Agreement and the proposed Merger, many of which the Special Committee and the Board believed supported its decision, including the following (which are not necessarily presented in order of relative importance):
•
the Special Committee’s knowledge of the Company’s business, financial condition, results of operations, prospects and competitive position, and its belief that the Merger, including the CVR, is financially more favorable to the Company’s stockholders than any other alternative reasonably available to the Company and its stockholders, including the alternative of continuing to operate independently, based upon the Special Committee’s understanding of the current and prospective environment in which the Company operates, the competitive landscape, the Company’s cash needs, the Company’s overall strategic position, and the challenges attendant to improving the Company’s financial performance in order to maximize stockholder value;

•	management’s view of the Company’s financial condition, results of operations, business, prospects and competitive position;
•
the current and historical market price of the Company’s common stock, the relatively low trading volume of the Company’s common stock and the fact that there is limited research analyst coverage on the Company;

•	the aggregate value and form of the consideration to be received in the Merger by the Company and to be distributed to the Company’s stockholders, including:
•
that the Company’s stockholders will receive one CVR per share of common stock, which provides the Company’s stockholders with an opportunity to realize value if the Milestones, as described in the CVR Agreement, are achieved;

•
that the Special Committee and the Board believes, based on management’s assumptions regarding the probability and timing of achievement of the conditions with respect to the CVR set forth in the CVR Agreement, that the CVR milestones are achievable, taking into account the clinical status of SENTI-202 and the expected regulatory pathway, and the fact that Parent has agreed (i) to use, and cause its affiliates and licensees to, use diligent efforts (as defined in the Merger Agreement) to achieve each Milestone and (ii) that neither Parent nor any of its affiliates or its (or their) licensees shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of the Milestone or the payment of the Milestone Payment Amount; and

•
that the Special Committee and the Board believe Midco and Opco will have additional opportunities for capital raising and development when owned by a privately held company, which benefits would contribute to the ability to achieve the CVR milestones.

•
the fact that the estimated per share value of the CVR exceeds the per share value expected to be received based on Management’s Liquidation Analysis in the event of the Company’s liquidation or winding down;

•
the fact that security holders of the Company will have on-going equity participation in the Company following the Merger, and therefore will participate in the Company’s future earnings or growth, if any, and any benefit from increases, if any, in the value of the Company’s common stock;

•
the negotiations with respect to the CVR terms and the Special Committee’s determination that, following extensive negotiations with Parent, the terms and milestone payments reflected in the CVR Agreement represented the highest milestone payments that Parent would agree to pay, with the Special Committee basing its belief on a number of factors, including the duration and tenor of negotiations and the experience of the Special Committee and its advisors;

•	the likelihood that the Merger would be completed based on, among other things (not in any relative order of importance):
•	the absence of a financing condition in the Merger Agreement and that regulatory approval was not expected to be required;
•	the likelihood and anticipated timing of completing the Merger in light of the scope of the conditions to closing;
•	the familiarity of Celadon Partners SPV 24 with the Company and SENTI-202, and its intention to consummate the Merger;
•	the business reputation and financial resources of Celadon;
•	the holders of [ ]% of the Company’s outstanding common stock have agreed to vote in favor of the Merger pursuant to the Voting Agreement;
•	the terms and conditions of the Merger, including:
•	the aggregate value and form of the consideration;
•	the representations, warranties and covenants of the parties;
•	the conditions to the Merger, including the definition of a “material adverse effect” and the exceptions thereto;
•	the ability of the Company to respond to certain unsolicited takeover proposals;
•
the ability of the Board to change its recommendation in the event of a superior proposal and the ability of the Company to terminate the Merger Agreement, pay a termination fee and accept such superior proposal;

•	the ability of the Board to change its recommendation in the event of an intervening event; and
•	the termination fee and the Board’s belief that the amount of the fee and expense reimbursement were reasonable and would not likely deter competing bids.

•
the Special Committee’s belief, in assessing the Company’s business, operations, prospects, strategic and short- and long-term operating plans, assets, liabilities, financial condition, that there is a high risk of insolvency of the Company if it continues to independently develop, fund and pursue the development and commercialization of SENTI-202 on its own;

•
the Company’s current level of cash and cash equivalents may not be sufficient to fund operations for the next twelve months from the date of the last Quarterly Report on Form 10-Q, leading to the Company’s expression of substantial doubt as to its ability to continue operations as a going concern;

•	the Company’s prior challenges in raising equity or debt capital in the past and the fact that such challenges were likely to persist;
•	in the absence of the Merger, the Company may need to seek protection under Chapter 11 of the U.S. Bankruptcy Code or pursue a liquidation;
•	the lack of value that would be available to the Company’s stockholders in the event of a liquidation and winding up of the Company;
•
the risks associated with liquidating the Company, including the costs of winding down its operations and settling all outstanding liabilities, risks associated with selling its remaining assets, and the uncertainty of the amount or timing of any liquidation distributions to the Company’s stockholders;

•
following its formation, the Special Committee’s independent control of the negotiation process with Parent, with the advice and assistance of Lincoln as its financial advisor and Richards, Layton & Finger, P.A., or RLF, as its legal advisor, reporting solely to the Special Committee; and

•
the financial analysis reviewed and discussed with the Special Committee by representatives of Lincoln, as well as the opinion of Lincoln rendered to the Special Committee on June 16, 2026 as to, as of such date, the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in preparing its opinion.

The Special Committee did not conduct a market check of parties deemed to be potentially interested in and capable of acquiring the Company for reasons as noted below:
•
notwithstanding the fact that the Special Committee was authorized to solicit, initiate, propose or introduce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a potential transaction with respect to the Company from any person, the Special Committee was aware of the efforts undertaken by the Company to seek strategic transactions and sources of financing over the previous three years;

•
Celadon’s ownership in the Company, which was sufficient by itself to make it difficult for a third party to consummate any transaction that required stockholder approval and that Celadon did not support, lowered the probability of any transaction with a third party; and

•	the Company’s prior challenges in raising equity or debt capital in the past.
In addition, the Special Committee and the Board believed that sufficient procedural safeguards were and are present to ensure that the Merger is procedurally fair to the Company’s stockholders unaffiliated with the Affiliated Entities, or the Unaffiliated Security Holders, and to permit the Special Committee and the Board to represent effectively the interests of such Unaffiliated Security Holders, which procedural safeguards include the following, which are not listed in any relative order of importance:
•
the consideration and negotiation of the Merger Agreement was conducted entirely under the control and supervision of the Special Committee, which consists of three independent directors, each of whom is an outside, non-employee director, and that no limitations were placed on the Special Committee’s authority;

•
in considering the transaction with Parent, the Special Committee acted solely to represent the interests of the Unaffiliated Security Holders, and the Special Committee had independent control of the extensive negotiations with Celadon and its legal and financial advisor on behalf of the Unaffiliated Security Holders;

•
the Special Committee members during the entire process were and are independent directors and free from any affiliation with Parent; in addition, none of such Special Committee members (other than Dr. Collins, our scientific co-founder) is or ever was an employee of the Company or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the Unaffiliated Security Holders other than the Special Committee members’ receipt of Board compensation (which is not contingent upon the completion of the Merger or the Special Committee’s or the Board’s recommendation of the Merger) and their indemnification and liability insurance rights under the Merger Agreement;

•	the Special Committee was assisted in negotiations with Celadon and in its evaluation of the Merger by Lincoln as its financial advisor and RLF, as its legal advisor;
•
the Special Committee was empowered to consider, attend to and take any and all actions in connection with the written proposal from Parent in connection with the Contemplated Transactions from the date the Special Committee was established, and no evaluation, negotiation or response regarding the Contemplated Transactions in connection therewith from that date forward was considered by the Board for approval until the Special Committee had recommended such action to the Board;

•
the terms and conditions of the Merger Agreement were the product of meaningful negotiations between the Special Committee and its advisors, on the one hand, and Celadon and its advisors, on the other hand;

•	the Special Committee was empowered to exercise the full power and authority of the Board in connection with the Contemplated Transactions and related process;
•	the Special Committee met on multiple occasions to consider and review the terms of the Merger Agreement and the Contemplated Transactions;
•	the recognition by the Special Committee and the Board that it had no obligation to recommend the Merger or any other transaction;
•
the Special Committee’s ability, under certain circumstances, to change, withhold, withdraw, qualify or modify the Company’s recommendation that the Company’s shareholders vote to authorize and approve the Merger Agreement, the Plan of Merger and the Contemplated Transactions, including the Merger; and

•
that, based on the determination of the Special Committee in light of the fact that the Affiliated Entities are the controlling stockholders of the Company and Parent and that Donald Tang is a director of the Company, the approval of the Merger Agreement Proposal requires approval of the holders of a majority of the votes cast by holders of shares of the Company’s common stock, other than shares beneficially owned, directly or indirectly, by Parent, Merger Sub or any of their respective affiliates, or with respect to which any of the foregoing has, directly or indirectly, the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on the adoption of the Merger Agreement at the Annual Meeting (e.g. the Majority of the Minority).

The Special Committee and the Board also considered a variety of potentially negative factors concerning the Merger Agreement and the Merger, including the following, which are not listed in any relative order of importance:
•
the Company’s stockholders’ on-going equity participation in the Company following the Merger will represent only the Company’s future earnings or growth, if any, and any benefit from increases, if any, in the value of Company’s common stock based on the remaining assets and operations at the Company following the Transaction and, other than stockholders’ participation in the CVR, not from the development of SENTI-202;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the Merger;

•
the risks and costs to the Company if the Merger does not close, including its ability to continue to meet Nasdaq listing requirements, the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on the Company’s business and customer relationships and its ability to satisfy its debt obligations when they become due;

•
the risks and costs to the Company if the Merger does close, including its need for additional financing, ability to meet the Nasdaq continued listing requirements and its ability to continue to operate as a going concern;

•
the terms of Parent’s participation in the Merger (including the fact that the Affiliated Entities were expected to participate with the Unaffiliated Security Holders in receiving a pro rata share of the CVRs) and the fact that Parent may have interests in the Merger that are different from, or in addition to, those of the Unaffiliated Security Holders;

•
the fact that certain key management members, though not affiliated with the Affiliated Entities, may have interests in the Merger that are different from, or in addition to, those of the Unaffiliated Security Holders;

•
that while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger under the Merger Agreement will be satisfied and, as a result, it is possible that the Merger may not be completed even if the Company’s stockholders authorize and approve it;

•
the Milestone Payment Amounts represent highly contingent payments the value of which depends on the achievement of the specified clinical, regulatory and commercial milestones, which may not be achieved prior to the Milestone Expiration Date;

•
if the Merger is not completed, the disruption to the business of the Company that may result from the announcement of the Merger, the fact that officers and other employees of the Company will have expended extensive efforts and have experienced significant distractions from their work in attempting to complete the transaction, the fact that substantial transaction costs will have been incurred in connection with the transaction and other potential consequences to the Company related to an announced transaction not being consummated;

•	disruption to the Company’s business from the public announcement of the Merger;
•	risks that the termination fee would deter other potential acquirers from making a competing offer;
•	if the Merger is completed, the risk that Midco may never achieve the Milestones; and
•	under Delaware law, the Company’s stockholders are not entitled to appraisal rights in connection with the Merger and the Company will not independently provide stockholders with any such rights.
The foregoing discussion of information and factors considered by the Special Committee and the Board is not intended to be exhaustive, but includes a number of the factors considered by the Special Committee and the Board. In view of the wide variety of factors considered by the Special Committee and the Board, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee and the Board may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee unanimously recommended that the Board authorize and approve, and the Board authorized and approved, the Merger Agreement and the Contemplated Transactions, including the Merger, based upon the totality of the information presented to and considered by it.
In reaching its conclusion regarding the fairness of the Merger to the Company’s Unaffiliated Security Holders and its decision to recommend the authorization and approval of the Merger Agreement and the Contemplated Transactions, including the Merger, the Special Committee considered financial analyses presented by Lincoln. The Special Committee believes that it is reasonable and appropriate to consider the opinion from Lincoln in the Special Committee’s determination as to the fairness, from a financial point of view, of the consideration payable in the Contemplated Transactions to the Unaffiliated Security Holders of the Company, because the opinion addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company. To the extent that an affiliated security holder may exist other than Parent and its affiliates, the consideration to be received by such affiliated security holder is identical in all respects as the consideration to be received by Unaffiliated Security Holders. The Special Committee expressly adopted these analyses and opinions, among other factors considered, in reaching its determination as to the fairness of the Contemplated Transactions, including the Merger.
Further, the Special Committee and the Board considered the liquidation value of the Company’s assets and believe that the value of the Company’s assets that might be realized in a liquidation would be significantly less than its going-concern value. Each of the Special Committee and the Board believes the analyses and additional factors it reviewed provided an indication of the Company’s going-concern value.

In reaching its determination that the Merger Agreement and the Contemplated Transactions, including the Merger, are fair to, and in the best interests of, the Company and its Unaffiliated Security Holders and its decision to authorize and approve the Merger Agreement and the Contemplated Transactions, including the Merger, and recommend the authorization and approval of the Merger Agreement and the Contemplated Transactions, including the Merger, by the Company’s stockholders, the Board, on behalf of the Company, considered the analysis and recommendation of the Special Committee and the factors examined by the Special Committee as described above under this section and under the caption “—Background of the Merger,” and adopted such recommendations and analysis. During its consideration of the Merger Agreement and the Contemplated Transactions, including the Merger, the Board was also aware that some of the Company’s directors and stockholders have interests with respect to the Merger that are, or may be, different from, and/or in addition to those of the Company’s Unaffiliated Security Holders generally, as described under the caption “—Interests of Executive Officers and Directors of the Company in the Merger.”
Certain Company Management Forecasts
Important Information Concerning the Company Management Forecasts
The Company does not publicly disclose long-term forecasts or internal projections as to its cash runway, future revenues, earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.
In connection with its evaluation of the Company’s stand-alone prospects and potential strategic transactions available to the Company, including the transactions contemplated by the Merger Agreement, the Company’s management prepared unaudited non-public prospective financial projections for the Company on a stand-alone basis, without giving effect to the transactions contemplated by the Merger Agreement. These prospective financial projections were prepared and updated by the Company’s management and reviewed and discussed with the Board in March 2026 and May 2026. Specifically, the Board reviewed the three cash runway analyses described below (the “March 2026 Analysis”, the “May 2026 Analysis” and the “Company’s Management Liquidation Analysis”, and collectively, the Forecasts) in connection with their evaluation of strategic alternatives. The Special Committee used the May 2026 Analysis to assist in its decision-making process in determining to approve and adopt the Merger Agreement and to recommend the Merger. The Special Committee directed Lincoln to rely on and use the Company’s Management Liquidation Analysis for purposes of its financial analyses and opinion described under the heading “—Opinion of the Special Committee’s Financial Advisor,” which is filed as Annex C to this proxy statement and incorporated herein by reference.
The Forecasts were prepared by the Company’s management based on assumptions they believed at the time to be reasonable. The Forecasts reflect numerous assumptions including (i) expectations regarding wind-down expenses; (ii) expectations regarding the Company’s operational expenses, including research and development expenses; and (iii) expectations regarding the timing, size and effects of the sale of the Notes, (iv) other relevant factors relating to the Company’s strategic plan, as well as how certain of these assumptions may change over time. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the Forecasts prepared by Company Management.
The Forecasts are summarized below:
March 2026 Analysis
The March 2026 Analysis consisted of the following estimated expenses and cumulative cash balances:

(unaudited)	Q1 2026	Q2 2026	Q3 2026	Q4 2026	2026	2027
Total Expenses(1)(2)	$14.0 million	$13.1 million	$15.3 million	$16.9 million	$59.4 million	$83.4 million
Cash(3)(4)(5)	($0.6 million)	($13.7 million)	($29.0 million)	($46.0 million)	($46.0 million)	($129.8 million)

1.	For the whole period indicated.
2.	These figures have been rounded to the nearest $100,000.
3.	As of the end of the period indicated.
4.	Minimum cash balance to pay for dissolution and wind-up expenses was estimated to be $6.0 million.
5.	These figures have been rounded to the nearest $100,000.

May 2026 Analysis
The May 2026 Analysis consisted of the following estimated expenses:

(unaudited)	Q2 2026	Q3 2026	Q4 2026	2026	2027
Total Expenses(1)(2)	$15.0 million	$17.1 million	$11.8 million	$53.2 million	$93.3 million

1.	For the whole period indicated
2.
Minimum cash balance to pay for dissolution and wind-up expenses was estimated to be $6.0 million. Cash balance reflected the sale of the Notes in May 2026 and was estimated to run out in the third quarter of 2026.

Company’s Management Liquidation Analysis
The Company’s senior management prepared the Management’s Liquidation Analysis utilizing its best estimates of values that could be achieved if the remaining operations of the Company were wound down, assets were sold or recovered and liabilities were settled or paid over a period of time, to illustrate the value per share that might be realized in a liquidation as an alternative to pursuing a strategic transaction. In conducting this analysis, the Company’s management determined the implied equity value of the shares in liquidation to be equal to the total assets of the Company minus the total liabilities of the Company, each as of April 30, 2026, pro forma for debt and cash as of May 31, 2026, minus wind down charges incurred over a hypothetical three month period. The liquidation analysis assumes that the Company would incur approximately $10.3 million to $11.4 million in expenses and future wind-down charges prior to dissolution and that no funds would be held back to cover future claims. This analysis resulted in a range of aggregate implied equity values of the Company of approximately negative $27.6 million to negative $23.3 million. Based on the number of shares of the Company’s common stock outstanding (assuming exchange of $10.0 million in principal of the Notes at the Initial Exchange Price) at the time of the analysis, the Company then determined that the range of liquidation values to be received by the Company’s common stockholders was $0.00 (implying negative $0.89 to negative $0.75 per share). For purposes of this analysis, the Company also assumed $0.00 of value for the Company’s intellectual property. The Company assigned no value for intellectual property monetization since it has historically explored strategic alternatives and financing options without success. A structured intellectual property sale process would require additional time, management focus, and engagement of external professionals, resulting in incremental costs without assurance of a transaction or recoverable net proceeds. While any monetization would represent potential upside, expected proceeds are highly uncertain and would likely be partially offset by the costs required to pursue such efforts.
The high end of the range of expected costs assumes (i) $4.3 million to operate the business over a three-month period, (ii) $3.1 million in severance costs, (iii) $1.5 million in clinical trial shutdown costs, (iv) $1.0 million in transaction costs, (v) $0.5 million for other potential wind-down related costs and (vi) $1.0 million for directors and officers insurance, whereas the low end of this range assumes (i) $4.3 million to operate the business over a three-month period, (ii) $3.1 million in severance costs, (iii) $1.0 million in clinical trial shutdown costs, (iv) $0.5 million in transaction costs, (v) $0.5 million for other potential wind-down related costs and (vi) $0.9 million for directors and officers insurance.
Additional Information Concerning the Forecasts
The summary of the Forecasts is included in this proxy statement solely to give the Company’s stockholders access to certain financial forecasts that were made available to the Board, the Special Committee and Lincoln and is not being included in this proxy statement to influence any stockholder’s decision whether to vote in favor of adopting the Merger Agreement or for any other purpose. The Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles, or GAAP. The Forecasts are forward-looking statements. All of the Forecasts summarized in this section were prepared by the Company’s management.
No independent registered public accounting firm provided any assistance in preparing the Forecasts. Accordingly, no independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Forecasts or expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the information contained in the

Forecasts. The KPMG report included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 relates solely to the historical financial information of the Company. Such report does not extend to the Forecasts and should not be read to do so.
By including the Forecasts in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any securityholder regarding the information included in the Forecasts or the ultimate performance of the Company, Parent, Midco, Opco or any of their affiliates compared to the information contained in the Forecasts. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Forecasts.
The assumptions and estimates underlying the Forecasts, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Forecasts, whether or not the Merger is completed. In addition, the Forecasts may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither the Company nor any of its affiliates assumes any responsibility to holders of the Company’s common stock or others for the accuracy of this information.
The Company’s actual future financial results may differ materially from those expressed or implied in the Forecasts due to numerous factors, including many that are beyond the Company’s ability to control or predict. While presented with numerical specificity, the Forecasts necessarily are based on numerous assumptions, many of which are beyond the control of the Company and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, including with respect to future business initiatives and changes to the Company’s business model for which the Company have no historical financial data, which assumptions may not prove to have been, or may no longer be, accurate. The Forecasts also reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and result in the Forecasts not being achieved include, but are not limited to, availability of additional financing to fund the Company’s operations and debt maintenance, expected development, regulatory and commercialization pathways and timing, the results of the Company’s clinical trials, the Company’s expectations regarding its expenses, impact of competitive products and pricing, the effect of regulatory actions, the impact of legal proceedings, the effect of global economic conditions, the cost and effect of changes in tax and other legislation and other risk factors described in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and described under the section below entitled “—Cautionary Statement Concerning Forward Looking Information”. The information set forth in the Forecasts are not facts and should not be relied upon as being necessarily indicative of actual future results.
The Forecasts were developed for the Company on a standalone basis without giving effect to the Merger, and therefore the Forecasts do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger, including potential cost synergies to be realized as a result of the Merger, or to any costs incurred in connection with the Merger. Furthermore, the Forecasts do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.
The Forecasts summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Company undertakes no obligation, except as required by law, to update or otherwise revise the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward Looking Information” elsewhere in the proxy statement.
In light of the foregoing factors and the uncertainties inherent in the Forecasts, readers of this Proxy Statement are cautioned not to place undue, if any, reliance on the Forecasts.
Annual and Quarterly Reports
For additional information regarding the business and the financial results and condition of the Company, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, each of which has been filed with the SEC.

Opinion of the Special Committee’s Financial Advisor
The Special Committee retained Lincoln to provide an opinion to the Special Committee as to whether the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to such holders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company. The Special Committee selected Lincoln to serve as its financial advisor for the reasons detailed in the section of this proxy statement titled “Background of the Merger.” Lincoln, as part of its investment banking business, is continuously engaged to provide financial advisory services, including fairness opinions and valuations of businesses and their securities in connection with mergers and acquisitions, private placements and other purposes.
At a special meeting of the Special Committee held on June 16, 2026, Lincoln rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated June 16, 2026, to the effect that, as of the date of the opinion, and subject to and based on the assumptions, limitations, qualifications, conditions and other matters set forth therein, the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to such holders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company.
Lincoln’s opinion was directed to the Special Committee (in its capacity as such) and only addressed the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company, and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. The summary of Lincoln’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached to this proxy statement as Annex C and which describes the assumptions, limitations, qualifications, conditions and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to the Special Committee, the Company Board, the Company or any security holder as to how to act or vote on any matter relating to the Merger or otherwise. Security holders are urged to read the entire opinion carefully in connection with their consideration of the Merger.
In connection with rendering its opinion and performing its related financial analyses, Lincoln reviewed, among other things, the following documents and information provided to it by management of the Company, or Company Management:
•
certain publicly available business and financial information relating to the Company that Lincoln deemed relevant, including the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and subsequent Current Reports on Form 8-K;

•	the weekly cash burn projections and other cash runway information provided by Company Management, which we refer to as the “Management Cash Runway”;
•
A liquidation analysis, including estimates of recoverable asset values, liabilities and wind-down costs, provided to us by Company Management, as defined and summarized under the section of this proxy statement titled “Management Liquidation Analysis”;

•	estimated timing for the achievement of the Milestones, as provided by Company Management, which we refer to as the “Milestone Dates”;
•
estimates regarding the probability of success of achieving the Milestones, as provided by Company Management and further supported by reference to published clinical development success rate studies, equity research and other considerations, which we refer to as the “Probability of Success”;

•
a certification letter, dated June 16, 2026, addressed to Lincoln by Company Management, containing, among other things, representations regarding the accuracy of the information, data and other materials, financial or otherwise, provided to, or discussed with, Lincoln by or on behalf of the Company in connection with Lincoln’s review of the Merger;

•	a draft of the Merger Agreement, dated June 11, 2026;
•	a draft of the CVR Agreement, dated June 2, 2026;

•	the Securities Purchase Agreement;
•
certain information provided by Company Management regarding the Company’s equity capitalization, capital structure and liquidity, including the number of outstanding shares of Company common stock, Company RSUs, shares of Company common stock issuable upon exercise of Company Stock Options and Company Warrants, initial notes issued pursuant to the Securities Purchase Agreement, additional notes issuable pursuant to the Securities Purchase Agreement and the Additional Funding Amount pursuant to the Merger Agreement, which we refer to as the “Capitalization”; and

•	other documents relating to the history, past and current operations, financial condition and probable future outlook of the Company provided to Lincoln by Company Management.
Lincoln also discussed with Company Management the business, financial outlook and prospects of the Company, the Merger and related matters. Lincoln also reviewed certain financial, stock trading and other information relating to the Company and considered such other information, financial studies, investigations and financial, economic and market criteria that Lincoln deemed relevant. In addition, Lincoln applied such generally accepted valuation and analytical techniques as it deemed appropriate under the circumstances.
In performing its analyses and rendering its opinion with respect to the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger, Lincoln, with the consent of the Special Committee and the Company, relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all financial, accounting, legal, tax and other information reviewed by, or discussed with, Lincoln, and Lincoln did not independently verify any such information. Lincoln also relied upon the assurances of Company Management that Company Management was not aware of any facts or circumstances that would make such information materially incomplete or misleading.
With the consent of the Special Committee and the Company, Lincoln assumed that the Special Committee and the Company had been advised by counsel with respect to the Merger and that the Merger would be consummated in a valid and timely manner in compliance with all applicable federal and state statutes, rules and regulations. Lincoln further assumed that, in the course of obtaining any necessary regulatory, stockholder and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company, the Merger Consideration or the Merger.
Lincoln assumed that the financial information provided to Lincoln by the Company, including the Management Cash Runway, the Management Liquidation Analysis, the Milestone Dates, the Probability of Success, the unaudited interim financial statements and other financial information, was reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared such information. Lincoln assumed no responsibility for, and expressed no opinion with respect to, the assumptions, estimates and judgments on which such forecasts and other financial information were based.
Lincoln assumed that the Merger would be consummated in accordance with the terms of the Merger Agreement, the CVR Agreement and the other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that would be material to Lincoln’s analysis. Lincoln also assumed that the final terms of the Merger Agreement and the CVR Agreement would not vary in any respect material to Lincoln’s analysis from the copies or drafts, as applicable, reviewed by Lincoln.
Lincoln assumed that there had been no material change in the assets, liabilities, business, condition, financial or otherwise, results of operations or prospects of the Company since the date of the most recent financial statements made available to Lincoln, other than changes publicly disclosed by the Company or otherwise made available to Lincoln.
Lincoln assumed that the Probability of Success and the Milestone Dates provided by Company Management constituted a reasonable basis for evaluating the expected value of the Milestone Payment Amount, which represents highly contingent payments, the value of which depends on the achievement of specified clinical, regulatory and commercial milestones. Lincoln also assumed, based on representations from Company Management, that the Capitalization used in evaluating the Merger Consideration, including the number of CVRs outstanding, had been appropriately reflected in Lincoln’s analyses.

Lincoln prepared its opinion as of the date thereof. Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Lincoln as of, the date of its opinion. Although subsequent developments may affect Lincoln’s opinion, Lincoln has no obligation to update, revise or reaffirm its opinion.
Lincoln did not evaluate the Company’s solvency. Lincoln was not requested to make, and did not make, any independent evaluation or appraisal of the assets or liabilities, contingent, derivative, off-balance sheet or otherwise, of the Company or any of its subsidiaries, and Lincoln was not furnished with any such evaluations or appraisals. Lincoln was not requested to, and did not, seek alternative transactions.
Lincoln’s opinion does not address the underlying business decision of the Special Committee, the Company, the stockholders of the Company or any other party to proceed with or effect the Merger. Lincoln’s opinion also does not address the terms of any arrangements, understandings, agreements or documents related to the Merger, or the form, structure or any other aspect of the Merger, except as expressly addressed in the opinion. Lincoln’s opinion does not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company, the Special Committee or any other party, or the effect of any other transaction in which the Company or any other party might engage.
Lincoln’s opinion does not address or constitute a recommendation regarding the decision of the Special Committee to authorize the execution of the Agreements or any related document, or to engage in the Merger. Lincoln’s opinion does not constitute advice or a recommendation to the Special Committee, the Company or any security holder as to how to act or vote with respect to any matter relating to the Merger. Lincoln’s opinion addresses only the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company, and does not address any other terms, aspects or implications of the Merger or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise.
Lincoln expressed no opinion as to the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or any other party, other than the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company. Lincoln also expressed no opinion as to the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders, creditors or other constituencies, including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituencies.
Lincoln’s opinion does not indicate that the Merger Consideration is the best possibly attainable under any circumstances. The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of factors unrelated to the financial analyses on which Lincoln’s opinion was based.
Lincoln expressed no opinion as to the price or range of prices at which the Company’s common stock may trade at any time, including following the announcement or consummation of the Merger. Lincoln’s opinion should not be construed as a valuation opinion, credit rating, solvency opinion, analysis of the Company’s creditworthiness, tax advice or accounting advice. Lincoln also expressed no opinion as to the amount or nature of any compensation or equity arrangement to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration.
Lincoln’s opinion was provided for the use and benefit of the Special Committee in connection with its evaluation of the Merger. Lincoln’s opinion may not be used for any other purpose and is not intended to confer any rights or remedies upon any other person.
Summary of Financial Analyses
The following is a summary of the material financial analyses reviewed by Lincoln with the Special Committee on June 16, 2026 in connection with rendering its opinion. The summary set forth below does not purport to be a complete description of the analyses performed by Lincoln or of the factors considered by Lincoln in connection with its opinion. The order of the analyses described does not represent the relative importance or weight assigned to such analyses by Lincoln. Certain of the summaries below include information presented in tabular format. The tables must be read together with the accompanying text and are not intended to stand alone. Accordingly, considering the tables without considering the full narrative description of the related analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of Lincoln’s analyses.
In connection with its engagement, Company Management directed Lincoln to review and rely upon the Management Liquidation Analysis prepared by Company Management, which was used as a reference point for evaluating the estimated value that could be realized by holders of Company common stock in a hypothetical liquidation and winding down of the Company. Lincoln also analyzed the implied value of the Merger Consideration by reviewing the estimated timing and probability of achievement of the Milestones and the resulting present value of the contingent payments potentially payable pursuant to the CVRs. Lincoln did not perform a traditional discounted cash flow analysis, selected publicly traded companies analysis or selected precedent transactions analysis and did not rely upon any such analyses in rendering its opinion.
The preparation of a fairness opinion is a complex process involving the exercise of professional judgment and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Lincoln considered the results of its analyses as a whole and did not attribute any particular weight to any individual analysis or factor. Rather, Lincoln made qualitative judgments as to the significance and relevance of each analysis and factor considered. Accordingly, Lincoln believes that its analyses must be considered as a whole and that selecting portions of its analyses or factors considered, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion.
Lincoln’s opinion was based on the analyses and factors taken as a whole and on the application of Lincoln’s experience and professional judgment. Lincoln did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger following the contemplated distribution of CVRs to the stockholders of the Company.
Management Liquidation Analysis
Lincoln reviewed and considered the Management Liquidation Analysis of the Company, which was prepared by and approved for Lincoln’s use by Company Management and as further described in the section of this proxy statement entitled “Management Liquidation Analysis.” The Management Liquidation Analysis estimated the potential realizable values for the Company’s assets in a liquidation and the remaining amounts, if any, available upon completion of such liquidation for distribution to holders of Company common stock. Lincoln noted that the Management Liquidation Analysis estimated a range of potential realizable values for the Company’s assets in a liquidation of approximately $14.3 million to $15.0 million, a range of liquidation-related costs and disbursements of approximately $38.3 million to $41.8 million, which resulted in a negative range of net cash available for distribution to the holders of Company common stock of approximately $(23.3) million to $(27.6) million and therefore implied a value of $0.00 per share of Company common stock.

($ in millions, except per share amounts)	Low	High
Total Assets	$14.3	$15.0
Total Liabilities	(30.4)	(28.0)
Total Wind-Down Costs	(11.4)	(10.3)
Liquidation Value Reference Range	$(27.6)	$(23.3)
Implied Liquidation Value Per Share	$0.00	$0.00

Note: Implied liquidation value per share is shown as $0.00 because the Management Liquidation Analysis indicated a negative equity value reference range.
Merger Consideration Analysis
Lincoln estimated the present value of the Milestone Payment Amount by applying the Probability of Success estimates provided by Company Management to each Milestone Payment Amount and discounting the resulting risk-adjusted values to present value as of June 15, 2026 using discount rates ranging from 15.0% to 20.0%. The discount rates were selected by Lincoln based on its professional judgment, taking into account clinical-stage biotechnology risk and market-based risk-adjusted return expectations for investments with similar risk characteristics.

($ in millions)	Milestone Payment Amount	Expected Milestone Achievement Date	Probability of Success	Risk-Adjusted Milestone Payment Amount	Present Value of Risk- Adjusted Milestone Payment Amount
BLA Milestone	$10.0	1/31/2031 to 6/30/2030	21% to 42%	$2.1 to $4.2	$0.9 to $2.4
FDA Approval Milestone	$20.0	7/31/2031 to 12/31/2030	20% to 40%	$4.0 to $8.0	$1.6 to $4.2
Sales Milestone	$30.0	6/30/2032 to 12/31/2031	18% to 36%	$5.4 to $10.8	$1.8 to $5.0
Total	$60.0			$11.5 to $23.0	$4.3 to $11.6

Lincoln also reviewed the implied per share value of the Milestone Payment Amount under two as-converted share count scenarios. Scenario A reflected existing common shares, RSUs, the Initial Notes on an as-converted basis and the $6.0 million Additional Funding Amount on an as-converted basis. Scenario B reflected Scenario A plus the remaining Additional Notes on an as-converted basis. Warrants, options and GeneFab options were excluded from Scenario A and Scenario B.

	Scenario A	Scenario B
Dilutive Shares Outstanding	57.4 million	95.7 million
Maximum Gross Future Milestone Payment Amount Per Share	$1.05	$0.63
Present Value of Risk-Adjusted Milestone Payment Amount Per Share	$0.07 to $0.20	$0.04 to $0.12

Lincoln observed that the implied present value risk-adjusted Milestone Payment Amount per share ranges under each of Scenario A and Scenario B exceeded the $0.00 per share value implied by the Management Liquidation Analysis.
Other Information
In connection with its review of Company Management’s probability of success assumptions for the Milestone Payment Amount, Lincoln reviewed, among other information, the following clinical development success rates and equity research probability of success reference points for informational and contextual purposes. Lincoln did not independently verify the underlying data and did not rely on these reference points as determinative of the Probability of Success or the conclusion expressed in its opinion.

Reference Category	Phase I to Approval	Phase II to Approval	Phase III to Approval	NDA/BLA to Approval
All Indications	7.9%	15.1%	52.4%	90.6%
Hematology	23.9%	34.4%	71.5%	93.1%
Oncology	5.3%	10.8%	43.9%	92.0%
CAR-T	17.30%	39.20%	66.7%	100.0%

Source: Clinical Development Success Rates and Contributing Factors (2011-2020) by BIO, BioMedTracker and QLS Advisors.

Equity Research Analyst	Report Date	Referenced Probability of Success Assumption
Leerink	12/15/2025	20% AML
Chardan	5/15/2026	55% Overall
HCW	5/15/2026	20% AML / 10% MDS
Laidlaw	6/6/2025	47% Overall
JP Morgan (Terminated Coverage)	12/16/2022	20% AML
Morgan Stanley (Terminated Coverage)	10/7/2022	28% AML
Bank of America (Terminated Coverage)	9/29/2022	10% to 15% Overall

Source: Equity research. AML refers to acute myeloid leukemia; MDS refers to myelodysplastic syndrome; Overall refers to the probability of success applied to the Company and not a specific indication.

For informational and contextual purposes, Lincoln also reviewed certain publicly available trading information, equity research information and other information regarding the Company and the biotechnology sector that Lincoln deemed relevant. Lincoln did not rely on any selected companies analysis, selected precedent transactions analysis or discounted cash flow analysis as a basis for its opinion.
Miscellaneous
Other than the engagement to provide financial advice and the opinion to the Special Committee, during the two years preceding the date of Lincoln’s opinion, Lincoln and its affiliates have not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received by Lincoln, nor is any such material relationship or related compensation mutually understood to be contemplated. Lincoln is entitled to customary fees from the Company for its financial advisory services and the preparation of its opinion in the aggregate amount of $575,000 consisting of (i) an initial non-refundable cash retainer of $200,000, (ii) additional monthly non-refundable cash retainers of $50,000 per month for March 2026 and April 2026, (iii) additional monthly non-refundable cash retainers of $25,000 per month for May 2026 and each month thereafter and (iv) a non-refundable cash opinion fee of $225,000 payable upon Lincoln informing the Special Committee it was prepared to render the opinion. No portion of Lincoln’s fees were contingent upon the conclusions set forth in its Opinion. To date, the Company has paid Lincoln $575,000 in fees. No portion of Lincoln’s fees were contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify Lincoln and certain related parties against certain liabilities. Furthermore, the Company has agreed to reimburse Lincoln for certain expenses arising in connection with or as a result of Lincoln’s engagement and has reimbursed Lincoln for certain of such expenses incurred to date.
Additional Presentations
In addition to Lincoln’s June 16, 2026 presentation to the Special Committee in connection with the rendering of its opinion, Lincoln discussed with the Special Committee, from time to time, matters relating to the proposed Merger, the management liquidation analysis, the merger consideration analysis, and other financial matters relevant to the Special Committee’s evaluation of the Merger. These discussions and materials were preliminary in nature, were superseded by or reflected in Lincoln’s June 16, 2026 presentation and opinion, and did not constitute a separate opinion of Lincoln. The material financial analyses reviewed by Lincoln in connection with its opinion are summarized above under “Summary of Financial Analyses.”
Plans for the Company After the Merger
If the Merger is completed, our stockholders will receive the CVRs and we will continue to develop (i) our program seeking a treatment for Rett Syndrome, or the Rett Syndrome program utilizing the Company’s Regulator Dial technology and (ii) our platform of Regulator Dial-enabled armored tumor-infiltrating lymphocyte, or TIL, therapies designed to address key limitations associated with current TIL approaches, or the TIL program. Although we will no longer be developing SENTI-202 or our other programs following closing, we plan to continue advancing our Rett Syndrome and TIL programs with the goal of returning additional value to our stockholders. Notwithstanding this present expectation, our Board may use our resources for other purposes for the benefit of the Company and our stockholders, and in connection therewith may find it necessary or advisable to use our resources for different or presently non-contemplated purposes.
The transaction will not alter the rights, privileges or nature of our common stock. A stockholder who owns shares of our common stock immediately prior to the completion of the Merger will continue to hold the same number of shares immediately following the completion of the Merger. In addition, pursuant to the Merger Agreement, our Board or the Special Committee thereof will approve and Midco will effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes.
Accounting Treatment
It is anticipated that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to the Company assets acquired and liabilities assumed, which will be recorded at fair value.
Interests of Executive Officers and Directors of the Company in the Merger
In considering the recommendations of the Board with respect to the Merger, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting solely of independent and disinterested directors of the Board, and the Board were aware of these interests and considered the interests described below, among other matters, in evaluating the Merger Agreement and the Contemplated Transactions, including the Merger. Further, the Board considered these interests in making its recommendations.
Payments in Respect of Equity and Equity Awards Held by Directors and Executive Officers
Pursuant to the Merger Agreement, the Board of Directors or the Special Committee thereof shall approve and Midco shall effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities) that is issued and outstanding as of the CVR record date, which shall be a date no less than five days and no more than ten days following the date that the Merger closes. Following Closing, our stockholders will continue to have ownership interests in our company and rights as our stockholders. Therefore, our stockholders will continue to participate in our future earnings or growth, if any, and will benefit from appreciation in our value, if any, in addition to any contingent Milestone Payment Amounts that are paid pursuant to the CVRs.
The Merger Agreement provides for the treatment set forth below with respect to the Company equity awards that are outstanding at the Closing Effective Time.
Company Stock Options. Each stock option to purchase shares of the Company’s common stock that is then outstanding, whether vested or unvested, will become immediately vested and exercisable in full. Prior to the Closing Effective Time, the Board of Directors (or the committee administering the applicable equity incentive plan) shall take all actions necessary to provide that the post-termination exercise period applicable to each stock option that remains outstanding immediately prior to the Closing Effective Time shall be extended so that such stock option will remain exercisable until the original expiration date of such stock option, notwithstanding any earlier termination of the holder’s employment or service with the Company or any of its subsidiaries; provided that each such stock option shall remain subject to earlier termination in accordance with the terms of the applicable equity incentive plan. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such stock option pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such stock option and the CVR Agreement.
Company RSUs. Immediately prior to the Closing Effective Time, each restricted stock unit award in respect of shares of the Company’s common stock, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time shall become fully vested, automatically and without any action on the part of the holder thereof, and shall thereafter remain subject to settlement in accordance with the terms and conditions of the applicable equity incentive plan and the award agreement evidencing such RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date shall entitle such holder to receive, upon settlement of such RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock subject to such RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such RSU and the CVR Agreement.
Company Warrants. In addition, immediately prior to the Closing Effective Time, each warrant to purchase shares of the Company’s common stock that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such warrant and the CVR Agreement.
The following table sets forth (i) the number of shares of the Company’s common stock underlying outstanding stock options and RSUs held by the Company’s executive officers and directors as well as the number of outstanding shares of the Company’s common stock held by such individuals; and (ii) estimates of the maximum potential Milestone Payment Amounts under the CVRs, that the Company’s executive officers and directors are eligible to receive (before deduction of applicable tax withholdings) in connection with the Merger in respect of such stock options, RSUs and outstanding shares, in each case, as of August 31, 2026. Some of these estimates are based on information not currently available and, as a result, the actual amounts, if any, to be received by the Company’s executive officers and directors may differ in material respects from the amounts set forth below. Solely for purposes of the table below, we have assumed that:
•
The Closing Effective Time will occur on August 31, 2026. The table below does not take into account any vesting or forfeiture of equity awards, nor any additional equity awards that may be granted, in each case, between the date of this proxy statement and the assumed closing date of August 31, 2026;

•
The Initial Notes and $6.0 million of Additional Notes purchased pursuant to the Merger Agreement prior to August 31, 2026 are exchanged for an aggregate of 25,555,024 shares of the Company’s common stock at the initial exchange price of $0.6261 per share;

•
Holders of options to purchase shares of common stock, including the Company’s executive officers and directors, will not exercise any such options to buy an aggregate of 4,640,722 shares at an exercise price that is at least $1.05 per share; and

•
Holders of warrants to purchase shares of common stock, including the Company’s executive officers and directors, will not exercise such warrants to buy an aggregate of 31,735,500 shares at an exercise price of $2.30 per share; and

•	The number of shares of the Company’s common stock outstanding as of June 30, 2026 equals the number of shares outstanding as of August 31, 2026.

Executive Officers and Directors	Number of Vested Stock Options (#)(1)	Potential CVR Payment in respect of Vested Stock Options ($)(1)	Number of Unvested Stock Options (#)(1)	Potential CVR Payment in respect of Unvested Stock Options ($)(1)	Number of Unvested RSUs (#)	Potential CVR Payment in respect of Unvested RSUs ($)	Number of Outstanding Shares (#)	Potential CVR Payment in respect of Outstanding Shares ($)	Total Potential CVR Payment in respect of Such Equity ($)
Executive Officers
Timothy Lu, M.D., Ph.D.	1,151,534	—	1,180,191	—	438,438	458,717	306,823(2)	321,014	779,732
Jay Cross	61,695	—	112,505	—	—	—	—	—	—
Kanya Rajangam, M.D., Ph.D.(3)	151,677	—	144,384	—	55,608	58,180	52,235	54,651	112,831
Directors
Edward Mathers	90,850	—	—	—	—	—	—	—	—
Frances D. Schulz	72,795	—	5,555	—	—	—	—	—	—
Donald Tang	72,795	—	5,555	—	—	—	10,368	10,848	10,848
Brenda Cooperstone, M.D.	93,993	—	—	—	—	—	—	—	—
James (Jim) Collins, Ph.D.	91,906	—	—	—	—	—	17,613	18,428	18,428
Feng Hsiung	42,686	—	23,164	—	—	—	—	—	—
Bryan Baum	15,853	—	28,047	—	—	—	—	—	—

(1)
The minimum exercise price exercise price of all outstanding stock options is $1.95, which is greater than the quotient of (x) $60.0 million, divided by (y) the sum of (i) the assumed number outstanding shares of the Company’s common stock, (2) the assumed the number of shares issued upon exchange of $16.0 million in aggregate principal of Notes, and (3) the assumed number of RSUs outstanding.

(2)
Consists of (i) 201,145 shares of our common stock held directly by Dr. Lu, (ii) 52,839 shares of our common stock held by Luminen Services, LLC, as trustee of the Luminen Trust, of which Dr. Lu is the settlor, (iii) 52,839 shares of our common stock held by Dr. Lu’s wife, Sandy Shan Wang.

(3)
The Iyer Family Revocable Trust dated Aug 26, 2012, of which Dr. Rajangam is one of two authorized trustees, holds a warrant to purchase 49,500 shares of our common stock at an exercise price of $2.30 per share. In accordance with the assumption set forth above, such warrant will not be exercised, and therefore its holder will not be entitled to any payment pursuant to the CVRs.

Employment Agreements and Amendments
Opco has entered into employment offer letters with each of Dr. Lu, Mr. Cross and Dr. Rajangam. Each of these executive officers is entitled to certain severance benefits pursuant to their employment offer letters. In July 2022, Opco entered into a Severance and Change in Control Agreement with Dr. Lu, which sets forth the terms of his severance benefits and supersedes the severance benefits to which he was previously entitled to under his employment offer letter.
Pursuant to Dr. Lu’s Severance and Change in Control Agreement, Dr. Rajangam’s offer letter and Mr. Cross’s offer letter, each of Drs. Lu and Rajangam and Mr. Cross are eligible to receive the following severance payments and benefits, in accordance with the terms and conditions of their respective Severance and Change in Control Agreement or offer letter, upon a termination without “cause” or upon resignation for “good reason”, or qualifying termination, contingent upon the named executive officer’s timely delivery to Opco of an effective release of claims:
•
In the event of a qualifying termination, Dr. Lu is entitled to severance from Opco equal to (i) 12 months of his then current base salary, (ii) the prorated portion of his target annual bonus, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, and (iv) up to 12 months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within three months before or 12 months after a “change of control”, then Dr. Lu is entitled to severance equal to (i) 18 months of his then current base salary, (ii) his target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of all outstanding time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by Dr. Lu.
•
In the event of a qualifying termination, Dr. Rajangam and Mr. Cross are each entitled to severance equal to (i) nine months of their then current base salary, (ii) all earned but unpaid bonus for the calendar year prior to the year in which their employment terminated, and (iii) up to nine months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within three months before or 12 months after a “change of control”, then Dr. Rajangam and Mr. Cross are each entitled to severance equal to (i) 12 months of their then current base salary, (ii) their target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which their employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of the time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by each such named executive officer.

The payments and benefits provided to our named executive officers in connection with a change of control may not be eligible for a federal income tax deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits may also subject the named executive officers to an excise tax under Section 4999 of the Code. If the payments and benefits payable to Drs. Lu or Rajangam or Mr. Cross in connection with a change of control would subject them to the excise tax imposed under Section 4999 of the Code, such severance benefits will be reduced if such reduction would result in a higher net after-tax benefit to such named executive officer.
For the purposes of our named executive officers’ severance benefits, the following definitions apply:
•
“cause” generally means the occurrence of any of the following: (i) the executive’s material breach of their employment offer letter; (ii) any act (other than retirement) or omission which has a material and adverse effect on our business, or on the executive’s ability to perform services for us, including the commission of any crime (other than minor traffic violations); or (iii) material misconduct or material neglect of the executive’s duties in connection with Opco’s business or affairs.

•	“change of control” has the meaning set forth in our 2022 Equity Incentive Plan, or the 2022 Plan (excluding consummation of the holding company reorganization we implemented in April 2026).
•
“good reason” generally means the executive’s termination of their own employment because of any of the following: (i) Opco’s breach of any one or more of the material provisions of the executive’s employment offer letter; (ii) a material reduction by Opco of their annual base salary, unless they consent to such reduction or unless such reduction is applied equally, as a percentage of base salary, to all our senior executives; (iii) a material change in the geographic location at which they are required to provide services; or (iv) a material adverse change in their duties, authority, or responsibilities relative to their duties, authority, or responsibilities in effect immediately prior to such reduction (other than a change in title and provided that a change in title, reporting lines or position in connection with a change of control will not, in itself, be deemed to be a change in duties, authority or responsibility); provided, however, that the executive comply with notice and cure periods set forth in the applicable employment offer letter or Severance and Change in Control Agreement.

Indemnification Benefits
Each of the Company’s executive officers and directors is entitled to the indemnification benefits in favor of the Company’s directors and executive officers, as described in more detail in “Proposal No. 4 – Approval of Agreement and Plan of Merger—Indemnification; Directors’ and Officers’ Insurance.”

Material U.S. Federal Income Tax Consequences of the Distribution of the Contingent Value Rights and Receipt of Milestone Payment Amounts (If Any)
The following discussion is a summary of certain anticipated U.S. federal income tax consequences of the Distribution (as defined below) to U.S. holders (as defined below) of the contingent value rights, or CVRs, as well as the receipt of Milestone Payment Amounts (if any), following the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service, or the IRS, and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion does not address all of the tax consequences that may be relevant to holders in light of their particular facts and circumstances, nor does it address any consequences to holders subject to special rules under the U.S. federal income tax laws, such as:
•	banks and other financial institutions;
•	insurance companies;
•	dealers in securities;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities;
•	holders who hold their shares of our common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	controlled foreign corporations or passive foreign investment companies;
•	holders who hold their shares of our common stock as qualified small business stock for purposes of sections 1045 and/or 1202 of the Code;
•	persons subject to the alternative minimum tax;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	holders that own or have owned (directly, indirectly or constructively) 5% or more of our common stock (by vote or value) at any point during the five-year period prior to the Distribution;
•	holders that received their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation; or
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the CVRs being taken into account in an applicable financial statement.
This discussion does not address any U.S. federal tax consequences other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax consequences, or the consequences of the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our common stock and partners therein should consult their own tax advisors regarding the consequences of the Merger, the Distribution, and the receipt of Milestone Payment Amounts (if any) to their particular circumstances.

No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger, Distribution, or the receipt of Milestone Payment Amounts (if any) described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.
HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER, DISTRIBUTION, AND RECEIPT OF MILESTONE PAYMENTS (IF ANY) IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•	an individual who is either a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

Consequences of the Distribution
Following the Merger, the Company’s right to receive the Milestone Payment Amounts, or the Merger Consideration, will be distributed by Midco to U.S. holders in the form of CVRs (such distribution, the Distribution). The Distribution will be treated as a distribution to the U.S. holders with respect to the U.S. holder’s shares in an amount equal to the fair market value of the CVRs as of the date of the Distribution. Such Distribution will be treated as a dividend to the extent of the U.S. holder’s allocable portion of the Company’s current and accumulated earnings and profits, as determined by U.S. federal income tax principles. The amount of any distribution in excess of the U.S. holder’s allocable portion of the Company’s current and accumulated earnings and profits would be treated as a return of capital to the extent, generally, of the U.S. holder’s basis in its shares, and any remainder will be treated as capital gain. Any such gain generally will be long-term capital gain if the U.S. holder’s holding period for the shares exceeds one year as of the date the Distribution occurs for U.S. federal income tax purposes.
Consequences of the Receipt of Milestone Payment Amounts
The character of any gain, income or loss recognized by a U.S. holder with respect to receipt of Milestone Payment Amounts (if any) is uncertain. Such Milestone Payment Amounts may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. We intend to treat Milestone Payment Amounts paid (if any) pursuant to the CVRs as amounts realized on the disposition (or partial disposition) of the CVRs (except to the extent of any imputed interest, as described below), and except as otherwise indicated, the remainder of this summary assumes such treatment. We cannot give any assurance that the IRS would not assert, or that a court would not sustain, a position contrary to this treatment. In such event, the tax consequences of the receipt of CVRs and/or Milestone Payment Amounts paid with respect to the CVRs (if any) could differ materially from those summarized below (including, potentially, a portion or all of payments made (if any) with respect to the CVRs giving rise to ordinary income, rather than capital gain). No opinion of counsel or ruling from the IRS has been or will be sought regarding the tax treatment of the CVRs.
A U.S. holder is expected to recognize gain equal to the difference between any Milestone Payment Amounts paid with respect to a CVR (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. holder’s adjusted tax basis in the applicable CVR or, if the CVR expires without the Milestones being achieved, loss equal to the U.S. holder’s adjusted tax basis in the applicable CVR. A U.S. holder’s adjusted basis in a CVR generally will equal the CVR’s fair market value (determined as of the Effective Time). Any gain or loss will generally be long-term capital gain or loss if the U.S. holder has held the applicable CVR (or possibly the shares of our common stock in respect of which such CVR was received) for more than one year at the time of such payment or expiry. The deductibility of capital losses is subject to limitations.

You should consult your tax advisor with respect to the proper treatment and characterization of the receipt of, and payments made with respect to, the CVRs.
Imputed Interest
A portion of any Milestone Payment Amounts paid in respect of the CVRs may be treated as imputed interest that is ordinary income to a U.S. holder. The portion of any Milestone Payment Amounts made which will be treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the Milestone Payment Amounts over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. A U.S. holder must include in its taxable income imputed interest using such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors as to the application of the imputed interest rules to the receipt of any Milestone Payment Amounts.
Information Reporting and Backup Withholding
Certain payments due to U.S. holders in connection with the Distribution and ultimate receipt of Milestone Payment Amounts, if any, may be subject to “backup withholding” at a current rate of 24% for U.S. federal income tax purposes unless certain requirements are satisfied. In order to avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should furnish a correct taxpayer identification number, certify that it is not subject to backup withholding on a properly completed IRS Form W-9, and otherwise comply with backup withholding rules. A U.S. holder that fails to provide its correct taxpayer identification number or falsely certifies that it is not subject to backup withholding may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.
HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION, AND RECEIPT OF MILESTONE PAYMENT AMOUNTS (IF ANY) TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
Regulatory Approvals
The Company and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other Contemplated Transactions. However, the Company and Parent do not expect that the Merger will be subject to any state or federal regulatory requirements other than filings under applicable securities laws and the filing of certain Merger documents with the Secretary of State of the State of Delaware. The Company and Parent intend to comply with all such requirements. The parties have determined that a filing under the Hart-Scott-Rodino Antitrust Improvements Act, or the HSR Act, is not required for the consummation of the Merger and the Contemplated Transactions.
Although the Company and Parent believe that review under the HSR Act is not required, one or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation or may seek to restrain or enjoin the Merger. Third parties may also seek to litigate to enjoin the Merger. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals (to the extent applicable), or whether any such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
We cannot assure you that any required regulatory clearances and approvals will be timely obtained, obtained at all, or that the granting of any required regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Takeover Laws
The Company agreed to take all action necessary to ensure that no restrictions on business combinations of any “business combination”, “control share acquisition”, “fair price”, “moratorium” or other similar laws or any similar statute or regulation is or becomes applicable to the Merger Agreement or any transactions contemplated thereby. If any such law becomes applicable to the Merger Agreement or any transaction contemplated thereby, the Company agreed to use its reasonable best efforts to take all action necessary to ensure that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise to minimize the effect of such laws on the Merger Agreement and the transactions contemplated thereby.
Indemnification; Directors’ and Officers’ Insurance
Under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the closing of the Merger, including rights to the advancement of expenses, that existed as of the date of the Merger Agreement in favor of any person who is or prior to the closing of the Merger becomes, or has been at any time prior to the date of the Merger Agreement, a director, officer, employee or agent of the Company or its predecessors (each, an indemnified party) as provided in the Company’s certificate of incorporation, its bylaws or any indemnification agreement with the Company (i) shall be assumed by Opco, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms and (iv) for a period of six years following the effectiveness of the Merger, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.
From the effectiveness of the Merger and ending six years thereafter, Parent has agreed (and has agreed to cause Opco) to indemnify, defend and hold harmless each indemnified party to the fullest extent permitted under applicable law against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the effectiveness of the Merger, including the Contemplated Transactions.
At or prior to the effectiveness of the Merger, the Company has agreed to use its commercially reasonable efforts to obtain a “tail” director’s and officer’s liability insurance policy in respect of acts or omissions occurring at or prior to the effectiveness of the Merger (including for acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the transactions contemplated thereby) for a period beginning from the effectiveness of the Merger and ending six years thereafter. Such tail insurance policy shall cover each person covered by the Company’s or any of its subsidiary’s directors’ and officer’s liability insurance policies existing on the date of the Merger Agreement and shall contain terms and conditions that are in the aggregate no less favorable to the insureds than those policies. Parent has agreed to pay the premium for such tail policy in full. Notwithstanding the foregoing, the maximum aggregate amount to be expended by Parent for such tail policy shall not exceed 300% of the aggregate annual premium payable by the Company for coverage for its current fiscal year under its existing policy, and in no event shall the cost of any such tail policy exceed such amount. If such costs would exceed such maximum amount, then the Company may obtain a tail policy with the greatest coverage available for a cost equal to such maximum amount, which Parent shall pay in full. Parent has agreed to cause such tail policies to be maintained in full force and effect for their full term and to cause Opco to honor all obligations thereunder.
If (i) Opco or any of its successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties or other assets to any person or (ii) Parent or any of its successors or assigns dissolves Opco, then Parent has agreed to cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the applicable obligations set forth in the foregoing.
From and after the effectiveness of the Merger, the obligations of Parent and Opco with respect to the foregoing shall not be terminated or modified in such a manner as to adversely affect any indemnified party without the consent of such indemnified party. The indemnification provisions of the Merger Agreement described herein are intended to be for the benefit of and enforceable by each indemnified party, their heirs and representatives and are in addition to any other rights to which each indemnified party is entitled, whether pursuant to law, contract or otherwise.
After the effectiveness of the Merger, Parent has agreed to cause Opco to fully perform each of the foregoing obligations.
Stockholder Litigation
The Company has agreed to provide Parent an opportunity to review and to propose comments (which shall be considered in good faith by the Company) within five business days after written notice from the Company to all material filings or responses to be made by the Company in connection with any stockholder litigation commenced or, to the knowledge of the Company, threatened in writing against the Company or its directors relating to the Merger, the CVR Agreement and any other transaction contemplated by the Merger Agreement. The Company has agreed not to enter into, agree to or disclose any settlement with respect to any such stockholder litigation without Parent’s prior consent (such consent not to be unreasonably withheld, conditioned or delayed within five business days’ notice), except (1) to the extent such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) and (2) if such settlement relates solely to the provision of a proxy statement filed with the SEC, but in each case, only if such settlement would not result in the imposition or any restriction on the business or operations of the Company or its affiliates. The Company has agreed to notify Parent promptly of the commencement or written threat of any stockholder litigation of which it has received notice or become aware and to keep Parent promptly and reasonably informed with respect to the status of any such litigation.
Litigation Relating to the Merger
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the Merger, which could prevent or delay completion of the Merger and result in substantial costs to the Company, including any costs associated with indemnification. As of the date of this preliminary proxy statement, no such lawsuits have been filed.
Nasdaq Listing
The Company’s common stock is listed on the Nasdaq Capital Market and registered under Section 12 of the Exchange Act. Under the Merger Agreement, we have agreed to use commercially reasonable efforts to maintain the listing of our common stock on the Nasdaq Capital Market from and after the closing of the Merger. We currently expect our common stock to continue to be registered under the Exchange Act and quoted on the Nasdaq Capital Market under the symbol “SNTI” so long as we continue to meet the applicable listing requirements. For more information, see the section entitled, “Risk Factors—Risks Related to Our Future Operations.”
The Proposal
The Company is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the approval of the Merger Agreement Proposal. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Midco with Midco surviving the Merger as a wholly-owned subsidiary of Parent. Midco will continue to own 100% of the equity interests of Opco following the Merger.
If the Merger is completed, each outstanding share of Midco common stock (other than shares owned by Midco or a subsidiary of Midco, which shares will be canceled), will automatically be canceled and converted into the right to receive the Merger Consideration. The right to receive the Merger Consideration shall be distributed by Midco to our equityholders (including the Affiliated Entities) in the form of CVRs. Pursuant to the Merger Agreement, the Board of Directors or the Special Committee thereof shall approve and Midco shall effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities) that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes. Following the Merger, our current stockholders will continue to have ownership interests in our company and rights as our stockholders. Therefore, our current stockholders will continue to participate in our future earnings or growth, if any, and will benefit from appreciation in our value, if any, in addition to any contingent Milestone Payment Amounts that are paid pursuant to the CVR. For a detailed description of the Merger Agreement, including the Merger and the CVRs, see “The Merger Agreement.”
As discussed in the section entitled “Proposal No. 4 – Approval of Agreement and Plan of Merger—Considerations of the Special Committee and the Board and Procedural Safeguards with respect to the Contemplated Transactions,” the Board has determined that (i) the Merger Agreement and the Contemplated Transactions, including the Merger, are fair to, and in the best interests of, the Company and the holders of shares of the Company’s common stock and that it is advisable to enter into the Merger Agreement, (ii) approved the Merger Agreement and (iii) resolved to recommend that the holders of shares of the Company’s common stock approve the Merger Agreement Proposal.
Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.

Vote Required
Approval of the Merger Agreement Proposal requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger Agreement Proposal at the Annual Meeting, or the Stockholder Approval, and (ii) the holders of a majority of the votes cast by holders of shares of the Company’s common stock other than shares beneficially owned, directly or indirectly, by Parent, Merger Sub or any of their respective affiliates, or with respect to which any of the foregoing has, directly or indirectly, the right to direct the voting thereof, that are present in person or represented by proxy and entitled to vote on the Merger Agreement Proposal at the Annual Meeting, or the Majority of the Minority Approval.
We are organized under the corporate laws of the State of Delaware. We are seeking stockholder approval because, among other things, Section 271 of the DGCL requires that a Delaware corporation obtain the approval of the holders of a majority of the corporation’s outstanding stock entitled to vote thereon for the sale of all or substantially all of its assets and the Merger may constitute a sale of all or substantially all of our assets.
In addition, we are seeking the Majority of the Minority Approval because a special committee of our Board, or the Special Committee, comprised solely of independent directors, in conjunction with Parent, determined that doing so was appropriate given that the Affiliated Entities are both the largest stockholders of the Company and the controlling equityholder of Parent and that Donald Tang is a director of the Company and the founder of Celadon.
As such, after taking into account the specific facts and circumstances of the Merger, the approval of the Merger Agreement Proposal requires both the Stockholder Approval and the Majority of the Minority Approval. In addition, the Merger Agreement provides that the consummation of the Merger is subject to certain closing conditions, including the Stockholder Approval and the Majority of the Minority Approval.
Each record holder of the Company’s common stock is entitled to one (1) vote for each share of common stock owned of record on the record date.
Voting Agreement
On May 20, 2026, each of the Supporting Stockholders, collectively holding approximately [ ]% of the Company’s outstanding common stock as of the record date, entered into the Voting Agreement with the Company pursuant to which each of the Supporting Stockholders agreed, among other things, to vote all of their shares in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement.
No Appraisal or Dissenters’ Rights
Appraisal or dissenter’s rights are a statutory remedy available in many states to stockholders who object to certain extraordinary actions taken by a corporation, such as mergers or certain other change of control transactions. This remedy typically allows dissenting stockholders to require the corporation to buy their stock at a price equal to its fair value immediately before the extraordinary corporate action is taken. Under Delaware law, our stockholders are not entitled to appraisal rights in connection with the Merger and we will not independently provide our stockholders with any such rights.
The Board of Directors (in reliance on the approval and recommendation from the Special Committee) recommends voting “FOR” Proposal No. 4 to approve the adoption of the Merger Agreement Proposal.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about us or modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The Merger Agreement contains representations and warranties by and covenants of the Company, Midco, Opco, Parent and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC. Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.
Additional information about us may be found elsewhere in this proxy statement and our other public filings. See the section entitled “Proposal No. 4 – Approval of Agreement and Plan of Merger—Annual and Quarterly Reports.”
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the Closing Effective Time, Merger Sub will merge with and into Midco, and the separate corporate existence of Merger Sub will cease. Midco will be the Surviving Corporation in the Merger and will continue its corporate existence as a Delaware corporation and wholly owned subsidiary of Parent. Midco will continue to own 100% of the equity interests of Opco.
At the Closing Effective Time, the certificate of incorporation of Midco as in effect immediately prior to the Closing Effective Time will be the certificate of incorporation of the Surviving Corporation from and after the Closing Effective Time. Also at the Closing Effective Time, the bylaws of Midco as in effect immediately prior to the Closing Effective Time will be the bylaws of the Surviving Corporation from and after the Closing Effective Time.
At the Closing Effective Time, the individuals holding positions as directors of Merger Sub immediately before the Closing Effective Time will become the initial directors of the Surviving Corporation, and the individuals holding positions as officers of Midco immediately before the Closing Effective Time will become the initial officers of the Surviving Corporation.
When the Merger Becomes Effective
The closing of the Merger will take place at 8:00 a.m. Eastern Time, or the Closing Effective Time, on the third business day after the satisfaction (or, to the extent permitted by law, waiver by the party entitled thereto) of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing), but subject to the satisfaction (or, to the extent permitted by law, waiver by the party entitled thereto) of such conditions, or at such other place, time and date as is agreed in writing by Parent and the Company.

On the closing date, Parent, Merger Sub and the Company will cause a certificate of Merger to be filed with the Secretary of State of the State of Delaware. The Merger will become effective at the time the certificate of Merger is duly filed with the Secretary of State of the State of Delaware.
As of the date of the filing of this proxy statement, the parties expect to complete the Merger in the third quarter of 2026. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, and factors outside the control of the Company or Parent may delay the completion of the Merger, or prevent it from being completed at all. There can be no assurances as to whether or when the Merger will be completed.
Effect of the Merger on Midco Common Stock
At the Closing Effective Time, each issued and outstanding share of capital stock of Midco (other than shares owned by Midco or a subsidiary of Midco, which shares will be canceled) will automatically be canceled and converted into the right to receive the Milestone Payment Amount. The right to receive the Merger Consideration shall be distributed by Midco to our equityholders (including the Affiliated Entities) in the form of CVRs.
Effect of the Merger on our Common Stock
Pursuant to the Merger Agreement, the Board of Directors or the Special Committee thereof shall approve and Midco shall effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities) that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes.
At the Closing Effective Time, our current stockholders will continue to have ownership interests in our company and rights as our stockholders. Therefore, our current stockholders will continue to participate in our future earnings or growth, if any, and will benefit from appreciation in our value, if any, in addition to any contingent Milestone Payment Amounts that are paid pursuant to the CVR.
Treatment of Company Equity Awards
Stock Options. Immediately prior to the Closing Effective Time, each stock option of the Company, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested and exercisable, automatically and without any action on the part of the stock option holder. Prior to the Closing Effective Time, our Board (or the committee administering the applicable stock plan of the Company) will take all actions necessary to provide that the post-termination exercise period applicable to each stock option that remains outstanding immediately prior to the Closing Effective Time will be extended so that the stock option will remain exercisable until its original expiration date, notwithstanding any earlier termination of the holder’s employment or service with the Company or any subsidiary of the Company; provided that each such stock option will remain subject to earlier termination in accordance with the terms of the applicable stock plan of the Company. Each stock option that is outstanding and unexercised as of immediately prior to the CVR record date shall entitle such holder to receive, upon exercise of such stock option pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such stock option immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such stock option and the CVR Agreement.
Restricted Stock Units. Immediately prior to the Closing Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time will become fully vested, automatically and without any action on the part of the RSU holder, and will thereafter remain subject to settlement in accordance with the terms and conditions of the applicable stock plan of the Company and the award agreement evidencing the Company RSU. Each RSU that is outstanding and unsettled as of immediately prior to the CVR record date shall entitle such holder to receive, upon settlement of such RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock subject to such RSU immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such RSU and the CVR Agreement.
Treatment of Outstanding Warrants
Each warrant to purchase shares of the Company’s common stock that is outstanding and unexercised as of immediately prior to the CVR record date (including warrants held by the Affiliated Entities) will entitle the warrant holder to receive, upon exercise of the warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of the Company’s common stock that would have been issuable upon exercise in full of such warrant immediately prior to the CVR record date, reduced by an amount equal to the amount of any applicable withholding taxes, subject to and in accordance with the terms and conditions of such warrant and the CVR Agreement.
No Cash Payment for Common Stock in the Merger
The Merger Consideration will consist exclusively of the right to receive the Milestone Payment Amount. The right to receive the Merger Consideration shall be distributed by Midco to our equityholders in the form of CVRs. The CVRs represent only a contingent right to receive cash payments if and when one or more specified Milestones are achieved on or before the Milestone Expiration Date (the seventh anniversary of the date on which the closing of the Merger occurs). There is no guarantee that any Milestone will be achieved or that any payment will ever be made to holders of CVRs.
No cash will be paid to the Company or the holders of our common stock at the Closing Effective Time as consideration for the Merger.
Representations and Warranties; Material Adverse Effect
The Merger Agreement contains representations and warranties made by the Company, subject to certain exceptions in the Merger Agreement, in the confidential disclosure letter delivered in connection with the Merger Agreement and in certain of our public filings, as to, among other things:
•	organization, good standing and corporate power;
•	capital structure;
•	subsidiaries, joint ventures and ownership of equity interests;
•	corporate authority and enforceability;
•
governmental and third-party conflicts, consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	accuracy and sufficiency of SEC filings, financial statements and internal control over financial reporting;
•	absence of undisclosed liabilities;
•	accuracy and completeness of the information supplied for the purposes of this proxy statement;
•	absence of certain changes or events and the conduct of business in the ordinary course of business consistent with past practice since December 31, 2025;
•	tax matters;
•	labor relations;
•	employee benefits;
•	real property;
•	material contracts;
•	litigation, investigations and other proceedings;
•	compliance with applicable laws, including anti-corruption laws;
•	regulatory matters;
•	environmental matters;
•	intellectual property;
•	privacy matters;
•	insurance matters;
•	broker’s or finder’s fees or similar fees payable in connection with the transactions contemplated by the Merger Agreement;

•	inapplicability of state takeover statutes and the absence of stockholder rights plans or similar devices;
•	vote required to adopt the Merger Agreement; and
•	affiliate transactions.
The Merger Agreement also contains representations and warranties made by Parent, Merger Sub, Midco and Opco, subject to certain exceptions in the Merger Agreement, as to, among other things:
•	organization, good standing, corporate power and corporate existence;
•	liabilities and conduct of operations;
•	corporate authority and enforceability;
•
governmental and third-party conflicts, consents and approvals relating to the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	the accuracy and completeness of the information supplied for the purposes of this proxy statement;
•	broker’s or finder’s fees or similar fees payable in connection with the transactions contemplated by the Merger Agreement;
•	litigation and other proceedings; and
•	ownership of shares of the Company’s common stock by Parent.
Some of the representations and warranties in the Merger Agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to either the Company or Parent, as discussed below.
For purposes of the description of the Merger Agreement, a “material adverse effect with respect to the Company” means any change, event, condition, development, circumstance, state of facts or occurrence that individually or in the aggregate (i) has a material adverse effect on the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) prevents, materially impairs or materially delays the Company from consummating the transactions contemplated by the Merger Agreement on a timely basis and in any event on or before the outside date; provided, that with respect to clause (i) only, none of the following will be deemed either alone or in combination to constitute, and except as otherwise provided for below none of the following will be taken into account in determining whether there has been, a material adverse effect with respect to the Company:
(a)	general conditions in the industries in which the Company and its subsidiaries operate;
(b)
general economic or regulatory, legislative or political conditions (including any actual or potential stoppage, shutdown, default or similar event or occurrence affecting a national or federal government) or securities, credit, banking, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case in the United States, the European Union or elsewhere in the world;

(c)	any change or prospective change in applicable law or GAAP (or the authoritative interpretation or enforcement thereof);
(d)
geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including without limitation the global conflicts in Russia, Ukraine, Taiwan, Israel, Palestine, Iran and/or The Middle East), sabotage, cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing;

(e)
any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of governmental officials (including in response to COVID-19) or any hurricane, tornado, flood, fire, volcano, earthquake, or other natural or man-made disaster or any other national or international calamity, crisis or disaster;

(f)
the failure, in and of itself, of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the date of the Merger

Agreement, or changes in the market price or trading volume of our common stock or our credit rating (except that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a material adverse effect with respect to the Company if such facts are not otherwise excluded under this definition in determining whether there has been a material adverse effect with respect to the Company);
(g)
the public announcement, pendency or performance of any of the transactions contemplated by the Merger Agreement, including the identity of, or any factors or circumstances relating to Parent, Merger Sub or their respective affiliates, any stockholder proceeding (direct or derivative) in respect of the Merger Agreement or any of the transactions contemplated thereby and any loss or change in relationship, contractual or otherwise, with any governmental entity, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other business partner of the Company or the Company subsidiaries (including the exercise by any party of any rights that arise upon a change of control), or departure of any employees or officers of the Company or the Company subsidiaries (except this clause will not apply with respect to any representation or warranty contained in the Merger Agreement that is expressly intended to address the consequences of the announcement, pendency or performance of the transactions contemplated by the Merger Agreement or the performance of obligations under the Merger Agreement, including the transactions contemplated thereby);

(h)	the Company’s or the Company’s subsidiaries’ compliance with the express covenants contained in the Merger Agreement (excluding the requirement to operate in the ordinary course);
(i)	any action taken by us or our subsidiaries at the written request of Parent, or with the written consent of Parent;
(j)
any conditions or events that occur in connection with the Company’s, any of the Company’s subsidiaries’, or their respective competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, approval by the FDA or any other governmental entity (or other preclinical or clinical or regulatory developments);

(k)	market entry or threatened market entry of any product competitive with any of the Company’s products or product candidates;
(l)
any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any governmental entity or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing relating to pricing, reimbursement or insurance coverage, of any product or product candidate of the Company or any of our competitors or potential competitors; or

(m)	any supply chain disruption affecting our product candidates;
except (1) in the case of any of (a), (b), (c), (d) or (e) above, to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been material adverse effect with respect to the Company) and (2) in the case of any of (j), (k) or (l) above, to the extent that any such change, event, condition, development, circumstance, state of facts or occurrence results from (i) any action taken (or the failure to take any action) by or at the direction of the Company or its subsidiaries constituting fraud or material violation of applicable law or (ii) any willful and material failure on the part of the Company or its subsidiaries to comply with the approved clinical protocol for the development of any specified product candidate (in which case such change, event, condition, development, circumstance, state of facts or occurrence may be taken into account in determining whether there has been a material adverse effect with respect to the Company).
For purposes of the description of the Merger Agreement, a “material adverse effect with respect to Parent” means any change, effect, event, fact, development or occurrence that prevents or materially impairs or delays Parent or Merger Sub from consummating the Merger and the other transactions contemplated by the Merger Agreement on a timely basis and in any event on or before the outside date.
Conduct of Business Pending the Merger
The Merger Agreement provides that, from the date of the Merger Agreement to the Closing Effective Time, except as set forth in the confidential disclosure letter delivered in connection with the Merger Agreement, or as otherwise expressly permitted or required by the Merger Agreement, as required by applicable law or with the prior written consent of Parent, we will conduct our businesses in the ordinary course of business consistent with past practice, and we will use commercially reasonable efforts to preserve intact our present business organization, material assets, properties, contracts and authorizations, present employees, and relationships and goodwill with suppliers, licensors, licensees, contractors, partners and others having material business dealings with us.
The Merger Agreement further provides that, from the date of the Merger Agreement to the Closing Effective Time, except as set forth in the confidential disclosure letter delivered in connection with the Merger Agreement, or as otherwise expressly contemplated by the Merger Agreement or required by applicable law or with the prior written consent of Parent, we will not:
•
(i) declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of our capital stock, other than dividends and distributions of cash by our wholly owned subsidiaries to the Company, (ii) split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of the Company, or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of the Company’s common stock in connection with the surrender of shares of the Company’s common stock by holders of our stock options in order to pay the exercise price of such stock options outstanding as of the date of the Merger Agreement, (B) the withholding of shares of the Company’s common stock to satisfy tax obligations with respect to Company equity awards outstanding as of the date of the Merger Agreement or (C) the acquisition by us of shares of the Company’s common stock or our equity awards in connection with the forfeiture of such shares or awards, in each case, in accordance with their terms as of the date of the Merger Agreement;

•
issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of our capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any voting debt, or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of the Company’s common stock or any of our subsidiaries, other than issuances of the Company’s common stock upon the exercise of stock options outstanding as of the date of the Merger Agreement or upon the exercise of our warrants, in each case, and in accordance with their terms as of the date of the Merger Agreement;

•	except for immaterial or ministerial amendments, amend our certificate of incorporation, bylaws or other comparable organizational documents;
•
form any subsidiary or acquire or agree to acquire, whether by merger or purchase of equity or assets or otherwise, directly or indirectly, and in a single transaction or a series of related transactions outside of the ordinary course consistent with past practice, third party (or division thereof), in excess of $500,000;

•
except as required pursuant to the terms of any benefit plan in effect on the date of the Merger Agreement, (i) adopt or amend any collective bargaining agreement or other benefit plan, (ii) grant any of its directors, employees or service providers any increase in compensation, other than annual merit-based salary increases made in the ordinary course of business, (iii) grant or pay or award any bonuses, incentive compensation, Company equity awards or other equity or equity-based compensation, other than payment of bonuses that were previously accrued, earned or otherwise promised, (iv) enter into any change in control, severance or termination agreement with any of its directors, employees or service providers, (v) take any action to accelerate any right or benefit under a benefit plan, (vi) hire or promote the employment or service of any employee or other individual service provider of the Company, other than in the ordinary course of business consistent with past practice for such persons who are below the level of Vice President or whose annual base compensation is less than $250,000 per year; or (vii) terminate the employment or service of any employee or other individual service provider of the Company or any Company subsidiary (other than terminations for cause or terminations for performance-related reasons made in the ordinary course of business); provided that the Company may in the ordinary course of business consistent with past practice enter into at-will offer letters with a new hire employee as permitted by the foregoing clause (vi) and may provide such employee with compensation and benefits consistent with its past practice for similarly situated employees, including equity or equity-based compensation consistent with the Company’s past practice for similarly situated employees at the time of hire, and excluding any severance, termination protection, change in control, retention, or other similar compensation or benefits;
•
make any change in accounting methods, principles or practices, except as required by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or by applicable law, in each case, as agreed to by the Company’s independent public accountants;

•
sell, lease, license or otherwise transfer, or encumber (subject to certain exceptions), any properties or assets (other than intellectual property) except sales or other dispositions of inventory and obsolete properties or assets in the ordinary course of business consistent with past practice, pursuant to agreements in effect as of the date of Merger Agreement and made available to Parent or properties or assets valued at less than $100,000 in the aggregate;

•	amend, enter into any, or waive any right under, any real property lease, or acquire any real property;
•
sell, assign, license, encumber (subject to certain exceptions) or otherwise transfer ownership of any intellectual property, except: (1) for non-exclusive licenses of the Company owned or licensed intellectual property granted by the Company pursuant to certain standard contracts; (2) as required of the Company with respect to owned intellectual property or intellectual property licensed to the Company from a third party, pursuant to the terms of contracts in effect prior to the date of the Merger Agreement to which the Company is a party, and which have been made available to Parent, (3) for abandonment or other disposition of any of the Company’s registered intellectual property that is obsolete or otherwise no longer useful, that is at the end of its statutory term, or in the ordinary course of prosecution, or (4) for transactions with respect to owned or licensed intellectual property among the Company and its subsidiaries;

•
(i) incur or modify the terms of any debt or guarantee any debt of a third party; issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company; guarantee any debt securities of a third party, enter into any “keep well” or other agreement to maintain any financial statement condition of a third party or enter into any arrangement having the effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any third party, other than to or in the Company, any acquisition not in violation of the Merger Agreement, or other person pursuant to any advancement obligations under the Company’s charter, bylaws or indemnification agreement;

•
other than in accordance with our capital expenditure budget made available to Parent, make or agree to make any capital expenditures that in the aggregate are in excess of 110% of the amounts set forth in such budget;

•
pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims or liabilities relating to any litigation or proceeding, including any litigation or proceeding initiated by the Company, other than a payment exceeding $1,000,000 per payment or $2,500,000 in the aggregate or (ii) any litigation or proceeding that relates to the Merger or the other transactions contemplated by the Merger Agreement;

•
make, change or revoke any material tax election, change any tax accounting period or adopt or change any material method of tax accounting, file any amended material tax return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), or settle or compromise any material tax liability or refund;

•
amend, cancel or terminate any material insurance policy naming the Company or its subsidiaries as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

•
adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger contemplated by the Merger Agreement);

•	except in the ordinary course of business consistent with past practice or as may be permitted by this covenant, enter into, terminate or modify any material contract;
•
enter into any contract that (A) materially restricts the ability of the Company or any Company subsidiary to compete in any business or with any third party in any geographical area, (B) requires the Company or any

Company subsidiary to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any product candidate of the Company, (D) requires the Company to purchase a minimum quantity of goods or supplies relating to any product candidate (other than purchase orders), in an aggregate amount in excess of $500,000 annually, in favor of any third party or (E) obligates the Company to purchase any product or service exclusively from any third party or sell any product or service exclusively to any third party or grants any third party exclusive rights to develop, or commercialize any product candidate of the Company or (F) contains any material rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material intellectual property of the Company) of the Company or any of its subsidiaries;
•
enter into any new material line of business or enter into any agreement that materially limits or otherwise restricts the Company or any Company subsidiary from time to time engaging or competing in any line of business or in any geographic area; or

•	authorize, commit or agree to take any of the foregoing actions.
No Solicitation; Alternative Proposals
Under the terms of the Merger Agreement, subject to certain exceptions described below, we have agreed that we will not, and will cause each of our directors, officers, employees, investment bankers, attorneys and other advisors or representatives, or collectively, representatives, not to, directly or indirectly:
•
solicit, initiate, facilitate or knowingly encourage (including by way of providing information) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, any takeover proposal (as defined in the following paragraph);

•
engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person regarding, furnish to any person any non-public information or afford access to the business, properties, assets, books or records of the Company or any Company subsidiary to, or take any other action to assist or facilitate or encourage any person, in each case, in connection with or in response to any takeover proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, any takeover proposal;

•
approve, authorize or enter into any letter of intent, term sheet, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, or other similar agreement with respect to any takeover proposal (other than pursuant to the confidential disclosure letter delivered in connection with the Merger Agreement); or

•	resolve or agree to do any of the foregoing.
For purposes of the Merger Agreement:
“takeover proposal” means any inquiry, proposal or offer from any person or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to:
•	any direct or indirect acquisition, transfer, disposition, license or purchase, in a single transaction or a series of related transactions, of:
•	20% or more of the assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board in good faith), or
•
the issuance or acquisition of (A) 20% or more of the outstanding the Company’s common stock or other voting or equity securities of the Company, (B) securities and indebtedness that would, in the aggregate, represent 20% or more of the outstanding voting power of any class of Company securities, or (C) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (A) or (B) (the forgoing securities described in this clause (ii), designated securities), representing 20% or more of the aggregate voting power of the capital stock of the Company,

•
any tender offer, exchange offer, Merger, spin-off, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving the Company that, if consummated, would result in any person, “group” (or the stockholders of any person) beneficially owning, directly or indirectly, 20% or more of the designated securities or of the aggregate voting power of the capital stock of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Merger; or
•	any combination of the foregoing.
“superior proposal” means any written bona fide takeover proposal received after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement and that the Board determines, in good faith, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of such takeover proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the Merger (including after giving effect to proposals, if any, made by Parent pursuant to its matching right discussed below); provided that for purposes of the definition of “superior proposal,” the references to “20%” in the definition of “takeover proposal” shall be deemed to be references to “50%.”
We have also agreed that we will, and will cause each of our affiliates to, and will instruct and use our reasonable best efforts to cause our and their respective representatives to, immediately:
•
cease all solicitations, discussions and negotiations with any person (other than Parent and its representatives) regarding any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a takeover proposal;

•
request the prompt return or destruction of all confidential information previously furnished to any person in connection with a possible takeover proposal in accordance with the terms of the applicable confidentiality agreement; and

•	terminate access to any physical or electronic data rooms relating to a possible takeover proposal.
The Merger Agreement provides that we will not, and will cause each of our representatives not to, release any person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce any standstill provision in any agreement to which the Company is a party; provided that, the Board may waive any such standstill provision if the Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
Notwithstanding these restrictions or anything to the contrary in any other provision of the Merger Agreement, if at any time prior to the Closing Effective Time, we or any of our affiliates or representatives receive a bona fide, written takeover proposal that was first made after the date of the Merger Agreement and did not result from a breach of the Merger Agreement, then, in the event that the Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such takeover proposal either is a superior proposal or would reasonably be expected to lead to a superior proposal and (y) the failure to take any of the actions below would be inconsistent with the Board’s fiduciary duties under applicable law, or a qualifying company takeover proposal, we may:
•	enter into a customary confidentiality agreement with such person or group making the qualifying company takeover proposal;
•
furnish information with respect to the Company to such person or group and its representatives pursuant to such confidentiality agreement so long as we also provide Parent concurrently or as promptly as practicable (and in any event within 24 hours) after the time such information is provided or made available to such person or group or any of its representatives, any information furnished to such person or group or any of its representatives to the extent access to such information is not then available to Parent; and

•	participate in discussions or negotiations with such person or group and its representatives regarding such qualifying company takeover proposal.
Under the Merger Agreement, we must notify Parent within 24 hours of (i) making any determination that a takeover proposal is a qualifying company takeover proposal or (ii) taking any of the actions described in the three bullet points above, including the identity of the person or group submitting the qualifying company takeover proposal and the material terms thereof.

During the period from the date of the Merger Agreement to the Closing Effective Time, we are also required to as promptly as reasonably practicable and in any event no later than one business day after our receipt thereof:
•
advise Parent in writing of our receipt of any takeover proposal or any request for information or inquiry, proposal or offer that our Board in good faith believes could reasonably be expected to lead to a takeover proposal;

•
advise Parent in writing of the terms and conditions of such takeover proposal or inquiry, proposal or offer (including providing Parent copies thereof and any subsequent amendments or modifications thereto) and the identity of the person making any such takeover proposal or inquiry, proposal or offer; and

•
following provision of any notice referred to in the previous bullet, the Company and its representatives will keep Parent informed on a reasonably prompt basis as to any material developments or material negotiations in, and any material change in the status of, any such takeover proposal or inquiry, proposal or offer (and any subsequent amendments or modifications thereto).

Change in Company Recommendation
As described in “The Merger (Proposal 4)—Considerations of the Special Committee and the Board and Procedural Safeguards with respect to the Contemplated Transactions” beginning on page 44, and subject to the provisions described below, our Board has recommended that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. We refer in this proxy statement to the following recommendation as the “company recommendation”: our Board (i) determining that the Merger Agreement, the CVR Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable the Merger Agreement and the transactions contemplated thereby, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (iii) authorizing and approving the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated by the Merger Agreement, and (iv) recommending that the holders of shares of the Company’s common stock adopt the Merger Agreement and directing that the Merger Agreement be submitted to the Company’s stockholders at the Annual Meeting for adoption.
The Merger Agreement provides that, except as described below, our Board or any committee thereof may not:
•
(i) fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the company recommendation or resolve or agree to take any such action, (ii) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the vote of any securityholders of the Company, any takeover proposal or resolve or agree to take any such action, (iii) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer and reaffirmation of the company recommendation, which shall be made within ten business days after the commencement thereof (or, if earlier, the close of business on the business day immediately preceding the Annual Meeting), or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer, (iv) fail to include the company recommendation in this proxy statement or (v) approve any transaction under, or any transaction resulting in any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or authorize, resolve or agree to take any such action (any action described in this bullet point being referred to in this Agreement as an adverse recommendation change); or

•
approve or recommend, or publicly propose to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, Merger Agreement (other than the Merger Agreement with Parent and Merger Sub), joint venture agreement, partnership agreement or other agreement relating to or that would reasonably be expected to lead to, any takeover proposal (other than confidentiality agreement as permitted by the Merger Agreement), or resolve, agree or publicly propose to take any such action.

Prior to obtaining stockholder approval of the adoption of the Merger Agreement, our Board or any committee thereof may make an adverse recommendation change under the following circumstances:
•
our Board, in response to an intervening event, take any of the actions specified in clause (i) or (iv) of the definition of adverse recommendation change, or an intervening event adverse recommendation change, if our Board determines, in good faith, after consultation with outside counsel, that, in light of an “intervening event,” the failure to effect an intervening event adverse recommendation change would be inconsistent with its fiduciary duties under applicable law, where “intervening event” is defined as a development or change in circumstances that has a material positive effect on the financial condition the Company and its subsidiaries (taken as a whole) that (a) was not known to the Board as of the date of the Merger Agreement, and the material consequences of which (based on facts known to members of the Board as of the date of the Merger Agreement) were not reasonably foreseeable as of such date but become known to the Board prior to receiving Company stockholder approval and (b) does not relate to or constitute a takeover proposal or inquiry related thereto; provided that in no event shall any of the following constitute or be taken into account in determining the occurrence of an intervening event: (i) any development or change in circumstance resulting from the announcement or pendency of the Merger Agreement or the Merger, including the identity of, or changes or effects relating to, Parent or any of its affiliates or any communication by Parent regarding plans for the Company or its employees, (ii) changes in the market price or trading volume of the Company’s common stock (though the underlying facts giving rise to such change may be taken into account such determination), (iii) the Company meeting or exceeding any internal or published projections or predictions of financial performance or (iv) the receipt, existence or terms of any takeover proposal or any inquiry or request that would reasonably be expected to lead to a takeover proposal, or the consequences of any of the foregoing; or

•
if we receive a takeover proposal that did not result from a breach of the Merger Agreement, we may make an adverse recommendation change, and may terminate the Merger Agreement in order to enter into a definitive agreement with respect to the takeover proposal if (i) our Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such takeover proposal would constitute a superior proposal and (ii) after consultation with our outside legal counsel, that in light of such takeover proposal, a failure to make an adverse recommendation change and/or cause the Company to enter into a definitive agreement with respect to such takeover proposal would be inconsistent with our Board’s fiduciary duties under applicable law;

provided, however, that our Board will not take any action set forth in the bullet points immediately above unless, prior to taking such action:
•
our Board shall have given Parent at least four business days prior written notice of its intention to take such action and a description of the reasons for taking such action (which notice, in respect of a superior proposal, shall specify the identity of the person who made such superior proposal and all of the material terms and conditions of such superior proposal and attach the most current version of the relevant transaction agreements and which notice, in respect of an intervening event, shall specify a reasonably detailed description of the underlying facts giving rise to such action);

•
we shall have negotiated, and shall have caused its representatives to negotiate, in good faith, with Parent and its representatives during such four business day period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of the Merger Agreement in such a manner that would eliminate the need for taking such action (and, in respect of a superior proposal, would cause such superior proposal to no longer constitute a superior proposal);

•
following the end of such four business day period, our Board shall have considered in good faith any revisions to the Merger Agreement committed to in writing by Parent, and shall have determined in good faith, after consultation with outside counsel, that failure to effect such adverse recommendation change or intervening event adverse recommendation change would be inconsistent with its fiduciary duties under applicable law and, with respect to a superior proposal, that such superior proposal continues to constitute a superior company proposal; and

•
in the event of any change to any of the material terms or conditions (including the form and amount of consideration) of such superior proposal, we shall, in each case, deliver to Parent an additional notice consistent with that described in the first bullet above and a renewed notice period under such bullet shall commence during which time we shall be required to comply with the requirements of this and the three bullets above anew with respect to such additional notice.
provided, further, that any purported termination of the Merger Agreement pursuant to this sentence will be void and of no force and effect unless such termination is made in accordance with the Merger Agreement and we pay to Parent the termination fee of $2,500,000 prior to or concurrently with such termination.
Notwithstanding the foregoing, nothing in the Merger Agreement shall prohibit us from (i) taking and disclosing to our stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), including making any customary “stop-look-and-listen” communication to the stockholders of the Company pending disclosure of its position thereunder; provided that such communication does not contain or reflect an adverse recommendation change, or (ii) making any disclosure to our stockholders if our Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties or violates applicable law; provided that any adverse recommendation change will be subject to the terms and conditions of the Merger Agreement.
Efforts to Obtain Regulatory Approvals
Under the Merger Agreement, each party is required to use its reasonable best efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable and in any event prior to the outside date, the Merger and the other transactions contemplated by the Merger Agreement, including:
•	causing each of the conditions to closing of the Merger set forth in the Merger Agreement to be satisfied, in each case as promptly as practicable after the date of the Merger Agreement;
•
the obtaining of all necessary or advisable actions or non-actions, waivers and consents from, the making of all necessary registrations, declarations and filings with, and the taking of all steps as may be necessary to avoid a proceeding by any governmental entity with respect to the Merger Agreement or the Merger;

•
the defending or contesting of any proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•	the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.
In furtherance of the foregoing, Parent and the Company agreed that they will, in consultation and cooperation with the other, determine whether, and promptly prepare and make, any other filings or notifications or other consents required to be made with, or obtained from, any other governmental entities in connection with the Merger and the other transactions.
In addition, each of Parent and the Company have agreed that they will:
•
furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any foreign antitrust law;

•
give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from, the FTC, the DOJ and any other governmental entity regarding the Merger or any of the other transactions contemplated by the Merger Agreement, and permit the other party (or its outside counsel if necessary to retain confidentiality) to review and discuss in advance, and consider in good faith the views of, permit the participation of, and incorporate all reasonable comments of the other party in connection with, any such filings, submissions, communications, inquiries or requests;

•	unless prohibited by applicable law or by the applicable governmental entity, and to the extent reasonably practicable,

•
not participate in or attend any meeting, or engage in any substantive conversation, with any governmental entity in respect of the Merger or any of the other transactions contemplated by the Merger Agreement without the other party;

•	give the other party reasonable prior notice of any such meeting or conversation;
•
in the event one party is prohibited by applicable law or by the applicable governmental entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto;

•
cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental entity;

•
furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and any governmental entity, on the other hand, with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

•	comply with any inquiry or request from the FTC, the DOJ or any other governmental entity as promptly as practicable.
The parties agree not to extend, directly or indirectly, any waiting period under the HSR Act or any foreign antitrust law by more than 30 days, or to any day subsequent to the date 30 days prior to the outside date, or enter into any agreement with a governmental entity to delay by more than 30 days, or any day subsequent to the outside date, or not to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, except with the prior written consent of the other party. Parent shall, following consultation with the Company, determine the strategy to obtain and lead the effort to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or any foreign antitrust law and obtain any clearance or approval required to be obtained from the FTC, the DOJ, any state attorney general, any foreign competition authority or any other governmental entity in connection with the Merger and the other transactions contemplated by the Merger Agreement.
In furtherance of the foregoing, Parent and Merger Sub agree to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under the HSR Act or any foreign antitrust law that may be required by any governmental entity, so as to enable the parties to close the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable (and in any event by or before the outside date). Notwithstanding the foregoing sentence or any other provision of the Merger Agreement, Parent and Merger Sub are not required to take any action with respect to its or their assets, interests or businesses, or the assets, interests or businesses of the Company or any of the Company subsidiaries, including:
•	selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses;
•
terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Merger Sub, the Company or any of its or their subsidiaries or affiliates; or

•
any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any governmental entity, creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Merger Sub, the Company or any of its or their subsidiaries or affiliates.

Parent has agreed not to acquire or agree to acquire any rights, business, person or division thereof (by way of license, Merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or enter into or agree to enter into any joint venture, collaboration, or other similar arrangement, in each case that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to obtain the approval of any governmental entity under any antitrust laws or the expiration or termination of any applicable waiting period with respect to the Merger prior to the outside date.

Company Stockholders Meeting
Under the Merger Agreement, we agreed to take all necessary actions in accordance with applicable law, our certificate of incorporation and our bylaws and the rules and regulations of the Nasdaq Stock Market, to duly call, give notice of, convene and hold a meeting of our stockholders for the purpose of obtaining (i) the affirmative vote of holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the adoption of the Merger Agreement at the Annual Meeting and (ii) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the votes cast by holders of shares of the Company’s common stock, other than Excluded Shares (i.e., shares beneficially owned, directly or indirectly, by CPIF II-7 Limited, Parent, Merger Sub or any of their respective affiliates, or with respect to which any of the foregoing has the right to direct the voting thereof), that are present in person or represented by proxy and entitled to vote on the adoption of the Merger Agreement at the Annual Meeting. Both the Stockholder Approval and the Majority of the Minority Approval are conditions to the consummation of the Merger.
We may, after consultation with Parent, adjourn, recess or postpone the Annual Meeting only (i) to the extent required by applicable law to ensure that any required supplement or amendment to the proxy statement is provided to our stockholders within a reasonable amount of time in advance of the Annual Meeting, (ii) to the extent required by a court of competent jurisdiction in connection with any litigation or proceedings, (iii) if, as of the time for which the Annual Meeting is originally scheduled, there are insufficient shares of the Company’s common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of our Annual Meeting, or (iv) if the Adjournment Proposal is approved, there are insufficient votes to approve the Merger Agreement Proposal, in each case for the minimum duration necessary to remedy the circumstances giving rise to such adjournment, recess or postponement (and in any event, unless otherwise required by applicable law or a court of competent jurisdiction, not beyond the earlier of (A) the date that is 30 days after the date that the Annual Meeting was originally scheduled (or, if applicable, 30 days after the newly scheduled date for any such originally scheduled stockholders meeting that is adjourned, recessed or postponed in accordance with the Merger Agreement), and (B) three business days prior to the outside date).
Employee Matters
The Merger Agreement provides for the following treatment with respect to those employees of the Company who continue to be employed by Opco after the Closing Effective Time, whom we refer to as the “continuing employees”:
•
from the Closing Effective Time through the first anniversary of the Closing Effective Time, continuing employees will receive: (i) base salaries or wage rates and target annual cash incentive opportunity, in each case no less favorable than such continuing employee’s base salary or wage rate and target annual cash incentive opportunity as of immediately prior to the Closing Effective Time and (ii) retirement and health and welfare benefits that are substantially comparable in the aggregate to those provided to such continuing employees immediately prior to the Closing Effective Time or, at Parent’s election if greater, the employee benefits provided to similarly situated new hire employees of Parent;

•
Parent will use commercially reasonable efforts to recognize the service of each continuing employee as if such service had been performed with Parent for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation and paid time off under Parent’s employee benefit plans made available to continuing employees, to the extent the same service was recognized by the Company prior to the Closing Effective Time and not in any case where credit would result in duplication of benefits or application to a frozen plan or arrangement or in the case of vesting of equity or equity-based incentive compensation or benefits;

•
from and after the Closing Effective Time, Parent will, or will cause Opco or an affiliate to honor in accordance with their terms, all severance arrangements between the Company or the Company subsidiaries, on the one hand, and the employees, on the other hand; and

•
Parent will, within three months following the Closing Effective Time, establish an equity incentive pool equal in an amount and on terms that are customary for a company of this size and type, which will be reserved for issuance to company employees. The allocation of awards among company employees will be determined by the Company.

Under the Merger Agreement, Parent has agreed to cause Opco to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Closing Effective Time existing in favor of our current or former directors or officers as provided in our certificate of incorporation, our bylaws or any indemnification agreement between such indemnified person and us, without further action, as of the Closing Effective Time. This obligation will survive the Merger, will continue in full force and effect in accordance with their terms, will not be impaired by any modification of such terms in any amendment or restatement of our certificate of incorporation or bylaws following the Closing Effective Time and for a period of six years following the Closing Effective Time, may not be amended, repealed or otherwise modified in any manner that would adversely affect any rights of such current or former directors or officers.
Parent has also agreed that for six years after the Closing Effective Time, it will (and will cause Opco to) indemnify, defend and hold harmless, to the fullest extent permitted under applicable law (and will advance expenses as incurred to the fullest extent permitted under applicable law, provided our current or former director or officer to whom expenses are advanced provides an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such person is not entitled to be indemnified hereunder), each such person against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Closing Effective Time, including the Merger and the other transaction contemplated by the Merger Agreement.
We have agreed to use our commercially reasonable efforts to obtain, at or prior to the Closing Effective Time, and Parent has agreed to fully pay the premium for a tail directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Closing Effective Time, covering each person currently covered by our directors’ and officers’ liability insurance policies, with coverage for six years following the Closing Effective Time, on terms with respect to such coverage and amounts no less favorable to the insureds than those of such policy in effect on the date of the Merger Agreement, up to coverage for an annual premium that does not exceed 300% of the most recent annual premium paid by us for such insurance for our current fiscal year.
In the event that Opco (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or Merger or (ii) transfers all or substantially all of its properties and assets to any person, or Parent dissolves Opco, then, and in each such case, Parent will cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the foregoing obligations.
Purchase of Additional Notes
No later than 21 days from the date of the Merger Agreement (unless Parent and the Company mutually agree in writing to a later date), Parent or an affiliate of Parent is required to fund and purchase Additional Notes in accordance with the terms of the Securities Purchase Agreement, in an amount equal to $6,000,000; provided that Parent has the right to request the Company to sell shares of the Company’s common stock pursuant to the Company’s existing ATM facility and the net proceeds of any such sales shall reduce the commitment amount on a dollar-for-dollar basis.
Other Covenants and Agreements
The Merger Agreement also contains additional covenants, including, among others, covenants relating to the coordination with respect to stockholder litigation, filing of this proxy statement, access to information, obtaining required consents and regulatory approvals, making necessary notifications and filings, public announcements relating to the Merger, the CVR Agreement, tax matters and post-closing efforts regarding maintaining the Company’s listing on Nasdaq.
Conditions to Completion of the Merger
Each party’s obligation to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled thereto) on or prior to the closing date of the following conditions:
•
No governmental entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any law, judgment or other legal restraint (in each case, whether temporary, preliminary or permanent in nature) prohibiting the consummation of the Merger that is still in effect (any such law or a judgment, a legal restraint);

•	certain specified regulatory consents, if required, shall have been obtained; and
•	the adoption of the Merger Agreement by our stockholders shall have occurred.

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, to the extent permitted by law, waiver by Parent and Merger Sub) on or prior to the closing date of the following additional conditions:
•	the representations and warranties of the Company set forth in the Merger Agreement regarding:
•
the identity of its subsidiaries and the absence of any change, event, effect, development or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company, being true and correct at and as of the closing date;

•
the Company’s capital structure, outstanding equity interests and ownership of equity interests of its subsidiaries being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date), except for de minimis inaccuracies;

•
organization, validity of issuances of the Company’s common stock, no outstanding obligations to issue equity of the Company, Company warrant matters, subsidiaries (other than the first sentence of the subsidiaries representation), authority, brokers and other advisors, takeover laws and rights plans, and our stockholder vote, being true and correct in all material respects (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date); and

•
all other representations and warranties being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein), at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date, in which case at and as of such specified date) other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Company.

•	the Company having performed in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Closing Effective Time; and
•
Parent and Merger Sub having received a certificate, dated as of the closing date and signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions relating to representations and warranties and performance of obligations.

The obligation of the Company to effect the Merger is subject to the satisfaction (or, to the extent permitted by law, waiver by the Company) on or prior to the closing date of the following additional conditions:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct (without regard to any materiality, material adverse effect or similar qualifications and exceptions contained therein) at and as of the closing date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Parent;

•	each of Parent and Merger Sub having performed in all material respects all obligations required to be performed by it under the Merger Agreement as of the Closing Effective Time; and
•
the Company having received a certificate, dated the closing date and signed on behalf of Parent by a duly authorized officer, certifying that the conditions set forth in the two bullet points immediately above have been satisfied.

Pursuant to the Merger Agreement, none of the parties may rely on the failure of any of the foregoing conditions to be satisfied if such failure was caused by such party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other party to be satisfied.

Termination
In general, the Merger Agreement may be terminated at any time prior to the Closing Effective Time, whether before or after approval of the proposal to adopt the Merger Agreement by our stockholders (except as otherwise expressly noted), in the following ways:
by mutual written consent of Parent and the Company;
by either Parent or Company if:
•
the Merger has not been consummated on or before December 31, 2026 (as it may be extended as provided in this bullet point, the outside date); provided that the right to terminate the Merger Agreement under this bullet shall not be available to any party whose material breach of the Merger Agreement has been a principal cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date;

•
any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the Merger is in effect and has become final and non-appealable; provided that the right to terminate the Merger Agreement pursuant to this bullet shall not be available to any party hereto if such legal restraint is primarily due to such party’s failure to comply in all material respects with its obligations to obtain antitrust clearances in respect of any such legal restraint; or

•	our stockholders do not approve the proposal to adopt the Merger Agreement at the Annual Meeting at which a vote on that matter is taken;
by Parent if:
•
the Company, Midco or Opco breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform individually or in the aggregate would result in the failure of any of a condition to the obligation of Parent to consummate the Merger to be satisfied and cannot be or, if capable of being cured, has not been cured prior to the earlier of (x) 20 days after the giving of written notice to the Company of such breach or failure to perform and (y) the outside date; provided that Parent and Merger Sub are not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement;

•
prior to our stockholders adopting the Merger Agreement, if: (i) an adverse recommendation change has occurred, (ii) after any takeover proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), our Board fails to publicly affirm the company recommendation within ten business days after a request by Parent to do so (subject to certain limitations); provided, that Parent may only make such request twice with respect to each takeover proposal or material modification thereof or (iii) our Board or the Company intentionally and materially breaches its non-solicitation or related obligations under the Merger Agreement;

by the Company if:
•
if Parent or Merger Sub breaches any of their representations or warranties or fails to perform any of their covenants or obligations contained in the Merger Agreement, which breach or failure to perform (i) had or would reasonably be expected to, individually or in the aggregate, have a material adverse effect with respect to Parent and (ii) has not been cured prior to the earlier of (x) 20 days after the giving of written notice to Parent or Merger Sub of such breach or failure to perform and (y) the outside date (provided that the Company is not then in material breach of any representation, warranty, covenant or other obligation contained in the Merger Agreement);

•
prior to our stockholders adopting the Merger Agreement, (i) in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for a superior proposal in accordance with the Merger Agreement, (ii) if our Board has materially complied with its obligations under the non-solicitation obligations of the Merger Agreement in respect of such superior proposal and (iii) if the Company has paid, or simultaneously with the termination of the Merger Agreement pay, the termination fee due pursuant to the Merger Agreement; or

•	if Parent or an affiliate of Parent has failed to fund and purchase the Additional Notes in accordance with the Merger Agreement within the time period required therein.

Fees and Expenses
Except as otherwise provided in the Merger Agreement (including the termination fees discussed below), all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are to be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Termination Fees
The Merger Agreement provides that we will pay Parent a termination fee of $2,500,000 if:
•
we, prior to receipt of the requisite vote by our stockholders adopting the Merger Agreement, terminate the Merger Agreement in order to enter into a definitive written agreement providing for a superior proposal, in compliance with the related requirements provided in the Merger Agreement;

•
Parent, prior to receipt of the requisite vote by our stockholders adopting the Merger Agreement, terminates the Merger Agreement (or would have been entitled to terminate the Merger Agreement prior to or at the time we terminate it pursuant to certain provisions of the Merger Agreement), if (i) an adverse recommendation change has occurred, (ii) after any takeover proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), our Board fails to publicly affirm the company recommendation within ten business days after a request by Parent to do so (subject to certain limitations); provided, that Parent may only make such request twice with respect to each takeover proposal or material modification thereof or (iii) the Board or the Company intentionally and materially breaches its non-solicitation and related obligations under the Merger Agreement; or

•
(i) a takeover proposal is publicly known and is not publicly withdrawn, (ii) thereafter the Merger Agreement is terminated by either Parent or the Company pursuant to the provisions providing for termination of the Merger Agreement if the Merger has not been consummated by the outside or the requisite stockholder vote is not obtained, or by Parent pursuant to the provision providing for termination of the Merger Agreement for the Company’s breach of its representations and warranties or failure to perform its covenants or obligations and (iii) within 12 months of such termination (A) any transaction included within the definition of takeover proposal is consummated or (B) we enter into a definitive agreement with respect to any transaction included within the definition of takeover proposal, in each case whether or not involving the same takeover proposal or the person or group making the takeover proposal referred to in clause (i) of this bullet point.

In no event will we be required to pay the termination fee more than once.
In the event that we pay a termination fee, it will be deemed to be liquidated damages and constitute the sole and exclusive remedy of Parent and Merger Sub against the Company and its current, former or future stockholders and representatives for any loss suffered as a result of the failure of the Merger or the other transactions contemplated by the Merger Agreement to be consummated (so long as any termination of the Merger Agreement by the Company was in accordance with the applicable provision of the Merger Agreement); provided that nothing contained in the Merger Agreement will relieve any party thereto from liability for fraud or any willful breach of the Merger Agreement.
Amendment; Extensions and Waivers
The Merger Agreement may be amended by the parties thereto at any time prior to the Closing Effective Time. At any time prior to the Closing Effective Time, the parties thereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. The Merger Agreement may not be amended or supplemented after the Closing Effective Time.
CVR Agreement
At or prior to the Closing Effective Time, Midco will execute and deliver, and Midco will cause [   ], as the Rights Agent, to execute and deliver, the CVR Agreement. Midco will cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
Governing Law
The Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

PARTIES TO THE MERGER
The Company
We are a clinical-stage biotechnology company developing next-generation cell and gene therapies engineered with our gene circuit platform technologies for patients living with incurable diseases. Our mission is to create a new generation of smarter medicines that outsmart complex diseases using novel and unprecedented approaches. To accomplish this mission, we have built a synthetic biology platform that we believe may enable us to program next-generation cell and gene therapies with gene circuits. These gene circuits, which we created from novel and proprietary combinations of DNA sequences, are designed to reprogram cells with biological logic to sense inputs, compute decisions and respond to their respective cellular environments. Using gene circuits, our product candidates are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. We were formed in connection with the holding company reorganization that we implemented in April 2026. We are a holding company, and our business operates through our indirect subsidiary, Senti Biosciences, Inc., or Opco. Our principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and our telephone number is (650) 382-3281. Our website address is www.sentibio.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information on the website is not part of this document.
Senti Holdings, Inc.
Senti Holdings, Inc., or Midco, is our wholly-owned subsidiary and was formed in connection with the holding company reorganization that we implemented in April 2026. Its business activities have been limited to the issuance and sale of its secured, convertible senior notes to an affiliate of Parent (as defined below) and activities related to the structuring and negotiation of the Merger and the other Contemplated Transactions. Its principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and its telephone number is (650) 382-3281.
Senti Biosciences, Inc.
Senti Biosciences, Inc. is our predecessor issuer and the wholly-owned subsidiary of Midco. As described above under “—The Company,” our business generally operates through Opco. Its principal executive office is located at 2 Corporate Drive, First Floor, South San Francisco, CA 94080, and its telephone number is (650) 382-3281.
Parent
Parent was formed on May 22, 2026, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Parent is an exempted company incorporated under the laws of the Cayman Islands. Celadon Partners, LLC controls Parent, Celadon Partners SPV 24 Limited, our largest stockholder, and CPIF II-7 Limited, which was the sole purchaser of the Notes. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and the other Contemplated Transactions. The principal executive office of Parent is located at PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands, and its telephone number is (852) 3851-8700.
Merger Sub
Merger Sub was formed on June 22, 2026, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and the other Contemplated Transactions. Merger Sub is a Delaware corporation and a direct, wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement and the other Contemplated Transactions. At the Closing Effective Time, Merger Sub will merge with and into Midco, with Midco continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent. The principal office of Merger Sub is PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands, and the telephone number of the principal executive office is (852) 3851-8700.

THE CONTINGENT VALUE RIGHTS AGREEMENT
The following is a summary of the material provisions of the CVR Agreement, a copy of which is attached to this proxy statement as Annex B and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the CVR Agreement that is important to you. We encourage you to read carefully the CVR Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the CVR Agreement
The CVR Agreement will be executed by Midco and the Rights Agent at or prior to the closing of the Merger. The descriptions of the CVR Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the CVR Agreement, a copy of which is attached to this proxy statement as Annex B and incorporated into this proxy statement by reference. We encourage you to read the CVR Agreement carefully and in its entirety because this summary may not contain all the information about the CVR Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement.
Merger Consideration
Pursuant to the Merger Agreement, at the Closing Effective Time, each outstanding share of Midco common stock (other than shares owned by Midco or a subsidiary of Midco, which shares will be canceled), will automatically be canceled and converted into the right to receive the Milestone Payment Amount (as defined and described below). The right to receive the Merger Consideration shall be distributed by Midco to the Company’s equityholders (including the Affiliated Entities) in the form of CVRs. Pursuant to the Merger Agreement, the Board of Directors or the Special Committee thereof shall approve and Midco shall effect the issuance and distribution of one CVR with respect to each share of the Company’s common stock (including shares of common stock held by the Affiliated Entities)that is issued and outstanding as of the CVR record date, which will be a date no less than five days and no more than ten days following the date that the Merger closes.
Contingent Value Rights
Each CVR represents the right of its holder to receive a pro rata portion of contingent cash payments pursuant to the CVR Agreement if the conditions to those payments are satisfied. The initial holders will be (i) the holders of shares of the Company’s common stock and Company RSUs and (ii) the holders of the Company’s stock options and the Company’s warrants, upon exercise thereof.
The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder, except as specified in the CVR Agreement. The CVRs will not represent any equity or ownership interest in Midco or in any constituent company to the Merger.
Milestone Payments
While no guarantee can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments, or the Milestone Payment Amounts, if the following milestones, or the Milestones, are achieved on or before the seventh anniversary of the Merger closing date, or the Milestone Expiration Date. In no event will Midco be obligated to pay more than an aggregate of $60,000,000 in respect of all CVRs pursuant to the CVR Agreement, or the Aggregate Payment Cap, and no Milestone Payment Amount will be paid more than once with respect to the applicable Milestone:
•
The product of (a) the holder’s pro rata share and (b) $10,000,000 upon the filing by or on behalf of Midco, or any of its affiliates or licensees, of a Biologics License Application, or a BLA, with, and its acceptance, or the passing of the 60-day review period without rejection, by the U.S. Food and Drug Administration, or the FDA, for the Logic Gated off-the-shelf CAR-NK cell therapy known as SENTI-202, or the Product (such Milestone, the BLA Milestone);

•
The product of (a) the holder’s pro rata share and (b) $20,000,000 upon the receipt by or on behalf of Midco or any of its affiliates or licensees of FDA approval of the BLA for the Product (such Milestone, the FDA Approval Milestone); and

•
The product of (a) the holder’s pro rata share and (b) $30,000,000 upon the achievement of cumulative worldwide net sales (as defined in the CVR Agreement) of the Product in excess of $200,000,000, during the period commencing on the first commercial sale of the Product until the Milestone Expiration Date (such Milestone, the Sales Milestone).

Pursuant to the Merger Agreement, Parent has agreed to use, and cause its affiliates and licensees to use, diligent efforts (as defined in the Merger Agreement) to achieve each Milestone, and neither Parent nor any of its affiliates or its (or their) licensees shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of any Milestone or the payment of any Milestone Payment Amount
Non-Transferability
The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner disposed of other than under the following specified circumstances:
•	upon death of a holder by will or intestacy;
•	by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor;
•	pursuant to a court order;
•
by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

•
in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner (and, if applicable, through an intermediary), to the extent allowable by The Depository Trust Company, or the DTC;

•	with the written consent of Midco;
•
if the holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution or transfer does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act); or

•	to the controlled affiliates of a holder.
Every request to transfer CVRs must be in writing in accordance with the CVR Agreement.
Evidence of CVR; Registration
The CVRs will not be evidenced by a certificate or other instrument. The Rights Agent, acting solely for this purpose as a non-fiduciary agent of Midco, will keep a register, or the CVR Register, for the purpose of recording the names and addresses of the applicable holders, as well as transfers of CVRs as provided in the CVR Agreement. The CVR Register will set forth (x) with respect to holders of the Company’s common stock that hold such shares in book-entry form through DTC immediately prior to the Closing Effective Time, one position for Cede & Co. (as nominee of DTC) representing all such shares of the Company’s common stock that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of the Company’s common stock that hold such shares in certificated form immediately prior to the Closing Effective Time that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, (B) holders of shares of the Company’s common stock that hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Closing Effective Time that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement. No transfer of a CVR will be valid, even if permitted, until it is registered in the CVR Register.
A holder may make a written request to the Rights Agent to change such holder’s address of record in the CVR Register. The written request must be duly executed by the holder. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the written notice is in proper form, as promptly as practicable record the change of address in the CVR Register.
Each of Midco and the Rights Agent may require payment, from any CVR holder and any transferee of such holder, of a sum sufficient to cover any tax or other charge of any nature whatsoever that is imposed by a governmental authority or taxing authority in connection with any CVR registration or transfer. Each of Midco and the Rights Agent will have no duty or obligation to take any action under any section of the CVR Agreement that requires the payment by a holder or a transferee of a CVR of applicable taxes or charges unless and until the Rights Agent is reasonably satisfied that all such taxes or charges have been paid by such holder or such transferee or that no payment of any such taxes or charges is required.
Payment Procedures
If a Milestone is achieved on or before the Milestone Expiration Date, then, within five business days following the achievement thereof, Midco will (i) deliver to the Rights Agent a written notice, or the Milestone Notice, indicating that the applicable Milestone has been achieved, and an Officer’s Certificate certifying the same and (ii) deposit or cause to be deposited with the Rights Agent by wire transfer, to the account designated by the Rights Agent for payment to the CVR holders, an aggregate amount equal to: (x) with respect to the achievement of the BLA Milestone, $10,000,000, (y) with respect to the achievement of the FDA Approval Milestone, $20,000,000 and (z) with respect to the achievement of the Sales Milestone, $30,000,000 (such payments, collectively, the Milestone Payment Amounts).
After receipt of the wire transfer, the Rights Agent will, as promptly as practicable, (but in any event, within three business days) pay the CVR holders of record by check mailed to the address of such holder, reflected in the CVR Register as of 5:00 p.m. Eastern time on the date of the applicable Milestone Notice.
Tax Withholding
Midco and the Rights Agent and each of their respective affiliates will be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to the CVR Agreement to any CVR holder as are required to be deducted and withheld therefrom under the Code, or the Treasury Regulations thereunder or any other legal requirement. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under the CVR Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
Undistributed Payments; Imputed Interest
Any portion of any Milestone Payment Amount that remains undistributed to the CVR holders one year after the applicable Milestone Payment Amount date will be delivered by the Rights Agent to Midco, upon demand, and any holder will thereafter look only to Midco for payment, without interest, but such holder will have no greater rights against Midco than those accorded to general unsecured creditors of Midco under applicable law. Midco will indemnify and hold harmless the Rights Agent with respect to any liability, penalty, or reasonable costs or expenses the Rights Agent may incur or be subject to in connection with transferring such property to Midco.
A portion of any Milestone Payment Amounts paid in respect of the CVRs may be treated as imputed interest that is ordinary income to a U.S. holder. The portion of any Milestone Payment Amounts made which will be treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the Milestone Payment Amounts over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. A U.S. holder must include in its taxable income imputed interest using such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders are urged to consult their own tax advisors as to the application of the imputed interest rules to the receipt of any Milestone Payment Amounts.
Enforcement of Rights of Holders
The rights of holders under the CVR Agreement are limited to the right to receive payment from the Rights Agent in respect of the CVRs if and when due and payable in accordance with the CVR Agreement. All other obligations of Midco or its successors or assigns under the CVR Agreement may only be enforced by the Rights Agent.
Ability to Abandon CVRs
A CVR holder may at any time, at such holder’s option, abandon all of such holder’s remaining rights represented by a CVR by transferring such CVR to Midco without consideration therefor, which a holder may effect via delivery of a written abandonment notice to Midco. Nothing in the CVR Agreement will prohibit Midco or any of its affiliates (including the Surviving Corporation) from offering to acquire or acquiring any CVRs for consideration from the holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Midco or any of its affiliates (including the Surviving Corporation) will be automatically deemed extinguished and no longer outstanding or entitled to any Milestone Payment Amount for purposes of the CVR Agreement.
Rights Agent
The Rights Agent will be [ ]. Midco will (i) pay the reasonable and documented out-of-pocket fees and expenses of the Rights Agent in connection with the CVR Agreement and (ii) reimburse the Rights Agent for all taxes and governmental charges paid or incurred by the Rights Agent in connection with administration of its duties under the CVR Agreement (other than taxes imposed on or measured by the Rights Agent’s net income and franchise or similar taxes imposed in lieu of net income taxes), provided that, if the Rights Agent determines in the absence of bad faith that it has received a refund of any tax or government charge borne by Midco, then the Rights Agent will promptly repay the refund to Midco. Midco will indemnify and hold harmless the Rights Agent against any loss, liability, damage, judgment, fine, penalty, demand, suit or expense arising out of or in connection with the Rights Agent’s performance of its express duties under the CVR Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any charges, demands, suits or loss arising therefrom, except to the extent such loss has been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s willful or intentional misconduct, bad faith, gross negligence or fraud.
The Rights Agent may resign at any time by notifying Midco in writing at least 30 calendar days before the resignation takes effect and Midco may remove the Rights Agent at any time by notifying the Rights Agent at least 30 calendar days before the removal takes effect.
Covenants by Midco
Among other things, the CVR Agreement provides for certain covenants made by Midco.
List of Holders
Midco will furnish or cause to be furnished to the Rights Agent the names and addresses of the CVR holders in such form as Midco receives from the Company’s transfer agent within 20 business days of the Closing Effective Time (or as soon as practicable thereafter).
Audit Rights
Midco (and its successors and assigns) will maintain, and will cause its (and their) affiliates and licensees to maintain, complete and accurate records relating to the rights and obligations under the CVR Agreement in relation to any Milestone events and Milestone Payment Amount, which records will contain sufficient information to permit the Rights Agent to confirm the relevant party’s compliance of its obligations under the CVR Agreement. The relevant party will retain such records for at least five years following the end of the calendar year to which they pertain, during which time Rights Agent, or Rights Agent’s appointed agents, will have the right, itself or through a designee, to audit and inspect such records during normal business hours to verify compliance with the CVR Agreement.
Amendments
Amendments without the Consent of Holders or the Rights Agent
Without the consent of any holders or the Rights Agent, Midco, at any time and from time to time, may enter into one or more amendments to the CVR Agreement, to evidence the succession of another person to Midco and the assumption by any such successor of the covenants of Midco under the CVR Agreement.
Amendments without the Consent of Holders
Without the consent of any holders or the Rights Agent, Midco and the Surviving Corporation, at any time and from time to time, may enter into one or more amendments to the CVR Agreement, for any of the following purposes:
•	to evidence the succession of another person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent in the CVR Agreement;

•
to add to the covenants of Midco such further covenants, restrictions, conditions or provisions as Midco and the Rights Agent will consider to be for the protection of the holders; provided that, in each case, such provisions do not adversely affect the interests of the Rights Agent or the holders (as a group and in their capacity as such);

•
to cure any ambiguity, to correct or supplement any provision in the CVR Agreement that may be defective or inconsistent with any other provision in the CVR Agreement, or to make any other provisions with respect to matters or questions arising under the CVR Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Rights Agent or the holders (as a group and in their capacity as such);

•
as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities legal requirements outside of the U.S.; provided that, in each case, such amendments do not change the Milestones, the Milestone Expiration Date or the Milestone Payment Amount;

•	to reduce the number of CVRs, in the event and to the extent any CVR holder agrees to renounce such holder’s rights under the CVR Agreement; or
•
any other amendments to the CVR Agreement for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, unless such addition, elimination or change is adverse to the interests of the Rights Agent or the holders (as a group and in their capacity as such).

Promptly after the execution by Midco and the Rights Agent of any amendment pursuant to the conditions bulleted above, Midco will mail a notice thereof by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Amendments with the Consent of Holders
Without limiting the right to amend pursuant to the conditions described above, with the consent of the (a) the holders of a majority of the outstanding CVRs and (b) the holders of a majority of the outstanding CVRs not held by Celadon Partners SPV 24 or its affiliates — whether evidenced in writing or taken at a meeting of the holders, Midco and the Rights Agent may enter into one or more amendments to the CVR Agreement for the purpose of adding, eliminating or changing any provisions of the CVR Agreement, even if such addition, elimination or change is materially adverse to the interests of the holders.
Promptly after the execution by Midco and the Rights Agent of any such amendment, Midco will mail a notice thereof by first class mail to the holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Termination
The CVR Agreement will terminate upon the earlier to occur of (a) the payment by the Rights Agent or Midco or one or more of its affiliates, as applicable, to each holder, as reflected in the CVR Register, of the full amount of any Milestone Payment Amount required to be paid under the terms of the CVR Agreement and (b) the failure to achieve any Milestone on or prior to the Milestone Expiration Date. No termination will affect the holders’ rights to any payment accrued prior to the effective date of such termination.
Governing Law
The CVR Agreement, the CVRs and any other matters or disputes relating thereto will be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

THE VOTING AGREEMENT
The following is a summary of the material provisions of the Voting Agreement, a form of which is attached to this proxy statement as Annex D and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreement that is important to you. We encourage you to read carefully the form of Voting Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement.
In connection with the issuance and sale of the Initial Notes, on May 20, 2026, the Company entered into the Voting Agreement with each of our executive officers, certain of our directors and CPIF II-7 Limited, or the Supporting Stockholders.
As of the record date, the Supporting Stockholders, collectively held approximately [ ]% of the Company’s outstanding common stock.
Pursuant to the Voting Agreement, each Supporting Stockholder agreed, severally and not jointly, that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, until the termination of the Voting Agreement (as described below), such Supporting Stockholder will vote all of its shares of the Company’s common stock and any other securities entitled to vote, or the Other Securities:
•	in favor of the Nasdaq Stock Issuance Proposal;
•	in favor of the Merger Agreement Proposal; and
•
against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or Midco under the Purchase Agreement or the CVR Agreement, or which could result in any of the conditions to the Company’s or Midco’s obligations under the Purchase Agreement or the CVR Agreement not being fulfilled, as determined in good faith by the Company’s officers or Board of Directors.

Each Supporting Stockholder further agreed (i) not to offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney (other than to the proxy designated by the Company for purposes of voting as directed by such stockholder at any meeting of stockholders), or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to its shares of common stock or Other Securities, directly or indirectly, until the later of the approval of the Nasdaq Stock Issuance Proposal or the Merger Agreement Proposal, and (ii) to grant to the Company an irrevocable proxy, coupled with an interest, appointing the Company as such stockholder’s attorney-in-fact and proxy, with full power of substitution, to vote such stockholder’s Common Stock and Other Securities in the manner contemplated by the Voting Agreement.
The Voting Agreement will terminate automatically on the earlier of: (i) the later of the date immediately following the approval of the Nasdaq Stock Issuance Proposal or the Merger Agreement Proposal; or (ii) the date that the Merger Agreement is terminated.
Pursuant to the Voting Agreement, the Company will be entitled to specific performance of the terms of the Voting Agreement, in addition to any other remedy at law or in equity. The Voting Agreement is governed by the laws of the State of New York.

PROPOSAL NO. 5 – APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
General
The Board has approved and, subject to stockholder approval, adopted a resolution (1) declaring advisable, and recommending to our stockholders for their approval, amendment to the Certificate of Incorporation, or the Reverse Stock Split Amendment, to give the Board discretionary authority to effect a reverse stock split of all of the outstanding shares of our common stock at a ratio ranging from any whole number between 1-for-20 and 1-for-50, or the Reverse Stock Split, with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments, (2) directing that such proposed amendments to our certificate of incorporation be submitted to our stockholders for their approval and adoption, and (3) recommending that our stockholders approve and adopt each of the proposed amendments. The text of the form of Reverse Stock Split Amendment, which would be filed with the Delaware Secretary of State by means of the Certificate of Amendment to effect the Reverse Stock Split, is set forth in Annex E to this Proxy Statement. We refer to this Proposal No. 5 as the Reverse Stock Split Proposal.
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our common stock between 20 and 50, inclusive, would be combined into one share of our common stock. The number of shares of common stock underlying outstanding equity awards and available for future awards under our equity incentive plans, as well as the number of shares issuable upon exercise of outstanding warrants and upon exchange of the Notes, would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving the stockholder approval, the Board of Directors will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware to be effective as of the Effective Time (as defined below), and all other amendments will be abandoned.
The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split, and the ratio at which the Reverse Stock Split will be effected, will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our common stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock, the anticipated impact on our market capitalization, and the continued listing requirements of Nasdaq. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1-for-20 to 1-for-50 but would not effect a decrease to the number of shares of our common stock that we will be authorized to issue, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “—Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Common Stock” below.
Purpose of the Reverse Stock Split
The Board submits the Reverse Stock Split Proposal to our stockholders for approval and adoption with the primary intent of increasing the per share price of our common stock for the following principal reasons:
•	to ensure compliance with the $1.00 per share of common stock minimum bid price requirement for continued listing on Nasdaq;
•	to encourage increased investor interest in our common stock and promote greater liquidity for our stockholders; and
•	to help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing
Our common stock is quoted on Nasdaq under the symbol “SNTI.” For our common stock to continue trading on Nasdaq, the Company must comply with various listing standards, including that the Company maintain a minimum closing bid price of $1.00 per share of common stock, the minimum closing bid price requirement. A “bid price deficiency” under Nasdaq’s continued listing standards is triggered when the closing bid stays below $1.00 for 30 consecutive trading days.
In addition, effective January 2026, Nasdaq amend its minimum bid requirements to provide that if a company’s common stock trades at or below $0.10 for ten consecutive trading days, Nasdaq will immediately issue a delisting determination and the company’s common stock will be suspended from trading immediately. Unlike typical delisting determinations, a company’s request for a hearings panel review will not automatically stay the trading suspension.
Nasdaq listing rules also provide that if a company conducts a reverse split and then falls below the $1.00 minimum bid within one year, it may no longer receive a new compliance period and can be subject to immediate delisting.
In 2024, we experienced a bid price deficiency and regained compliance by way of a reverse stock split. Although we have not received a bid price deficiency notice from Nasdaq since, from time to time, the closing bid price of our common stock has been below $1.00.
We intend to monitor the closing bid price of our common stock and may, if appropriate and necessary, consider taking actions to maintain or, if applicable, regain, compliance with the minimum closing bid price requirement. There can be no assurance that, if we fall out of compliance with the minimum closing bid price requirement, we will be able to regain compliance with such requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.
If we do not comply with Nasdaq’s rules for continued listing and fail to regain compliance within the applicable compliance period (if any), Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel. If we appeal, the Hearings Panel will request a plan to regain compliance. Hearings Panels have generally viewed a reverse stock split as the only definitive plan to resolve a bid price deficiency. There can be no assurance that such an appeal would be successful.
If our common stock is delisted from Nasdaq, the Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock. Such delisting from Nasdaq and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our common stock outstanding and increase the market price of our common stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY FAIL TO COMPLY WITH NASDAQ’S MINIMUM CLOSING BID PRICE REQUIREMENT AND MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON NASDAQ, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK AND ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH CERTAIN CONTRACTUAL OBLIGATIONS.
Investor Interest and Liquidity
In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders.
In the event that our common stock was to be delisted from Nasdaq, our common stock would likely trade in the over-the-counter market. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our common stock.
Employee Retention
The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our common stock, can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, the Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as the Company’s best means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements.
Board of Directors’ Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of one-for-twenty to one-for-fifty. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•	our ability to maintain the listing of our common stock on Nasdaq;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;
•	the anticipated impact of a particular ratio on our market capitalization; and
•	prevailing general market and economic conditions.
We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.
Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:
•
the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding immediately before the Reverse Stock Split;

•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in the Company;

•
the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and

•
the market price per share of our common stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.
Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “—Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.
While our aim is that the Reverse Stock Split will be sufficient to maintain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds $1.00 per share of common stock, we may not be able to continue to satisfy Nasdaq’s additional requirements and standards for continued listing of our common stock on Nasdaq.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.
Additionally, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our common stock.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of common stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our common stock. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of common stock will remain $0.0001.
Relative Increase in Number of Authorized Shares of Common Stock Available for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, or Preferred Stock, and together with our common stock, our Capital Stock.
Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by our stockholders and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share.
Except pursuant to our equity incentive plans, warrants to purchase shares of our common stock, the Notes, the potential sale of additional Notes under the Securities Purchase Agreement and potential sales of common stock under our ATM Facility, we presently have no plan, commitment, arrangement, understanding, or agreement regarding the issuance of common stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any unissued shares our common stock, the future issuance of additional shares of our common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Equity Compensation Plans and Outstanding Equity-Based Awards
We maintain the Senti Biosciences, Inc. 2016 Stock Incentive Plan, or the 2016 Plan, the Senti Biosciences, Inc. 2022 Equity Incentive Plan, or the 2022 Plan, the Senti Biosciences, Inc. 2022 Inducement Plan, or the Inducement Plan, and the Senti Biosciences, Inc. 2022 Employee Stock Purchase Plan, or the ESPP, collectively and together with the 2016 Plan, the 2022 Plan, the Inducement Plan, and any sub-plans thereunder, the Plans, which are designed primarily to provide stock-based incentives to individual service providers of the Company.
Our Board generally has the discretion to determine the appropriate adjustments to the Plans and outstanding awards and purchase rights under the Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of common stock issuable upon exercise, vesting or settlement of such awards and the total number of shares of common stock remaining available for future awards under the Plans, as well as any share-based limits in the Plans, would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down to the nearest whole share. Furthermore, the exercise or purchase price of any outstanding options or purchase rights would be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional cents that may result therefrom shall be rounded up to the nearest whole cent. In addition, the numbers of shares subject to awards to be granted in the future under the 2022 Plan pursuant to our non-employee director compensation program will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.
Warrants
As of June 30, 2026, there were warrants outstanding to purchase up to an aggregate of 31,735,500 shares of our common stock. All of the Company’s outstanding warrants entitling the holders thereof to purchase shares our common stock will enable such holders to acquire upon exercise of their respective warrants that number of shares of common stock as adjusted based on the Reverse Stock Split ratio, which such holders would have been able to purchase upon exercise of their respective warrants immediately preceding the Reverse Stock Split, at an exercise price equal to the exercise price, as applicable, specified before the Reverse Stock Split, as adjusted by such ratio, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Stock Split.
The Notes
In May 2026, we issued $10.0 million of Notes to an investor affiliated with Celadon. Under the terms of the Notes, the Reverse Stock Split would result in a proportionate increase to the conversion/exchange price of the Notes.

Illustration
For purposes of illustration, the following table contains approximate information relating to our common stock if the Reverse Stock Split is effected at a ratio of: 1-for-20, 1-for-30, 1-for-40, 1-for-45, or 1-for-50, based on share information as of the close of business on June 30, 2026:

	Pre- Reverse Split	1-for-20	1-for-30	1-for-40	1-for-45	1-for-50
Authorized	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Issued and outstanding(1)	31,144,754	1,557,238	1,038,159	778,619	692,106	622,896
Reserved for future issuance pursuant to equity incentive and employee benefit plans	9,827,785	491,390	327,593	245,695	218,396	196,556
Number of shares issuable upon exercise of outstanding options	4,771,482	238,575	159,050	119,288	106,033	95,430
Number of shares issuable upon release of outstanding restricted stock units	694,222	34,712	23,141	17,356	15,428	13,885
Shares underlying outstanding warrants	31,735,500	1,586,775	1,057,850	793,388	705,234	634,710
Shares underlying the Initial Notes	15,971,890	798,595	532,397	399,298	354,931	319,438

(1)	Includes unvested early exercised common stock options.
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, or the Effective Time. At the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
Registered “Book-Entry” Holders of Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. As all of the outstanding shares of our common stock are held in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold.
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of common stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of common stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.
If a stockholder holds shares of our common stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Holders of Certificated Shares of Common Stock
Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will not issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.
Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, we will issue one full share of our post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.
After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our common stock, as set forth below in the section entitled “—Principal Stockholders.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-Takeover Effects of Proposed Amendment
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.0001. Accordingly, at the effective time of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. Any common stock held in treasury will be reduced in proportion to the Reverse Stock Split Ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.
This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:
•	banks and other financial institutions;
•	insurance companies;
•	dealers in securities;
•	traders in securities who elect to apply a mark-to-market method of accounting;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities;
•	holders who hold their shares of our common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;
•	holders whose functional currency is not the U.S. dollar;
•
partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	controlled foreign corporations or passive foreign investment companies;
•	holders who hold their shares of our common stock as qualified small business stock for purposes of sections 1045 and/or 1202 of the Code;
•	persons subject to the alternative minimum tax;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	holders that own or have owned (directly, indirectly or constructively) 5% or more of our common stock (by vote or value) at any point during the five-year period prior to the Reverse Stock Split; or
•	holders that received their shares of our common stock pursuant to the exercise of employee stock options or otherwise as compensation.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of our common stock and partners therein should consult their own tax advisors regarding the U.S. federal income tax consequences to them.
No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.
HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our common stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of U.S. Holders
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal such U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered, and such U.S. Holder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
Vote Required and Board of Directors’ Recommendation
The approval of Proposal No. 5 requires that an affirmative vote of majority of the votes properly cast vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.
The Board of Directors recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 6 – APPROVAL OF ADJOURNMENT PROPOSAL
Background of and Rationale for the Adjournment Proposal
The Board of Directors believes if at the Annual Meeting the number of votes represented by shares of the Common Stock, present or represented and voting in favor of the Merger Agreement Proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposal. We refer to this Proposal No. 6 as the Adjournment Proposal.
In this Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Merger Agreement Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies representing a sufficient number of votes against the Merger Agreement Proposal, we could adjourn or postpone the Annual Meeting without a vote on the Merger Agreement Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Merger Agreement Proposal.
Vote Required and Board of Directors’ Recommendation
The affirmative vote of a majority of the votes cast FOR this proposal is required to approve the proposal. You may vote either FOR or AGAINST approval of the proposal, or you may choose to ABSTAIN from voting. Abstentions and broker non-votes, if any, will have no effect on the results of this vote.
The Board of Directors recommends voting “FOR” Proposal No. 6 to approve the adoption of the Adjournment Proposal.

CORPORATE GOVERNANCE
Director Nomination Process
Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors at each annual meeting of stockholders, developing and recommending to the Board of Directors corporate governance guidelines and periodically reviewing these guidelines and recommending any changes, and overseeing an annual evaluation of the Board of Directors, its committees and management.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each recommended nominee meets the following minimum qualifications:
•	The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•	The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.
•	The nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards.
•	The nominee shall have sufficient time and availability to devote to our affairs, particularly in light of the number of boards of directors on which such nominee may serve.
•	To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.
•	The candidate shall be effective, in conjunction with other members of and/or candidates to the Board, in collectively serving the long-term interests of our stockholders.
In addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.
Director Independence
We adhere to the rules of Nasdaq in determining whether a director is independent. Our Board of Directors has consulted with its counsel to ensure that the Board of Directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person who is not an executive officer or employee, or who does not have a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our Board of Directors has determined that Brenda Cooperstone, M.D., Edward Mathers, Frances Schulz, Feng Hsiung and James J. (Jim) Collins, Ph.D. are considered independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Board Diversity
Our Corporate Governance Guidelines provide that diversity of background and experience should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the Board of Directors. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although the

Nominating and Corporate Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board of Directors, the Nominating and Corporate Governance Committee and the full Board of Directors are committed to creating a Board of Directors that promotes our strategic objectives and fulfills its responsibilities to our stockholders, and considers diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.
Board Committees
Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Copies of each board committee’s charter are posted on our website. Our website and the information contained on, or that can be accessed through, such website are not deemed to be incorporated by reference in, and are not considered part of, this Proxy Statement. The composition and responsibilities of each of the committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee consists of Frances Schulz, Feng Hsiung, and Edward Mathers. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of the Audit Committee is Frances Schulz. Our Board of Directors has determined that Frances Schulz is an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable listing standards. In arriving at these determinations, our Board of Directors examined each Audit Committee member’s scope of experience and the nature of his or her employment. The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•	helping our Board of Directors oversee the corporate accounting and financial reporting processes, including overseeing the work of the independent registered public accounting firm;
•
managing and/or assessing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing, reviewing and reassessing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing and approving or ratifying related party transactions;
•	reviewing our policies on risk assessment and risk management framework and major risk exposures, including our enterprise risk processes;
•	reviewing, with the independent registered public accounting firm, our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues; and
•	pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules and a copy of the Audit Committee charter is available on our website, at https://www.sentibio.com/ under “Investors—Corporate Governance—Documents & Charters.”
Compensation Committee
Our Compensation Committee consists of Brenda Cooperstone, M.D., Edward Mathers and Bryan Baum. The chair of the Compensation Committee is Brenda Cooperstone. The parties have determined that each member of the Compensation Committee satisfies the independence requirements under the Nasdaq Listing Rules, and is a

“non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:
•	reviewing and approving the corporate goals and objectives to be considered in determining the compensation of the chief executive officer;
•
evaluating the chief executive officer’s performance in light of such corporate goals and objectives and reviewing and approving, or recommending to our Board of Directors for approval, the compensation of the chief executive officer based on such evaluation;

•	periodically reviewing the aggregate amount of compensation being paid or potentially payable to the chief executive officer;
•	reviewing and approving the compensation of our other executive officers (other than the chief executive officer);
•	periodically reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
•	administering our equity incentive plans and other incentive compensation or employee benefit programs;
•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•	adopting and administering our compensation recovery policy;
•
reviewing, establishing and reassessing general policies and procedures relating to compensation and benefits of our employees, non-employee directors, and other members of senior management including our overall compensation philosophy;

•	retaining, determining the compensation of, and overseeing any consulting firm or outside advisor to assist in compensation matters; and
•
reviewing the compensation discussion and analysis and preparing the Compensation Committee report as required by SEC rules, if and when required, to be included in our annual proxy statement or annual report on Form 10-K.

Our Compensation Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules, and a copy of the Compensation Committee charter is available on our website, at https://www.sentibio.com/ under “Investors—Corporate Governance—Documents & Charters.”
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Edward Mathers and James J. (Jim) Collins, Ph.D. The chair of the Nominating and Corporate Governance Committee is Edward Mathers. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements under the Nasdaq Listing Rules.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•	considering and making recommendations to our Board of Directors regarding the composition and chairpersonship of the Board of Directors and committees of the Board of Directors;
•	reviewing, developing, and reassessing the adequacy of corporate governance practices;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;

•	periodically preparing or assembling materials and conducting sessions for continuing education of our Board of Directors regarding effective discharge of duties; and
•	overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors.
Our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable Nasdaq Listing Rules and a copy of the Nominating and Corporate Governance Committee charter is available on our website, at https://www.sentibio.com/ under “Investors—Corporate Governance—Documents & Charters.”
Board and Committee Meetings Attendance
During 2025, the Board of Directors met nine times, the Audit Committee met four times, the Compensation Committee met one time, and the Nominating and Corporate Governance Committee did not meet. During 2025, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Directors are encouraged to attend the annual meeting of stockholders to the extent practicable. We held a virtual regular annual meeting of stockholders in 2025 which was attended by four of our directors.
Policy on Insider Trading, Pledging and Hedging of Company Stock
Our Insider Trading Policy prohibits our executive officers, the non-employee members of our Board of Directors and certain other employees from engaging in the following transactions:
•	trading in our securities, whether for own account or for the account of another, while in the possession of material, nonpublic information about us;
•	disclosing material, nonpublic information about us to others who may trade on the basis of that information, or tipping.
•	selling any of our securities that they do not own at the time of the sale, or referred to as a short sale;
•
buying or selling puts, calls, our other derivative securities or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities;

•	using our securities as collateral in a margin account; and
•	pledging our securities as collateral for a loan (or modifying an existing pledge).
As of the date of this Proxy Statement, none of our executive officers or non-employee directors have previously engaged in any hedging or pledging transaction involving our securities. It is our policy to comply with applicable securities laws when engaging in transactions in our securities. We believe that our policies and procedures are reasonably designed to promote compliance with insider trading laws, any applicable securities laws, rules, regulations and any exchange listing standards.
Compensation Recovery Policy
In accordance with the requirements of the SEC and Nasdaq listing rules, the Board of Directors adopted a compensation recovery policy, effective as of October 2, 2023. If we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, the compensation recovery policy requires (subject to certain limited exceptions described in the policy and permitted by the SEC and Nasdaq listing rules) that we seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required that exceeds the amount that the executive officers would have received based on the restated financial statements.
Compensation Committee Interlocks and Insider Participation
For the 2025 fiscal year, Brenda Cooperstone, M.D., Edward Mathers, and Bryan Baum (after his appointment to the Board in July 2025) served as members of the Compensation Committee. None of the members of the Compensation Committee is currently, or has been at any time, an executive officer or employee of the Company, DYNS or Legacy Senti. None of our executive officers currently serves, or has served during the last calendar year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics, or the Code of Conduct, that applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and is available on our website at https://investors.sentibio.com/corporate-governance/documents-charters. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Listing Rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through the website, and you should not consider it to be a part of this Proxy Statement. If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Board Leadership Structure and Board’s Role in Risk Oversight
Timothy Lu, M.D., Ph.D. is our current Chief Executive Officer and Kanya Rajangam, M.D., Ph.D., is our current President. We do not have a Chairperson of the Board or a lead independent director. In the absence of a Chairperson of the Board of Directors, our Chief Executive Officer presides at all meetings of our Board of Directors and stockholders. We believe this is appropriate for our company at this time because of (1) our size, (2) the size of our Board, (3) our Chief Executive Officer’s responsibility for our day-to-day operations and implementing our strategy, and (4) the importance of the discussion of developments in our business and financial condition and results at board meetings and our belief that it is appropriate for the Chief Executive Officer to chair those discussions. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, particularly as the Board of Directors’ oversight responsibilities continue to grow, and will periodically evaluate the leadership structure of our Board of Directors.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Communication with the Directors of Senti Biosciences Holdings, Inc.
Any interested party with concerns about our company may report such concerns to any member of the Board of Directors or the chairman of our Nominating and Corporate Governance Committee, by submitting a written communication to the attention of such director at the following address:
c/o Senti Biosciences Holdings, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
United States
A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.
Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints we receive regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is +1 (844) 982-1781.

NON-EMPLOYEE DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our non-employee director compensation policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which are payable quarterly in arrears and prorated for partial years of service) and equity awards as set forth below. In addition, we reimburse non-employee directors for all reasonable out-of-pocket expenses incurred in attending meetings of our Board or Board committees. We do not pay additional compensation for attending individual meetings of our Board.
Cash Retainers

Annual Retainer for Board Membership	$35,000
Additional Annual Retainer for Non-Executive Chair	$30,000
Additional Annual Retainer for Committee Membership
Audit Committee Chairperson	$15,000
Audit Committee Member (other than Chairperson)	$7,500
Compensation Committee Chairperson	$15,000
Compensation Committee Member (other than Chairperson)	$7,500
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member (other than Chairperson)	$4,000

Equity Award Retainers
Initial Award: An initial, one-time stock option, or Initial Award, of 43,900 shares of our common stock will be granted to each non-employee director serving on our Board as of March 7, 2025 and to each new non-employee director upon his or her election to the Board following such date. Each Initial Award vests in 36 equal monthly installments over three years from the date of grant, subject to continued service as a director, unless otherwise provided by a written agreement entered into at or prior to the time that such director ceases to serve as a member of our Board. Each Initial Award expires ten years from the date of grant, and will have a per share exercise price equal to the closing price of our common stock on the date of grant.
Annual Award: On the date of each annual meeting of stockholders of the Company following March 7, 2025, each continuing non-employee director other than a director receiving an Initial Award on such date, will receive an annual stock option award, or Annual Award, for 21,950 shares of our common stock. Each Annual Award vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting, subject to continued service, unless otherwise provided by a written agreement entered into at or prior to the time that such director ceases to serve as a member of our Board. Each Annual Award expires ten years from the date of grant, and will have a per share exercise price equal to the closing price of our common stock on the date of grant.
Change of Control Acceleration: All outstanding Initial Awards and Annual Awards held by a non-employee director shall become fully vested and exercisable upon a “Change of Control” (as defined in our Amended and Restated 2022 Equity Incentive Plan, or our 2022 Plan).
Maximum Annual Compensation
The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director in any calendar year will not exceed $750,000 (or $1,000,000 for the first year that a non-employee director is appointed or elected to our Board), in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Non-Employee Director Agreements
On May 14, 2021, we entered into a scientific advisory board agreement with James Collins, or the Collins Agreement, pursuant to which he serves as a member and chair of our Scientific Advisory Board, or our SAB. As consideration for such services, Dr. Collins is entitled to receive (i) cash compensation in the amount of $10,500 per year (plus, for service as chair of our SAB, an additional $9,000 per year), and (ii) subject to approval by our Board or compensation committee, an annual stock option award of 3,522 shares, which amount is subject to adjustment in the event of a change in our capitalization. The Collins Agreement provides for such cash compensation to be paid in equal quarterly installments and each stock option award to vest over four (4) years, subject to Dr. Collins continued service with us and subject to the terms and conditions of our 2016 Stock Incentive Plan, as amended, or our 2016 Plan (or other applicable equity incentive plan in effect at the time of grant). The Collins Agreement also provides for reimbursement of reasonable, out-of-pocket expenses incurred in connection with Dr. Collins’ performance of services upon our request. Pursuant to the Collins Agreement, Dr. Collins is subject to certain standard assignment of intellectual property and confidentiality covenants, as well as independent contractor covenants. The Collins Agreement expired in May 2024; however, Dr. Collins holds stock options granted pursuant to the Collins Agreement that are continuing to vest based on his service with us.
Director Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by or paid to our non-employee directors for service on our Board during the year ended December 31, 2025. Dr. Lu, who served as our Chief Executive Officer during 2025, also served on our Board, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. Dr. Lu’s compensation for his service, as our Chief Executive Officer, is set forth below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Brenda Cooperstone, M.D.	$51,993	$154,069	$—	$206,062
Edward Mathers	$56,125	$154,069	$—	$210,194
James (Jim) Collins, Ph.D.	$39,000	$154,069	$—	$193,069
Frances Schulz	$50,938	$154,069	$—	$205,007
Donald Tang	$35,000	$154,069	$—	$189,069
Feng Hsiung(3)	$34,826	$154,069	$—	$188,895
Bryan Baum(4)	$17,758	$68,216	$—	$85,974

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the option awards reported in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 27, 2026, as amended and filed with the SEC on April 29, 2026. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the number of shares of common stock underlying stock options granted to our non-employee directors that were outstanding as of December 31, 2025.

Name	Option Awards Outstanding at 2025 Year-End (number of shares)
Brenda Cooperstone, M.D.	93,993
Edward Mathers	90,850
James (Jim) Collins, Ph.D.	91,906
Frances Schulz	78,350
Donald Tang	78,350
Feng Hsiung	65,850
Bryan Baum	43,900

(3)	Mr. Hsiung was appointed to the Board effective March 7, 2025.
(4)	Mr. Baum was appointed to the Board effective July 18, 2025.

EXECUTIVE OFFICERS
The following table identifies our executive officers and sets forth their current positions at the Company and their ages as of May 30, 2026.

Name	Positions and Offices Held with Senti Biosciences, Inc.	Position Held Since	Age
Timothy Lu, M.D., Ph.D.	Chief Executive Officer and Director	2016	45
Jay Cross	Chief Financial Officer	2025	55
Kanya Rajangam, M.D., Ph.D.	President, Head of Research and Development and Chief Medical Officer	2022	53

Please refer to “Proposal No. 1 – Election of Class I Directors” above for information about our Chief Executive Officer, Timothy Lu, M.D., Ph.D. Biographical information for our other executive officers as of May 30, 2026, is set forth below.
Jay Cross has served as our Chief Financial Officer since March 2025. He previously held various roles at Sonnet BioTherapeutics, Inc., or Sonnet, from May 2019 through February 2025. He served as Sonnet’s Chief Financial Officer and Chief Business Officer. Prior to that time Mr. Cross was a Managing Director with Chardan Capital’s healthcare investment banking team from November 2015 to March 2019, where he focused on biopharmaceuticals. Prior to that, from May 2014 to June 2015, Mr. Cross served as a Director with Alere Financial Partners and from May 2011 to October 2013 as a Senior Analyst at Balyasny Asset Management. He launched his career in finance in 1999 as an associate analyst covering biotechnology on the healthcare equity research team at Hambrecht & Quist. Mr. Cross earned an M.P.H. from the Yale University School of Medicine and a B.S. in psychology from Washington & Lee University.
Kanya Rajangam, M.D., Ph.D. has served as our President since May 2024, as our Head of Research and Development and the Chief Medical Officer since March 2023, and previously as our Chief Medical and Development Officer from July 2022. Since January 2023, Dr. Rajangam has served as a member of the scientific advisory board of Vibe Bio, a privately held company with AI powered pipeline analyses for asset diligence and investment choices. Since November 2021, Dr. Rajangam has served as an independent director at Turnstone Biologics, Inc., a publicly held TIL therapies company. Previously, she served at Nkarta, Inc. as its Chief Medical Officer from September 2019 to June 2022 and as its Senior Vice President and Chief Medical Officer from December 2018 to September 2019. Previously, Dr. Rajangam was Senior Vice President and Chief Medical Officer at Atara Biotherapeutics, Inc. , a publicly held allogeneic T-cell immunotherapy company, from August 2017 to September 2018, Chief Medical Officer at Cleave Biosciences from December 2016 to July 2017 and Vice President of Clinical Development from June 2015 to December 2016, and Executive Director at Nektar Therapeutics , a publicly held biopharmaceutical company, from March 2015 to May 2015. Prior to that, she held positions of increasing responsibility at Onyx Pharmaceuticals, Inc. from April 2011 to February 2015, at Exelixis, Inc. from January 2008 to April 2011 and at Baxter Healthcare, Inc. from 2006 to 2007. Dr. Rajangam earned a medical degree from St. John’s Medical College Bangalore University and subsequently completed her general surgical residency at PGIMER, Chandigarh, India. She received a Ph.D. in biomedical engineering from Northwestern University.

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation program as it relates to the executive officers named below, or together, the named executive officers, for the year ended December 31, 2025, which consist of our principal executive officer and our two most highly compensated executive officers:
•	Timothy Lu, M.D., Ph.D., our Chief Executive Officer;
•	Kanya Rajangam, M.D., Ph.D., our President, Head of Research and Development and Chief Medical Officer;
•	Jay Cross, our Chief Financial Officer; and
•	Yvonne Li, our former Interim Chief Financial Officer.
Effective as of January 31, 2025, Ms. Li no longer serves as our principal financial officer and principal accounting officer. Pursuant to the consulting agreement entered into by and between Ms. Li and us, effective February 5, 2025, she served as a consultant until March 31, 2025.
Summary Compensation Table
The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the year indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Timothy Lu, M.D., Ph.D. Chief Executive Officer	2025	$618,757	$2,261,100	$—	—	$14,000	$2,893,857
	2024	$618,757	$140,760	$159,141	$442,412	$12,031	$1,373,101
Kanya Rajangam, M.D., Ph.D. President, Head of Research and Development and Chief Medical Officer	2025	$569,600	$275,838	$—	—	$14,000	$859,438
	2024	$526,789	$46,460	$52,701	$265,502	$1,756	$893,208
Jay Cross Chief Financial Officer(4)	2025	$465,000	$—	$470,566	—	$14,000	$949,566
Yvonne Li(5) Former Interim Chief Financial Officer	2025	$—	$—	$—	—	$177,280	$177,280
	2024	$—	$—	$—	—	$547,540	$547,540

(1)
The amounts reported represent the aggregate grant date fair value of the RSUs or stock options, as applicable, granted to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on March 27, 2026, as amended and filed with the SEC on April 29, 2026. The amounts reported in this column reflect the accounting cost for the RSUs and do not correspond to the actual economic value that may be received by our named executive officers upon the vesting of the RSUs, issuance of shares of common stock, or any sale of shares of common stock received pursuant to such awards, in the case of RSUs, or upon exercise of the stock options, issuance of shares of common stock, or any sale of any of the underlying shares of common stock, in the case of options.

(2)
Reflects performance-based cash bonuses awarded to our named executive officers. For 2025, amounts are not calculable as of the latest practicable date prior to the filing of this proxy statement. We expect that such amounts will be determined later in the third quarter of the fiscal year ending December 31, 2026 and we will disclose the amount of such bonuses when they are determined. For 2024, amounts reflect the actual cash incentive bonuses received by our named executive officers for performance of services in 2024, and were paid in the subsequent year.

(3)
Reflects (i) for Dr. Lu, Dr. Rajangam and Mr. Cross, employer matching contributions made under our 401(k) plan, and (ii) for Ms. Li, the aggregate consulting fees paid for her services as former Interim Chief Financial Officer.

(4)	Mr. Cross was appointed Chief Financial Officer on February 23, 2025. Accordingly, compensation information is only provided for 2025.
(5)
Ms. Li was appointed our Interim Chief Financial Officer effective as of May 4, 2024, and the amounts reported in the “All Other Compensation” column for 2025 and 2024 reflect the consulting fees earned by Ms. Li following her commencement of service with us. Effective as of January 31, 2025, Ms. Li is no longer our principal financial officer and principal accounting officer. Pursuant to the consulting agreement entered by and between Ms. Li and us, effective February 5, 2025, she served as a consultant until March 31, 2025.

Narrative to Summary Compensation Table
Our compensation committee or Board of Directors reviews compensation annually for all employees, including named executive officers. In making compensation determinations, we consider compensation for comparable positions in the market and with peer companies, the historical compensation levels of executives, individual performance as compared to our expectations and objectives, our desire to motivate employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to the company.
Annual Base Salaries
Base salaries for the executive officers who are employees are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of the Board of Directors with executives at other companies. The 2025 base salaries for the named executive officers who are employees were as follows: (a) $618,757 for Dr. Lu; (b) $526,789 for Dr. Rajangam and (c) $465,000 for Mr. Cross.
Non-Equity Incentive Plan Compensation
Our named executive officers who are employees are each eligible to receive a discretionary annual bonus based on individual and company performance. In 2025, Dr. Lu was eligible to earn an annual target performance bonus equal to 55% of his 2025 base salary based on the achievement of corporate objectives. Dr. Rajangam was eligible to earn an annual target performance bonus equal to 45% of her 2025 base salary based on the achievement of both individual and corporate objectives. Mr. Cross is eligible to earn an annual target performance bonus equal to 40% of his 2025 base salary based on the achievement of both individual and corporate objectives. Bonus amounts for 2025 have not yet been determined as of the date of this filing; we expect that such amounts will be determined later in the third quarter of the fiscal year ending December 31, 2026 and we will disclose the amount of such bonuses when they are determined.
Equity Incentive Awards
Our equity incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our named executive officers.
We have historically used stock options and RSUs as incentives for long-term compensation to the named executive officers as the return on such awards is tied to an increase in our stock price. We may grant equity awards at such times as our Board of Directors or compensation committee determines appropriate in their discretion. Additional grants may occur periodically in order to incentivize executives with respect to achieving certain corporate goals or to reward them for exceptional performance.
Prior to the completion of the Merger, all of the equity incentive awards were made pursuant to our 2016 Plan, as amended, or the 2016 Plan. Following the completion of the Merger, all equity incentive awards have been granted under either our 2022 Plan or our 2022 Inducement Plan, or the Inducement Plan.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2025:

			Option Awards(1)					Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Timothy Lu	2/2/2021	1/1/2021	45,402	—	—	$26.60	2/1/2031	—	$—
	12/19/2021(3)	6/8/2022	191,440	27,344	—	$99.20	12/18/2031	—	$—
	12/19/2021(4)	12/19/2021	—	—	31,568	$99.20	12/18/2031	—	$—
	2/1/2023(5)	2/1/2023	44,620	18,379	—	$18.10	1/31/2033	—	$—
	2/2/2024(5)	2/1/2024	21,038	24,861	—	$4.60	1/31/2034	—	$—
	12/20/2024(6)	3/31/2025	482,538	1,444,535	—	$3.97	12/19/2034	—	$—
	2/1/2024(7)	2/1/2024	—	—	—	$—	—	20,400	$21,216
	3/7/2025(7)	3/7/2025	—	—	—	$—	—	642,358	$668,052
Kanya Rajangam	7/18/2022(8)	7/5/2022	27,996	4,778	—	$18.00	7/17/2032	—	$—
	2/1/2023(5)	2/1/2023	9,211	3,788	—	$18.10	1/31/2033	—	$—
	2/2/2024(5)	2/1/2024	6,974	8,226	—	$4.60	1/31/2034	—	$—
	12/20/2024(6)	3/31/2025	58,865	176,223	—	$3.97	12/19/2034	—	$—
	2/1/2024(7)	2/1/2024	—	—	—	$—	—	6,733	$7,002
	3/7/2025(7)	3/7/2025	—	—	—	$—	—	78,363	$81,498
Jay Cross	3/7/2025(8)	3/3/2025	—	174,200	—	$3.52	3/6/2035	—	$—

(1)	Amounts reported have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on July 17, 2024.
(2)
The amounts reported in this column reflect the number of unvested shares multiplied by $1.04, which was the closing market price of our common stock on December 31, 2025, the last trading day of fiscal year 2025.

(3)
The shares underlying this option were subject to both time-based and performance-based vesting conditions. 100% of the shares underlying the option satisfied the performance based vesting condition upon consummation of the Merger. The shares underlying the option shall satisfy the time-based vesting condition as follows: 25% on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continued service relationship through the applicable vesting date.

(4)
The shares underlying this option are subject to the service-based and market-based vesting conditions. The market-based vesting conditions are satisfied upon attainment of certain share prices, or hurdle prices, for 20 out of 30 consecutive trading days. The hurdle prices are $148.20, $197.80, $247.30 and $296.90, which each relate to 25% of the option shares. Upon the date that the market-based hurdles are satisfied, 50% of the applicable shares vest on the later of such date or the first anniversary of the vesting commencement date, and the remaining 50% of the shares vest on the later of the earned date or the second anniversary of the vesting commencement date, in each case subject to Dr. Lu’s continued service relationship.

(5)
The shares underlying this option vest in 48 substantially equal monthly installments over four years from the vesting commencement date, subject to the named executive officer’s continued employment through the applicable vesting date.

(6)
Each Contingent Grant will vest and be earned over four years, with 3/48th of the Contingent Grant vesting on March 31, 2025 and the remainder vesting in 45 equal monthly installments thereafter, subject to the grantee’s continued service through the applicable vesting date.

(7)	All of the shares underlying this RSU will vest in three equal annual installments following the vesting commencement date, subject to the named executive officer’s continued employment.
(8)
25% of the shares underlying this option vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

Equity Grant Timing
Our compensation committee has generally granted annual equity awards, including stock option grants to our named executive officers, in February of each year. In addition, new hires receive stock option grants at the time of their hiring. During 2025, our compensation committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.
Pension and Retirement Benefits
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or defined benefit retirement plan sponsored by us during the fiscal year ended December 31, 2025.
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by the Company during the fiscal year ended December 31, 2025.
Employment Arrangements
We have entered into employment offer letters with each of our named executive officers who are employees, which generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary and eligibility for employee benefits. Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Additionally, each of our named executive officers is entitled to certain severance benefits pursuant to their employment offer letters (or, for Dr. Lu, a Severance and Change in Control Agreement), the terms of which are described under the section titled “Potential Payments and Benefits upon Termination or Change in Control” below.
Offer Letter with Timothy Lu, M.D., Ph.D.
In December 2018, we entered into an employment letter agreement with Dr. Lu, which sets forth the terms of his employment with Senti. Pursuant to his offer letter, Dr. Lu was initially entitled to an annual base salary of $400,000, a signing bonus of $168,333, and a discretionary annual target bonus equal to 40% of his base salary, contingent upon the achievement of performance objectives established by our Board of Directors. Dr. Lu is also eligible to participate in our employee benefits plans generally available to our employees, subject to the terms of such plans.
Agreement with Kanya Rajangam, M.D., Ph.D.
In May 2022, we entered into an employment offer letter with Dr. Rajangam, which sets forth the terms of her employment with Senti. Pursuant to her offer letter, Dr. Rajangam was initially entitled to an annual base salary of $490,000, a signing bonus of $90,000, and a discretionary annual target bonus equal to 40% of her base salary, contingent upon the achievement of performance objectives established by our Board of Directors or compensation committee. Additionally, subject to approval of our Board of Directors, Dr. Rajangam was eligible to receive an option to purchase 0.75% of our issued and outstanding shares as of immediately following the closing of the Merger, which option vests over a four-year period subject to her continuous service. Dr. Rajangam is also eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of such plans. Dr. Rajangam’s offer letter also includes severance benefits, as described under the section titled “Potential Payments and Benefits upon Termination or Change in Control” below.
Offer Letter with Jay Cross
On February 23, 2025, we entered into an offer letter with Mr. Cross, which sets forth the terms of his employment with Senti. Pursuant to his offer letter, Mr. Cross receives an annual base salary of $465,000, is eligible for an annual discretionary bonus equal to 40% of his annual base salary, a one-time sign-on bonus of $50,000 (repayable if Mr. Cross terminates employment with us prior to May 3, 2026 except in certain instances as provided in the offer letter. Further, pursuant to the terms of his offer letter, Mr. Cross received an option to purchase 174,200 shares of the Company’s common stock under the Inducement Plan, which option vests over a four-year period, subject to his continuous service. Mr. Cross is also eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of such plans. Mr. Cross’ offer letter also includes severance benefits, as described under the section titled “Potential Payments and Benefits upon Termination or Change in Control” below.

Consulting Agreement with Ms. Li
In May 2024, we entered into a consulting agreement with Yvonne Li, which sets forth the terms of her engagement with Senti as our Interim Chief Financial Officer. Pursuant to the consulting agreement, Ms. Li was initially entitled to receive consulting fees of $350 per hour in cash for services performed, with a maximum aggregate payment of $370,000 for services through November 1, 2024. Effective November 1, 2024, Ms. Li was entitled to receive consulting fees of $390 per hour in cash for services performed, with a maximum aggregate payment of $220,000 for services from November 1, 2024 through January 31, 2025. The consulting agreement had a one year term, unless extended by our Board of Directors and Ms. Li. Effective as of January 31, 2025, Ms. Li is no longer our principal financial officer and principal accounting officer following the expiry of her consulting agreement on its terms. Pursuant to the consulting agreement entered by and between Ms. Li and us, effective February 5, 2025, she served as a consultant until March 31, 2025.
Potential Payments and Benefits upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s employment with us terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and accrued unused vacation pay.
Termination Payments and Benefits
In July 2022, we entered into a Severance and Change in Control Agreement with Dr. Lu, which sets forth the terms of his severance benefits and supersedes the severance benefits to which he was previously entitled to under his employment offer letter.
Pursuant to Dr. Lu’s Severance and Change in Control Agreement, Dr. Rajangam’s offer letter and Mr. Cross’ offer letter, each of Drs. Lu and Rajangam and Mr. Cross are eligible to receive the following severance payments and benefits, in accordance with the terms and conditions of their respective Severance and Change in Control Agreement or offer letter, upon a termination without “cause” or upon resignation for “good reason”, or qualifying termination, contingent upon the named executive officer’s timely delivery to the Company of an effective release of claims:
•
In the event of a qualifying termination, Dr. Lu is entitled to severance equal to (i) 12 months of his then current base salary, (ii) the prorated portion of his target annual bonus, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, and (iv) up to 12 months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within 3 months before or 12 months after a “change of control”, then Dr. Lu is entitled to severance equal to (i) 18 months of his then current base salary, (ii) his target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which his employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of all outstanding time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by Dr. Lu.

•
In the event of a qualifying termination, Dr. Rajangam and Mr. Cross are each entitled to severance equal to (i) 9 months of their then current base salary, (ii) all earned but unpaid bonus for the calendar year prior to the year in which their employment terminated, and (iii) up to 9 months of continued group health plan benefits at levels in effect at the time of termination. In lieu of the foregoing payments and benefits, if such qualifying termination occurs within 3 months before or 12 months after a “change of control”, then Dr. Rajangam and Mr. Cross are each entitled to severance equal to (i) 12 months of their then current base salary, (ii) their target annual bonus for the year of termination, (iii) all earned but unpaid annual bonus for the calendar year prior to the year in which their employment terminated, (iv) up to 18 months of continued group health plan benefits at levels in effect at the time of termination, and (v) accelerated vesting of the time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) held by each such named executive officer.

The payments and benefits provided to our named executive officers in connection with a change of control may not be eligible for a federal income tax deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits may also subject the named executive officers to an excise tax under Section 4999 of the Code. If the payments and benefits payable to Drs. Lu or Rajangam or Mr. Cross in connection with a change of control would subject them to the excise tax imposed under Section 4999 of the Code, such severance benefits will be reduced if such reduction would result in a higher net after-tax benefit to such named executive officer.
For the purposes of our named executive officers’ severance benefits, the following definitions apply:
•
“cause” generally means the occurrence of any of the following: (i) the executive’s material breach of their employment offer letter; (ii) any act (other than retirement) or omission which has a material and adverse effect on our business, or on the executive’s ability to perform services for us, including the commission of any crime (other than minor traffic violations); or (iii) material misconduct or material neglect of the executive’s duties in connection with our business or affairs.

•	“change of control” has the meaning set forth in our 2022 Plan (excluding consummation of the Merger).
•
“good reason” generally means the executive’s termination of their own employment because of any of the following: (i) our breach of any one or more of the material provisions of the executive’s employment offer letter; (ii) a material reduction by us of their annual base salary, unless they consent to such reduction or unless such reduction is applied equally, as a percentage of base salary, to all our senior executives; (iii) a material change in the geographic location at which they are required to provide services; or (iv) a material adverse change in their duties, authority, or responsibilities relative to their duties, authority, or responsibilities in effect immediately prior to such reduction (other than a change in title and provided that a change in title, reporting lines or position in connection with a change of control will not, in itself, be deemed to be a change in duties, authority or responsibility); provided, however, that the executive comply with notice and cure periods set forth in the applicable employment offer letter or Severance and Change in Control Agreement.

Health and Welfare and Retirement Benefits
Health and Welfare Benefits and Perquisites
All of our current named executive officers who are employees are eligible to participate in our health and welfare employee benefit plans generally available to our employees, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
401(k) Plan
We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan is intended to qualify as a tax-qualified plan under the Code. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently provide matching 401(k) contributions to participants in the 401(k) plan, including our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
2024 PIPE Investment
On December 2, 2024, we entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which we agreed to issue and sell, in the December 2024 private placement, or the 2024 PIPE, (i) 21,157 shares of Series A redeemable convertible preferred stock for an aggregate offering price of $47.6 million and (ii) 31,735,500 Warrant Shares. The table below sets forth the number of Series A redeemable convertible preferred stock and Warrant Shares purchased by our related parties:

Related Person	Shares of Series A Preferred Stock	Series A Preferred Stock Purchase Price	Warrant Shares	Warrant Exercise Price
Iyer Family Revocable Trust dated Aug 26 2012(1)	33	$74,250	49,500	$113,850
New Enterprise Associates 15, L.P.(2)	3,333	$7,499,250	4,999,500	$11,498,850
Bayer HealthCare LLC(3)	2,222	$4,999,500	3,333,000	$7,665,900
Celadon Partners SPV 24 Limited(4)	9,777	$21,998,250	14,665,500	$33,730,650

(1)
Kanya Rajangam, our current President, Head of Research Development and Chief Medical Officer, is one of the two authorized trustees of the Iyer Family Revocable Trust dated August 26, 2012, or the Iyer Trust.

(2)
Edward Mathers, a member of our Board, is employed as a Partner at New Enterprise Associates, Inc., which is affiliated with New Enterprise Associates 15, L.P., which holds greater than 5% of our outstanding stock.

(3)	Bayer HealthCare LLC holds greater than 5% of our outstanding stock.
(4)	Donald Tang, a member of our Board, is affiliated with Celadon Partners SPV 24 Limited.
Non-Employee Director Agreements
Agreement with James Collins
On May 14, 2021, we entered into an agreement with our director James Collins, pursuant to which he is a member and chair of our SAB, and as more fully described in the section titled “Non-Employee Director Compensation— Non-Employee Director Agreements.”
Agreement with GeneFab, LLC
Framework Agreement
On August 7, 2023, we entered into a framework agreement, or the Framework Agreement, with GeneFab and Valere Bio, Inc., a Delaware corporation and the parent company of GeneFab, or Valere, which is wholly owned by a company managed by Celadon Partners, LLC, pursuant to which we, subject to the terms and conditions therein, (i) sold, assigned and transferred its rights, title and interest in certain of the assets and contractual rights to GeneFab, including all of our equipment and leasehold improvements at our facilities in Alameda, California, or the Alameda Facility and certain of our intellectual property related to the schematics for and design of the Alameda Facility, and (ii) subleased to GeneFab its premises under the lease for the Alameda Facility (a portion of which is subject to the satisfaction of certain conditions), or collectively, the Purchased Assets. In addition, we agreed to grant a license to GeneFab under certain of its intellectual property rights to conduct manufacturing services and to research, develop, manufacture and commercialize products outside of oncology, pursuant to a license agreement under negotiation, or the License Agreement. Donald Tang, a member of our Board, is a manager of Celadon Partners, LLC.
Pursuant to the Framework Agreement, we sold the Purchased Assets, and consummated, or will consummate, the other transactions contemplated thereby, for total consideration of $37.8 million in cash of which the amounts payable at closing of the transactions contemplated by the Agreement shall be subject to certain offsets against the advance payment under the DMSA (as defined below), or the Cash Consideration, and the grant of the Seller Economic Share

(as defined below) by Valere. Fifty percent of the Cash Consideration was paid at closing and the remaining was due to us following the signing of an IP license agreement. We signed an amendment to the Framework Agreement wherein the parties waived payment of the remaining amount in connection with Celadon Partners SPV 24 Limited’s investment in the 2024 PIPE as described herein.
In March 2026, we entered into a series of agreements with the landlord of our Alameda facility, or the Alameda Landlord, and GeneFab to restructure the Alameda Lease and related sublease arrangements and to cure the existing defaults.
On March 17, 2026, we entered into an amendment of our Alameda lease, or the Alameda Lease Amendment, with the Alameda Landlord, pursuant to which we reduced the leased premises from approximately 92,000 rentable square feet to approximately 46,000 rentable square feet. The Alameda Lease Amendment also reduced our future base rent obligations for the remaining term of the lease and modifies certain cost-sharing arrangements with respect to operating expenses, taxes, and utilities. In connection with the Alameda Lease Amendment, the Alameda Landlord is entitled to draw $2.0 million under our existing letter of credit, and the required letter of credit for the remainder of the lease term was reduced to approximately $0.8 million. In May 2026, the Alameda Landlord drew the $2.0 million under the Company’s letter of credit.
In connection with the Alameda Lease Amendment, on March 17, 2026, we entered into the GeneFab Alameda Sublease Amendment with GeneFab, and pursuant to which, the subleased premises were reduced to approximately 46,000 rentable square feet. The GeneFab Alameda Sublease Amendment revised the base rent, operating expenses, taxes and utilities owed by GeneFab to equal the amounts owed by us under the Alameda Lease Amendment. GeneFab also agreed to pay a $1.0 million fee to the Alameda Landlord pursuant to the terms and conditions of the amended consent from the Alameda Landlord.
On March 9, 2026, we entered into the GeneFab HQ Sublease Amendment with GeneFab, pursuant to which we accelerated the end of GeneFab’s sublease of a portion of our headquarters, or the GeneFab HQ Sublease, from us, effective March 31, 2026. As part of this agreement, GeneFab paid all past-due sublease rent for the GeneFab HQ Sublease and no longer subleases premises under the lease covering our corporate headquarters from us as of March 31, 2026.
On March 17, 2026, we entered into the GeneFab Letter Agreement with GeneFab in connection with the lease and sublease amendments described above. The GeneFab Letter Agreement provides back rent payment of $1.4 million that may be satisfied, in whole or in part, through a cash prepayment credit to be applied toward work or services to be performed by GeneFab for us under the 2024 Amended and Restated DMSA, that we may access such prepayment credit immediately and that any unpaid portion must be paid in immediately available funds by September 1, 2026. The GeneFab Letter Agreement further provides that we may access $2.0 million as a prepayment credit to be applied toward work or services to be performed by GeneFab for us under the 2024 Amended and Restated DMSA beginning September 1, 2026. This prepayment credit represents a portion of the agreed-upon settlement of past-due sublease rent. GeneFab’s failure to perform its obligations with respect to the outstanding rent or the $2.0 million prepayment credit constitutes an immediate event of default under the GeneFab Alameda Sublease Amendment. The GeneFab Letter Agreement terminates automatically once the applicable prepayment credits have been fully applied.
As a result of these transactions, the Alameda lease default and the GeneFab sublease defaults were cured.
Seller Economic Share Agreement
In connection with the Agreement, we, GeneFab and Valere entered into a seller economic share agreement, or the SESA, pursuant to which we will be entitled to receive ten percent of the realized gains of Valere arising and resulting from any cash or in-kind distributions from GeneFab in connection with the dividend or sale event, subject to the terms and conditions of the SESA. In April 2026, in connection with the Purchase Agreement, we and Celadon Partners SPV XVI, a Cayman Islands limited liability company affiliated with Celadon, entered into an agreement to terminate the SESA.
Development and Manufacturing Services Agreement
In connection with the Agreement, we entered into a development and manufacturing services agreement with GeneFab, which was subsequently amended and restated, or the DMSA, pursuant to which GeneFab will provide to us certain research, development, and manufacturing services. Subject to GeneFab’s meeting of certain criteria, we and our licensees will be obligated to engage GeneFab for certain services. We made an advance payment to GeneFab of $18.9 million for such services and received a credit of $8 million from GeneFab to be applied to a portion of the future invoices for such services. Each party may terminate the DMSA for the other party’s uncured material breach of the DMSA, or for insolvency events or for certain technical events. In December 2024, we entered into an Amended and Restated DMSA with GeneFab in connection with the 2024 PIPE.
Option Agreement
In connection with the Framework Agreement, we also entered into a letter agreement with GeneFab, which was subsequently amended and is referred to herein as the Option Agreement, pursuant to which GeneFab has the right to invest up to approximately $20.0 million to purchase up to 1,963,344 shares of our common stock, subject to approval by our stockholders to the extent required pursuant to applicable Nasdaq rules, at a price of $10.18670 per share in private placements in up to ten installments, or the Option. Pursuant to the Option Agreement and applicable Nasdaq rules, in no event may we issue shares of common stock under the Option Agreement equal to more than 19.99% of the shares of common stock outstanding immediately prior to the execution of the Option Agreement, or the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. The Option is exercisable for a period of 36 months following the execution of the License Agreement. Pursuant to the Option Agreement, we also agreed to register all the shares of common stock purchased by GeneFab under the Option Agreement for resale by filing up to four registration statements, subject to certain conditions and restrictions contained in the Option Agreement. The Option Agreement was assigned to Celadon Partners, LLC, the sole investor of GeneFab, on May 28, 2024. In April 2026, in connection with the Purchase Agreement, the Option was terminated.
Consulting Agreement with Ms. Li
In May 2024, we entered into a consulting agreement with Yvonne Li, which sets forth the terms of her engagement with Senti as our former Interim Chief Financial Officer. Pursuant to the consulting agreement, Ms. Li was initially entitled to receive consulting fees of $350 per hour in cash for services performed, with a maximum aggregate payment of $370,000 for services through November 1, 2024. Effective November 1, 2024, Ms. Li is entitled to receive consulting fees of $390 per hour in cash for services performed, with a maximum aggregate payment of $220,000 for services from November 1, 2024 through January 31, 2025. The consulting agreement has a one year term, unless extended by our Board and Ms. Li. Effective as of January 31, 2025, Ms. Li is no longer our principal financial officer and principal accounting officer following the expiry of her consulting agreement on its terms. Pursuant to the consulting agreement entered by and between Ms. Li and us, effective February 5, 2025, she served as a consultant until March 31, 2025.
2026 Reorganization
On April 24, 2026, Opco implemented a reorganization pursuant to the Reorganization Merger Agreement. Pursuant to the terms of the Reorganization Merger Agreement, Reorg Merger Sub merged with and into Opco, with Opco continuing as the surviving corporation and a wholly owned subsidiary of Midco, which is a wholly owned subsidiary of Senti Biosciences Holdings, Inc. (such transaction, the Reorganization). Following the Reorganization, Senti Biosciences Holdings, Inc. became the successor issuer to Senti Biosciences, Inc.
Designation Agreements
In connection with the Reorganization, on April 24, 2026, Opco amended and restated that certain Designation Agreement, or the Celadon Designation Agreement, by and between Opco and Celadon Partners SPV 24 Limited, dated December 2, 2024 (as amended and restated, the A&R Celadon Designation Agreement), in order to facilitate the Reorganization and add the Company as a party. Pursuant to the A&R Celadon Designation Agreement, Celadon Partners SPV 24 Limited has the right to designate certain directors to both the Company’s Board and Opco’s Board of Directors, subject to the terms and conditions provided in the A&R Celadon Designation Agreement.
In connection with the Reorganization, on April 24, 2026, Opco amended and restated that certain Designation Agreement by and between Opco and New Enterprise Associates 15, L.P., or New Enterprise, dated December 2, 2024 (as amended and restated, the A&R New Enterprise Designation Agreement), in order to facilitate the Reorganization and add the Company as a party. Pursuant to the A&R New Enterprise Designation Agreement, New Enterprise has the right to designate certain directors to both the Company’s Board and Opco’s Board of Directors, subject to the terms and conditions provided in the A&R New Enterprise Designation Agreement.
Senior Secured Convertible Notes
On April 27, 2026, the Company entered into a securities purchase agreement, or the Purchase Agreement, pursuant to which Midco, our direct, wholly owned subsidiary, agreed to issue and sell up to $40.0 million in aggregate principal amount of its Notes in up to two tranches to CPIF II-7 Limited, an exempted company incorporated under the laws of Cayman Islands affiliated with Celadon, the Company’s largest stockholder, and each other buyer as may be identified by Celadon, (such transaction, the Private Placement). The Notes are exchangeable for shares of our common stock at an initial exchange price of $0.6261 per share, or the Initial Exchange Price (and as adjusted from time to time, the Exchange Price), and are also convertible for shares of common stock of Midco at an initial conversion price of $0.6261 per share, in each case subject to adjustments upon the occurrence of events specified in the Notes. On May 20, 2026, Midco issued and sold to CPIF II-7 Limited the Initial Notes, in aggregate principal amount of $10.0 million for net proceeds of approximately $9.7 million. The Company agreed to use substantially all of the net proceeds from the sale of the Notes for general corporate purposes and to advance chemistry, manufacturing, and controls and clinical trials for our product candidate, SENTI-202. The Purchase Agreement contains customary representations, warranties, and covenants of the Company, Midco and the buyers. The Notes are guaranteed by the Company and all its direct and indirect subsidiaries (other than Midco) and are secured by a first priority lien, subject to certain permitted liens, in all of the current and future assets of Midco, the Company and all direct and indirect subsidiaries of Midco, subject to certain customary exclusions. The Notes will not bear any interest unless an event of default has occurred and have a maturity date of November 23, 2026, or the Maturity Date. On the Maturity Date, if the Notes have not previously been converted or exchanged, Midco is required to pay the holder an amount in cash equal to 200% of all outstanding principal and accrued and unpaid interest. Although we are not obligated to sell additional notes to CPIF II-7 Limited pursuant to the Purchase Agreement, the Merger Agreement requires Celadon to purchase up to $6.0 million of such notes.
Voting Agreement
Concurrently with the closing of the sale of the Initial Notes on May 20, 2026, we entered into the Voting Agreement with each of our executive officers, certain of our directors and CPIF II-7 Limited, pursuant to which each of these individuals agreed, among other things, to vote all of their shares in favor of the Merger Agreement Proposal, subject to the terms and conditions contained in the Voting Agreement.
Additional information may be found in the section entitled “The Voting Agreement.”
Merger Agreement
We have entered into a Merger Agreement with Parent, whereby Merger Sub will merge with and into Midco, with Midco surviving as a wholly owned subsidiary of Parent, a controlled affiliate of Celadon Partners, LLC, which transaction we refer to as the Merger. Midco, as the Surviving Corporation, will continue its corporate existence as a Delaware corporation and wholly-owned subsidiary of Parent, and will continue to own 100% of the equity interests of Opco. More information about the Merger can be found in “Proposal No. 4 – Approval of Agreement and Plan of Merger” and the rest of this Proxy Statement.
Indemnification Agreements
The certificate of incorporation contains provisions limiting the liability of directors, and the bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. The certificate of incorporation and bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the Board.
In addition, we have entered into or intend to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Stock Option Grants to Directors and Executive Officers
We have granted stock options to our directors and executive officers, as more fully described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Registration Rights
2022 Registration Rights
In connection with the Business Combination, we, Dynamics Special Purpose Corp., a Delaware corporation, or DYNS, and certain of our stockholders entered into that certain Investor Rights and Lock-up Agreement dated as of June 8, 2022, or the Investor Rights Agreement, pursuant to which, among other things, such stockholders were granted certain registration rights with respect to certain shares of securities held by them. The holders of the Founder Shares (as defined in the Investor Rights Agreement), the Anchor Investors (as defined in the Business Combination Agreement) and the holders of Private Placement Shares (as defined in the Business Combination Agreement) are entitled to registration rights pursuant to the registration and stockholder rights agreement requiring us to register such securities for resale. As at the date of this Proxy Statement, there are 575,000 Founder Shares, 87,102 of which were distributed to the Anchor Investors, and 71,550 Private Placement Shares outstanding. The holders of these securities are entitled to make up to three demands, excluding short form demands, that DYNS registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. DYNS will bear the expenses incurred in connection with the filing of any such registration statements. Under the Investor Rights Agreement, the Anchor Investors will be entitled to registration rights in respect of these shares.
In addition, the investors of that certain private placement in connection with the Business Combination are entitled to registration rights pursuant to the subscription agreements they entered into with DYNS in connection with the private placement investment in connection with the Business Combination. The investors of that certain private placement in connection with the Business Combination subscribed for, in aggregate, 506,000 shares of common stock concurrently with the consummation of the Business Combination, and all such shares have registration rights. In total, after the consummation of the Business Combination, an aggregate of 1,152,550 shares of our common stock held by stockholders of DYNS prior to the consummation of the Business Combination and by the investors of that certain private placement in connection with the Business Combination are subject to registration rights, comprising 71,550 Private Placement Shares, 487,897 Founder Shares, 87,102 shares of common stock issued to Anchor Investors and 506,000 shares of common stock issued to investors of that certain private placement in connection with the Business Combination.
These registration rights are only applicable so long as the Company does not already have a resale registration statement in effect for these shares. As of the date of this Proxy Statement, we currently have in effect a resale registration statement for the shares included in the Investor Rights Agreement.
PIPE Registration Rights Agreement
We and the investors who participated in the 2024 PIPE entered into the Registration Rights Agreement dated as of December 2, 2024, or the Registration Rights Agreement, pursuant to which, among other things, we agreed to file, as promptly as reasonably practicable following the closing of the 2024 PIPE, but, in any event, not later than one hundred twenty (120) days thereafter, or the Filing Date, a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by the Investors of (i) the shares of common stock issuable upon conversion of the Series A redeemable convertible preferred stock and (ii) the Warrant Shares, wherein (i) and (ii) collectively are referred to as the Registrable Shares, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth (75th) calendar day following the Filing Date of the registration statement if the SEC notifies us that it will “review” the registration statement and (b) the fifth (5th) business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We also agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares. We have agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or to keep the resale registration statement continuously effective, which penalties will not exceed 5% of the aggregate subscription amount. Capitalized terms not otherwise defined hereinabove shall have the meaning ascribed to them in the Registration Rights Agreement.
These registration rights are only applicable so long as the Company does not already have a resale registration statement in effect for these shares. As of the date of this Proxy Statement, we currently have in effect a resale registration statement for the shares included in the Registration Rights Agreement.
Registration Rights Agreement (Notes Offering)
In connection with the sale of the Initial Notes on May 20, 2026, we entered into a registration rights agreement with CPIF II-7 Limited, pursuant to which, among other things, we agreed to file, as promptly as reasonably practicable following any issuance of the Notes, but, in any event, not later than thirty days thereafter, or the Filing Deadline, a resale registration statement on Form S-3 (or another appropriate form if Form S-3 is not available) providing for the resale by CPIF II-7 Limited of the shares of common stock issuable upon exchange of the Notes, and to use reasonable best efforts to cause any such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth calendar day following the earlier of the filing date and the Filing Deadline of such registration statement if the SEC notifies us that it will “review” the registration statement and (b) the fifth business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. We further agreed to use reasonable best efforts to keep any such registration statement effective at all times until the earlier of (i) the date on which CPIF II-7 Limited has resold all the securities covered by such registration statement pursuant to Rule 144 or pursuant to such registration statement, (ii) the date on which the securities covered by such registration statement may be resold by CPIF II-7 Limited without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, and (iii) the date on which the Notes are redeemed, repaid or otherwise repurchased.
Related Person Transactions Policy
Our Board has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Senti and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving or rejecting any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of June 30, 2026:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our outstanding common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 31,144,754 shares of our common stock outstanding as of June 30, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080.

	Shares beneficially owned Common Stock
Name and address of beneficial owner(1)	Number	Percentage
Directors and Named Executive Officers:
Timothy Lu, M.D., Ph.D.(2)	1,418,231	4.40%
Kanya Rajangam, M.D., Ph.D.(3)	199,017	*
Jay Cross(4)	61,695	*
Bryan Baum(5)	15,853	*
James J. (Jim) Collins(6)	109,519	*
Brenda Cooperstone(7)	93,993	*
Edward Mathers(8)	90,850	*
Fran Schulz(9)	72,795	*
Donald Tang(10)	83,163	*
Feng Hsiung(11)	42,686	*
All executive officers and directors as a group (11 persons)(12)	2,187,802	7.02%
5 Percent Holders:
Celadon Partners SPV 24(13)	25,748,890	54.65%
Entities Affiliated with NEA(14)	3,775,615	12.12%
Bayer Healthcare LLC(15)	2,809,848	9.02%
Nantahala Capital Management, LLC.(16)	2,722,500	8.74%
PharmaEssentia Corp.(17)	2,111,000	6.78%

*	Represents beneficial ownership of less than 1%.
(1)
Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o Senti Biosciences, Inc., 2 Corporate Drive, First Floor, South San Francisco, California 94080.

(2)
Consists of (i) 201,145 shares of our common stock held directly by Dr. Lu, (ii) 52,839 shares of our common stock held by Luminen Services, LLC, as trustee of the Luminen Trust, of which Dr. Lu is the settlor, (iii) 52,839 shares of our common stock held by Dr. Lu’s wife, Sandy Shan Wang, and (iv) 1,111,408 shares of our common stock issuable upon exercise of stock options held by Dr. Lu that are exercisable within 60 days of June 30, 2026.

(3)
Consists of (i) 19,235 shares of our common stock held directly by Dr. Rajangam, (ii) 146,782 shares of our common stock issuance upon exercise of stock options held by Dr. Rajangam that are exercisable within 60 days of June 30, 2026, and (iii) 33,000 shares of our common stock which are held by the Iyer Family Revocable Trust dated Aug 26, 2012, or the Iyer Trust, of which Dr. Rajangam is one of the two authorized trustees. The Iyer Trust also holds a Warrant exercisable for 49,500 shares of our common stock upon the stockholder approval more fully described in Proposal No. 1 of our definitive proxy statement filed with the SEC on January 27, 2025, of which 2,470 shares of Common Stock became exercisable upon stockholder approval subject to beneficial ownership limitations.
(4)	Consists of 61,695 shares of our common stock issuable upon exercise of stock options held by Mr. Cross that are exercisable within 60 days of June 30, 2026.
(5)	Consists of 15,853 shares of our common stock issuable upon exercise of stock options held by Mr. Baum that are exercisable within 60 days of June 30, 2026.
(6)
Consists of 17,613 shares of our common stock held directly by Dr. Collins and 91,906 shares of our common stock issuable upon exercise of stock options held by Dr. Collins that are exercisable within 60 days of June 30, 2026.

(7)	Consists of 93,993 shares of our common stock issuable upon exercise of stock options held by Ms. Cooperstone that are exercisable within 60 days of June 30, 2026.
(8)	Consists of 90,850 shares of our common stock issuable upon exercise of stock options held by Mr. Mathers that are exercisable within 60 days of June 30, 2026.
(9)	Consists of 72,795 shares of our common stock issuable upon exercise of stock options held by Ms. Schulz that are exercisable within 60 days of June 30, 2026.
(10)
Consists of (i) 10,368 shares of our common stock held directly by Mr. Tang and (ii) 72,795 shares of our common stock issuable upon exercise of stock options held by Mr. Tang that are exercisable within 60 days of June 30, 2026.

(11)	Consists of 42,686 shares of our common stock issuable upon exercise of stock options held by Mr. Hsiung that are exercisable within 60 days of June 30, 2026.
(12)	Consists of shares beneficially owned by the executive officers and directors listed in the table above.
(13)
Based on a Schedule 13D/A filed with the SEC on July 16, 2026. Consists of (i) 9,777,000 shares of our common stock held by Celadon Partners SPV 24 and (ii) 15,971,890 shares of our common stock underlying the Initial Notes held by CPIF II-7 Limited, assuming the approval of the Nasdaq Stock Issuance Proposal. Celadon Partners SPV 24 also holds a Warrant exercisable for (i) 7,999,500 shares of our common stock and (ii) 6,666,000 shares of our common stock upon the stockholder approval more fully described in Proposal No. 1 our definitive proxy statement filed with the SEC on January 27, 2025, of which (i) 799,150 shares of our common stock and (ii) 665,933 shares of our common stock, respectively, became exercisable upon stockholder approval subject to beneficial ownership limitations. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to Celadon Partners SPV 24 and CPIF II-7 Limited. Based upon the foregoing analysis, no individual shareholder of either entity exercises voting or dispositive control over any of the securities held by such entity, even those in which he directly holds an economic interest. Accordingly, none of them are deemed to have or share beneficial ownership of such shares. Mr. Donald Tang, a member of our Board of Directors, is a manager of Celadon Partners, LLC, which is the sole manager of Celadon Partners SPV 24 and CPIF II-7 Limited, but does not have voting or investment power over the shares held by either entity. The business address of such entities is PO Box 500, 71 Fort Street, Grand Cayman, KY1-1106, Cayman Islands.

(14)
Based on a Schedule 13D/A filed with the SEC on March 31, 2026. Consists of 3,775,615 shares of our common stock held by New Enterprise Associates 15, L.P., or NEA 15. NEA 15 also holds a Warrant exercisable for 4,999,500 shares of our common stock upon the stockholder approval more fully described in Proposal No. 1 our definitive proxy statement filed with the SEC on January 27, 2025, of which 499,450 shares of our common stock became exercisable upon stockholder approval subject to beneficial ownership limitations. The securities directly held by NEA 15 are indirectly held by NEA Partners 15, L.P., or NEA Partners 15, which is the sole general partner of NEA 15, NEA 15 GP, LLC, or NEA 15 LLC, which is the sole general partner of NEA Partners 15, and each of the individual managers of NEA 15 LLC. The individual managers of NEA 15 LLC, or collectively, the NEA 15 Managers, are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, and Scott D. Sandell. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the shares directly held by NEA 15. Mr. Edward Mathers, a member of the Board, is a partner at New Enterprise Associates, Inc., which is affiliated with NEA 15, but does not have voting or investment power over the shares held by NEA 15. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares of our common stock. The address of the principal business office of each of NEA 15 LLC, NEA Partners 15 and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Baskett and Makhzoumi is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, CA 94025. The address of the principal business office of Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10011.

(15)
Based on a Schedule 13D filed with the SEC on April 16, 2026. Consists of 2,809,848 shares of common stock held by Bayer HealthCare LLC, or BHC, Bayer US Holding LP, or BUSH LP, Sebastian Guth, or Guth and Gurumurthy Ramamurthy, or Ramamurthy, of which each of BUSH LP, Guth and Ramamurthy share voting and dispositive power. BHC also holds a Warrant exercisable for 3,333,000 shares of our common stock upon the stockholder approval more fully described in Proposal No. 1 our definitive proxy statement filed with the SEC on January 27, 2025, of which 666,267 shares of our common stock became exercisable upon stockholder approval subject to beneficial ownership limitations. The business address for BHC, BUSH LP, Guth and Ramamurthy is 100 Bayer Boulevard, Whippany, New Jersey 07981.

(16)
Based on a Schedule 13G/A filed with the SEC on May 15, 2025. Consists of an aggregate of 2,722,500 shares of our common stock beneficially owned as of March 31, 2025 by Nantahala Capital Management, LLC, or Nantahala, including shares held by Nantahala Capital Partners Limited Partnership and other funds and separately managed accounts under its control. As the managing members of Nantahala, each of Wilmot B. Harkey and Daniel Mack may be deemed to be the beneficial owner of such shares. The aggregate shares include 1,633,500 shares which may be acquired within sixty days through the exercise of warrants. Nantahala, Mr. Harkey and Mr. Mack share voting and dispositive power with respect to such shares. The filing also states that BLACKWELL PARTNERS LLC - SERIES A, a fund advised by Nantahala, has the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, more than five percent of the outstanding shares of our common stock beneficially owned by Nantahala reported therein. The address of the principal business office of Nantahala, Mr. Harkey and Mr. Mack is 130 Main St., 2nd Floor, New Canaan, Connecticut 06840.

(17)
Consists of 2,111,000 shares of our common stock held by PharmaEssentia Corp., or PharmaEssentia. PharmaEssentia also holds a Warrant exercisable for 3,166,500 shares of our common stock upon the stockholder approval more fully described in Proposal No. 1 our definitive proxy statement filed with the SEC on January 27, 2025, of which 316,333 shares of our common stock became exercisable upon stockholder approval subject to beneficial ownership limitations. Ching-Leou Teng has sole voting and dispositive power with respect to the shares held by PharmaEssentia. The business address of PharmaEssentia is 13F, No. 3, Park Street, Nangang District, Taipei 115, Taiwan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors.
Management is responsible for the preparation of our financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements of Senti Biosciences, Inc. for the fiscal year ended December 31, 2025. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of Senti be included in our 2025 Annual Report on Form 10-K, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SENTI BIOSCIENCES HOLDINGS, INC.
Frances D. Schulz, Chair
Edward Mathers
Feng Hsiung
July 13, 2026

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Annual Report to stockholders and Proxy Statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary, telephone: (650) 382-3281. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit in accordance with procedures outlined Rule 14a-8 under the Exchange Act so that it is received by us no later than [   ], 2027. However, if the date of the 2027 annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is reasonable time before we begin to print and send proxy materials for the 2027 annual meeting of stockholders. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after [   ]. Stockholder proposals and the required notice should be addressed to Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary.
Our bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices no earlier than April 20, 2027 and no later than May 20, 2027.
In addition, stockholders who intend to solicit proxies in support of a stockholder nominee must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act. Stockholder proposals and the required notice should be addressed to Senti Biosciences Holdings, Inc., 2 Corporate Drive, First Floor, South San Francisco, CA 94080, Attention: Corporate Secretary.
We also encourage you to submit any such proposals and required notices via email to investors@sentibio.com.

OTHER MATTERS
Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and some of the information incorporated by reference includes forward-looking statements within the meaning of Section 21E of the Exchange Act regarding, among other things, our plans, strategies, and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our respective plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “might”, “will”, “should”, “seeks”, “plans”, “scheduled”, “possible”, “anticipates”, “intends”, “aims”, “works”, “focuses”, “aspires”, “strives” or “sets out” or similar expressions. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. Forward-looking statements contained in this proxy statement include, for example, statements about:
•
our expectations with respect to the closing of the Merger Agreement and the transactions contemplated thereby, including the closing of the $6.0 million in aggregate principal amount of Additional Notes that Parent may be required to purchase pursuant to the Merger Agreement;

•
the initiation, cost, timing, progress and results of our clinical trials, preclinical studies or research and development activities with respect to our current and potential future product candidates;

•	the therapeutic potential of our product candidates, and the disease indications for which we intend to develop our product candidates;
•	our ability to develop and advance our gene circuit platform technologies and to identify product candidates using our gene circuit platform technologies;
•	our ability to advance our current and potential future product candidates into, and successfully initiate, conduct, enroll and complete clinical trials;
•	our ability to develop and commercialize product candidates that we identify;
•
our ability to obtain and maintain regulatory approval of our current and potential future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to manufacture our product candidates for clinical development and, if approved, for commercialization, and the timing and costs of such manufacture;
•	our ability to source clinical and, if approved, commercial materials and supplies used to manufacture our product candidates;
•	the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers;
•
our ability to realize the benefits expected from the Framework Agreement and subsequent amendment, dated August 7, 2023 and December 10, 2024, respectively, by and among us, GeneFab, LLC and Valere Bio, Inc. and the transactions contemplated thereunder;

•	our projected financial information, anticipated growth rate, and market opportunities;
•	the accuracy of our estimates and projections of financial information, including expenses, capital requirements, cash utilization, need for additional financing and market opportunities;
•	our ability to maintain the listing of our common stock on Nasdaq, and the potential liquidity and trading of such securities;
•
our ability to file and obtain clearance for any additional investigational new drug application for any additional product candidates we may identify, and to successfully complete our ongoing Phase 1 clinical trial for SENTI-202 and additional clinical trials for any potential future product candidates;

•	our ability to grow and effectively manage the growth of our operations;
•	our ability to raise financing to fund our operations, if and when needed;
•	our ability to obtain and maintain intellectual property protection for our technologies and any of our product candidates;
•	our ability to successfully commercialize our current and any potential future product candidates;
•	the rate and degree of market acceptance of our current and any potential future product candidates;
•	regulatory developments in the United States and international jurisdictions;
•
the potential benefits of strategic collaboration agreements and our ability, and the ability of our collaborators, to successfully develop technologies and product candidates under the respective collaborations;

•
the potential liability from lawsuits and penalties related to our technologies, product candidates and current and future relationships with third parties, including relationships under strategic and financing transactions;

•	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors;
•	our ability to attract and retain key scientific and management personnel;
•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately under those arrangements;
•	our ability to compete effectively with existing competitors and new market entrants;
•	our future financial performance and capital requirements;
•	our ability to implement and maintain effective internal controls;
•	the impact of supply chain disruptions;
•	the impact of any global health crises on our business, including our ongoing and potential future clinical trials and preclinical studies;
•
any impacts on our business from unfavorable global economic conditions, including significant political, trade or regulatory developments, inflationary pressures, market volatility, acts of war and civil and political unrest;

•	our ability to implement remediation plans to address the material weaknesses that are described in our most recent Annual Report on Form 10-K;
•
our expectations regarding the period during which we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and “emerging growth company” under the JOBS Act; and

•	other factors detailed under the section entitled “Risk Factors.”
These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement, or in the documents incorporated therein by reference, under the heading “Risk Factors” and elsewhere in this proxy statement. The risks described under the heading “Risk Factors” in this proxy statement and in our other SEC filings are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

INFORMATION INCORPORATED BY REFERENCE
This proxy statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this proxy statement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in this proxy statement or a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute a part of this prospectus, except as so modified or superseded.
We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 14, 2026;
•
Current Reports on Form 8-K filed with the SEC on March 19, 2026, April 1, 2026, April 24, 2026, May 1, 2026, May 14, 2026, May 26, 2026 and July 15, 2026 (excluding, with respect to all such Current Reports on Form 8-K, any information furnished pursuant to Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

•	The description of our securities contained in Exhibit 4.2 of our Current Report on Form 8-K filed with the SEC on April 24, 2026.
All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:
Senti Biosciences Holdings, Inc.

2 Corporate Drive, First Floor

South San Francisco, CA 94080

Telephone: (650) 239-2030

Attention: Investor Relations

ANNEX A
AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CELADON PARTNERS SPV 35 LIMITED,

SENTI MERGER SUB, INC.,

SENTI BIOSCIENCES HOLDINGS, INC.,

SENTI HOLDINGS, INC.,

AND

SENTI BIOSCIENCES, INC.
July 14, 2026

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2026 (this “Agreement” and, such date, the “Agreement Date”), by and among Celadon Partners SPV 35 Limited, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Senti Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Senti Biosciences Holdings, Inc., a Delaware corporation (the “Company”), Senti Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Midco”), and Senti Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of Midco (“Opco”). Unless expressly stated otherwise, Parent, Merger Sub, the Company, Midco and Opco are referred to in this Agreement individually as a “party” and collectively as the “parties”.
WHEREAS, Merger Sub is a wholly-owned subsidiary of Parent;
WHEREAS, as of the Agreement Date, CPIF II-7 Limited beneficially owns approximately 54.6% of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”);
WHEREAS, the parties intend that at the Closing Effective Time, Merger Sub will be merged with and into Midco (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with Midco continuing as the surviving entity of the Merger (the “Surviving Corporation”);
WHEREAS, the special committee (the “Special Committee”) of the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement, the Contingent Value Rights Agreement to be entered into between Midco and the Rights Agent, in the form attached hereto as Exhibit A with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, detrimental to any Person entitled to the receipt of contingent value rights (each a “CVR” and collectively, the “CVRs”) in the Transactions (as defined below) (the “CVR Agreement”), and the transactions contemplated hereby or thereby, including the Merger (collectively, the “Company Transactions”), are fair to, and in the best interests of, the Company and the holders of Company Common Stock (the “Company Stockholders”), and (ii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Company Transactions and (iii) recommended that the Company Stockholders adopt this Agreement and directed that this Agreement be submitted to the Company Stockholders at the Company Stockholders Meeting for adoption;
WHEREAS, the Board of Directors of Opco has (i) deemed it advisable and in the best interests of Opco and the sole stockholder of Opco that Opco engage in the transactions contemplated hereby by Opco (including the Merger) (the “Opco Transactions”) and (ii) approved the execution, delivery and performance of this Agreement and the Opco Transactions;
WHEREAS, the Board of Directors of Midco has (i) deemed it advisable and in the best interests of Midco and the sole stockholder of Midco that Midco engage in the transactions contemplated hereby by Midco (including the Merger and the CVR Agreement) (collectively, the “Midco Transactions”), and (ii) approved the execution, delivery and performance of this Agreement and the Midco Transactions;
WHEREAS, the sole director of Parent has (i) deemed it advisable and in the best interests of Parent that Parent engage in the transactions contemplated hereby by Parent (including the Merger) (the “Parent Transactions”) and (ii) approved the execution, delivery and performance of this Agreement and the Parent Transactions;
WHEREAS, the Board of Directors of Merger Sub has (i) deemed it advisable and in the best interests of Merger Sub and the sole stockholder of Merger Sub, that Merger Sub engage in the transactions contemplated hereby by Merger Sub (including the Merger) (the “Merger Sub Transactions” and together with the Company Transactions, the Opco Transactions, the Midco Transactions, and the Parent Transactions, the “Transactions”) and (ii) approved the execution, delivery and performance of this Agreement and the Merger Sub Transactions; and
WHEREAS, Parent, Merger Sub, the Company, Midco and Opco desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that (i) contains provisions that are no less favorable to the Company in any material respect than those contained in Section 7.13; provided that such confidentiality agreement is not required to contain a “standstill” or similar obligation and (ii) does not prohibit the Company from providing any information to Parent in accordance with Section 6.02 or otherwise prohibit the Company from complying with the provisions of Section 6.02.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.
“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state or non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.
“Authorizations” means any approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, qualifications, and consents issued, granted, given or otherwise made available by or under the authority of Governmental Entities (or Regulatory Authorities) pursuant to any Law, necessary to commercialize a pharmaceutical product.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C., are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law to close in New York, N.Y.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commonly Controlled Entity” means any entity, trade or business (whether or not incorporated) that, together with the Company or any Company Subsidiary, is, or was at the relevant time, treated as a single employer under Section 414 of the Code or that is, or was at the relevant time, a member of the same “controlled group” with the Company or any Company Subsidiary pursuant to Section 4001(a)(14) of ERISA.
“Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each compensation, employment, consulting, bonus, pension, profit sharing, retirement, supplemental retirement, deferred compensation, incentive compensation, equity or equity-based compensation, equity purchase, vacation, leave, severance, termination protection, supplemental unemployment, change in control, transaction bonus, retention, disability, life insurance, death benefit, hospitalization, health, medical, dental, vision, prescription, fringe benefit, relocation, reimbursement, expatriate, perquisites, tax gross-up or other employee benefits plan, policy, program, agreement, arrangement or understanding, whether or not written, in each case, (i) sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, or entered into, by the Company or any Company Subsidiary or (ii) with respect to which the Company or any Company Subsidiary has or may have any direct or indirect liability (including, without limitation, as a result of a Commonly Controlled Entity), other than any plan mandated by applicable Law in non-U.S. jurisdictions and maintained by a Governmental Entity.
“Company Employee” means each individual who is employed by the Company or a Company Subsidiary immediately prior to the Closing Effective Time and who continues employment with Parent or Opco or any of their respective subsidiaries or Affiliates following the Closing Effective Time.
“Company Equity Award” means each Company Stock Option and each Company RSU.
“Company Intellectual Property” means all Intellectual Property in which any of the Company or any of the Company Subsidiaries has an ownership interest.

“Company Material Adverse Effect” means any change, event, condition, development, circumstance, state of facts, effect or occurrence (each, an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any one or more other Effects (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) prevents, materially impairs or materially delays the Company from consummating the Transactions on a timely basis and in any event on or before the Outside Date; provided that, for purposes of clause (a), except as otherwise provided for below, no Effect, to the extent resulting from or arising in connection with the following, either alone or in combination, shall be deemed to constitute a Company Material Adverse Effect and none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) general conditions (or changes therein) in the industries in which the Company and the Company Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions (or changes therein), including any actual or potential stoppage, shutdown, default or similar event or occurrence affecting a national or federal government, or securities, credit, banking, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, credit markets or equity price levels or trading volumes), in each case, in the United States, the European Union or elsewhere in the world, (C) any change or prospective change in applicable Law or GAAP (or the authoritative interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts or threats of war (whether or not declared, including without limitation the global conflicts in Russia, Ukraine, Taiwan, Israel, Palestine, Iran and/or The Middle East), sabotage, cyber-intrusion or terrorism, or any escalation or worsening of any of the foregoing, (E) any epidemic, pandemic (including COVID-19), disease outbreak or other public health-related event (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Officials (including COVID-19 Measures)), hurricane, tornado, flood, fire, volcano, earthquake or other natural or man-made disaster or any other national or international calamity, crisis or disaster, (F) the failure, in and of itself, of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of any financial or operating metrics before, on or after the Agreement Date, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the public announcement, pendency or performance of any of the Transactions, including the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates, any stockholder Proceeding (direct or derivative) in respect of this Agreement or any of the Transactions and any loss of or change in relationship, contractual or otherwise, with any Governmental Entity, supplier, vendor, service provider, collaboration partner, licensor, licensee or any other business partner of the Company or the Company Subsidiaries (including the exercise by any party of any rights that arise upon a change of control), or departure of any employees or officers, of the Company or the Company Subsidiaries (it being understood that this clause (G) shall not apply when “Company Material Adverse Effect” is used in any representation or warranty that is expressly intended to address the consequences of the announcement, pendency or performance of the Transactions or for purposes of the conditions in Section 8.02(a) as applied to any such representation or warranty so intended to address such consequences), (H) the Company’s or the Company Subsidiaries’ compliance with the express covenants contained in this Agreement (excluding the requirement to operate in the Ordinary Course), (I) any action taken by the Company or the Company Subsidiaries at Parent’s written request or with Parent’s written consent, (J) any conditions or events that occur in connection with the Company’s, any of the Company Subsidiaries’, or their respective competitors’ or potential competitors’ preclinical or clinical studies or the results of, or data derived from, such studies or announcements thereof or in connection therewith, approval by the FDA or any other Governmental Entity (or other preclinical or clinical or regulatory developments), (K) market entry or threatened market entry of any product competitive with any of the Company’s products or Product Candidates, (L) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations or payors, or any Governmental Entity or representative thereof, or any panel or advisory body empowered or appointed by any of the foregoing relating to pricing, reimbursement or insurance coverage, of (x) any product or product candidate of any competitor or potential competitor of the Company, or (y) any Product Candidates or other product candidates of the Company or (M) any supply chain disruption affecting Product Candidates, except (x) in the case of clause (A), (B), (C), (D) or (E), to the extent that the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate impact or impacts (to the extent not excluded by other provisions of this definition) may be taken into account in determining whether there has been a Company Material Adverse Effect) and (y) in the case of clause (J), (K) or (L), to the extent that any such Effect results from (I) any action taken (or the failure to take any action) by or at the direction of the Company or any Company Subsidiary constituting fraud or material violation of applicable Law or (II) any willful and material failure on the part of the Company or any Company Subsidiary to comply with the approved clinical protocol for the development of any Product Candidate (in which case such Effect may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company RSU” means each award of restricted stock units relating to shares of Company Common Stock granted under a Company Stock Plan.
“Company Stock Option” means any option to purchase Company Common Stock granted under a Company Stock Plan.
“Company Stock Plans” means the Senti Biosciences Holdings, Inc. Amended and Restated 2022 Equity Incentive Plan, the Senti Biosciences Holdings, Inc. Amended and Restated 2016 Stock Incentive Plan, the Senti Biosciences Holdings, Inc. Amended and Restated 2022 Employee Stock Purchase Plan and the Senti Biosciences Holdings, Inc. Amended and Restated 2022 Inducement Plan.
“Company Subsidiary” means each subsidiary of the Company.
“Company Takeover Proposal” means any inquiry, proposal or offer from any Person (other than Parent and its subsidiaries) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to (a) any direct or indirect acquisition, transfer, disposition, license or purchase, in a single transaction or a series of related transactions, of (i) 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Company Board in good faith), or (ii) the issuance or acquisition of (A) 20% or more of the outstanding Company Common Stock or other voting or equity securities of the Company, (B) securities and indebtedness that would, in the aggregate, represent 20% or more of the outstanding voting power of any class of the Company’s securities, or (C) any options, rights or warrants to purchase or securities convertible into or exchangeable for equity or debt interests described in the foregoing clauses (A) or (B) (the forgoing securities described in this clause (ii), “Designated Securities”), representing 20% or more of the aggregate voting power of the capital stock of the Company, (b) any tender offer, exchange offer, merger, spin-off, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or similar transaction involving the Company that, if consummated, would result in any Person or “group” (or the stockholders of any Person) beneficially owning, directly or indirectly, 20% or more of the Designated Securities or of the aggregate voting power of the capital stock of the Company or of the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the Transactions or (c) any combination of the foregoing.
“Company Warrant” means each warrant to purchase Company Common Stock set forth on Section 4.02(h) of the Company Disclosure Letter.
“Confidential Information” means all non-public, confidential or proprietary information (whether written, oral, electronic or otherwise) furnished by or on behalf of a party (the “Disclosing Party”) or any of its Representatives to the other party (the “Receiving Party”) or any of its Representatives in connection with this Agreement or the Transactions, including all analyses, compilations, forecasts, studies, notes, data, memoranda, interpretations and other documents and materials prepared by the Receiving Party or its Representatives that contain, reflect or are based upon, in whole or in part, any such information; provided that “Confidential Information” shall not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement, (b) was already in the possession of the Receiving Party or its Representatives on a non-confidential basis prior to being furnished by the Disclosing Party, provided that the source of such information was not known by the Receiving Party to be bound by a confidentiality obligation to the Disclosing Party, (c) becomes available to the Receiving Party or its Representatives on a non-confidential basis from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality obligation to the Disclosing Party, or (d) is independently developed by the Receiving Party or its Representatives without reference to or use of any Confidential Information of the Disclosing Party.
“Consent” means any consent, approval, license, permit, order or authorization.
“Contract” means, with respect to any Person, any legally binding contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument to which such Person or its subsidiaries are a party or by which any of their respective properties or assets are bound.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants or evolutions thereof or epidemics, pandemics or disease outbreaks thereof.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shutdown, closure, sequester or other Law, order, directive, guideline or recommendation by any Governmental Entity or public health agency in connection with or in response to COVID-19 and all guidelines and requirements, such as social distancing, cleaning, and other similar or related measures of the Occupational Safety and Health Administration and the Centers for Disease Control and Prevention; provided that such matters are implemented in a reasonable manner and for a reasonable period of time.
“CVR Record Date” means the record date with respect to the distribution of the CVR by the Company, which record date shall be fixed by the Company Board (or the Special Committee) and shall be no less than five (5) days and no more than ten (10) days following the Merger Closing Date.
“Data Privacy and Security Requirements” means, to the extent relating to privacy, data protection and/or security of any Personally Identifiable Information, in each case, solely to the extent applicable to the Company’s operations (a) Laws including, without limitation, (i) the U.S. Health Insurance Portability and Accountability Act of 1996, as amended by the U.S. Health Information Technology for Economic and Clinical Health Act of 2009, including the regulations promulgated thereunder (“HIPAA”), (ii) the EU Data Protection Directive 95/46/EC of 24 October 1995, the EU General Data Protection Regulation 2016/679/EU of April 27, 2016, the EU ePrivacy Directive 2002/58/EC of 12 July 2002 and the related implementing legislation of the EU Member States, (iii) Section 5 of the Federal Trade Commission Act as it applies to the receipt, access, use, disclosure, and security of consumer Personally Identifiable Information, (iv) the Swiss Federal Act on Data Protection (FADP) of 19 June 1992, and (v) all U.S. state laws pertaining to the privacy and security of Personally Identifiable Information and data breach notification, (b) policies (including privacy policies) of the Company and consent to the extent the Company has obtained consent to collect Personally Identifiable Information, (c) generally accepted industry standards applicable to the industry in which the Company operates which are binding on the Company and (d) contractual requirements to which the Company is subject.
“Diligent Efforts” means, with respect to the research, development, manufacture and commercialization of the level of efforts Parent (and its Subsidiaries, including Midco and Opco following the Merger) devoted at the same stage of development or commercialization, as applicable, for its own internally discovered or developed pharmaceutical products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, the actual and anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations. It is also understood that Parent does not always seek to market its own products in every country or seek to obtain regulatory approval in every country or for every potential indication, and as a result, the exercise of diligence by Parent under this standard is to be determined by judging Parent’s (and its Subsidiaries’, including Midco and Opco following the Merger) efforts, taken as a whole, except where specific diligence obligations are set forth in this Agreement; provided that the payments required to be made pursuant to this Agreement may not be taken into account so as to reduce, diminish, or limit Diligent Efforts.
“DOJ” means the U.S. Department of Justice.
“Environmental Law” means any Law, Judgment, consent, approval, order or Authorization, permit or other legal requirement of any Governmental Entity, including controlling common law, relating to (a) the protection, investigation, remediation or restoration of the environment, human health and safety, or natural resources or (b) the handling, use, storage, treatment, transport, disposal, Release or threatened Release of any Hazardous Substance.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Excluded Shares” means any shares of Company Common Stock beneficially owned, directly or indirectly, by CPIF II-7 Limited, Parent, Merger Sub or any of their respective Affiliates, or with respect to which any of the foregoing has, directly or indirectly, the right to direct the voting thereof.
“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.
“FDCA” means the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), as amended.

“Foreign Antitrust Laws” means the Antitrust Laws of jurisdictions other than the United States.
“FTC” means the U.S. Federal Trade Commission.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any national, federal, state, provincial, local or other government, domestic or foreign, or any court, administrative or enforcement agency or commission or other governmental authority or instrumentality, domestic or foreign, in each case, of competent jurisdiction.
“Governmental Official” means any official or employee of any government, or any department, agency, or instrumentality thereof, any political party or official thereof, any candidate for political office, any official or employee of any public international organization, or any Person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, party, or public international organization.
“Hazardous Substance” means any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or petroleum products, and any other chemical waste, substance or material listed in or regulated or identified in any Environmental Law.
“Health Laws” means any health care Law, in each case, solely to the extent applicable to the Company or any Company Subsidiary including, but not limited to, (a) the FDCA and the regulations promulgated thereunder and equivalent non-U.S. statutory and regulatory provisions; (b) the Public Health Service Act (42 U.S.C.§§ 201 et seq.), and the regulations promulgated thereunder and equivalent non-U.S. statutory and regulatory provisions; (c) all federal and state fraud and abuse Laws, including the federal Antikickback Statute (42 U.S.C. § 1320a-7b(b)), the federal civil False Claims Act (31 U.S.C. §§ 3729-3733), the Exclusion Laws and the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7 and 1320a-7a), the regulations promulgated pursuant to such statutes, and equivalent non-U.S. statutory and regulatory provisions; (d) HIPAA; (e) the coverage and reimbursement provisions of Titles XVIII and XIX of the Social Security Act and the regulations promulgated thereunder; and (f) all applicable Laws, rules and regulation, guidance, orders, judgments, decrees and injunctions administered by the FDA and other applicable Regulatory Authorities, including those governing or relating to Good Clinical Practices, Good Documentation Practices, Good Laboratory Practices, Good Manufacturing Practices, development, approval, processing, and use of any compounds or products manufactured by or on behalf of the Company, including but not limited to FDA’s regulations at 21 C.F.R. Parts 11, 50, 54, 56, 58, 210, 211, 312, 600 and 610, each as may be amended from time to time and equivalent non-U.S. statutory and regulatory provisions.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Intellectual Property” means all rights, title and interest in intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including: (a) all patents, patent applications, provisional patent applications and similar instruments (including any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, and extensions and any non-U.S. equivalents of the foregoing (including certificates of invention and any applications therefor)) (collectively, “Patents”), (b) all domestic and foreign copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression to the extent protectable by applicable copyright Law, including literary works, all forms and types of computer software, pictorial and graphic works that are so protectable (collectively, “Copyrights”), (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and other general intangibles of a like nature to the extent protectable by applicable trademark law, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”), (d) all Internet domain names, (e) all trade secrets and information which are not available in the public domain and have actual or potential commercial value that is derived, in whole or in part, from such non-availability (collectively, “Trade Secrets”), (f) all rights in technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information and data, data collections, sui generis database rights, software code, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, in each case whether or not patentable or copyrightable, and including all rights in any biological, chemical, biochemical, toxicological, pharmacological and metabolic information and data and formulation, clinical, analytical and stability information and data (but, for the avoidance of doubt, excluding any tangible biological, chemical or other materials themselves), and proprietary rights with respect to the foregoing and (g) all other intellectual property rights throughout the world.

“Intervening Event” means any event, change, effect, development, condition, occurrence or circumstance occurring after the date of this Agreement that has a material positive effect on the financial condition or results of operation of the Company and the Company Subsidiaries (taken as a whole) that (a) was not known to the Company Board as of the Agreement Date, and the material consequences of which (based on facts known to members of the Company Board as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement but become known to the Company Board prior to the receipt of the Company Stockholder Approval and (b) does not relate to or constitute a Company Takeover Proposal or inquiry related thereto; provided that in no event shall any of the following constitute, contribute to or be taken into account when determining whether there is, or would reasonably be expected to be, an Intervening Event: (i) any event, change, effect, development, condition, occurrence or circumstance resulting from the announcement (whether or not authorized by the parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to the acquisition of the Company) or pendency of this Agreement or the Transactions, including the identity of, or events, developments, occurrences, circumstances, changes or effects relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company or its employees (including any impact on the relationship of a Company contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), (ii) changes in the market price or trading volume of Company Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an Intervening Event), (iii) the Company’s meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period or (iv) the receipt, existence or terms of any Company Takeover Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to a Company Takeover Proposal, or the consequences of any of the foregoing.
“Judgment” means a judgment, order, injunction or decree of any Governmental Entity.
“Knowledge” means in the case of the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 1.01 of the Company Disclosure Letter.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (or Regulatory Authority) that has legally binding effect.
“Leased Real Property” means the leasehold or subleasehold interests and any other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property currently held by the Company or any Company Subsidiary.
“Licensee” means a Third Party that is granted a license or sublicense to research, develop, manufacture, commercialize, or otherwise exploit the Product.
“Liens” means pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever.
“made available” means (unless otherwise specified), with respect to a particular document, item or other piece of information, that such document, item or information was (a) disclosed in a Filed Company SEC Document in unredacted form, or (b) made available for review by Parent or its Representatives in the virtual data room hosted on ShareVault in connection with the Transactions (such virtual data room, the “Data Room”), but only if so posted and made available in the Data Room at least 24 hours prior to the execution of this Agreement.
“Majority of the Minority Approval” means the adoption of this Agreement by the affirmative vote of holders of a majority of the votes cast by holders of shares of Company Common Stock, other than Excluded Shares, that are present in person or represented by proxy and entitled to vote on the adoption of this Agreement at the Company Stockholders Meeting.
“Milestone” shall have the meaning ascribed to it in the CVR Agreement.
“Milestone Payment Amount” shall have the meaning ascribed to it in the CVR Agreement.
“Nasdaq” means The Nasdaq Capital Market.

“Ordinary Course” means, with respect to any Person at a point in time, an action that is in the ordinary course of business of such Person consistent with its past practices.
“Parent Material Adverse Effect” means any Effect that prevents or materially impairs or delays Parent or Merger Sub from consummating the Merger and the other Transactions on a timely basis and in any event on or before the Outside Date.
“Permitted Lien” means (a) a Lien securing indebtedness for borrowed money, (b) a defect, irregularity in title, easement or right-of-way that does not or would not reasonably be expected to, individually or in the aggregate, materially impair the continued use or operation of any affected real property or other assets, (c) a Lien for Taxes not yet due and payable or being contested in good faith through appropriate proceedings, (d) non-exclusive licenses to Intellectual Property granted in the Ordinary Course and/or (e) other similar matters that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company.
“Person” means any individual, firm, corporation, partnership, company, limited liability company, estate, trust, joint venture, association, organization, Governmental Entity or other entity of any kind or nature.
“Personally Identifiable Information” means any information that, alone or in combination with other information held by the Company, can be used to identify an individual person or any individually identifiable health information or information that is otherwise defined as “personal data” or “personal information” under applicable Laws.
“Proceeding” means any private, governmental, or administrative claim, counterclaim, proceeding, suit, arbitration, hearing, litigation, audit, inquiry or investigation in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom.
“Product Candidates” means the Logic Gated off-the-shelf CAR-NK cell therapy known as SENTI-202.
“Real Property Lease” shall mean any Contract pursuant to which the Company or any Company Subsidiary leases or subleases Leased Real Property from another Person or otherwise occupies any Leased Real Property.
“Regulatory Authority” means any national or supranational governmental or other regulatory authority with jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacture, storage, sale, commercialization or distribution of pharmaceutical product.
“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, migration, or other movement or presence in, into or through the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.
“Representative” of any Person means such Person’s officers, directors, employees, investment bankers, attorneys, other advisors or other representatives acting in the scope of his, her or its service to such Person.
“Rights Agent” means the transfer agent of the Company or, at the election of Parent, such other person selected by Parent and reasonably acceptable to the Company.
“SEC” means the United States Securities and Exchange Commission.
“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated April 27, 2026, by and among the Company, Midco, CPIF II-7 Limited and the other investors listed therein, as may be amended from time to time.
“subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association or other business entity (a) of which such Person directly or indirectly owns securities or other equity interests or (b) of which such Person possesses the right to elect a majority of the directors or Persons holding similar positions.
“Superior Company Proposal” means any written bona fide Company Takeover Proposal received after the Agreement Date that did not result from a breach of Section 6.02 and that the Company Board determines, in good faith, after consultation with the Company’s outside legal counsel and financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Company Takeover Proposal that the Company Board deems relevant, and if consummated, would result in a transaction more favorable to the Company Stockholders (solely in their capacity as such) from a financial point of view than the Transactions

(including after giving effect to proposals, if any, made by Parent pursuant to Section 6.02(b)); provided that for purposes of the definition of “Superior Company Proposal,” the references to “20%” in the definition of “Company Takeover Proposal” shall be deemed to be references to “50%”.
“Tax Authority” means any Governmental Entity responsible for the imposition, collection or administration of any Tax.
“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, and any amendment thereof, filed or required to be filed with any Tax Authority.
“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts, and other similar charges imposed by any Governmental Entity, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and (b) any and all interest, penalties, additions to tax and additional amounts imposed in connection with or with respect to any of the foregoing amounts.
“Third Party” means a Person that is not Parent or the Company or any of their respective Affiliates.
“U.S.” means the United States of America.
“Willful Breach” means a material breach of this Agreement that is the result of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such act would or would reasonably be expected to constitute or cause a material breach of this Agreement.
Section 1.02 Interpretation and Rules of Construction. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. All Exhibits annexed to this Agreement or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement. Any terms used in the Company Disclosure Letter, any Exhibit or any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed, in each case, to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “dollars” or “$” shall refer to the lawful currency of the United States. Unless the context requires otherwise (a) any definition of or reference to any Contract, instrument or other document or any Law in this Agreement shall be construed as referring to such Contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, but only to the extent, in the case of any amendment, supplement or other modification to any Contract, instrument or other document listed in the Company Disclosure Letter, that such amendment, supplement or other modification is also listed on the appropriate section of the Company Disclosure Letter, (b) any reference in this Agreement to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references in this Agreement to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, unless otherwise indicated, (e) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection and (f) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party hereto drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Unless indicated otherwise, (i) any action required to be taken by or on a day or business day may be taken until 11:59 p.m. Eastern Time on such day or business day, (ii) all references to “days” shall be to calendar days unless otherwise indicated as a “Business Day” and (iii) all days, business days, times and time periods contemplated by this Agreement will be determined by reference to Eastern Time. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the fourth decimal place, except in respect of payments, which shall be rounded down to the nearest whole United States cent.
ARTICLE II
THE MERGER
Section 2.01 The Merger.
(a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into Midco at the Closing Effective Time. At the Closing Effective Time, the separate corporate existence of Merger Sub shall cease and Midco shall continue as the Surviving Corporation.
Section 2.02 Merger Closing. The closing of the Merger (the “Merger Closing”) shall take place remotely via the electronic exchange of documents and signature pages at 8:00 a.m., Eastern time, on the third Business Day following the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto) of the conditions set forth in Article VIII, other than those conditions that by their nature are to be satisfied at the Merger Closing, but subject to the satisfaction (or, to the extent permitted by Law, waiver by the party entitled thereto) of such conditions, or another date, time or place as is agreed to in writing by Parent and the Company. The date on which the Merger Closing occurs is referred to in this Agreement as the “Merger Closing Date.”
Section 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Merger Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the “Certificate of Merger”) with respect to the Merger, duly executed and completed in accordance with the relevant provisions of the DGCL (the time at which the Merger becomes effective, the “Closing Effective Time”)
Section 2.04 Effects of the Merger. The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions of the DGCL.
Section 2.05 Certificate of Incorporation and Bylaws.
(a) At the Closing Effective Time, the certificate of incorporation of Midco as in effect immediately prior to the Closing Effective Time shall be the certificate of incorporation of the Surviving Corporation from and after the Closing Effective Time, until thereafter amended as provided therein or permitted by applicable Law (including the DGCL), subject to Section 7.04
(b) At the Closing Effective Time, the bylaws of Midco as in effect immediately prior to the Closing Effective Time shall be the bylaws of the Surviving Corporation from and after the Closing Effective Time until thereafter amended as provided therein or permitted by the certificate of incorporation of the Surviving Corporation or applicable Law, subject to Section 7.04.
Section 2.06 Directors and Officers.
(a) The parties shall take all requisite actions so that the directors of Merger Sub immediately prior to the Closing Effective Time shall be the directors of the Surviving Corporation from and after the Closing Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
(b) The parties shall take all requisite actions so that the officers of Midco immediately prior to the Closing Effective Time shall be the officers of the Surviving Corporation from and after the Closing Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE III
EFFECT ON CAPITAL STOCK; PAYMENT OF MERGER CONSIDERATION
Section 3.01 Effect on Capital Stock.
(a) The Merger.
(i) Common Stock of Merger Sub. Each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Closing Effective Time shall automatically be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation and shall constitute the only outstanding share of capital stock of the Surviving Corporation.
(ii) Cancelation of Treasury Stock of Midco. Each share of Midco Common Stock that is owned by Midco or a Subsidiary of Midco immediately prior to the Closing Effective Time shall automatically be canceled and shall cease to exist without any conversion thereof or consideration paid in exchange therefor.
(iii) Conversion of Other Midco Common Stock. Except as provided in Section 3.01(a)(ii), each share of Midco Common Stock issued and outstanding immediately prior to the Closing Effective Time shall automatically be cancelled and converted into the right to receive the Milestone Payment Amount (the “Merger Consideration”) which such right shall be distributed by MidCo to the Company Stockholders and Company RSUs and, upon exercise thereof, holders of Company Stock Options and Company Warrants, in the form of CVRs pursuant to Section 3.01(b) below. As of the Closing Effective Time, all such shares of Midco Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of any such shares of Midco Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.
(b) Contingent Value Right.
(i) The Company Board or the Special Committee shall approve, and Midco shall effect the issuance and distribution of one CVR with respect to each share of Company Common Stock that is issued and outstanding as of the CVR Record Date, which distribution shall be made automatically and without any required action on the part of the Company Stockholders, and which distribution shall be reduced by an amount equal to the amount of any applicable withholding Taxes. The terms and conditions of the CVR shall be as provided in the CVR Agreement.
(ii) Each Company Stock Option that is outstanding and unexercised as of immediately prior to the CVR Record Date shall entitle such holder to receive, upon exercise of such Company Stock Option pursuant to the terms thereof, a number of CVRs equal to the number of shares of Company Common Stock that would have been issuable upon exercise in full of such Company Stock Option immediately prior to the CVR Record Date, reduced by an amount equal to the amount of any applicable withholding Taxes, subject to and in accordance with the terms and conditions of such Company Stock Option and the CVR Agreement.
(iii) Each Company RSU that is outstanding and unsettled as of immediately prior to the CVR Record Date shall entitle such holder to receive, upon settlement of such Company RSU pursuant to the terms thereof, a number of CVRs equal to the number of shares of Company Common Stock subject to such Company RSU immediately prior to the CVR Record Date, reduced by an amount equal to the amount of any applicable withholding Taxes, subject to and in accordance with the terms and conditions of such Company RSU and the CVR Agreement.
(iv) Each Company Warrant that is outstanding and unexercised as of immediately prior to the CVR Record Date shall entitle such holder to receive, upon exercise of such Company Warrant pursuant to the terms thereof, a number of CVRs equal to the number of shares of Company Common Stock that would have been issuable upon exercise in full of such Company Warrant immediately prior to the CVR Record Date, reduced by an amount equal to the amount of any applicable withholding Taxes, subject to and in accordance with the terms and conditions of such Company Warrant and the CVR Agreement.
(v) Prior to the Closing Effective Time, Midco shall authorize and duly adopt, execute and deliver, and will ensure that a reputable trust company be selected as rights agent thereunder, and that such trustee executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such trustee (provided that such revisions are not, individually or in the aggregate, detrimental or adverse, taken as a whole, to any holder of a CVR).
(vi) Following the achievement of any Milestone (as defined in the CVR Agreement), if any, then the applicable Milestone Payment Amount shall be paid by Midco to the Rights Agent pursuant to the CVR Agreement for distribution to the holders of CVRs, less applicable withholding taxes.
(vii) Midco and the Rights Agent shall, unless the Company and Parent mutually agree, at or prior to the Closing Effective Time, duly authorize, execute and deliver the CVR Agreement.

Section 3.02 Company Equity Awards.
(a) As of immediately prior to the Closing Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time shall, become fully vested and exercisable, automatically and without any action on the part of the holder thereof. Prior to the Closing Effective Time, the Company Board (or the committee administering the applicable Company Stock Plan) shall take all actions necessary to provide that the post-termination exercise period applicable to each Company Stock Option that remains outstanding immediately prior to the Closing Effective Time shall be extended so that such Company Stock Option will remain exercisable until the original expiration date of such Company Stock Option, notwithstanding any earlier termination of the holder’s employment or service with the Company or any Company Subsidiary; provided that each such Company Stock Option shall remain subject to earlier termination in accordance with the terms of the applicable Company Stock Plan.
(b) As of immediately prior to the Closing Effective Time, each Company RSU, whether vested or unvested, that is outstanding immediately prior to the Closing Effective Time shall become fully vested, automatically and without any action on the part of the holder thereof, and shall thereafter remain subject to settlement in accordance with the terms and conditions of the applicable Company Stock Plan and the award agreement evidencing such Company RSU.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) disclosed in the reports, schedules, forms, statements and other documents (including those incorporated by reference) filed by the Company (or its predecessor) with, or furnished by the Company (or its predecessor) to, the SEC since January 1, 2025 and publicly available at least two Business Day prior to the Agreement Date (the “Filed Company SEC Documents”) (but excluding in the case of this clause (a) any risk factor disclosure under the headings “Risk Factors” or “Special Note Regarding Forward-Looking Statements” or other similar cautionary, predictive or forward-looking disclosures contained in such Filed Company SEC Documents; provided that any historical or current factual information shall not be excluded), or (b) set forth in the letter, dated as of the Agreement Date, from the Company to Parent and Merger Sub (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify or apply to other sections in this Article IV to the extent that it is reasonably apparent on its face that such disclosure also qualifies or applies to such other sections) (the “Company Disclosure Letter”), Company represents and warrants to Parent and Merger Sub as follows:
Section 4.01 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the certificate of incorporation of the Company, as amended to the Agreement Date (as so amended, the “Company Charter”), and the bylaws of the Company, as amended to the Agreement Date (as so amended, the “Company Bylaws”), are included in the Filed Company SEC Documents. The Company Charter and the Company Bylaws are in full force and effect and the Company is not in violation of any of the provisions of the Company Charter and is not in violation of any of the provisions of the Company Bylaws.
Section 4.02 Capital Structure.
(a) As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock, par value $0.0001 per share, and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). At the close of business on June 30, 2026 (the “Measurement Date”), (i) 31,144,754 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury, (iv) 4,771,482 shares of Company Common Stock were subject to outstanding Company Stock Options with a weighted average exercise price of $12.60 per share, (v) 9,827,785 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Plans of which 4,362,081 were available for future grant, and (vi) 31,735,500 shares of Company Common Stock were issuable upon exercise of the Company Warrants with a weighted average exercise price of $0.0001 per share. Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. From the Measurement Date to the Agreement Date, there have been no issuances by the Company of shares of capital stock or other voting securities or equity interests of the Company, Company Equity Awards, or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock or other voting securities or equity interests of the Company or other rights that give the holder thereof any economic or voting interest of a nature accruing to the holders of Company Common Stock, other than the issuance of Company Common Stock upon the exercise of Company Stock Options or Company Warrants in accordance with their terms. No shares of Company Common Stock are held by any Company Subsidiary.
(b) Section 4.02(b) of the Company Disclosure Letter sets forth, as of the Measurement Date, a list of each holder of a Company Equity Award (including such holder’s relationship to the Company), including (i) with respect to each Company Equity Award, the date of grant of such Company Equity Award, the number of shares of Company Common Stock subject to such Company Equity Award, the Company Stock Plan under which such Company Equity Award was granted, the vesting schedule of such Company Equity Award and the performance conditions associated with any Company Equity Award that is subject to performance-based vesting, and (ii) with respect to each Company Stock Option, the exercise price per share of Company Common Stock subject to such Company Stock Option, the expiration date of such Company Stock Option and whether such Company Stock Option is intended to be treated as an “incentive stock option” pursuant to Section 422 of the Code. None of the Company Equity Awards constitute nonqualified deferred compensation within the meaning of Section 409A of the Code.
(c) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
(d) As of the Agreement Date, other than as set forth in Section 4.02(d) of the Company Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote by virtue of their ownership thereof (“Voting Company Debt”).
(e) Except as set forth in Sections 4.02(b), 4.02(d), 4.02(e), 4.02(h)-1 and 4.02(h)-2 of the Company Disclosure Letter, as of the Agreement Date, there are no options, warrants, convertible or exchangeable securities, stock-based performance units or other rights or Contracts to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, additional shares of capital stock of, or other voting securities or equity interests in, or any security convertible or exchangeable for any shares of capital stock of, or other voting securities or equity interests in, the Company or any Voting Company Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract, (iii) that give any Person the right to receive any economic or voting interest of a nature accruing to the holders of Company Common Stock or (iv) restricting the transfer of, containing any right of first refusal or right of first offer with respect to, or requiring the registration for sale of any shares of, capital stock of the Company.
(f) As of the Agreement Date, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, except for (i) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options, (ii) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to awards granted pursuant to the Company Stock Plans and (iii) the acquisition by the Company of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards.
(g) All Company Equity Awards are evidenced by written award agreements, in each case, substantially in the forms that have been made available to Parent, except to the extent that such agreements differ from such forms and from one another with respect to the number of shares of Company Common Stock covered thereby, the exercise price, vesting schedule and expiration date applicable thereto. Each Company Stock Option has an exercise price per share that is no less than the fair market value, as of the grant date of such Company Stock Option, per share of Company Common Stock subject to such Company Stock Option, determined in a manner consistent with Section 409A of the Code.
(h) Sections 4.02(h) of the Company Disclosure Letter accurately sets forth with respect to each Company Warrant that is outstanding as of the Measurement Date: (i) the name of the holder of such Company Warrant, (ii) the number of Company Common Stock issuable upon exercise of such Company Warrant, (iii) the exercise price per share of Company Common Stock purchasable under such Company Warrant and (iv) the expiration date of such Company Warrant.
(i) Other than as set forth in Section 4.02(i) of the Company Disclosure Letter, all of the outstanding shares of capital stock or equivalent equity interests of each of the Company Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all material liens, pledges, security interests or other encumbrances.
Section 4.03 Subsidiaries; Equity Interests. Section 4.03 of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary. Except for its interest in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other Person. Each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Company Subsidiary (a) has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the capital stock owned by the Company or as set forth in Section 4.03 of the Company Disclosure Letter, there are no outstanding shares of capital stock of any Company Subsidiary or options, warrants, exchangeable securities, share-based performance units or other rights to acquire shares of capital stock of any Company Subsidiary.
Section 4.04 Authority; Execution and Delivery; Enforceability.
(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions has been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting the enforcement of creditors’ rights and remedies, or by general principles of equity governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws (the “Bankruptcy, Equity and Indemnity Exception”)).
(b) The Special Committee, at a meeting duly called and held, duly and unanimously adopted resolutions that (i) determined that this Agreement, the CVR Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, in each case on the terms and subject to the conditions set forth in this Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions, and (iv) recommended that the holders of shares of Company Common Stock adopt this Agreement and directed that this Agreement be submitted to the Company Stockholders at the Company Stockholders Meeting for adoption (collectively, the “Company Board Recommendation”), which resolutions, as of the Agreement Date, have not been rescinded, modified or withdrawn in any way.
Section 4.05 No Conflicts; Consents.
(a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation, first offer, first refusal, modification or acceleration of any right, obligation or loss of a benefit under, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter or the Company Bylaws, (ii) any Material Contract to which the Company or any Company Subsidiary is a party or (iii) subject to the filings and other matters referred to in Section 4.05(b), any Judgment or, assuming the representations and warranties set forth in Section 5.01(g) are true and correct, any Law, in either case, that is applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of (A) the letter to stockholders, notice of meeting, form of proxy and proxy statement relating to the Company Stockholders Meeting and any annexes, schedules or exhibits filed in connection therewith, in each case as amended or supplemented from time to time (collectively, the “Proxy Statement”) and (B) such filings under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required under the rules and regulations of Nasdaq and (iv) such other items the failure of which to obtain or make would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
Section 4.06 SEC Documents; Undisclosed Liabilities.
(a) Since January 1, 2025, the Company has filed all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC on a timely basis pursuant to Sections 13(a) and 15(d) of the Exchange Act (collectively, and, in each case, including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing, the “Company SEC Documents”). As of the Agreement Date, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC relating to the Company SEC Documents and none of the Company SEC Documents are, to the Knowledge of the Company, the subject of ongoing SEC review.
(b) As of their respective SEC filing dates, each Company SEC Document complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) or the Exchange Act and the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated by the SEC thereunder, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the Agreement Date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to information furnished in writing by Parent, Merger Sub or their respective Affiliates specifically for inclusion or use in any such document; provided, further, that no representation is made as to the accuracy of any forward-looking statements.
(c) The audited annual consolidated financial statements and the unaudited quarterly consolidated financial statements (including, in each case, the notes thereto) of the Company included or incorporated by reference in the Company SEC Documents when filed or to be included (i) complied, or will comply when filed, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were, or when filed will be, prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be expressly indicated in the notes thereto) and (iii) fairly presented, or will fairly present, in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal and recurring year-end adjustments).

(d) Except as reflected or reserved against in the consolidated balance sheet of the Company as of March 31, 2026, or the notes thereto, included in the Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the Ordinary Course since the date of the Company Balance Sheet, (ii) liabilities that are executory performance obligations arising under Contracts to which the Company or any Company Subsidiary is a party (other than to the extent arising from a breach thereof by the Company or any Company Subsidiary), (iii) liabilities or obligations incurred in connection with the Transactions and (iv) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to the Agreement Date, the Company’s auditors have not identified to the audit committee of the Company Board (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq.
(f) The Company and the Company Subsidiaries have not effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) or Regulation S-K under the Exchange Act).
Section 4.07 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or disseminated to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the Company makes no representation or warranty with respect to information furnished in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in any such document. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.
Section 4.08 Absence of Certain Changes or Events.
(a) Since December 31, 2025, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) From the date of the Company Balance Sheet to the Agreement Date, except as set forth in Section 4.08(b) of the Company Disclosure Letter, the Company has conducted its business in the ordinary course in substantially the same manner as previously conducted, and during such period there has not been:
(i) any declaration, setting aside, accrual or payment of any dividend on, or making of any other distribution (whether in cash, stock, equity securities or property) in respect of, any capital stock of the Company;
(ii) any split, combination or reclassification of any capital stock of the Company or the Company Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company;
(iii) except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of the Company Balance Sheet, (A) any granting to any director, employee or other individual service provider of the Company or any Company Subsidiary any increase in compensation or benefits (including any increase in severance, termination protection, change in control, retention, or other similar compensation of benefits);

(B) any acceleration of any rights or benefits under any Company Benefit Plan, or any acceleration of the funding of any payments or benefits under any Company Benefit Plan; (C) any entry by the Company or any Company Subsidiary into any Company Benefit Plan, other than offer letters (I) entered into in the Ordinary Course with employees below the level of senior vice-president or as disclosed in the Company SEC Documents and (II) that do not include any severance, termination protection, change in control, retention or other similar compensation or benefits; (D) any material amendment or termination of any Company Benefit Plan; or (E) any adoption, entry into, negotiation, establishment, amendment, or modification by the Company or any Company Subsidiary of any collective bargaining agreement or other Contract with a labor union, works council or employee association representing any of its employees;
(iv) any change in accounting methods, principles or practices by the Company (other than any immaterial change thereto), except as may have been required (A) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (B) by Law, including Regulation S-X promulgated under the Securities Act;
(v) any sale, lease (as lessor), license or other disposition of (including through any “spin-off”), or pledge, encumbrance or other Lien imposed upon (other than a Permitted Lien), any properties or assets (other than Intellectual Property) that are material, individually or in the aggregate, to the Company except (A) sales or other dispositions of inventory or assets in the Ordinary Course or (B) pursuant to Contracts to which the Company is a party made available to Parent and in effect prior to the date of the Company Balance Sheet;
(vi) any sale, assignment or exclusive license of any material Company Intellectual Property to a third party, except for (A) non-exclusive licenses to Intellectual Property granted in the Ordinary Course, (B) abandonment, lapse, cancellation, expiration or other disposition of any Company Registered Intellectual Property that is obsolete or otherwise no longer useful in the conduct of the business of the Company, that is at the end of the applicable statutory term, or that occurs in the ordinary course of prosecution or maintenance, or (C) transactions among the Company and the Company Subsidiaries or among the Company Subsidiaries;
(vii) any acquisition, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other similar manner, of any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company), with an aggregate amount of consideration paid or transferred by the Company and in excess of $1,000,000;
(viii) any filing of or change to a material Tax election, any change to an annual Tax accounting period or any change to a material method of Tax accounting, any filing of an amended material Tax Return, any entry into a closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or any settlement or compromise of a material Tax liability or refund;
(ix) any settlement or compromise of, or written offer or proposal to settle or compromise, any Proceeding involving or against the Company or any Company Subsidiary, except for settlements or compromises of non-criminal Proceedings that (A) did not involve the payment of amounts in excess of $1,000,000 in the aggregate by the Company, (B) did not impose any material restriction on the business or activities of the Company or any current or future subsidiaries of the Company or Parent or its current or future subsidiaries, (C) did not involve the admission of wrongdoing by the Company or any Company Subsidiary and (D) did not involve any license, cross license or similar arrangement with respect to any Intellectual Property or Product Candidates; or
(x) any agreement on the part of the Company to do any of the foregoing.
Section 4.09 Taxes.
(a) The Company and each Company Subsidiary have (i) timely filed, or caused to be timely filed, taking into account any extensions of time within which to file, all income and other material Tax Returns required to have been filed by or with respect to the Company or any Company Subsidiary and all such Tax Returns are true and complete in all material respects and (ii) paid, or caused to be paid, in full on a timely basis all income and other material Taxes imposed on or required to be paid by or with respect to the Company or any Company Subsidiary, whether or not shown as due on any such Tax Returns, including any Taxes required to be withheld, collected or deposited by or with respect to the Company or any Company Subsidiary.
(b) (i) No deficiency for any material Tax has been asserted or assessed by a Tax Authority in writing against the Company or any Company Subsidiary which deficiency has not been paid, settled or withdrawn and (ii) no current audit, examination, investigation, inquiry or other proceeding in respect of any material Taxes or material Tax Returns of the Company or any Company Subsidiary has been proposed or threatened in writing.
(c) Each of the Company and the Company Subsidiaries has complied in all material respects with all applicable Laws relating to the payment, collection, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to any employee, creditor, independent contractor, stockholder or other third party.
(d) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), by reason of having been a member of an affiliated, consolidated, combined, unitary, group relief or similar Tax group, or as a transferee or successor, other than with respect of any such group the common parent of which is or was the Company. Neither the Company nor any Company Subsidiary is or has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is or was the Company) or any similar group for state, local or non-U.S. tax purposes.
(e) Since January 1, 2024, neither the Company nor any Company Subsidiary has received written notice of any material claim made by a Tax Authority in a jurisdiction where the Company or Company Subsidiary does not file a Tax Return that the Company or any Company Subsidiary is subject to taxation by that jurisdiction. Neither the Company nor any Company Subsidiary has extended (which extension remains outstanding), and there are no outstanding requests, agreements, consents or waivers to extend, the statutory period of limitations applicable to the assessment of any material Taxes or material Tax deficiencies against the Company or a Company Subsidiary, other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course.
(f) Neither the Company nor any Company Subsidiary is a party to, bound by or subject to any (i) Tax sharing, Tax allocation or Tax indemnification agreement that would have a continuing effect after the Merger Closing Date (other than tax provisions of agreements with third parties, the primary subject matter of which is not Tax), (ii) closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), which agreement will be binding on the Company or a Company Subsidiary, as applicable, after the Merger Closing Date or (iii) private letter ruling of the Internal Revenue Service or comparable ruling of any Tax Authority.
(g) Within the past three years, neither the Company nor a Company Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(h) Neither the Company nor any Company Subsidiary has been a party to or participated in a transaction that constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state or local Law).
(i) The Company has not been, and will not be, a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
Section 4.10 Labor Relations.
(a) Neither the Company nor any Company Subsidiary is or has ever been party to, or has or ever had a duty to bargain for or negotiate in connection with entering into, any collective bargaining agreement or other Contract with a labor union, works council or employee association representing any of its employees. As of the date hereof, there are no labor organizations representing or purporting to represent or that previously represented any employees of the Company or any Company Subsidiary, and there is not, nor has there been, any attempt to organize any employees of the Company or Company Subsidiary for the purpose of forming or joining a labor union, works council or employee association.

(b) Neither the Company nor any Company Subsidiary has (i) ever experienced any material labor disputes, or any strikes, work stoppages, slowdowns, lockouts or union organization attempts concerning any employees of the Company or (ii) engaged in any unfair labor practice, nor is there any unfair labor practice charge or complaint or other Proceeding presently pending or threatened in writing against the Company or any Company Subsidiary before the National Labor Relations Board or any equivalent state, provincial or local Governmental Entity.
(c) Since January 1, 2024, no Person has applied to have the Company or any Company Subsidiary declared a common or single employer pursuant to applicable Law in any jurisdiction in which the Company or any Company Subsidiary carries on business.
(d) Since January 1, 2024, the Company and all Company Subsidiaries have been in compliance in all material respects with applicable Laws relating to labor and employment, including those relating to wages, hours, benefits, labor, leave, harassment, retaliation, equal employment opportunity, human rights, pay equity and pay transparency, reasonable accommodations, break and meal periods, engagement of independent contractors (including the appropriate classification of the same), occupational safety and health, workers’ compensation, immigration, French language, termination of employment, and other terms and conditions of employment (including the proper classification and compensation of employees for purposes of the Fair Labor Standards Act and cognate state, provincial and local laws that are applicable to the Company or such Company Subsidiary), Laws in respect of any reduction in force, including notice, information, and consultation requirements, and the Immigration and Nationality Act, 8 U.S.C. Sections 1101 et seq. and its implementing regulations. There is no material labor or employment-related Proceeding against the Company or any Company Subsidiary pending, or to the Knowledge of the Company, threatened.
(e) All individuals who perform services for the Company or any Company Subsidiary and who have been classified as other than employees have been properly classified as such and the Company has taken commercially reasonable measures to mitigate the risk of co- or joint-employment claims. As of the date hereof, neither the Company nor any Company Subsidiary has received, nor are there any pending or threatened notices from any Person, disputing such classification.
(f) To the Knowledge of the Company since January 1, 2024, (i) no Governmental Entity has threatened or initiated any material complaints, charges, lawsuits, grievances, claims, arbitrations, administrative proceedings or other proceeding(s) or investigation(s) with respect to the Company or any Company Subsidiary arising out of, in connection with, or otherwise relating to any Laws governing labor or employment and (ii) no Governmental Entity has issued or, to the Knowledge of the Company, threatened to issue any significant citation, order, judgment, fine, penalty, charge, or decree against the Company or any Company Subsidiary with respect to any Laws governing labor or employment.
(g) Since January 1, 2024, no formal (or to the Knowledge of the Company on the date hereof, informal) allegation, complaint, charge, or claim of harassment on the basis of gender, sex or race, sexual assault, sexual misconduct, gender discrimination, racial or ethnic discrimination has been made against any Person who is or was an officer, director, manager or supervisory-level employee of the Company (a “Misconduct Allegation”), and neither the Company nor any Company Subsidiary has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any similar contract with respect to any Misconduct Allegation.
(h) The Company has made available to Parent a complete and accurate list of each individual who is employed by the Company or a Company Subsidiary as of the Agreement Date, listed by their employee number, if any, and title, without listing their names, and including their salaries, wage rates, commissions, bonus targets, overtime entitlement and accrual, location of employment (country, state, and province, as applicable), status as full-time or part-time, exemption status under the Fair Labor Standards Act (as applicable), employing entity and hire date, annual vacation entitlement in days and accrued and unused vacation days, and any other paid time-off entitlement in days and accrued and unused days of such paid time-off. In addition, Section 4.10(h) of the Company Disclosure Letter lists any Company Employee currently on leave of absence, together with the type of leave, their expected date of return to work, if known, and indicating whether the employee is in receipt of disability benefits or workers’ compensation benefits.

Section 4.11 Employee Benefits.
(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, of each material Company Benefit Plan.
(b) With respect to each Company Benefit Plan, the Company has made available to Parent true and complete copies of (i) such Company Benefit Plan, including all amendments thereto (or, in either case, with respect to any unwritten Company Benefit Plan, a written description thereof), (ii) each trust, insurance, annuity or other funding Contract to which the Company is a party with respect thereto, including all amendments, riders, schedules, and attachments thereto, (iii) a current Internal Revenue Service opinion or favorable determination letter related thereto (if any) and all rulings, opinion letters, information letters, or advisory opinions issues by the Internal Revenue Service, the U.S. Department of Labor or other Governmental Entity, (iv) the current prospectus and summary plan description or member booklet and all material modifications thereto, if any, or any written summary provided to participants with respect to any plan for which no summary plan description exists, (v) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service with respect thereto (if any), including all schedules and attachments thereto, (vi) the most recently prepared actuarial report, asset statement, financial statements and coverage and non-discrimination testing results, and (vii) all material correspondence with a Governmental Entity received in the last three years with respect thereto.
(c) Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole), (i) each Company Benefit Plan has been established, administered, registered and funded in accordance with its terms and is in compliance with all applicable Laws, including applicable provisions of ERISA, the Code and the Income Tax Act (Canada), (ii) there are no pending audits or investigations by any Governmental Entity involving any Company Benefit Plan, (iii) there are no pending or, to the Knowledge of the Company, threatened claims (except for individual claims for benefits payable in the normal course of operation), suits or Proceedings involving any Company Benefit Plan, any fiduciary thereof or any service provider thereto and (iv) all contributions or premiums required to be collected and remitted or paid by the Company or a Company Subsidiary under the terms of each Company Benefit Plan or by Law have been collected and remitted or paid in a timely fashion. Neither the Company, any Company Subsidiary nor any of their respective directors, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, that would reasonably be expected to result in the imposition of a future penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company, any Company Subsidiary or any Company Benefit Plan or for which the Company or any Company Subsidiary has any future indemnification obligation, except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole).
(d) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has received a favorable determination letter as to such qualification or registration from the Internal Revenue Service, has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Law in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or (ii) has been established under a standardized prototype plan for which an opinion letter from the Internal Revenue Service (or any comparable Governmental Entity) has been obtained by the plan sponsor and is valid as to the adopting employer, and, in each case, no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification, registration or tax-exempt status, except where such loss of qualification, registration or tax-exempt status has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole).
(e) Neither the Company nor any Company Subsidiary nor any Commonly Controlled Entity sponsors, maintains, contributes to, or has sponsored, maintained, contributed to or been required to maintain or contribute to, or has or may have any direct or indirect liability under or with respect to, (i) any plan that is subject to

Section 302 or Title IV of ERISA or Section 412 of the Code or is otherwise a defined benefit plan (whether or not subject to ERISA), (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a plan that has two or more contributing sponsors, at least two of whom are not under common control, (iv) a “registered pension plan” within the meaning of subsection 248(1) of the Income Tax Act (Canada), (v) a “retirement compensation arrangement” within the meaning of subsection 248(1) of the Income Tax Act (Canada) or (vi) an “employee life and health trust” within the meaning of subsection 248(1) of the Income Tax Act (Canada). No Company Benefit Plan is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” within the meaning of subsection 248(1) of the Income Tax Act (Canada).
(f) Neither the Company nor any Company Subsidiary has or may have any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary (or any of their eligible dependents or beneficiaries), other than (i) for continuation coverage required under Section 4980B(f) of the Code or any state Laws at the sole premium cost of the recipient, (ii) COBRA continuation coverage provided to a terminated employee in connection with the execution of a release of claims and disclosed in Section 4.11(f) of the Company Disclosure Letter or (iii) to the minimum extent required by applicable Canadian employment standards Laws. The Company has accrued a liability in its financial statements in accordance with GAAP in respect of accrued personal, sick or vacation time of the Company’s and any Company Subsidiary’s employees pursuant to the personal, sick or vacation time policies applicable to such employees.
(g) Neither the execution of this Agreement nor the Merger or any other Transaction (alone or in conjunction with any other event, including any termination of employment on or following the Closing Effective Time) will (i) entitle any current or former director, officer, employee or individual service provider of the Company or any Company Subsidiary to any new type of compensation or benefit or any increase in the amount of any compensation or benefit under any Company Benefit Plan, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefit or trigger any other obligation under any Company Benefit Plan, or (iii) result in any violation of, or default under, any Company Benefit Plan or limit or restrict the right to merge, amend or terminate any Company Benefit Plan, except as set forth in Section 4.11(g) of the Company Disclosure Letter.
(h) Neither the Company nor any Company Subsidiary is a party to, and is not otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement (or similar “make whole” payments or indemnities) of Taxes imposed under Sections 409A of the Code (or any corresponding provisions of state or local Law relating to Tax) or other material gross-up or reimbursement of Taxes.
(i) To the extent applicable, all Company Benefit Plans maintained primarily for the benefit of directors, employees and individual service providers outside of the United States (each, a “Foreign Plan”) comply with applicable Laws, and all such Foreign Plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company or any Company Subsidiary and otherwise is not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries (taken as a whole). To the extent any Foreign Plan exists as a result of any labor union or works council negotiation, no such Foreign Plan provides for benefits in excess of what is mandated by applicable Law.
Section 4.12 Property. Neither the Company nor any Company Subsidiary currently owns any real property. Section 4.12 of the Company Disclosure Letter sets forth the address of each Leased Real Property and the Company or Company Subsidiary which holds a leasehold interest in such Leased Real Property and a true and complete list of each Real Property Lease. Except as would not be material to the Company and the Company Subsidiaries (taken as a whole), the Company and each Company Subsidiary (a) have a good and valid leasehold interest in each Real Property Lease, free and clear of all Liens, except Permitted Liens, (b) have complied with, and, to the Knowledge of the Company, each other party has complied with, the terms of all Real Property Leases, and all such Real Property Leases are in full force and effect, subject to the application of any bankruptcy or other creditor’s rights laws and (c) is not in breach or default under any such Real Property Leases, and to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default under such Real Property Leases. Except as set forth on Section 4.12 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary have subleased or otherwise granted to any Person the right to use, enjoy or occupy any portion of the Leased Real Property. To the Knowledge of the Company as of the date hereof, there is no pending or threatened condemnation or similar proceeding affecting the Leased Real Property.
Section 4.13 Contracts.
(a) Except for this Agreement and the Contracts disclosed in and filed as exhibits to the Filed Company SEC Documents, Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, and the Company has made available to Parent true and complete copies, of:
(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) each non-competition or other Contract to which the Company or any Company Subsidiary is a party that (A) materially restricts the ability of the Company or any Company Subsidiary, to compete in any business or with any Person in any geographical area, (B) requires the Company or any Company Subsidiary, to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any Product Candidate, (D) requires the Company or any Company Subsidiary to purchase a minimum quantity of goods or supplies relating to any Product Candidate (other than, for clarity, purchase orders providing for a specified quantity of any such goods or supplies), in favor of any third party or (E) obligates the Company or any Company Subsidiary to purchase or otherwise obtain any product or service exclusively from any third party or sell any product or service exclusively to any third party, or otherwise engage in business on an exclusive basis with any third party, or grants any third party exclusive rights to develop or commercialize any Product Candidate, or (F) contains any material rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material Company Intellectual Property) of the Company or any Company Subsidiary;
(iii) each Contract under which the Company or any Company Subsidiary receives a material license or covenant not to sue under any Intellectual Property from any third party, except for the following Contracts: (1) off-the-shelf, commercially available or “shrink-wrap” software or computer services agreements (including agreements under which such software is delivered as a service) for which the total amount paid by Company and Company Subsidiaries, in the aggregate, is less than $1,000,000 and under which there are no transfers of ownership or licenses of Company Intellectual Property to any third party; (2) open source software licenses; (3) materials transfer agreements, clinical study agreements, non-disclosure agreements, sponsored research agreements, and other similar arrangements, in each case entered into in the Ordinary Course, and in each case that do not (A) transfer ownership of Intellectual Property from the Company or any Company Subsidiary to any third party, (B) grant any exclusive license under any Company Intellectual Property to any third party, (C) grant to any third party a license to use material Company Intellectual Property for the supply, manufacturing, or commercialization of products or (D) grant to any third party a license to use material Company Intellectual Property for the research or development of products (other than, in the case of this clause (D), a non-exclusive license to use Company Intellectual Property for such research or development performed on behalf of, or for the benefit of, the Company or any Company Subsidiary); (4) Contracts granting to the Company a license, ownership or other rights in or to rights (including rights in trademarks, feedback or other Intellectual Property) that are only incidental to the primary purpose of such Contracts and are not material to the business of the Company or any Company Subsidiary and under which there are no transfers of ownership or licenses of Company Intellectual Property to any third party; (5) Contracts for the provision of goods or services to Company or a Company Subsidiary that grant vendors or service providers of the Company or any Company Subsidiary only a non-exclusive license to rights in connection with, and solely for the purposes of, such vendor’s or service provider’s provision of goods or services to the Company or any Company Subsidiary; and (6) employment agreements, invention assignment agreements, advisor agreements, consulting agreements, and other similar agreements entered into in the Ordinary Course that contain transfers of ownership and licenses of Intellectual Property only to the Company or any Company Subsidiary, or if containing licenses of Intellectual Property to the counterparty, contain only nonexclusive licenses to the counterparty for the sole purpose of authorizing performance of such counterparty’s services for the Company or Company Subsidiary (collectively, clauses (1) to (6) “Standard IP Contracts”) (for purposes of this Agreement a covenant not to sue or other immunity under a Contract with respect to Intellectual Property constitutes a license);
(iv) each Contract under which the Company or any Company Subsidiary grants a material license to any third party, except for Standard IP Contracts;
(v) each Contract to which the Company or any Company Subsidiary is a party with any academic institution or Governmental Entity that provides for the provision of funding to the Company or any Company Subsidiary for research and development activities involving the creation of material Intellectual Property, except for clinical study agreements, materials transfer agreements and non-disclosure agreements entered into in the Ordinary Course in each case that do not (1) transfer ownership of Intellectual Property from the Company or any Company Subsidiary to any third party, (2) grant any exclusive license under any Company Intellectual Property to any third party, (3) grant to any third party a license to use material Company Intellectual Property for the supply, manufacturing, or commercialization of products or (4) grant to any third party a license to use material Company Intellectual Property for the research or development of products (other than, in the case of this clause (4), a non-exclusive license to use Company Intellectual Property for such research or development performed on behalf of, or for the benefit of, the Company or any Company Subsidiary);
(vi) other than any Company Benefit Plan, and any Contract that can be terminated for convenience on notice by the Company, each Contract to which the Company or any Company Subsidiary is a party that provides for recurring annual minimum payments or receipts (other than milestone, royalty or similar payments or other contingent payments) in excess of $1,000,000;
(vii) each Contract to which the Company or any Company Subsidiary is a party relating to indebtedness for borrowed money or any financial guaranty;
(viii) each Contract to which the Company or any Company Subsidiary is a party involving in excess of $1,000,000 that provides for the acquisition or disposition of any assets or any businesses (whether by merger, sale of stock, sale of assets or otherwise) that (A) has not yet been consummated or (B) has outstanding any purchase price adjustment, “earn-out,” material payment or similar obligations on the part of the Company or any Company Subsidiary, in each case, excluding any Contract required to be listed in Sections 4.13(a)(iii), 4.13(a)(iv) or 4.13(a)(ix) of the Company Disclosure Letter;
(ix) each Contract to which the Company or any Company Subsidiary is a party pursuant to which the Company or such Company Subsidiary has continuing milestone or similar contingent payments obligations, including upon the achievement of regulatory or commercial milestones or payment of royalties or other amounts calculated based upon any revenues or income of the Company, in each case, that would reasonably be expected to result in aggregate payments in excess of $1,000,000 after the Agreement Date;
(x) each Contract to which the Company or any Company Subsidiary is a party that obligates the Company or such Company Subsidiary to make any expenditure, including a capital commitment, loan or capital expenditure, in an aggregate amount in excess of $5,000,000 after the Agreement Date;
(xi) each Contract to which the Company or any Company Subsidiary is a party, that relates to the formation, creation, operation, management or control of any legal partnership or any joint venture entity pursuant to which the Company or such Company Subsidiary has an obligation (contingent or otherwise) to make a material investment in or material extension of credit to any Person, in each case, excluding any Contracts required to be listed in Section 4.13(a)(ix) of the Company Disclosure Letter and Contracts solely among the Company and/or Company Subsidiaries;
(xii) each stockholders’, investors rights’, registration rights or similar Contract to which the Company is a party (excluding Contracts governing Company Stock Options or Company Warrants);
(xiii) each Real Property Lease;
(xiv) the Real Property Sublease;
(xv) each Contract with any sole-source suppliers of material products or services necessary for the manufacture of Product Candidates;

(xvi) each Contract that is a manufacturing agreement for the clinical or commercial manufacturing and supply of any Product Candidate, in each case, that is material to a Product Candidate;
(xvii) each Contract that is (A) a collective bargaining agreement or (B) with any labor organization;
(xviii) each Contract with any third party requiring the Company or any of the Company Subsidiaries to use commercially reasonable (or similar) efforts related to research, development, regulatory approval, commercialization, sales, or marketing of any Product Candidate or any other product candidate, in consideration of, or in order for the Company or any of the Company Subsidiaries to maintain, a material license under the Intellectual Property of such third party; and
(xix) each Contract that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act.
Each such Contract described in clauses (i) through (xix) is referred to in this Agreement as a “Material Contract.”
(b) Each of the Material Contracts is valid, binding and enforceable (except as such enforceability may be limited by the Bankruptcy, Equity and Indemnity Exception) on the Company or the applicable Company Subsidiary, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid, binding or enforceable or to be in full force and effect as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.13(b) of the Company Disclosure Letter, there is no material default under any Material Contract by the Company or the applicable Company Subsidiary or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or, to the Knowledge of the Company, any other party thereto.
Section 4.14 Litigation. There is no Proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, that has resulted in, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.15 Compliance with Laws.
(a) Each of the Company and the Company Subsidiaries, and since January 1, 2024 has been, in compliance with all Judgments and Laws applicable to its business or operations, except for instances of noncompliance that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has, and since January 1, 2024 has had, in effect all Authorizations necessary for it to conduct its business as presently conducted, and all such Authorizations are in full force and effect, except for such Authorizations the absence of which, or the failure of which to be in full force and effect, have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees or agents acting on behalf of the Company or such Company Subsidiary, nor, to the Knowledge of the Company, any other Persons acting on behalf of the Company or any Company Subsidiary, has, in the course of its actions for, or on behalf of, the Company or such Company Subsidiary: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses or remunerations relating to foreign or domestic political activity, (ii) made, offered or authorized any direct or indirect unlawful payments or remunerations to any foreign or domestic Governmental Official, employee or health care professional or to any foreign or domestic political parties or campaigns, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control Laws, including but not limited to any such Laws that prohibit private commercial bribery or (iv) made, offered or authorized any other bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. Since January 1, 2024 to the Agreement Date, neither the Company nor any Company Subsidiary has received any written communication that alleges any of the foregoing, and is not, nor has been, to the Knowledge of the Company, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud, or other improper payments.
Section 4.16 Regulatory Matters.
(a) Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the Agreement Date, and the Company has made available to Parent true and complete copies of, all material Authorizations from the FDA and any other applicable Regulatory Authorities held by the Company and each Company Subsidiary relating to the Product Candidates. The Company and the Company Subsidiaries have filed, maintained or furnished, in all material respects, with the applicable Regulatory Authorities all material required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all adverse event/experience and safety reports) and other information (collectively, the “Health Care Submissions”), and all such Health Care Submissions were complete and accurate and in compliance in all material respects with applicable Health Laws when filed (or were corrected or completed in a subsequent filing). As of the Agreement Date, no material deficiencies have been asserted in writing by any applicable Regulatory Authority to the Company with respect to any Health Care Submission that remain unresolved. The Company and the Company Subsidiaries maintain a documentary record of material submissions, correspondence, contacts and consultations with the applicable Regulatory Authorities, except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2024, the Company and the Company Subsidiaries have been, in compliance with all applicable Health Laws. Since January 1, 2024, neither the Company, nor any Company Subsidiary has received any written notices from any Governmental Entity, Regulatory Authority, or any institutional review board or ethics committee alleging any violation of any Health Law, and, to the Knowledge of the Company, no investigation into a potential violation of any Health Law by the Company or any Company Subsidiary is pending.
(c) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, the Product Candidates are being, and, since January 1, 2024, have been, developed, studied, tested, manufactured, labeled, distributed and stored in compliance in all material respects with all applicable Health Laws, and all pre-clinical studies and clinical trials conducted or being conducted with respect to the Product Candidates by or at the direction of the Company have been, since January 1, 2024, and are being conducted in compliance in all material respects with the required experimental protocols, procedures and controls and all applicable Health Laws, including applicable requirements of Good Laboratory Practices, Good Documentation Practices and Good Clinical Practices, and any other applicable Laws relating to the protection of human subjects and the privacy of patient medical records and other personal information and data. As of the Agreement Date, no clinical trial conducted by or on behalf of the Company has been terminated or suspended by any Regulatory Authority. Since January 1, 2023, neither the Company nor any Company Subsidiary, nor, to the Knowledge of the Company, any other third party involved in the research, development or study of any Product Candidate, has received any written notice from any applicable Regulatory Authority, institutional review board, ethics committee or safety monitoring committee threatening the initiation of any action to place a clinical hold order on, or otherwise requiring the termination, suspension or material modification of, any such studies or trials, in each case solely with respect to Product Candidates.
(d) Neither the Company nor any Company Subsidiary has, nor, to the Knowledge of the Company, has any of their respective officers, employees, representatives or agents (in each case, acting in the capacity of an employee, representative or agent of the Company or any Company Subsidiary) engaged in any conduct that is not compliant in any material respect with applicable Health Laws relating to the integrity of data generated or used in any clinical trials or other studies related to the development, use, handling, safety, efficacy, reliability or manufacturing of any Product Candidate.
(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, since January 1, 2024, all development and manufacture of the Product Candidates, including any components thereof and any clinical supplies used in any clinical trials, by or on behalf of the Company has been conducted in compliance in all material respects with the applicable specifications and requirements of Good Manufacturing Practices and Health Laws. As of the Agreement Date, neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any officer, director, employee, representative, agent or other person acting on behalf of the Company or any Company Subsidiary has, with respect to any Product Candidate, (i) been subject to a Regulatory Authority shutdown or import or export prohibition or (ii) received any Form FDA 483 (other than with respect to observations that have been resolved or addressed in all material respects), or any “warning letter” or “untitled letter” from any Regulatory Authority requiring a material change to any Product Candidate or any of the Company’s or any Company Subsidiary’s processes or procedures. The Company and the Company Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure the integrity of data generated in the manufacturing of the Product Candidates.
(f) To the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has (i) made an untrue statement of a material fact or fraudulent statement to any Regulatory Authority, (ii) failed to disclose a material fact required to be disclosed to any Regulatory Authority or (iii) committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or for any applicable Regulatory Authority to invoke any similar policy.
(g) None of the Company, any Company Subsidiary and, to the Knowledge of the Company, any of their respective officers, employees or agents, is or has been (i) debarred under 21 U.S.C. § 335a or any similar applicable Law; (ii) excluded under 42 U.S.C. §§ 1320a-7 or 1320a-7a or any similar applicable Law, including without limitation persons identified on the HHS/OIG List of Excluded Individuals/Entities; (iii) suspended or otherwise declared ineligible for U.S. and non-U.S. federal, state, provincial or other healthcare program participation, including without limitation persons identified on the General Services Administration’s System for Award Management; (iv) convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment, exclusion, or suspension under (i), (ii), or (iii); (v) declared ineligible for the awards of contracts by any U.S. or non-U.S. federal, state, provincial or other agency; (vi) disqualified as a clinical investigator by the FDA or other Regulatory Authority; or (vii) convicted of any offense related to any U.S. and non-U.S. federal, state, provincial or other healthcare program.
(h) The Company has made available to Parent all material information about adverse events (as such term is defined or described in 21 C.F.R. 312.32) and other material safety information in the possession or control of the Company as of the Agreement Date relating to any Product Candidate that is or has been manufactured, tested, distributed, held or marketed by or on behalf of the Company.
(i) Neither the Company nor any Company Subsidiary is party to or has any ongoing reporting obligations pursuant to or under any order by any Regulatory Authority or Governmental Entity (including, for the avoidance of doubt, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreement) and, to the Knowledge of the Company, no such order is currently proposed or pending. Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any of their officers, employees, representatives or agents (in each case, acting in the capacity of an officer, employee, representative or agent of the Company or any Company Subsidiary) is subject to any pending investigation by any Governmental Entity or Regulatory Authority or any pending enforcement, regulatory or administrative proceeding relating to or arising under any Health Law and, to the Knowledge of the Company, no such investigation or enforcement, regulatory or administrative proceeding has been threatened in writing.
(j) Neither the Company, nor any Company Subsidiary, nor, to the Knowledge of the Company, any third party involved in the research, development, and study of any Product Candidate has received any notices or other written correspondence from the FDA or any other Regulatory Authority that the COVID-19 pandemic has delayed or may delay the timeline for (i) providing guidance, feedback, information, or responses to any such party, (ii) holding a meeting with any such party, or (iii) making a regulatory decision or taking a regulatory action with respect to a Product Candidate in each case (i), (ii), and (iii) to the extent such delay, individually or in the aggregate, may have a material impact on the development program for any Product Candidate.
(k) Neither the Company, nor any Company Subsidiary, nor to the Knowledge of the Company any third party involved in the research, development, and study of any Product Candidate has become aware of any effects of the COVID-19 pandemic (i) on a clinical trial or a clinical or non-clinical study of any Product Candidate or (ii) on the manufacturing of any Product Candidate or its key components or the availability of key materials for such manufacturing, in each case, that, individually or in the aggregate, may have a material impact on the development program for that Product Candidate. For the avoidance of doubt, such effects may include but are not limited to delays or pauses in study initiation, study site activation, or study subject enrollment; delayed or missed study drug dosing, study assessments, or follow-up visits; other unplanned protocol deviations; disruptions in the supply of study drug; reports of adverse events that are or may be related to symptoms of COVID-19; study subject discontinuation; and delays in or the inability to monitor study sites or perform database lock, in each case, that, individually or in the aggregate, may have a material impact on the development program for such Product Candidate.
(l) The Company has made available to Parent complete and accurate copies, in all material respects, of (i) each material Health Care Submission relating to any Product Candidate submitted to the FDA or any other Regulatory Authority by or on behalf of the Company or any Company Subsidiary, including any material supplements or amendments thereto; (ii) all material clinical study reports relating to any Product Candidate; (iii) all material written correspondence to or from any Regulatory Authority, including meeting minutes and records of material contacts, in each case since January 1, 2024, relating to any Product Candidate; (iv) all material documents in the possession of the Company related to inspections by any Regulatory Authority, in each case relating to any Product Candidate; (v) all material information relating to adverse drug experiences, events or reactions or other safety information obtained or otherwise received by the Company relating to any Product Candidate; and (vi) all material manufacturing and analytical reports and non-clinical study reports relating to any Product Candidate.
Section 4.17 Environmental Matters. Except for matters that would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is, and since January 1, 2024 has been, in compliance with all applicable Environmental Laws, (ii) the Company and each Company Subsidiary possesses and is in compliance with all Authorizations required under applicable Environmental Laws for it to conduct its business as presently conducted, (iii) since January 1, 2024, neither the Company nor any Company Subsidiary has been subject to a material Judgment or Proceeding pursuant to any applicable Environmental Law and (iv) since January 1, 2024, neither the Company nor any Company Subsidiary has received any written notice alleging that the Company is in violation of, or is a “potentially responsible party” under, any applicable Environmental Law.
Section 4.18 Intellectual Property.
(a) Section 4.18(a) of the Company Disclosure Letter sets forth a complete and correct list, as of the Agreement Date, of any and all material Company Intellectual Property in the following categories: (i) issued Patents and pending applications for Patents, (ii) registered Trademarks and applications for registration of Trademarks, (iii) Internet domain names and (iv) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iv), collectively, the “Company Registered Intellectual Property”) and includes for each such asset (A) the record owner of such asset as of the Agreement Date, (B) the jurisdiction in which such item of Company Registered Intellectual Property has been registered or filed and (C) the applicable application, registration or serial number and date. To the Knowledge of the Company, all of the material Company Registered Intellectual Property is subsisting and (other than pending applications included in the Company Registered Intellectual Property) valid and enforceable. All material registration, maintenance, renewal and other relevant filing fees that are due as of the Agreement Date have been timely paid and all material documents and certificates required to be filed in connection therewith have been timely filed with the relevant Patent, Trademark, Copyright, domain name or other authorities in the U.S. or non-U.S. jurisdictions, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property in full force and effect.
(b) The Company and the Company Subsidiaries own or have a valid license or other right to use all material Intellectual Property used in the conduct of the business of the Company and the Company Subsidiaries as presently conducted. Except as set forth in Section 4.18(b) of the Company Disclosure Letter, the Company and the Company Subsidiaries exclusively own all material Company Registered Intellectual Property. All material Company Intellectual Property owned by the Company or any Company Subsidiary is free and clear of all Liens (other than Permitted Liens).

(c) The Company and the Company Subsidiaries collectively own or otherwise have sufficient rights in all Intellectual Property necessary to conduct the business of the Company as presently conducted, except for Intellectual Property the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.
(d) To the Knowledge of the Company, since January 1, 2024, neither the Company nor any of the Company Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other Person in any material respect. To the Knowledge of the Company, neither the Product Candidates (nor the manufacture, sale, offer for sale, distribution, use, or importation thereof) nor the conduct of the business of the Company and the Company Subsidiaries as presently conducted infringes upon, misappropriates or otherwise violates any Intellectual Property of any third party in any material respect.
(e) To the Knowledge of the Company, since January 1, 2024 no third party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any of the Company Intellectual Property and no such claims have been made against any third party by the Company.
(f) There is no material Proceeding pending, or to the Knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary (other than, for clarity, office actions initiated by the U.S. Patent and Trademark Office or any non-U.S. equivalent), and, since January 1, 2024, neither the Company nor any Company Subsidiary has received any written notice from any Person, in each case, pursuant to which any Person is (i) alleging that the conduct of the business of the Company or any Company Subsidiary as presently conducted or any Product Candidate (or the manufacture, sale, offer for sale, distribution, use, or importation thereof) infringes, misappropriates or otherwise violates any Intellectual Property rights of any third party in any material respect (excluding, for the avoidance of doubt, customary notices, offers or invitations to license received in the Ordinary Course that do not contain an express allegation of infringement, misappropriation or violation), (ii) contesting the use, ownership, validity or enforceability of any material Company Intellectual Property, or (iii) requesting or demanding defense of, or indemnification with respect to, any Intellectual Property infringement claim that, if adversely determined, would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.
(g) The Company has executed valid and enforceable written agreements with each of its past and present directors, officers, employees, consultants and independent contractors who have been or are engaged in creating or developing for or on behalf of the Company or any Company Subsidiary any material Intellectual Property purported to be owned by the Company or any Company Subsidiary in the course of such Person’s employment or retention thereby, pursuant to which such Person has (i) agreed to hold all confidential information of the Company and Company Subsidiaries in confidence, and (ii) assigned to the Company or a Company Subsidiary all of such Person’s rights, title and interest in and to all such Intellectual Property created or developed for or on behalf of the Company or any Company Subsidiary in the course of such Person’s employment or retention thereby, except to the extent ownership of such Intellectual Property vests in the Company or a Company Subsidiary by operation of Law. To the Knowledge of the Company, no current or former director, officer, employee or contractor of, or consultant to, the Company or any of the Company Subsidiaries has asserted any written claim alleging that they own or have any right or interest to or in any material Company Intellectual Property.
(h) The Company and the Company Subsidiaries have taken reasonable steps to maintain the secrecy and confidentiality of, and to protect against unauthorized disclosure of, any and all Trade Secret or other confidential information that is material to the business of the Company or any of the Company Subsidiaries as presently conducted and presently planned to be conducted and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing.
(i) No funding, facilities or personnel of any Governmental Entity or any university, college or other academic organization has been used to create, in whole or in part, any material Company Intellectual Property in a manner that results in such Governmental Entity or academic organization obtaining (i) ownership of such material Company Intellectual Property, (ii) march-in rights or rights to share in revenue associated with such material Company Intellectual Property, or (iii) rights to direct manufacturing or require U.S. manufacturing of products embodying such material Company Intellectual Property.
(j) None of the Company or any Company Subsidiaries: (i) is or has been a member or promoter of, made any submission or contribution to, or is subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person, as a result of which the Company or any Company Subsidiary is or would be obligated to grant or offer a license or other right to any Company Intellectual Property, or the ownership or control by the Company or any Company Subsidiary of any Company Intellectual Property is or would be impaired; or (ii) has received a request in writing from any Person for any license or other right to any Company Intellectual Property in connection with the activities of or any participation in or with any such Person. To the Knowledge of the Company, no Company Intellectual Property is subject to any FRAND, RAND, compulsory licensing, or similar commitment that would require the grant of any license or right to any Person or otherwise limit the Company’s control of any Company Intellectual Property.
(k) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the computer systems, including the software, firmware, hardware, networks, interfaces, platforms and related systems, owned, leased or licensed by the Company (collectively, the “Company Systems”) operate and perform in all material respects as required by the Company and the Company Subsidiaries of the Company in connection with the conduct of its business as presently conducted, (ii) to the Knowledge of the Company, in the last 12 months prior to the Agreement Date, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any such Company Systems that have caused or would reasonably be expected to result in the substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company as presently conducted, and (iii) to the Knowledge of the Company, in the 12 months prior to the Agreement Date, there have not been any incidents of unauthorized access or other security breaches of the Company Systems.
Section 4.19 Privacy. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and the Company Subsidiaries have complied with all applicable Data Privacy and Security Requirements; (b) to the Knowledge of the Company, since January 1, 2023, neither the Company nor any Company Subsidiary has experienced any data security breach or security incident resulting in the unauthorized access, acquisition or disclosure of Personally Identifiable Information; (c) since January 1, 2023, neither the Company nor any Company Subsidiary has received written notice of any complaint, audit, proceeding, investigation or claim conducted or asserted by any Person (including any Governmental Entity) against the Company or any Company Subsidiary regarding any (x) collection, storage, sharing, transfer, disposition, protection, processing or other use of any Personally Identifiable Information or (y) violation of any Data Privacy and Security Requirement, and to the Knowledge of the Company no such action is pending; (d) the consummation of the Transactions will not violate any Data Privacy and Security Requirement applicable to the Company, and the Company shall have the right to process Personally Identifiable Information immediately following the Merger Closing Date in substantially the same manner as the Company processed such information immediately prior thereto; and (e) the Company and the Company Subsidiaries have implemented and maintain commercially reasonable physical, administrative and technical safeguards designed to protect Personally Identifiable Information against loss and against unauthorized access, use, modification or disclosure in accordance with applicable Data Privacy and Security Requirements.
Section 4.20 Insurance. The Company has made available to Parent complete and accurate copies (or written summaries) of all material insurance policies of the Company. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (b) neither the Company nor any Company Subsidiary is in default under any such insurance policy and (c) no written notice of cancelation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals.
Section 4.21 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than as set forth on Section 4.21 of the Company Disclosure Letter, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.
Section 4.22 No Rights Agreement; Anti-Takeover Provisions. As of the Agreement Date, the Company is not party to, subject to or otherwise bound by a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. The Company Board has taken all action necessary to render the restrictions of Section 203 of the DGCL and any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law inapplicable to Parent and Merger Sub and this Agreement, the CVR Agreement, the Merger and each other Transaction, to the extent, if any, such provisions would otherwise be applicable to this Agreement, the CVR Agreement, the Merger or any other

Transaction. Assuming the accuracy of the representations and warranties set forth in Section 5.01(g), no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar Laws (each, a “Takeover Law”), and no analogous provision in the Company Charter or the Company Bylaws, apply or will apply to the Company with respect to this Agreement, the CVR Agreement, the Merger or any other Transaction.
Section 4.23 Vote Required. Except for (i) the adoption of this Agreement by the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement at the Company Stockholders Meeting, or any adjournment or postponement thereof (the “Company Stockholder Approval”), and (ii) the Majority of the Minority Approval, no other vote or approval of the holders of Company Common Stock or any other equity interests of the Company is necessary to adopt this Agreement and no other corporate Proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger or the other Transactions (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). For the avoidance of doubt, shares of Company Common Stock beneficially owned by Parent and its Affiliates may be counted for purposes of determining whether the Company Stockholder Approval has been obtained, but shall be excluded for purposes of determining whether the Majority of the Minority Approval has been obtained.
Section 4.24 Affiliate Transactions. Except as set forth in Section 4.24 of the Company Disclosure Letter, no present or former officer or director of the Company or any Person owning 5% or more of the Company Common Stock, and no family member of any such natural Person, is a party to any Contract with or binding upon the Company or any of its properties or assets, or has any material interest in any property owned, leased or occupied by the Company, or has engaged in any material transaction with any of the foregoing within the 12 months preceding the Agreement Date other than (a) compensation of directors and executive officers of the Company in the Ordinary Course and (b) equity interests granted to directors and executive officers of the Company.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB, MIDCO AND OPCO
Section 5.01 Representations and warranties of Parent and Merger Sub. Each of Parent and Merger Sub represents and warrants to the Company as follows:
(a) Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has full limited liability or corporate, as applicable, power and authority to conduct its businesses as presently conducted.
(b) Existence. Each of Parent and Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its formation or incorporation, as applicable, neither Parent nor Merger Sub carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
(c) Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite limited liability or corporate, as applicable, power and authority to execute and deliver this Agreement and to consummate the applicable Transactions. The execution and delivery by each of Parent and Merger Sub of this Agreement and the consummation by it of the applicable Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, respectively. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, Midco and Opco, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy, Equity and Indemnity Exception).
(d) No Conflicts; Consents.
(i) The execution and delivery by each of Parent and Merger Sub of this Agreement do not, and the Merger and the other applicable Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents of Parent, Merger Sub or any of Parent’s subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.01(d)(i), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(ii) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the applicable Transactions, other than (i) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of the State of Delaware, (iii) compliance with the rules and regulations of any national security exchange on which securities of Parent or the Company are listed and (iv) such other items the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
(e) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates, directors, officers or employees.
(f) Litigation. There is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any subsidiary of Parent that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
(g) Ownership of Company Common Stock. As of the Agreement Date, the Celadon Holders (as defined below) beneficially own, collectively, (i) 9,777,000 shares of Company Common Stock held of record by Celadon Partners SPV 24; (ii) warrants to purchase (A) 7,999,500 shares of Company Common Stock and (B) 6,666,000 shares of Company Common Stock (collectively, the “Celadon Warrants”); and (iii) Senior Secured Convertible Notes issued by Senti Holdings, Inc. pursuant to the Securities Purchase Agreement in an aggregate principal amount of $10,000,000 (the “Initial Notes”), which are convertible into 15,971,890 shares of Company Common Stock at an initial conversion price of $0.6261 per share, subject to stockholder approval and beneficial ownership limitations set forth therein. As used herein, the “Celadon Holders” means, collectively, Celadon Partners SPV 24, a Cayman Islands limited liability company, Celadon Partners, LLC, a Cayman Islands limited liability company, and CPIF II-7 Limited, an exempted company incorporated under the laws of the Cayman Islands, each of which shares voting and dispositive power over the securities described in this Section 5.01. Except as set forth in this Section 5.01(g), none of the Celadon Holders, Parent, Merger Sub, nor any of their respective Affiliates (other than Donald Tang), beneficially owns any shares of Company Common Stock or other voting securities of the Company, or any options, warrants, convertible or exchangeable securities, or other rights to acquire any shares of Company Common Stock or other voting securities of the Company. The shares of Company Common Stock described in in this Section 5.01(g), together with any shares of Company Common Stock issued or issuable upon exercise of the Celadon Warrants or conversion or exchange of the Initial Notes (or any Additional Notes (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement) that are beneficially owned, directly or indirectly, by any of the Celadon Holders, Parent or any of their respective Affiliates (including Donald Tang), as of the record date for the Company Stockholders Meeting, shall constitute “Excluded Shares” for purposes of this Agreement.
(h) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.
Section 5.02 Representations of Midco and Opco. Each of Midco and Opco represent and warrant to Parent and Merger Sub as follows:
(a) Organization, Standing and Power. Each of Midco and Opco is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has full corporate power and authority to conduct its businesses as presently conducted.

(b) Existence. Each of Midco and Opco was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, neither Midco nor Opco has carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
(c) Authority; Execution and Delivery; Enforceability. Each of Midco and Opco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the applicable Transactions. The execution and delivery by each of Midco and Opco of this Agreement and the consummation by it of the applicable Transactions have been duly authorized by all necessary corporate action on the part of Midco and Opco, respectively. Each of Midco and Opco has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy, Equity and Indemnity Exception).
(d) No Conflicts; Consents.
(i) The execution and delivery by each of Midco and Opco of this Agreement do not, and the Merger and the other applicable Transactions and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents of Midco and Opco, (ii) any Contract to which Midco or Opco is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.02(d)(i), any Judgment or Law applicable to Midco and Opco or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such items that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Midco or Opco in connection with the execution, delivery and performance of this Agreement or the consummation of the applicable Transactions, other than (i) the filing with the SEC of such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Certificate of Merger with the Secretary of the State of Delaware, (iii) compliance with the rules and regulations of any national security exchange on which securities of the Company are listed and (iv) such other items the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(e) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, the Merger and the other Transactions based upon arrangements made by or on behalf of Midco, Opco or any of their respective Affiliates, directors, officers or employees.
(f) Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against Midco or Opco that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, nor is there any Judgment outstanding against Midco, Opco or any of their subsidiaries that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
ARTICLE VI
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 6.01 Conduct of Business of the Company. Except for matters set forth in Section 6.01 of the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement, as required by applicable Law or with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), from the Agreement Date to the earlier of the Closing Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), the Company shall conduct (and cause each Company Subsidiary to conduct) its business in the Ordinary Course, and use commercially reasonable efforts to (w) preserve intact its material assets, properties, Contracts and Authorizations, (x) preserve intact its present business organization, (y) keep available the services of its and the Company Subsidiaries’ present employees (other than any terminations for cause or voluntary resignations) and (z) preserve its present relationships and goodwill with suppliers, licensors, licensees, contractors, partners and others having material business dealings with the Company and the Company Subsidiaries. In addition, except for matters set forth in Section 6.01 of the Company Disclosure Letter or otherwise expressly permitted or required by this Agreement or required by applicable Law, during the Pre-Closing Period, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(a) (i) declare, set aside, establish a record date in respect of, accrue or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any of its capital stock, other than dividends and distributions of cash by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem, offer to redeem or otherwise acquire, directly or indirectly any shares of capital stock of the Company or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire any such shares of capital stock, except for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of Company Stock Options outstanding as of the Agreement Date, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards outstanding as of the Agreement Date and (C) the acquisition by the Company of shares of Company Common Stock or Company Equity Awards in connection with the forfeiture of such shares or awards, in each case, in accordance with their terms as of the Agreement Date;
(b) issue, grant, deliver, sell, authorize, pledge or otherwise encumber any shares of its capital stock or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire such shares, any Voting Company Debt, or any other rights that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock or any Company Subsidiary, other than issuances of Company Common Stock upon the exercise of Company Stock Options outstanding as of the Agreement Date or upon the exercise of Company Warrants, in each case, in accordance with their terms as of the Agreement Date;
(c) amend its certificate of incorporation, the bylaws or other comparable organizational documents (except for immaterial or ministerial amendments);
(d) form any subsidiary or acquire or agree to acquire, directly or indirectly, in a single transaction or a series of related transactions, whether by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any assets outside of the Ordinary Course, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any other Person (other than the Company), if the aggregate amount of consideration paid or transferred by the Company or any Company Subsidiary would exceed $500,000;
(e) except as required pursuant to the terms of any Company Benefit Plan as in effect on the Agreement Date that have been made available to Parent or as otherwise contemplated by this Agreement, (i) adopt, enter into, negotiate, establish, terminate, amend or modify any collective bargaining agreement or Company Benefit Plan (or plan or arrangement that would be a Company Benefit Plan if in effect on the Agreement Date), except as otherwise permitted under the terms of this Section 6.01(e), (ii) grant to any director, employee or other individual service provider of the Company or any Company Subsidiary any increase in compensation or benefits (including any increase in severance, termination protection, change in control, retention, or other similar compensation or benefits), other than annual merit-based salary increases made in the Ordinary Course consistent with the Company’s past practice and compensation review cycle, provided that such increases do not exceed 150% of any individual employee’s base salary, (iii) grant, pay or award, or commit to grant, pay or award, any bonuses, incentive compensation, Company Equity Awards or any other equity or equity-based compensation, other than the payment of bonuses that were accrued, earned or otherwise promised to employees or other individual service providers prior to the Agreement Date under any Company Benefit Plan as in effect on the Agreement Date and in amounts consistent with such plans and the Company’s past practice; (iv) enter into any change in control, severance or termination agreement with any director, employee or individual service provider of the Company or any Company Subsidiary, (v) take any action to accelerate any rights or benefits under any Company Benefit Plan, or the funding of any payments or benefits under any Company Benefit Plan, (vi) hire or promote any employee or other individual service provider of the Company or any Company Subsidiary, other than in the Ordinary Course for employees or service providers who are below the level of Vice President or whose annual base compensation is less than $250,000 per year; or (vii) terminate the employment or service of any employee or other individual service provider of the Company or any Company Subsidiary, other than (A) terminations for cause or (B) terminations for performance-related reasons made in the Ordinary Course consistent with the Company’s past practice; provided that this Section 6.01(e) shall not restrict the Company from (A) entering into an offer letter in the Ordinary Course with an employee that is newly hired as permitted in accordance with the foregoing clause (vi) (which offer letters shall be at-will in the case of employees in the United States and shall comply with applicable local Law requirements in the case of employees outside of the United States) or (B) providing to such newly hired employee compensation and benefits consistent with its past practice for similarly situated employees, including equity or equity-based compensation consistent with the Company’s past practice for similarly situated employees at the time of hire, and excluding any severance, termination protection, change in control, retention, or other similar compensation or benefits;
(f) make any change in accounting methods, principles or practices, except as may be required (i) by GAAP (or any authoritative interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization or (ii) by Law, including Regulation S-X promulgated under the Securities Act, in each case, as agreed to by the Company’s independent public accountants;
(g) sell, lease (as lessor), license or otherwise transfer (including through any “spin-off”), or pledge, encumber or otherwise subject to any Lien (other than a Permitted Lien), any properties or assets (other than Intellectual Property) except (i) sales or other dispositions of inventory and obsolete properties or assets in the Ordinary Course, (ii) pursuant to Contracts to which the Company is a party made available to Parent and in effect prior to the Agreement Date or (iii) properties or assets having a fair market value of less than $100,000 in the aggregate;
(h) (i) accelerate, terminate, consent to the termination of, amend, extend or modify in any material respect, grant any waiver of any material right under, or voluntarily terminate, any Real Property Lease or (ii) enter into any Contract which if entered into prior to the date hereof would have been a Real Property Lease;
(i) acquire any real property;
(j) (i) sell, assign or otherwise transfer ownership of, (ii) license, or (iii) pledge, encumber or otherwise subject to any Lien (other than, in the case of this clause (iii), any Permitted Lien) any Intellectual Property, except: (1) for non-exclusive licenses of Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party granted by the Company or any Company Subsidiary pursuant to Standard IP Contracts; (2) as required of the Company or a Company Subsidiary, with respect to Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party, pursuant to the terms (as such terms are in effect prior to the Agreement Date) of Contracts in effect prior to the Agreement Date to which the Company or any Company Subsidiaries are a party, and which have been made available to Parent, (3) for abandonment or other disposition of any Company Registered Intellectual Property that is obsolete or otherwise no longer useful in the conduct of the business of the Company, or that is at the end of the applicable statutory term, or in the ordinary course of prosecution, or (4) for transactions with respect to Company Intellectual Property or Intellectual Property licensed to the Company or a Company Subsidiary from a third party among the Company and the Company Subsidiaries or among the Company Subsidiaries;
(k) (i) incur or materially modify the terms of (including by extending the maturity date thereof) any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than to or in (A) the Company, (B) any acquisition not in violation of Section 6.01(d) or (C) any person pursuant to any advancement obligations under the Company Charter, Company Bylaws or indemnification agreements as in effect on or prior to the Agreement Date;
(l) other than in accordance with the Company’s capital expenditure budget made available to Parent, make or agree to make any capital expenditures that in the aggregate are in excess of 110% of the amounts set forth in such capital expenditure budget;
(m) pay, discharge, settle, compromise or satisfy (i) any pending or threatened claims, liabilities or obligations relating to a Proceeding (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Proceeding initiated by the Company, other than any such payment, discharge, settlement, compromise or satisfaction of a claim solely for money damages in the Ordinary Course in an amount not to exceed $1,000,000 per payment (assuming the payment in full of all future fixed or contingent payments), discharge, settlement, compromise or satisfaction or $2,500,000 in the aggregate for all such payments, discharges, settlements, compromises or satisfactions or (ii) any litigation, arbitration, proceeding or dispute that relates to the Transactions (which shall be governed by Section 7.08 hereof);
(n) make, change or revoke any material Tax election, change any annual Tax accounting period or adopt or change any material method of Tax accounting, file any amended material Tax Return, enter into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), or settle or compromise any material Tax liability or refund;
(o) amend, cancel or terminate any material insurance policy naming the Company or any Company Subsidiary as an insured, a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;
(p) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);
(q) except in the Ordinary Course or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 6.01, enter into, terminate or modify in any material respect, or expressly release any material rights under, any Material Contract or any Contract that, if existing on the Agreement Date, would have been a Material Contract;
(r) enter into any Contract that (A) materially restricts the ability of the Company or any Company Subsidiary to compete in any business or with any Person in any geographical area, (B) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party, (C) grants a third party development rights or marketing or distribution rights with respect to any Product Candidate, (D) requires the Company or any Company Subsidiary to purchase a minimum quantity of goods or supplies relating to any Product Candidate (other than purchase orders), in an aggregate amount in excess of $500,000, annually, in favor of any third party or (E) obligates the Company or any Company Subsidiary to purchase or otherwise obtain any product or service exclusively from any third party or sell any product or service exclusively to any third party or grants any third party exclusive rights to develop, or commercialize any Product Candidate, product, or service, or (F) contains any material rights of first refusal, rights of first negotiation, or similar obligations or restrictions in favor of any third party, including those which provide to any third party an exclusive or preferential right to purchase, lease, sublease, license, sublicense, use, possess or occupy any material assets (including material Company Intellectual Property) of the Company or any Company Subsidiary;
(s) enter into any new material line of business or enter into any agreement, arrangement or commitment that materially limits or otherwise restricts the Company or any Company Subsidiary, from time to time engaging or competing in any line of business or in any geographic area; or
(t) authorize, commit or agree to take any of the foregoing actions.
Parent acknowledges and agrees that nothing contained in this Section 6.01 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing Effective Time in violation of applicable Law. The Company acknowledges and agrees that nothing contained in this Section 6.01 is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Closing Effective Time in violation of applicable Law.
Section 6.02 No Solicitation.
(a) From and after the Agreement Date, the Company shall not, and the Company shall cause the Company Subsidiaries and its and their officers and directors not to, and shall use reasonable best efforts to cause its and their other Representatives not to, (i) directly or indirectly solicit, initiate, facilitate or knowingly encourage (including by way of providing information) any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (ii) directly or indirectly engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person regarding, furnish to any Person any non-public information or afford access to the business, properties, assets, books or records of the Company or any Company Subsidiary, or take any other action to assist or facilitate or encourage any effort by any Person, in each case, in connection with or in response to any Company Takeover Proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, any Company Takeover Proposal, (iii) approve, authorize or enter into (whether written or oral) any letter of intent, term sheet, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement with respect to any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.02(a)), or (iv) resolve or agree to do any of the foregoing. The Company shall, and shall cause the Company Subsidiaries and its and their officers and directors to, and shall use reasonable best efforts to cause its and their other Representatives to, immediately (A) cease and cause to be terminated all solicitations, discussions and negotiations with any Person (other than Parent and its Representatives) regarding any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (B) request the prompt return or destruction of all confidential information previously furnished to any such Person in connection with a possible Company Takeover Proposal in accordance with the terms of the applicable confidentiality agreement and (C) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal. Notwithstanding anything to the contrary contained in the foregoing, at any time prior to obtaining the Company Stockholder Approval, in response to a bona fide written Company Takeover Proposal that did not result from a material breach of this Section 6.02(a) and that was first made after the Agreement Date, if that the Company Board determines, in good faith, after consultation with the Company’s outside legal counsel and financial advisor, that (x) such Company Takeover Proposal either constitutes a Superior Company Proposal or would reasonably be expected to lead to a Superior Company Proposal and (y) the failure to take any of the actions described in clauses (I), (II) and (III) below would be inconsistent with its fiduciary duties under applicable Law (a “Qualifying Company Takeover Proposal”), the Company may (I) enter into an Acceptable Confidentiality Agreement with any Person or group making such Qualifying Company Takeover Proposal, (II) furnish information with respect to the Company to the Person or group of Persons and its or their Representatives pursuant to such Acceptable Confidentiality Agreement, so long as the Company concurrently or as promptly as practicable (and in any event, within 24 hours) thereafter provides Parent, in accordance with the terms of Section 7.13, any non-public information with respect to the Company furnished to such other Person or group of Persons to the extent access to such information is not then available to Parent and its Representatives and (III) participate in discussions or negotiations with such Person or group of Persons and its or their Representatives regarding such Qualifying Company Takeover Proposal. If the Company Board makes any determination described in the foregoing clauses (x) or (y) of this Section 6.02(a) or takes any action set forth in the foregoing clauses (I), (II) or (III) of this Section 6.02(a), the Company shall notify Parent within 24 hours thereof (including identity of the Person or group submitting the Qualifying Company Takeover Proposal and the material terms thereof. The Company shall not, and shall cause its Representatives not to, release any Person from, or waive, amend or modify any provision of, or grant permission under or fail to enforce any standstill provision in any agreement to which the Company is a party; provided that, the Company Board may waive any such standstill provision (and shall be permitted to take any action reasonably required to facilitate such waiver) if the Company Board determines in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Wherever the term “group” is used in this Section 6.02(a), it is used as defined in Rule 13d-5 under the Exchange Act.
(b) Neither the Company Board nor any committee thereof shall (i) (A) fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, or propose publicly to fail to make, withdraw, qualify or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or resolve or agree to take any such action, (B) adopt, endorse, approve, recommend or declare advisable, or propose publicly to adopt, endorse, approve, recommend or declare advisable, or submit to the vote of any securityholders of the Company, any Company Takeover Proposal or resolve or agree to take any such action, (C) publicly make any recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer and reaffirmation of the Company Board Recommendation, which shall be made within ten Business Days after the commencement thereof (or, if earlier, the close of business on the Business Day immediately preceding the then scheduled Company Stockholders Meeting), or expresses no opinion or is unable to take a position (other than a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act) with respect to such tender or exchange offer, (D) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders, or (E) or approve any transaction under, or any transaction resulting in any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or authorize, resolve or agree to take any such action (any action described in this clause (i) being referred to in this Agreement as an “Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or authorize, cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or other agreement relating to or that would reasonably be expected to lead to, any Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.02(a)), or resolve, agree or publicly propose to take any such action. Notwithstanding anything to contrary in the foregoing or any other provision of this Agreement, (x) the Company Board may, in response to an Intervening Event, take any of the actions specified in clause (A) or (D) of the definition of Adverse Recommendation Change (an “Intervening Event Adverse Recommendation Change”) if the Company Board determines, in good faith, after consultation with outside counsel, that, in light of the Intervening Event, the failure to effect an Intervening Event Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and (y) if the Company receives a bona fide Company Takeover Proposal that did not result from a breach of this Section 6.02, the Company may make an Adverse Recommendation Change, and may terminate this Agreement pursuant to Section 9.01(f) in order to enter into a definitive agreement with respect to the Company Takeover Proposal if (and only if) (I) the Company Board determines, in good faith, after consultation with its outside counsel and financial advisor, that such Company Takeover Proposal constitutes a Superior Company Proposal and (II) after consultation with the Company’s outside legal counsel, that in light of such Company Takeover Proposal, a failure to make an Adverse Recommendation Change and/or cause the Company to enter into a definitive agreement with respect to the Company Takeover Proposal would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided that, prior to so making an Intervening Event Adverse Recommendation Change or an Adverse Recommendation Change, or so terminating this Agreement pursuant to Section 9.01(f), (1) the Company Board shall have given Parent at least four Business Days’ prior written notice (a “Company Notice”) of its intention to take such action and a description of the reasons for taking such action (which Company Notice, in respect of a Superior Company Proposal, shall specify the identity of the Person who made such Superior Company Proposal and all of the material terms and conditions of such Superior Company Proposal and attach the most current version of the relevant transaction agreement(s) and which Company Notice, in respect of an Intervening Event, shall specify a reasonably detailed description of the underlying facts giving rise to such action), (2) the Company shall have negotiated, and shall have caused its Representatives to negotiate, in good faith, with Parent and its Representatives during such notice period, to the extent Parent wishes to negotiate, to enable Parent to revise the terms of this Agreement in such a manner that would eliminate the need for taking such action (and, in respect of a Superior Company Proposal, would cause such Superior Company Proposal to no longer constitute a Superior Company Proposal), (3) following the end of such notice period, the Company Board shall have considered in good faith any revisions to this Agreement committed to in writing by Parent, and shall have determined in good faith, after consultation with outside counsel, that failure to effect such Adverse Recommendation Change or Intervening Event Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law and, with respect to a Superior Company Proposal, that such Superior Company Proposal continues to constitute a Superior Company Proposal and (4) in the event of any change to any of the material terms or conditions (including the form and amount of consideration) of such Superior Company Proposal, the Company shall, in each case, deliver to Parent an additional Company Notice consistent with that described in clause (1) of this proviso and a renewed notice period under clause (1) of this proviso shall commence during which time the Company shall be required to comply with the requirements of this Section 6.02(b) anew with respect to such additional Company Notice, including clauses (1) through (4) of this proviso.
(c) Nothing contained in this Section 6.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9(f) or Rule 14e-2(a) promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act), including making any customary “stop-look-and-listen” communication to the stockholders of the Company pending disclosure of its position thereunder, provided that such communication does not contain or reflect an Adverse Recommendation Change, or (ii) making any disclosure to its stockholders if the Company Board determines, in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties or violate applicable Law; provided that any Adverse Recommendation Change will be subject to the terms and conditions of this Agreement (it being understood that any disclosure of information to the Company’s stockholders that factually describes the Company’s receipt of a Company Takeover Proposal and the operation of this Agreement with respect thereto and contains a statement that the Company Board has not effected an Adverse Recommendation Change shall be deemed to not be an Adverse Recommendation Change).

(d) In addition to the requirements set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall, as promptly as reasonably practicable and in any event within one Business Day after receipt thereof, advise Parent orally and in writing of (i) any Company Takeover Proposal or any request for information or inquiry, proposal or offer that the Company Board in good faith believes would reasonably be expected to lead to a Company Takeover Proposal and (ii) the terms and conditions of such Company Takeover Proposal or inquiry, proposal or offer (including providing Parent copies thereof and any subsequent amendments or modifications thereto) and the identity of the Person making any such Company Takeover Proposal or inquiry, proposal or offer. Commencing upon the provision of any notice referred to in the previous sentence, the Company and its Representatives shall keep Parent informed on a reasonably prompt basis as to any material developments or material negotiations in, and any material change in the status of, any such Company Takeover Proposal or inquiry, proposal or offer (and any subsequent amendments or modifications thereto).
(e) The Company agrees that in the event any Company Subsidiary or any Representative of the Company or any Company Subsidiary takes any action that, if taken by the Company, would constitute a breach of this Section 6.02, the Company shall be deemed to be in breach of this Section 6.02; provided that in the case of a Representative who is a non-officer employee of the Company or a Company Subsidiary, such Person shall have taken such action at the direction of an officer of the Company or a member of the Company Board.
(f) Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.02 shall not apply to any proposed reverse merger transaction of the Company to occur contemporaneous with or prior to Closing Effective Time.
Section 6.03 Company Stockholders Meeting; Preparation of the Proxy Statement.
(a) Subject to Section 6.03(b), the Company shall take all necessary actions in accordance with applicable Law, the Company Charter and the Company Bylaws and the rules and regulations of Nasdaq to duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment, recess or postponement thereof, the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval and the Majority of the Minority Approval as soon as reasonably practicable after the SEC confirms that it will not review or that it has no further comments on the Proxy Statement. Subject to Section 6.02, the Company shall take all lawful action reasonably necessary to solicit and obtain the Company Stockholder Approval and the Majority of the Minority Approval, including engaging a proxy solicitation firm for the purpose of assisting in the solicitation of proxies for the Company Stockholders Meeting; provided that the Company’s obligations under this sentence shall not apply following any Adverse Recommendation Change made in compliance with Section 6.02. The Company may, after consultation with Parent, adjourn, recess or postpone the Company Stockholders Meeting only (i) to the extent required by applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting, or (ii) to the extent required by a court of competent jurisdiction in connection with any Proceedings in connection with this Agreement or the Transactions or (iii) if, as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, in each case for the minimum duration necessary to remedy the circumstances giving rise to such adjournment, recess or postponement (and in any event, unless otherwise required by applicable Law or a court of competent jurisdiction, not beyond the earlier of (x) the date that is 30 days after the date that the Company Stockholders Meeting was originally scheduled (or, if applicable, 30 days after the newly scheduled date for any such originally scheduled Company Stockholders Meeting that is adjourned, recessed or postponed in accordance with this Section 6.03) and (y) three Business Days prior to the Outside Date). Notwithstanding anything to the contrary herein (including any Adverse Recommendation Change), unless this Agreement has been terminated in accordance with its terms prior to the time of the Company Stockholders Meeting, the Company Stockholders Meeting shall be convened and this Agreement shall be submitted to the stockholders of the Company at the Company Stockholders Meeting for the purpose of obtaining the Company Stockholder Approval and the Majority of the Minority Approval in accordance with the terms of this Agreement, and nothing contained herein shall be deemed to relieve the Company of such obligations.
(b) As promptly as reasonably practicable (but in any event no later than thirty (30) Business Days) after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and file it with the SEC. The Proxy Statement shall disclose that, in addition to the Company Stockholder Approval, consummation of the Transactions is conditioned upon receipt of the Majority of the Minority Approval and shall describe the Excluded Shares and the manner in which the Majority of the Minority Approval will be determined. Subject to Section 6.02, the Company shall include the Company Board Recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Proxy Statement if and to the extent, in the absence of such a correction, the Proxy Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the stockholders of the Company in an amendment or supplement mutually acceptable to Parent and the Company. The Company shall notify Parent promptly upon the receipt of any comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for amendments or supplements to the Proxy Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments or after the SEC confirms that it will not review the Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which comments the Company shall consider in good faith.
Section 6.04 Diligent Efforts. Commencing upon the Merger Closing Date and continuing until the termination of the CVR Agreement, Parent (and its successors and assigns) shall, and shall cause its (and their) Affiliates and Licensees to, use Diligent Efforts to achieve each Milestone. Neither Parent nor any of its Affiliates or its (or their) Licensees shall take any action, or fail to take any action, whose primary purpose is to avoid the achievement of the Milestone or the payment of the Milestone Payment Amount.
ARTICLE VII
ADDITIONAL AGREEMENTS
Section 7.01 Access to Information. Except if prohibited by any applicable Law, the Company shall afford to Parent and to Parent’s Representatives reasonable access, on not less than five Business Days’ prior written notice, during normal business hours (under the supervision of appropriate personnel and in a manner that does not unreasonably interfere with the normal operation of the business of the Company) during the period prior to the Closing Effective Time or the termination of this Agreement to its properties, books and records, Contracts and personnel, and, during such period, the Company shall furnish, as promptly as reasonably practicable, to Parent such information concerning its business, properties and personnel as Parent may reasonably request (and is reasonably available to the Company), in each case solely for the purpose of effecting the Transactions or for reasonable integration planning purposes; provided that any such access shall be afforded, and any such information shall be furnished, at Parent’s expense. Notwithstanding the immediately preceding sentence, the Company shall not be required to afford access or furnish information to the extent (a) such information is subject to the terms of a confidentiality agreement with a third party entered into prior to the Agreement Date, (b) such information relates to the applicable portions of the minutes of the meetings of the Company Board (including any presentations or other materials prepared by or for the Company Board) where the Company Board discussed (i) the Transactions or any similar transaction involving the sale of the Company, or a material portion of its assets, to, the license of a material portion of the Company’s assets to, or combination of the Company with, any other Person, (ii) any Company Takeover Proposal or (iii) any Intervening Event, or (c) the Company determines in good faith after consulting with outside counsel that affording such access or furnishing such information would jeopardize the attorney-client privilege of the Company or violate applicable Law; provided that the Company will use its commercially reasonable efforts to obtain any required consents for the disclosure of such information and take such other reasonable action (including entering into a joint defense agreement or similar arrangement to avoid loss of attorney-client privilege) with respect to such information as is necessary to permit disclosure to Parent without jeopardizing such attorney-client privilege or violating applicable Law. All information exchanged pursuant to this Section 7.01 shall be subject to the conditions set forth in the Confidentiality Agreement.
Section 7.02 Reasonable Best Efforts; Notification; Regulatory Filings.
(a) Upon the terms and subject to the conditions set forth in this Agreement (including Section 6.02), each of the parties shall, and shall cause their respective subsidiaries to, use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable and in any event prior to the Outside Date, the Merger and the other Transactions, including (i) causing each of the conditions to the Merger set forth in Article VIII to be satisfied, in each case as promptly as practicable after the Agreement Date, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers and consents from, the making of all necessary registrations, declarations and filings with, and the taking of all steps as may be necessary to avoid a Proceeding by, any Governmental Entity with respect to this Agreement or the Transactions, (iii) the defending or contesting of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.
(b) In furtherance of Section 7.02(a), Parent and the Company shall, in consultation and cooperation with the other, determine whether, and promptly prepare and make, any filings or notifications or other Consents required to be made with, or obtained from, any applicable Governmental Entities in connection with the Transactions. Each of Parent and the Company shall (A) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under any applicable Antitrust Law, (B) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any communication with, and any inquiries or requests for additional information from any Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party (or its outside counsel if necessary to retain confidentiality) to review and discuss in advance, and consider in good faith the views of, permit the participation of, and incorporate all reasonable comments of the other party in connection with, any such filings, submissions, communications, inquiries or requests, (C) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (I) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (II) give the other party reasonable prior notice of any such meeting or conversation, (III) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such party apprised with respect thereto, (IV) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (V) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions and (D) comply with any inquiry or request from any Governmental Entity as promptly as practicable. If applicable, the parties agree not to extend, directly or indirectly, any waiting period any Antitrust Law by more than 30 days, or to any day subsequent to the date 30 days prior to the Outside Date, or enter into any agreement with a Governmental Entity to delay by more than 30 days, or any day subsequent to the Outside Date, or not to consummate the Merger or any of the other Transactions, except with the prior written consent of the other party. Without limiting the foregoing, each party shall promptly provide to the other (or the other’s respective advisors) copies of all correspondence between such party and any Governmental Entity relating to the Transactions. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 7.02 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

Notwithstanding anything to the contrary, Parent shall, following consultation with the Company, determine the strategy to obtain and lead the effort to obtain and secure the expiration or termination of any applicable waiting periods under any applicable Antitrust Law and obtain any clearance or approval required to be obtained from any competition authority or Governmental Entity in connection with the Transactions.
(c) In furtherance of Section 7.02(a), Parent and Merger Sub agree to take promptly any and all steps necessary to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under any applicable Antitrust Law that may be required by any Governmental Entity, so as to enable the parties to close the Transactions as soon as practicable (and in any event by or before the Outside Date). Notwithstanding the foregoing provisions of this Section 7.02(c) or any other provision of this Agreement, in no event shall Parent, Merger Sub or any of its or their Subsidiaries or Affiliates be required to take any action with respect to its or their assets, interests or businesses, or the assets, interests or businesses of the Company or any of the Company Subsidiaries, including without limitation: (i) selling, divesting, licensing, holding separate or otherwise disposing of any assets, interests or businesses; (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Merger Sub, Company or any of its or their Subsidiaries or Affiliates; or (iii) any other behavioral undertakings or commitments whatsoever, including taking any steps or actions requested or required by any Governmental Entity, creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Merger Sub, Company or any of its or their Subsidiaries or Affiliates.
(d) In furtherance of Section 7.02(a), none of Parent, Merger Sub nor any of their controlled Affiliates shall after the date of this Agreement acquire or agree to acquire any rights, business, Person or division thereof (by way of license, merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or enter into or agree to enter into any joint venture, collaboration, or other similar arrangement, in each case that would reasonably be expected to prevent, materially delay or materially impair Parent’s ability to obtain the approval of any Governmental Entity under any Antitrust Laws or the expiration or termination of any applicable waiting period with respect to the Transactions prior to the Outside Date.
(e) In furtherance of Section 7.02(a) and subject to the terms and conditions set forth in this Agreement, the Company and the Company Board shall (i) take all action necessary to ensure that no restrictions on business combinations of any Takeover Law or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if the restrictions on business combinations of any Takeover Law or similar statute or regulation becomes applicable to any Transaction or this Agreement, use its reasonable best efforts to take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.
Section 7.03 Employee Matters.
(a) For a period of one year following the Closing Effective Time or until the Company Employee’s earlier termination of employment, Parent shall provide, or shall cause Opco or an Affiliate, to provide to each Company Employee (i) an annual base salary or wage rate and target annual cash incentive opportunity that, in each case, is no less favorable than those provided to such Company Employee by the Company or applicable Company Subsidiary, as applicable, as of immediately prior to the Closing Effective Time, and (ii) retirement and health and welfare benefits that are substantially comparable, in the aggregate, to those provided to such Company Employee by the Company or applicable Company Subsidiary, as applicable, as of immediately prior to the Closing Effective Time or, at Parent’s election if greater, the employee benefits provided to similarly situated new hires of Parent or its Affiliates, provided that, notwithstanding the foregoing, in no event shall the foregoing clauses (i) and (ii) take into account any change in control, transaction, retention, equity or equity-based compensation, termination protection, defined benefit pension, deferred compensation, retiree health or welfare, or other similar compensation or benefits.
(b) Following the Closing Effective Time, with respect to each retirement and health and welfare plan of Parent, Opco or their respective Affiliates in which a Company Employee is or becomes eligible to participate (the “Surviving Corporation Plans”), each Company Employee shall be immediately eligible to participate, without any waiting time, in such Surviving Corporation Plans to the extent coverage under any such plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participates immediately prior to the Closing Effective Time. To the extent permitted by applicable Law and the applicable Surviving Corporation Plan, Parent shall use commercially reasonable efforts to cause each Company Employee and his or her eligible dependents to receive credit under the applicable Surviving Corporation Plan for any co-payments, deductibles and out-of-pocket expenses paid by such Company Employee and his or her eligible dependents under the applicable Company Benefit Plan during the plan year in which the Closing Effective Time occurs, to the extent such credit would have been given under the applicable Company Benefit Plan. This Section 7.03 shall not be interpreted to require Parent, the Surviving Corporation or their respective Affiliates to duplicate any benefits that are provided under a Company Benefit Plan following the Closing Effective Time.
(c) Without limiting the generality of Section 7.03(a), as of the Closing Effective Time, Parent shall or shall cause Opco to assume the Company Benefit Plans in accordance with their respective terms as in effect as of immediately prior to the Closing Effective Time; provided that this Section 7.03(d) shall not limit the ability of Parent or Opco, as applicable, to amend, modify or terminate any such Company Benefit Plan in accordance with its terms as in effect as of immediately prior to the Closing Effective Time.
(d) With respect to Surviving Corporation Plans, for purposes of determining eligibility to participate, level of benefits for severance, vesting, and accrual of vacation or paid time off, Parent shall use commercially reasonable efforts to ensure that each Company Employee’s service with the Company (as well as service with any predecessor employer of the Company, to the extent service with the predecessor employer is recognized by the Company) shall be treated as service with Parent or any of its subsidiaries, to the same extent such service was recognized prior to the Closing Effective Time under a comparable Company Benefit Plan or benefit structure; provided that the foregoing service recognition shall not apply to (i) the extent that it would result in duplication of benefits for the same period of services, (ii) any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population or (iii) any vesting of equity or equity-based incentive compensation or benefits.
(e) From and after the Closing Effective Time, Parent shall, or shall cause Opco or an Affiliate to honor in accordance with their terms (including the right to amend, modify and terminate) all severance arrangements between the Company or the Company Subsidiaries, on the one hand, and the Company Employees, on the other hand.
(f) Parent shall, within three (3) months following the Closing Effective Time, establish an equity incentive pool equal in an amount and on terms that are customary for a company of this size and type (the “Continuing Employee Equity Pool”), which shall be reserved for issuance to Company Employees. The allocation of awards among Company Employees shall be determined by the Company. Nothing in this Section 7.03(f) shall be construed to guarantee the continued employment of any Company Employee or to limit the right of Parent, Opco or the Surviving Corporation to amend or terminate any employee benefit plan or arrangement following the Closing Effective Time, subject to applicable Law and the terms of any applicable employment agreement.
Section 7.04 Indemnification.
(a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing Effective Time (and rights to advancement of expenses) now existing in favor of any Person who is or prior to the Closing Effective Time becomes, or has been at any time prior to the Agreement Date, a director, officer, employee or agent (including as a fiduciary with respect to an employee benefit plan) of the Company or its predecessors (each, an “Indemnified Party”) as provided in the Company Charter, the Company Bylaws or any indemnification agreement between such Indemnified Party and the Company (in each case, as in effect as of the Agreement Date and, in the case of any indemnification agreement, as set forth in Section 7.04(a) of the Company Disclosure Letter and of which the Company has made available to Parent true, correct and complete forms thereof) (i) shall be assumed by Opco, without further action, at the Closing Effective Time, (ii) shall survive the Merger, (iii) shall continue in full force and effect in accordance with their terms with respect to any claims against any such Indemnified Party arising out of such acts or omissions and (iv) for a period of six years following the Closing Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.
(b) From the Closing Effective Time and ending six years thereafter, Parent shall (and shall cause Opco to) indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law (and shall advance expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if a court of competent jurisdiction determines in a final, nonappealable judgment that such Person is not entitled to be indemnified hereunder), each Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or other), arising out of or pertaining to matters existing or occurring at or prior to the Closing Effective Time, including the Transactions.
(c) At or prior to the Closing Effective Time, the Company shall use its commercially reasonable efforts to obtain and prior to the Closing Effective Time, Parent shall fully pay the premium for, “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Closing Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Transactions) for the period beginning upon the Closing Effective Time and ending six years from the Closing Effective Time, covering each Person currently covered by the Company’s or any Company Subsidiary’s directors’ and officers’ liability insurance policies and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are in the aggregate, no less favorable to the insureds than those of the Company’s directors’ and officers’ liability insurance policies in effect on the Agreement Date (the “Existing D&O Policies”); provided that the maximum aggregate amount expended by Parent for such “tail” insurance policies shall not exceed 300% of the aggregate annual premium payable by the Company for coverage for its current fiscal year under the Existing D&O Policies (the “Maximum Amount”); provided, further, that in no event shall the cost of any such “tail” insurance policy exceed the Maximum Amount, and if such cost would exceed the Maximum Amount, then the Company may obtain and prior to Closing, Parent shall fully pay the premium for, a “tail” insurance policy with the greatest coverage available for a cost equal to the Maximum Amount. Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term, and cause Opco to honor all obligations thereunder.
(d) In the event that (i) Opco or any of its successors or assigns (A) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or a substantial portion of its properties or other assets to any Person or (ii) Parent or any of its successors or assigns dissolves Opco, then, and in each such case, Parent shall cause proper provision to be made so that the applicable successors and assigns or transferees expressly assume the obligations set forth in this Section 7.04.
(e) From and after the Closing Effective Time, the obligations of Parent and Opco under this Section 7.04 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.04 applies without the consent of such affected Indemnified Party. The provisions of this Section 7.04 are, from and after the Closing Effective Time, intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, their heirs and their representatives, and are in addition to, and not in substitution for, any other rights to which each Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.
(f) After the Closing Effective Time, Parent shall cause Opco to fully perform each of its covenants and obligations set forth in this Section 7.04.
Section 7.05 Fees and Expenses. Except as set forth in Section 7.01, Section 7.04, Section 7.07 and Section 9.03, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Section 7.06 Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to Merger and the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including to respond to any requests for information or documents made by a Governmental Entity investigating the transactions described in this Agreement), court process or by obligations pursuant to any listing agreement with any national or non-U.S. securities exchange; provided that the restrictions set forth in this Section 7.06 shall not apply to any release, announcement or disclosure made or proposed to be made (A) by the Company with respect to any Adverse Recommendation Change made in accordance with this Agreement or any Company Takeover Proposal or as otherwise permitted by Section 6.02 or (B) by Parent in response to any Adverse Recommendation Change, any Company Takeover Proposal that becomes publicly known or any press release or public statement by the Company with respect to the foregoing; provided, further, that nothing in this Section 7.06 will restrict any announcement, press release or other public statement to the extent the content thereof was previously disclosed, issued or made in compliance with this Section 7.06. The parties hereto agree that the first press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties hereto.
Section 7.07 Transfer Taxes. Except as provided in Section 3.02(b), all stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) imposed on the Transactions shall be borne by Merger Sub or Opco, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.
Section 7.08 Stockholder Litigation. During the Pre-Closing Period, the Company shall provide Parent an opportunity to review and to propose comments within five Business Days after written notice from the Company to all material filings or responses to be made by the Company in connection with any Proceedings commenced, or to the Knowledge of the Company, threatened in writing, by or on behalf of one or more stockholders of the Company, against the Company and its directors relating to any Transaction, and the Company shall give good faith consideration to any comments proposed by Parent. In no event shall the Company enter into, agree to or disclose any settlement with respect to such Proceedings without Parent’s consent, such consent not to be unreasonably withheld, delayed or conditioned within five Business Days after written notice from the Company, except (a) to the extent such settlement is fully covered by the Company’s insurance policies (other than any applicable deductible) or (b) such settlement relates solely to the provision of additional disclosure in the Proxy Statement, but, in each case, only if such settlement would not result in the imposition of any restriction on the business or operations of the Company or its Affiliates. The Company shall (x) notify Parent promptly of the commencement or written threat of any such Proceedings of which it has received notice or become aware and (y) keep Parent promptly and reasonably informed regarding any such Proceedings.
Section 7.09 Communications and Interactions with Regulatory Authorities; Applicable Proceedings.
(a) Subject to applicable Law and without limiting any of the parties’ respective obligations in Sections 6.01 and 7.02, during the Pre-Closing Period, the Company shall use its commercially reasonable efforts to (i) provide notice to Parent prior to any requested, proposed, or scheduled material meeting with the FDA or any other Regulatory Authority relating to any Product Candidate and consider in good faith any input with respect thereto timely provided in writing by Parent, (ii) reasonably promptly inform Parent of, and provide Parent with a reasonable opportunity to review and comment on, any material filing proposed to be made by or on behalf of the Company (including any Health Care Submission), and any material written correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority by or on behalf of the Company, in each case, relating to any Product Candidate, and consider incorporation of Parent’s timely provided comments in good faith; provided, that, Parent’s input or comments shall be required to be delivered in writing within five (5) Business Days following Parent’s receipt of the applicable notice, filing, correspondence, communication or other materials in order to be considered timely for purposes of this Section 7.09(a), (iii) reasonably promptly inform Parent in writing of any material communication (written or oral) with or from the FDA or any other Regulatory Authority relating to any Product Candidate, and (iv) inform Parent as soon as possible in writing of any reports or other communication of any material safety information (including adverse events of special interest and any serious adverse events as such term is defined or described at 21 C.F.R. 312.32) relating to any Product Candidate, and consider incorporation of Parent’s timely provided comments in good faith.
(b) Subject to applicable Law and without limiting any of the parties’ respective obligations in this Agreement, (i) the Company shall use commercially reasonable efforts to reasonably promptly inform Parent in writing of any correspondence or other written communications from any third party related to the settlement or disposition of any pending, potential or threatened Proceeding relating to the Company Intellectual Property (each, an “Applicable Proceeding”) and shall reasonably promptly provide Parent with copies of any such correspondence or other communications, (ii) the Company shall provide Parent with copies of any correspondence or other written communications by or on behalf of the Company or any of its Representatives to any third party related to the settlement or disposition of any Applicable Proceeding and shall provide Parent with a reasonable opportunity to timely review and comment thereon, prior to sending such correspondence or other communication, and (iii) the Company shall notify Parent prior to engaging in any settlement or disposition of any Applicable Proceeding and shall consider in good faith Parent’s timely input with respect thereto; provided, that,

Parent’s review, input or comments shall be required to be delivered in writing within five (5) Business Days following Parent’s receipt of the applicable correspondence, communication, settlement, disposition or other materials in order to be considered timely for purposes of this Section 7.09(b).
(c) Parent acknowledges and agrees that nothing contained in this Section 7.09 is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing Effective Time in violation of applicable Law, and nothing set forth in this Section 7.09 shall require that the Company take any action that the Company determines in good faith would violate applicable Law. The Company acknowledges and agrees that nothing contained in this Section 7.09 is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or Merger Sub prior to the Closing Effective Time in violation of applicable Law.
Section 7.10 Merger Sub and Surviving Corporation Compliance. Parent shall cause Merger Sub or the Surviving Corporation, as applicable, to comply with all of its respective obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.
Section 7.11 Stock Exchange Listing. From the date of this Agreement until the Closing, the Company shall use commercially reasonable efforts to maintain the listing of the Company Common Stock on the Nasdaq through the Closing.
Section 7.12 CVR Agreement. At or immediately prior to the Effective Time, Midco will execute and deliver, and Midco will cause the Rights Agent to execute and deliver, the CVR Agreement. Midco shall take any actions necessary to cause the CVRs to be issued pursuant to Section 3.01(b). Midco and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
Section 7.13 Confidentiality.
(a) Each party hereto shall, and shall cause its Representatives to, keep confidential and not disclose, publish or otherwise disseminate to any Person any Confidential Information of the other parties hereto, except as expressly permitted by this Section 7.13. The Receiving Party shall not use any Confidential Information of the Disclosing Party for any purpose other than in connection with the evaluation, negotiation, consummation and performance of the Transactions and the exercise of rights and performance of obligations under this Agreement. The Receiving Party shall protect the Confidential Information of the Disclosing Party using the same degree of care that the Receiving Party uses to protect its own confidential information of a similar nature, but in no event less than a reasonable degree of care.
(b) Notwithstanding Section 7.13(a), the Receiving Party may disclose Confidential Information of the Disclosing Party: (i) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, accountants, attorneys, financial advisors, consultants and other Representatives who have a need to know such Confidential Information in connection with the Transactions and who are bound by obligations of confidentiality no less restrictive than those set forth in this Section 7.13 (or, in the case of professional advisors, are subject to professional duties of confidentiality), and the Receiving Party shall be responsible for any breach of this Section 7.13 by any such Person; (ii) to the extent required by applicable Law, Judgment or the rules or regulations of any national securities exchange or other self-regulatory organization; provided that, to the extent legally permitted and reasonably practicable, the Receiving Party shall (A) provide the Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and (B) disclose only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Confidential Information; or (iii) to any Governmental Entity to the extent necessary in connection with any filing, notification or submission required to be made in connection with the Transactions.
(c) Upon termination of this Agreement, upon the written request of the Disclosing Party, the Receiving Party shall, and shall cause its Representatives to, promptly return or destroy all Confidential Information of the Disclosing Party (including all copies, extracts and summaries thereof) in its or their possession or control; provided that (A) the Receiving Party and its Representatives may retain copies of Confidential Information to the extent required by applicable Law, professional standards or bona fide document retention policies, and (B) any Confidential Information so retained shall remain subject to the confidentiality obligations set forth in this Section 7.13 for the duration of the survival period specified in Section 7.13(d).

(d) The obligations of the parties under this Section 7.13 shall survive the termination of this Agreement for a period of two (2) years following the date of such termination; provided that, upon the Closing Effective Time, this Section 7.13 shall terminate and be of no further force or effect.
(e) Each party hereto acknowledges and agrees that any breach or threatened breach of this Section 7.13 may cause irreparable harm to the Disclosing Party for which monetary damages would be an inadequate remedy. Accordingly, in addition to any other remedies available at law or in equity, the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, in any court of competent jurisdiction to prevent or restrain any breach or threatened breach of this Section 7.13, without the necessity of proving actual damages or posting any bond or other security.
Section 7.14 Additional Funding.
(a) Parent hereby commits to provide or cause to be provided to the Company aggregate additional funding in an amount equal to $6,000,000 (the “Additional Funding Amount”), which such Additional Funding Amount shall be funded in accordance with the terms of this Section 7.14.
(b) Parent shall have the right, in its sole discretion, to first direct the Company to sell shares of Company Common Stock pursuant to the Sales Agreement with Leerink Partners LLC dated March 20, 2025 (the “ATM Facility”), and the Company shall use its commercially reasonable efforts, subject to applicable Law, to effect such sales in accordance with the terms of the ATM Facility; provided that the amount, timing and pricing of any such sales shall be determined by Parent in its sole discretion following consultation with the Company. Net proceeds actually received by the Company from sales under the ATM Facility pursuant to this Section 7.14(b) shall reduce, dollar-for-dollar, the amount required to be funded by Parent through the purchase of Additional Notes pursuant to Section 7.14(c) below.
(c) No later than twenty-one (21) days from the date of this Agreement (unless Parent and the Company mutually agree in writing to a later date), Parent or an Affiliate of Parent shall fund and purchase Additional Notes (as defined in the Securities Purchase Agreement), in accordance with the terms of the Securities Purchase Agreement, in an amount equal to (i) the Additional Funding Amount, minus (ii) the aggregate amount of net proceeds actually received by the Company from sales of Company Common Stock under the ATM Facility pursuant to Section 7.14(b).
Section 7.15 Post-Closing Stock Exchange Listing. From and after the Closing, the Company and Parent shall use commercially reasonable efforts to maintain the listing of the Company Common Stock on Nasdaq. For clarity, the Company’s obligation to use commercially reasonable efforts under the preceding sentence of this Section 7.15 is contingent on the Company’s receipt of sufficient capital funding for such efforts.
Section 7.16 280G Matters. At least five (5) days prior to the Closing Date, the Company shall deliver to Parent (a) a list, determined based on reasonable assumptions, of each “disqualified individual” (as such term is defined for purposes of Section 280G of the Code) who may receive amounts or benefits from the Company, its Subsidiaries or their respective Affiliates and (b) reasonable and accurate calculations with respect to the potential excess parachute payments (within the meaning of Section 280G of the Code) that could be paid or payable to any disqualified individual who is reasonably expected to receive potential excess parachute payments in connection with the Transactions, either as a result of the Transactions or in conjunction with any other event, along with the assumptions used with respect to such calculations.
ARTICLE VIII
CONDITIONS PRECEDENT TO THE MERGER
Section 8.01 Conditions to Each Party’s Obligation. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the parties entitled thereto) on or prior to the Merger Closing Date of the following conditions:
(a) No Legal Restraints. No Governmental Entity having jurisdiction over the Company, the Parent or Merger Sub shall have enacted or issued any Law, Judgment or other legal restraint (in each case, whether temporary, preliminary or permanent in nature) prohibiting the consummation of the Merger that is still in effect (any such Law or a Judgment, a “Legal Restraint”);
(b) Required Regulatory Approval. The Consents in Section 8.01(b) of the Company Disclosure Letter shall have been obtained if required as set forth in such Section; and

(c) Company Stockholder Approval. The Company Stockholder Approval and the Majority of the Minority Approval shall have been obtained.
Section 8.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the Transactions are further subject to the satisfaction (or, to the extent permitted by Law, waiver by Parent and Merger Sub) of the following conditions:
(a) Representations and Warranties of the Company. The representations and warranties of the Company (i) set forth in the first sentence of Section 4.03 and in Section 4.08(a) shall be true and correct as of the Merger Closing Date as though made at and as of such date; (ii) set forth in Section 4.02(a), Section 4.02(d), Section 4.02(e) and Section 4.02(i) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) except for any de minimis inaccuracies; (iii) set forth in Section 4.01, Section 4.02(c), (f) and (h), Section 4.03 (other than the first sentence of Section 4.03), Section 4.04, Section 4.21, Section 4.22, and Section 4.23 shall be true and correct in all material respects (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein), at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), and (iv) set forth in Article IV other than those specified in the foregoing clauses (i), (ii) and (iii) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Effective Time; and
(c) Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated the Merger Closing Date and signed on behalf of the Company by the Company’s Chief Executive Officer or Chief Financial Officer, certifying that the conditions set forth in clauses (a) and (b) of this Section 8.02 have been satisfied.
(d) Assignment and Assumption Agreement. Parent and Merger Sub shall have received from the Company an Assignment and Assumption Agreement between the Company and Opco, in form and substance reasonably acceptable to Parent and the Company, duly executed by the Company and Opco, conveying the assets set forth under the heading “Conveyed Assets” on Exhibit B attached hereto.
(e) License Agreement. Parent and Merger Sub shall have received from the Company a License Agreement between the Company and Opco, in form and substance reasonably acceptable to Parent and the Company, duly executed by the Company and Opco, licensing the Intellectual Property set forth under the heading “Licensed IP” on Exhibit B attached hereto.
Section 8.03 Conditions to Obligations of the Company. The obligation of the Company, Midco and Opco to effect the Merger and the Transactions are further subject to the satisfaction (or, to the extent permitted by Law, waiver by the Company) on or prior to the Merger Closing Date of the following conditions:
(a) Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality”, “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) at and as of the Merger Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement as of the Closing Effective Time; and
(c) Parent Officer’s Certificate. The Company shall have received from Parent a certificate, dated the Merger Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the conditions set forth in clauses (a) and (b) of this Section 8.03 have been satisfied.
Section 8.04 Frustration of Conditions. None of the parties may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other party hereto to be satisfied, as required by this Article VIII.
ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER
Section 9.01 Termination. This Agreement may be terminated at any time prior to the Closing Effective Time (whether before or after receipt of the Company Stockholder Approval and Majority of the Minority Approval, except as otherwise expressly noted):
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company:
(i) if the Merger shall not have been consummated on or prior to December 31, 2026 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose material breach of this Agreement has been a principal cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date.
(ii)  if any Legal Restraint permanently restraining, enjoining, preventing or prohibiting or otherwise making illegal the Merger shall be in effect and shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall not be available to any party hereto if such Legal Restraint is primarily due to such party’s failure to comply in all material respects with its obligations under Section 7.02 in respect of any such Legal Restraint; or
(iii)  if the Company Stockholder Approval or the Majority of the Minority Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (or any adjournment or postponement thereof) and at which a vote by the Company’s stockholders on the adoption of this Agreement was taken;
(c) by Parent, if the Company, Midco, or Opco breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform individually or in the aggregate with all such other breaches or failures to perform (i) would result in the failure of any of a condition set forth in Section 8.02(a) or Section 8.02(b) and (ii) cannot be or, if capable of being cured, has not been cured prior to the earlier of (x) 20 days after the giving of written notice to the Company of such breach or failure to perform and (y) the Outside Date; provided that Parent and Merger Sub are not then in material breach of any representation, warranty, covenant or other obligation contained in this Agreement;
(d) by Parent at any time prior to receipt of the Company Stockholder Approval, if: (i) an Adverse Recommendation Change has occurred, (ii) after any Company Takeover Proposal that is publicly announced or that has otherwise become publicly known (other than a tender offer or exchange offer), the Company Board fails to publicly affirm the Company Board Recommendation within 10 Business Days after receipt of a written request by Parent to do so (or, if earlier, by the close of business on the Business Day immediately preceding the then scheduled Company Stockholders Meeting, provided that the Company has received such request prior to the second Business Day before the then scheduled date of the Company Stockholders Meeting); provided, that Parent may only make such request twice with respect to each Company Takeover Proposal or material modification thereof or (iii) the Company Board or the Company intentionally and materially breaches its obligations under Section 6.02 or Section 6.03;
(e) by the Company, if Parent or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) had or would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect and

(ii) has not been cured prior to the earlier of (x) 20 days after the giving of written notice to Parent or Merger Sub of such breach or failure to perform and (y) the Outside Date (provided that the Company is not then in material breach of any representation, warranty, covenant or other obligation contained in this Agreement); or
(f) by the Company, prior to receipt of the Company Stockholder Approval, (i) in order to enter into, concurrently with the termination of this Agreement, a definitive written agreement providing for a Superior Company Proposal in accordance with Section 6.02, (ii) if the Company Board has materially complied with its obligations under Section 6.02 in respect of such Superior Company Proposal, and (iii) if the Company has paid, or simultaneously with the termination of this Agreement pay, the Termination fee due under Section 9.03(a) that is payable if this Agreement is terminated pursuant to this Section 9.01(f).
(g) by the Company, if Parent or an Affiliate of Parent has failed to fund and purchase the Additional Notes in accordance with Section 7.14 within the time period required thereunder.
The party hereto desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is being effected.
Section 9.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand (except to the extent that such termination results from the fraud or Willful Breach by a party hereto of any representation, warranty, covenant or other provision set forth in this Agreement); provided that the last sentence of Section 7.01, this Section 9.02, Section 9.03 and Article X, and any definitions contained in this Agreement and referred to but not contained in any such provisions, which provisions and definitions shall survive such termination.
Section 9.03 Termination Fee.
(a) The Company shall pay to the Parent a fee of $2,500,000 (the “Termination Fee”) if (i) the Company terminates this Agreement pursuant to Section 9.01(f), (ii) Parent terminates this Agreement pursuant to Section 9.01(d) or would have been entitled to terminate this Agreement pursuant to Section 9.01(d) prior to or at the time the Company terminates this Agreement pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), or (iii) (A) after the Agreement Date, a bona fide Company Takeover Proposal is publicly proposed or announced or shall have become publicly known and such Company Takeover Proposal is not publicly withdrawn, (B) this Agreement is subsequently terminated by either Parent or the Company pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii) or (y) this Agreement is subsequently terminated by Parent pursuant to Section 9.01(c), and (C) within 12 months after such termination, the Company consummates any transaction included within the definition of Company Takeover Proposal or the Company enters into a definitive agreement with respect to any transaction included within the definition of Company Takeover Proposal, in each case, whether or not involving the same Company Takeover Proposal or the Person or group making the Company Takeover Proposal referred to in clause (A). Any fee due under this Section 9.03(a) shall be paid by wire transfer of same-day funds to an account designated by the Parent, (1) in the case of clause (i), prior to or simultaneously with such termination of this Agreement, and (2) in the case of clause (ii), within two Business Days after the date of such termination of this Agreement and (3) in the case of clause (iii), within two Business Days after the earlier to occur of (x) the consummation of such transaction or (y) entry into such definitive agreement referred to in clause (a)(iii)(C) of this Section 9.03. The parties hereto acknowledge and agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.
(b) In the event the Termination Fee described in this Section 9.03 is paid to Parent in accordance with Section 9.03(a), such Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent or Merger Sub and constitute their sole and exclusive remedy of Parent and Merger Sub against the Company and its current, former or future stockholders and Representatives for any loss suffered as a result of the failure of the Transactions to be consummated and none of the Company and its current, former or future stockholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions; provided that nothing contained in this Agreement shall relieve any party hereto from liability for fraud or any Willful Breach of this Agreement. If the Company fails to pay in a timely manner the Termination Fee due pursuant to Section 9.03(a) and, in order to obtain such payment, Parent makes a claim that results in a judgment for the Termination Fee, the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Termination Fee at the prime rate as published in the Wall Street Journal in effect from time to time from the date such payment was required to be made hereunder through the date such payment was actually received.
Section 9.04 Amendment; Extension; Waiver.
(a) This Agreement may be amended by the parties hereto at any time prior to the Closing Effective Time. At any time prior to the Closing Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. This Agreement may not be amended or supplemented after the Closing Effective Time.
(b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
Section 9.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 9.01 or an amendment of this Agreement or an extension or waiver with respect to this Agreement pursuant to Section 9.04 shall, in order to be effective, require, in the case of Parent, Merger Sub or the Company, action by its respective Board of Directors, as applicable, or the duly authorized designee of its Board of Directors, as applicable. Termination of this Agreement pursuant to Section 9.01 shall not require the approval of the stockholders of the Company or Parent as sole stockholder of Merger Sub.
ARTICLE X
GENERAL PROVISIONS
Section 10.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Closing Effective Time. The Confidentiality Agreements shall (a) survive termination of this Agreement in accordance with its terms and (b) terminate as of the Closing Effective Time.
Section 10.02 Notices. Any notice, request, or demand desired or required to be given hereunder will be in writing and will be given by personal delivery, email delivery, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party hereto will have previously designated by such a notice. The effective date of any notice, request, or demand will be the date of personal delivery, the date on which email is sent (provided that the sender of such email does not receive a written notification of delivery failure) or one day after it is delivered to a reputable overnight courier service, as the case may be, in each case properly addressed as provided in this Agreement and with all charges prepaid.
Section 10.03 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.
Section 10.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.05 Entire Agreement; Third-Party Beneficiaries; No Other Representations or Warranties.
(a) This Agreement (including all Exhibits, Annexes and Schedules, including the Company Disclosure Letter, attached to this Agreement) and the CVR Agreement (including all Exhibits, Annexes or Schedules thereto) (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement, the CVR Agreement and the Confidentiality Agreements and (ii) except for Section 7.04, are not intended to confer upon any Person other than the parties hereto any rights or remedies.
(b) Except for the representations and warranties contained in Article IV, each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and neither Parent nor Merger Sub is relying on, any other express or implied representation or warranty with respect to the Company or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions (including with respect to the accuracy or completeness thereof). In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company’s business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking information, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that neither Parent nor Merger Sub has relied upon the Company or its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, or any other Person, with respect thereto. Accordingly, each of Parent and Merger Sub hereby acknowledge that neither the Company nor its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives, nor any other Person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), except as expressly set forth in Article IV.
(c) Except for the representations and warranties contained in Article V, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes, and the Company is not relying on, any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions (including with respect to the accuracy or completeness thereof).
Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
Section 10.07 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void; notwithstanding the foregoing, Merger Sub or Parent may assign, in its sole discretion and without consent of the other parties, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Merger Sub) or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Merger Sub or Parent, as applicable, of any of its obligations under this Agreement. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
Section 10.08 Specific Enforcement; Jurisdiction.
(a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 10.08(b), without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The right to specific enforcement shall include the right of the Company to cause Parent and Merger Sub to cause the Merger and the other Transactions to be consummated on the terms and subject to the conditions set forth in this Agreement. The parties hereto further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties hereto acknowledges and agrees that the right of specific enforcement is an integral part of the Transactions and without such right, none of the parties hereto would have entered into this Agreement. If, prior to the Outside Date, any party hereto brings any Proceeding, in each case, in accordance with Section 10.08(b), to enforce specifically the performance of the terms and provisions hereof by any other party hereto, the Outside Date shall automatically be extended by (i) the amount of time during which such Proceeding is pending, plus 20 Business Days or (ii) such other time period established by the court presiding over such Proceeding, as the case may be.
(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery or, solely if the Delaware Court of Chancery does not have subject matter jurisdiction thereof, any other court of the State of Delaware or any federal court sitting in the State of Delaware, for the purpose of any Proceeding arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in the Delaware Court of Chancery or, solely if the Delaware Court of Chancery does not have subject matter jurisdiction thereof, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any federal court sitting in the State of Delaware in the event any Proceeding arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, by U.S. registered mail to such party’s respective address set forth in Section 10.02 (provided that nothing in this Section 10.08(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement, the Merger or any of the other Transactions in any court other than the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any federal court sitting in the State of Delaware). The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
Section 10.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.09.
Section 10.10 Remedies. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
Section 10.11 Cooperation. The parties hereto agree to provide reasonable cooperation with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such actions as may be reasonably requested by the other parties hereto to evidence or effect the Transactions and to carry out the intent and purposes of this Agreement.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, Midco, Opco, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

Senti Biosciences Holdings, Inc., as the Company

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

Senti Holdings, Inc., as Midco

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

Senti Biosciences, Inc., as Opco

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

IN WITNESS WHEREOF, Midco , Opco, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.

Celadon Partners SPV 35 Limited, as Parent

By:	/s/ John Cullinane
Name:	John Cullinane
Title:	Authorised signatory

Senti Merger Sub, Inc., as Merger Sub

By:	/s/ Jonathan Su
Name:	Jonathan Su
Title:	Director

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

ANNEX B
CONTINGENT VALUE RIGHTS AGREEMENT
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2026 (this “Agreement”), is entered into by and among Senti Holdings, Inc., a Delaware corporation (“Midco”), and [•] (as the “Rights Agent” (as hereinafter defined)).
RECITALS
WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July [•], 2026, by and among Celadon Partners SPV 35, an exempted company incorporated under the laws of the Cayman Islands, Senti Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Senti Biosciences Holdings, Inc., a Delaware corporation (the “Company”), Midco, and Senti Biosciences, Inc., a Delaware corporation (the “Opco”), pursuant to which Merger Sub will be merged with and into Midco (the “Merger”), with Midco continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, as an integral part of the consideration for the Merger, pursuant to and subject to the terms and conditions of the Merger Agreement, holders of shares of Company Common Stock and Company RSUs, and upon exercise thereof, Company Stock Options and Company Warrants (each as defined below), will be entitled to receive up to three contingent cash payments, each such payment being contingent upon, and subject to, the achievement of the applicable Milestone (as defined below) on or prior to the Milestone Expiration Date (as defined below), subject to and in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Midco and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:
1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
1.1. Definitions. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:
“Accounting Standards” means, with respect to any Person, GAAP or IFRS, as such Person uses for its financial reporting obligations, in each case, consistently applied.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.
“Aggregate Payment Cap” means $60,000,000. Notwithstanding anything herein to the contrary, in no event shall Midco be obligated to pay more than the Aggregate Payment Cap in the aggregate with respect to CVRs pursuant to this Agreement.
“Agreement” has the meaning set forth in the preamble.
“Assignee” has the meaning set forth in Section 6.3.
“Business Day” means any day other than (a) a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or required by Legal Requirements to remain closed.
“BLA Milestone” means the filing by or on behalf of Midco or any of its Affiliates or Licensee of a Biologics License Application (BLA) with, and the acceptance, or the passing of the sixty (60)-day review period without rejection, of such BLA by, the U.S. Food and Drug Administration (FDA), whose official approval of which is required before any lawful commercial sale or marketing of the Product, on or prior to the Milestone Expiration Date.
“BLA Milestone Notice” has the meaning set forth in Section 2.4(a).
“BLA Milestone Payment Amount” means, subject to Section 2.4(g), a cash amount equal to the product of (a) such Holder’s Pro Rata Share and (b) $10,000,000, in each case as adjusted in accordance with Section 2.4(f).
“Combination Product” means a single formulation containing as its active pharmaceutical ingredients both (a) the Product and (b) one or more therapeutically or prophylactically active pharmaceutical ingredients (such other active pharmaceutical ingredient(s), “Other Components”).

“Company” has the meaning set forth in the Recitals of this Agreement.
“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.
“Company RSUs” means each award of restricted stock units relating to shares of Company Common Stock granted under a Company equity incentive plan.
“Company Stock Options” means any option to purchase shares of Company Common Stock granted under a Company equity incentive plan.
“Company Warrants” means warrant to purchase shares of Company Common Stock.
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVRs” has the meaning set forth in Section 2.1.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“FDA Approval Milestone” means the receipt by or on behalf of Midco or any of its Affiliates or Licensee of FDA approval of the BLA for the Product, on or prior to the Milestone Expiration Date.
“FDA Approval Milestone Notice” has the meaning set forth in Section 2.4(b).
“FDA Approval Milestone Payment Amount” means, subject to Section 2.4(g), a cash amount equal to the product of (a) such Holder’s Pro Rata Share and (b) $20,000,000, in each case as adjusted in accordance with Section 2.4(f).
“First Commercial Sale” means the first invoiced commercial sale for monetary value for use or consumption by the general public of the Product after regulatory approval of such Product has been obtained.
“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time of determination.
“Licensee” means a Third Party that is granted a license or sublicense to research, develop, manufacture, commercialize, or otherwise exploit the Product in any country, jurisdiction, or worldwide. For clarity purposes only, a Licensee will not include any Third Party (a) engaged by or on behalf of the Parent, any of its Affiliates or Licensee as a subcontractor to perform designated functions on a fee-for-service basis (such as contract research organizations and contract manufacturing organizations) (each a “Subcontractor”) or (b) granted a compulsory license or sublicense by any governmental authority, court, or regulatory body pursuant to applicable law (including any compulsory license granted under 28 U.S.C. § 1498, the Bayh-Dole Act, or comparable foreign compulsory licensing statutes or regulations) on terms and conditions which do not take into account and otherwise do not reflect the amounts owed under the Merger Agreement and this Agreement (such Third Party a “Compulsory Licensee”).
“Merger” has the meaning set forth in the Recitals of this Agreement.
“Merger Agreement” has the meaning set forth in the Recitals of this Agreement.
“Midco” has the meaning set forth in the preamble.
“Milestone” means, individually, the BLA Milestone, the FDA Approval Milestone, or the Sales Milestone, and “Milestones” means, collectively, all of the foregoing.
“Milestone Expiration Date” means the seventh (7th) anniversary of the Closing Date (as defined in the Merger Agreement).
“Milestone Notice” has the meaning set forth in Section 2.4©.
“Milestone Payment Amount” means, as applicable, the BLA Milestone Payment Amount, the FDA Approval Milestone Payment Amount, or the Sales Milestone Payment Amount.

“Net Sales” means the gross amount invoiced by or on behalf of Midco, its Affiliates or any Licensees (“Selling Party”) for the sale of the Product to Third Parties (including distributors), less the following deductions determined in accordance with Accounting Standards to the extent actually incurred, allowed, accrued or specifically allocated to the sale of the Product and not otherwise reimbursed or refunded to or recovered by the Selling Party:
(i) discounts, including cash, trade and quantity discounts inclusive of free goods, price reduction programs (including co-pay assistance, compulsory refunds or any other patient assistance programs), retroactive price adjustments with respect to sales of the Product, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments (or their respective agencies, purchasers and reimbursers) or to trade customers, including wholesalers and chain and pharmacy buying groups;
(ii) amounts repaid or credited by reason of defects, damaged products, expired dating, rejections, recalls, refunds, returns, rebates and billing errors;
(iii) reasonable and customary freight, postage, shipping and insurance charges actually allowed or paid for delivery of the Product;
(iv) customs, tariffs, taxes, duties or other governmental charges incurred in connection with, levied on, absorbed or otherwise imposed on sale, exportation or importation of the Product, including value-added taxes, or other governmental charges otherwise measured by the billing amount, when included in billing, as adjusted for rebates and refunds, but specifically excluding taxes based on net income of the seller;
(v) rebates, credits, compulsory refunds and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the parties rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program;
(vi) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to the Product;
(vii) bad debts, and any other invoiced amounts that are not collected by such Party, its Affiliates or its or their Licensees; and
(ix) any other similar and customary deductions that are consistent with applicable Accounting Standards; provided, for clarity, no deduction taken in calculating Net Sales hereunder may be taken a second time.
Any of the deductions listed above that involves a payment by Midco, its Affiliates or any Licensee shall be taken as a deduction in the calendar quarter in which the payment is accrued by such entity. For purposes of determining Net Sales, the Product shall be deemed to be sold when it has met the applicable Accounting Standards’ revenue recognition criteria. Net Sales shall not include transfers or dispositions of the Product for pre-clinical development, clinical development or regulatory or governmental purposes, “named patient sales” and “compassionate use sales”, charitable or promotional purpose, or as samples, in each case, without charge.
The transfer of the Product among Midco, its Affiliates or any Licensee shall not result in any Net Sales unless the transferee is an end user.
In the event that a Product is sold in any country in the form of a Combination Product, Net Sales of such Combination Product shall be adjusted by multiplying actual Net Sales of such Combination Product in such country calculated pursuant to the foregoing definition of “Net Sales” by the fraction A/(A+B), where A is the average per unit net invoice price in such country of the Product included in such Combination Product, if sold separately in such country in finished form, and B is the average per unit net invoice prices in such country of the Other Component(s) included in such Combination Product if sold separately in such country in finished form, in each case during the applicable royalty reporting period or, if sales of such stand-alone products did not occur in such country in the applicable period, then in the most recent royalty reporting period in which such sales of such stand-alone products occurred in such country. If either such Product included in such Combination Product or such Other Component(s) included in such Combination Product is not sold separately in a particular country, then the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Product or Other Components in such Combination Product to the total fair market value of such Combination Product.
In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements shall be (i) allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with Midco’s, its Affiliates’ or Licensees’, as applicable, existing allocation method; provided that any such allocation shall be done in accordance with applicable Law, including any price reporting laws, rules and regulations, and (ii) subject to clause (i), in no event greater than a pro rata allocation calculated based on dollar value.
Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Midco, its Affiliates or Licensees, as applicable, which must be in accordance with applicable Accounting Standards.
For clarity, any sale authorized by a Selling Party of the Product by a Subcontractor to a Third Party shall be deemed a sale of such Product by or on behalf of such Selling Party.
“New York Courts” has the meaning set forth in Section 6.5.
“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, a Vice President or any other person duly authorized to act on behalf of Midco for such purpose or for any general purpose.
“Opco” has the meaning set forth in the Recitals of this Agreement.
“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC, (f) with the written consent of Midco; (g) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution or transfer does not subject the CVRs to a requirement of registration under the Securities Act or the Exchange Act); (h) to the controlled Affiliates of a Holder; or (i) as provided in Section 2.7.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Product” means the Logic Gated off-the-shelf CAR-NK cell therapy known as SENTI-202 (as defined in the Merger Agreement).
“Pro Rata Share” means, with respect to any Holder, the quotient obtained by dividing (a) the aggregate number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the achievement of the applicable Milestone by (b) the aggregate number of outstanding CVRs held by all Holders at such time.
“Requisite Holders” means (a) the Holders of a majority of the outstanding CVRs and (b) the Holders of a majority of the outstanding CVRs not held by Celadon Partners SPV 24 or its Affiliates.
“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Sales Milestone” means the achievement of cumulative worldwide Net Sales of the Product in excess of $200,000,000, during the period commencing on the First Commercial Sale of the Product until the Milestone Expiration Date.
“Sales Milestone Notice” has the meaning set forth in Section 2.4(c).
“Sales Milestone Payment Amount” means, subject to Section 2.4(g), a cash amount equal to the product of (a) such Holder’s Pro Rata Share and (b) $30,000,000, in each case as adjusted in accordance with Section 2.4(f).
“Securities Act” means the Securities Act of 1933, as amended.
“Surviving Corporation” has the meaning set forth in the Recitals of this Agreement.
“Third Party” means a Person that is not Midco or the Company or any of their respective Affiliates.

1.2. Rules of Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b) The parties have participated jointly in the negotiation and drafting of this Agreement and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(d) As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(e) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement.
(f) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(g) The term “dollars” and character “$” shall mean United States dollars.
(h) All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.
(i) All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined herein.
(j) References herein to any statute includes all rules and regulations promulgated thereunder.
(k) Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section.
2. CONTINGENT VALUE RIGHTS
2.1. CVRs. The contingent value rights represent the contractual rights of Holders to receive contingent cash payments pursuant to this Agreement (“CVRs”). The initial Holders will be holders of shares of Company Common Stock and Company RSUs, and upon exercise thereof, holders of Company Stock Options and Company Warrants.
2.2. Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner disposed of, in whole or in part, other than through a Permitted Transfer; the foregoing shall apply notwithstanding that certain of the CVRs will be held through DTC. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2, shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.
2.3. No Certificate; Registration; Registration of Transfer; Change of Address.
(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent, acting solely for this purpose as a non-fiduciary agent of Midco, will keep a register (the “CVR Register”) for the purpose of recording the names and addresses of the applicable Holders, as well as transfers of CVRs as herein provided. The entries in the CVR Register shall be conclusive absent manifest error, and Midco and the Rights Agent shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection by Midco at any reasonable time and from time to time upon reasonable prior notice. The parties intend that any imputed interest in or with respect to the CVRs under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c) (2) of the Code and any regulations thereunder, including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Regulations Section 1.163-5 (and any successor provisions), and the provisions of this Agreement shall be construed in a manner that gives effect to such intent. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one (1) position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, (B) holders of shares of Company Common Stock that hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Effective Time that were entitled to receive a CVR in accordance with the terms of the Merger Agreement, in each case of clauses (A) and (B), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement. The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted Transfers or exercises of Company Stock Options or Company Warrants), upon the written receipt of such information by the Rights Agent. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.
(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by such documentation as may be reasonably requested by the Rights Agent and a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the applicable CVRs in the CVR Register. No service charge shall be made for any registration of transfer of a CVR, but Midco and the Rights Agent may require the Holder to pay a sum sufficient to cover any Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid by the Holder or that no payment of any such Taxes or charges is required. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Midco and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register.
(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form, as promptly as practicable record the change of address in the CVR Register.
2.4. Payment Procedures.
(a) If the BLA Milestone is achieved on or prior to the Milestone Expiration Date, then, within five (5) Business Days following the achievement thereof, Midco shall (i) deliver to the Rights Agent a written notice indicating that the BLA Milestone has been achieved (the “BLA Milestone Notice”) and an Officer’s Certificate certifying the same, and (ii) deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent for payment to the Holders an aggregate amount equal to $10,000,000, as adjusted in accordance with Section 2.4(f), for distribution to the Holders. The Rights Agent shall, as promptly as practicable (but in any event within three (3) Business Days of receipt of such funds), pay to each Holder of record of the CVRs as of 5:00 PM Eastern Time on the date of the BLA Milestone Notice such Holder’s BLA Milestone Payment Amount by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of Company Common Stock, by sending one lump payment to DTC pursuant to Section 2.3(b).
(b) If the FDA Approval Milestone is achieved on or prior to the Milestone Expiration Date, then, within five (5) Business Days following the achievement thereof, Midco shall (i) deliver to the Rights Agent a written notice indicating that the FDA Approval Milestone has been achieved (the “FDA Approval Milestone Notice”) and an Officer’s Certificate certifying the same, and (ii) deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent for payment to the Holders an aggregate amount equal to $20,000,000, as adjusted in accordance with Section 2.4(f), for distribution to the Holders. The Rights Agent shall, as promptly as practicable (but in any event within three (3) Business Days of receipt of such funds), pay to each Holder of record of the CVRs as of 5:00 PM Eastern Time on the date of the FDA Approval Milestone Notice such Holder’s FDA Approval Milestone Payment Amount by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of Company Common Stock, by sending one lump payment to DTC pursuant to Section 2.3(b).
(c) If the Sales Milestone is achieved on or prior to the Milestone Expiration Date, then, within five (5) Business Days following the achievement thereof, Midco shall (i) deliver to the Rights Agent a written notice indicating that the Sales Milestone has been achieved (the “Sales Milestone Notice,” and together with the BLA Milestone Notice and the FDA Approval Milestone Notice, each a “Milestone Notice”) and an Officer’s Certificate certifying the same, and (ii) deposit or cause to be deposited with the Rights Agent by wire transfer to the account designated by the Rights Agent for payment to the Holders an aggregate amount equal to $30,000,000, as adjusted in accordance with Section 2.4(f), for distribution to the Holders. The Rights Agent shall, as promptly as practicable (but in any event within three (3) Business Days of receipt of such funds), pay to each Holder of record of the CVRs as of 5:00 PM Eastern Time on the date of the Sales Milestone Notice such Holder’s Sales Milestone Payment Amount by check mailed to the address of each Holder as reflected in the CVR Register or, in the case of any former street name holders of shares of Company Common Stock, by sending one lump payment to DTC pursuant to Section 2.3(b).
(d) The funds deposited with the Rights Agent pursuant to Sections 2.4(a), (b), and (c) shall be held by the Rights Agent as agent for Midco and deposited in one (1) or more segregated non-interest-bearing bank accounts to be maintained by the Rights Agent in its name as agent for Midco.
(e) The Midco and any of its Affiliates and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this Agreement to any Holder such amounts as are required to be deducted and withheld therefrom under the Code or the Treasury Regulations thereunder or any other Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(f) Notwithstanding anything herein to the contrary, in no event shall Midco be required to pay: (i) any Milestone Payment Amount more than once with respect to the applicable Milestone; (ii) any Milestone Payment Amount if the applicable Milestone is not achieved on or prior to the Milestone Expiration Date; or (iii) more than the Aggregate Payment Cap in the aggregate pursuant to this Agreement.
(g) Any portion of any Milestone Payment Amount that remains undistributed to the Holders one (1) year after the applicable Milestone Payment Date will be delivered by the Rights Agent to Midco, upon demand, and any Holder will thereafter look only to Midco for payment of its claim for such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Midco than those accorded to general unsecured creditors of Midco under applicable Legal Requirement.
(h) Neither Midco nor the Rights Agent will be liable to any Person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. If any Milestone Payment Amount has not been paid immediately prior to the date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body, any such Milestone Payment Amount will, to the extent permitted by applicable Legal Requirement, become the property of Midco, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Midco agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, or reasonable cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Midco.
(i) Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, Midco, the Rights Agent and/or Holders, as applicable, shall determine the portion of the Milestone Payment Amount required to be treated as interest for U.S. federal income tax purposes pursuant to Section 483 of the Code and the Treasury Regulations promulgated thereunder or any similar provision of applicable state, local or non-U.S. Legal Requirements.
(j) The Rights Agent shall be responsible for information for U.S. federal income Tax reporting required under the Code and regulations promulgated thereunder.
2.5. No Voting, Dividends or Interest; No Equity or Ownership Interest in Midco.
(a) The CVRs will not have any voting or dividend rights, and, subject to Section 2.4(e), which shall apply for Tax purposes only, interest will not accrue on any amounts payable on the CVRs to any Holder.
(b) The CVRs will not represent any equity or ownership interest in Midco or in any constituent company to the Merger. It is hereby acknowledged and agreed that a CVR shall not constitute a security of Midco or any of its Affiliates.
2.6. Ability to Abandon the CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by a CVR by transferring such CVR to Midco without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Midco. Nothing in this Agreement shall prohibit Midco or any of its Affiliates (including the Surviving Corporation) from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Midco or any of its Affiliates (including the Surviving Corporation) shall be automatically deemed extinguished and no longer outstanding or entitled to any Milestone Payment Amount for purposes of this Agreement.
3. THE RIGHTS AGENT
3.1. Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of its willful or intentional misconduct, bad faith, fraud or gross negligence (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction).
3.2. Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a) the Rights Agent may rely and will be protected and held harmless by Midco in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by or on behalf of Midco;
(b) whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of fraud, bad faith, gross negligence or willful or intentional misconduct on its part (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction), incur no liability and be held harmless by Midco for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in the absence of bad faith reliance upon such Officer’s Certificate;
(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will, in the absence of bad faith, gross negligence, fraud or willful or intentional misconduct on the part of the Rights Agent, be full and complete authorization and protection to the Rights Agent in respect of any action taken or omitted by it hereunder in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers;
(f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Midco with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Midco only;
(g) the Rights Agent will have no liability (in the absence of gross negligence, fraud, bad faith, or willful or intentional misconduct) and shall be held harmless by Midco in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Midco); nor shall it be responsible for any breach by Midco of any covenant or condition contained in this Agreement;
(h) Midco agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, demand, suit or expense arising out of or in connection with the Rights Agent’s performance of its express duties under this Agreement (excluding any Taxes, interest, penalties or other costs or expenses imposed on the payment of fees hereunder), including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any charges, demands, suits or loss arising out of or in connection with the execution, administration, exercise and performance by the Rights Agent of its express duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or, solely to the extent the Rights Agent is the prevailing party, enforcement of its rights hereunder, unless such loss has been determined by a court of competent jurisdiction to have resulted from the Rights Agent’s willful or intentional misconduct, bad faith, gross negligence or fraud (which willful or intentional misconduct, bad faith, gross negligence or fraud must be determined by a final, non-appealable judgment of a court of competent jurisdiction);
(i) notwithstanding anything to the contrary herein, in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits) arising out of any act or failure to act hereunder, even if the Rights Agent has been advised of the likelihood of such loss or damage or has foreseen the possibility or likelihood of such damages. Notwithstanding anything to the contrary contained herein, the aggregate liability of the Rights Agent arising in connection with this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed the amounts paid or payable hereunder by Midco to the Rights Agent as fees and charges during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought;
(j) Midco agrees (i) to pay the reasonable and documented out-of-pocket fees and expenses of the Rights Agent in connection with this Agreement, in accordance with a fee schedule to be mutually agreed upon by Midco and the Rights Agent on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes and governmental charges paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)); provided that, if the Rights Agent determines in the absence of bad faith that it has received a refund of any Tax or governmental charge borne by Midco pursuant to this clause (ii), then the Rights Agent shall promptly repay such refund to Midco;
(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(l) the Rights Agent shall not be deemed to have knowledge of any event of which it was entitled to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, in each case, unless and until such notice has been given in accordance with Section 6.1;
(m) unless otherwise specifically prohibited by the terms of this Agreement and subject to applicable Law, the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the

Rights Agent may buy, sell or deal in any of the securities of Midco or become pecuniarily interested in any transaction in which Midco may be interested, or contract with or lend money to Midco or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for Midco or for any other Person;
(n) the Rights Agent may perform any of its duties hereunder either directly or, with the prior written consent of Midco, by or through nominees, correspondents, designees, or subagents; provided, however, that in the event the Rights Agent performs any of its duties hereunder by or through any nominee, correspondent, designee, or subagent with such consent of Midco, the Rights Agent shall not be answerable, accountable or liable hereunder for any act, omission, default, neglect or misconduct of such nominee, correspondent, designee, or subagent, as applicable, to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful or intentional misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection or continued employment thereof;
(o) the Rights Agent shall act hereunder solely as agent for Midco and it shall not assume any obligations or relationship of agency or trust with any of the Holders;
(p) the Rights Agent shall not have any duty or responsibility with respect to any action or default by Midco or the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Midco;
(q) The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party;
(r) the Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon Midco or any of its Affiliates; provided that this Section 3.2(p) shall not affect the Rights Agent’s obligation to make payments in accordance with and subject to Section 2.4 and the other terms of this Agreement; and
(s) the provisions of this Section 3.2 shall survive the expiration of the CVRs, the termination of this Agreement and the resignation, replacement or removal of the Rights Agent.
3.3. Resignation and Removal; Appointment of Successor.
(a) The Rights Agent may resign at any time by giving written notice thereof to Midco specifying a date when such resignation will take effect, which notice will be sent at least thirty (30) calendar days prior to the date so specified. Midco has the right to remove the Rights Agent at any time. Notice of such removal will be given by Midco to the Rights Agent, which notice will be sent at least thirty (30) calendar days prior to the date so specified.
(b) If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, then Midco will as soon as is reasonably possible appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. Notwithstanding the foregoing, if Midco fails to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c) Midco will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Midco fails to send such notice within twenty (20) days after acceptance of appointment by a successor

Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of Midco; provided that failure to give any notice provided for in this Section 3.3(c), shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.3.
(d) The Rights Agent will reasonably cooperate with Midco and any successor Rights Agent as reasonably requested in connection with the transition of duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by Midco or assume any additional liability in connection with the foregoing.
3.4. Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder will execute, acknowledge and deliver to Midco and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, liabilities, trusts and duties of the predecessor Rights Agent. On request of Midco or the successor Rights Agent, the predecessor Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the predecessor Rights Agent, except such rights, powers, liabilities, trusts and duties which survive its resignation or removal under the terms hereunder.
3.5. Appointment of Rights Agent. Midco hereby appoints the Rights Agent to act as rights agent with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment.
4. COVENANTS
4.1. List of Holders. Midco will furnish or cause to be furnished to the Rights Agent in such form as Midco receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to other shares of Company Common Stock, Company Stock Options, Company RSUs and Company Warrants that, at the Effective Time, are then outstanding and unexercised, whether or not vested,) the names and addresses of the Holders within twenty (20) Business Days of the Effective Time (or as soon as practicable thereafter).
4.2. Reserved.
4.3. Audit Rights. Midco (and its successors and assigns) shall maintain, and shall cause its (and their) Affiliates and Licensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement in relation to any Milestone Events and Milestone Payment Amount, which records shall contain sufficient information to permit the Rights Agent to confirm the relevant party’s compliance of its obligations under this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the Calendar Year to which they pertain, during which time Rights Agent, or Rights Agent’s appointed agents, shall have the right, itself or through a designee, to audit and inspect such records during normal business hours to verify compliance with this Agreement. For clarity, in the event any audit reveals achievement of a Milestone on or before the Milestone Achievement Date for which the applicable Milestone Payment Amount has not been made, the applicable Milestone Notice shall be deemed delivered and terms and the applicable conditions of Section 2.4 shall apply.
5. AMENDMENTS
5.1. Amendments without Consent of Holders.
(a) Without the consent of any Holders or the Rights Agent, Midco at any time and from time to time, may enter into one (1) or more amendments hereto, to evidence the succession of another Person to Midco and the assumption by any such successor of the covenants of Midco herein as provided in, and to the extent consistent with, Section 6.3.
(b) Without the consent of any Holders or the Rights Agent, Midco and the Surviving Corporation, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Midco such further covenants, restrictions, conditions or provisions as Midco and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Rights Agent or the Holders (as a group and in their capacity as such);
(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Rights Agent or the Holders (as a group and in their capacity as such);
(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act (and the rules and regulations promulgated thereunder) or the Exchange Act, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities Legal Requirements outside of the United States; provided that, in each case, such amendments do not change the Milestones, the Milestone Expiration Date or the Milestone Payment Amount;
(v) to reduce the number of CVRs, in the event and to the extent any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.4; or
(vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Rights Agent or the Holders (as a group and in their capacity as such).
(c) Promptly after the execution by Midco and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Midco will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.2. Amendments with Consent of Holders.
(a) Without limiting the right to amend pursuant to Section 5.1, with the consent of the Requisite Holders, whether evidenced in writing or taken at a meeting of the Holders, Midco and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interests of the Holders.
(b) Promptly after the execution by Midco and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Midco will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
5.3. Execution of Amendments. In executing any amendment permitted by this Section 5, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Midco (including in-house counsel) stating that the execution of such amendment is authorized or permitted by this Agreement. Except as provided under Section 5.1, no supplement or amendment shall be effective unless duly executed by Midco and the Rights Agent; provided, however, that no amendment shall be effective unless notice thereof has been provided to the Rights Agent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
5.4. Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

6. OTHER PROVISIONS OF GENERAL APPLICATION
6.1. Notices to the Rights Agent and Midco. All notices and other communications required or permitted to be given to any party hereunder shall be in writing and shall be deemed properly delivered on (a) the date and time of delivery if delivered personally, (b) if to Midco, the date and time of transmittal if delivered by email (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), which email must state that it is being delivered pursuant to this Section 6.1, (c) the first (1st) Business Day following the date of dispatch if delivered utilizing a next day service by a recognized next day courier or (d) upon confirmed receipt if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices or other communications hereunder shall be delivered to the addresses or email addresses set forth below, or pursuant to such other instructions as the party to receive such notice or communication shall have specified in a written notice given to the other parties:

if to the Rights Agent:
[ ]
[•]
Attention: [•]
Email: [•]

if to Midco:
Senti Holdings, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
Attention: [•]
Email: [•]

with a copy (which shall not constitute notice) to:
[•]
Attention: [•]
Email: [•]

6.2. Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
6.3. Midco Successors and Assigns. Midco shall not assign any of its rights, interests or obligations hereunder, other than in accordance with this Section 6.3. Midco may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more Affiliate(s) of Midco or to any purchaser or exclusive licensee of all or substantially all rights to the Product, including in connection with a change of control of Midco (each, an “Assignee”); provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement; provided further, for the avoidance of doubt, Net Sales attributable to sales by any Assignee or any of its Affiliates shall be included in “Net Sales” hereunder. Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees in compliance with this Section 6.3. In connection with any assignment to an Assignee, Midco (and such assignor, if applicable) will remain liable for performance by Midco (and such assignor, if applicable) of its obligations hereunder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each Assignee, and this Agreement shall not restrict Midco’s or any of its Affiliates’ or Assignee’s ability to merge or consolidate, subject to compliance with this Section 6.3 to the extent there is an applicable assignment in connection with such merger or consolidation. Each of Midco’s non-Affiliate Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Midco.

6.4. Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Midco, Midco’s successors and assignees, the Holders, and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision contained herein, all such covenants and provisions being for the sole benefit of the, Rights Agent, Midco, Midco’s successors and assignees, the Holders, and the Holders’ successor and assigns pursuant to a Permitted Transfer. The rights of Holders are limited to the right to receive payment from the Rights Agent in respect of the CVRs if and when due and payable in accordance with Section 2.4. All other obligations of Midco or its successor or assigns hereunder may only be enforced by the Rights Agent. Notwithstanding anything to the contrary contained herein, any Holder may agree to renounce, in whole or in part, such Holder’s rights under this Agreement by written notice to the Rights Agent and Midco, which notice, if given, shall be irrevocable.
6.5. Governing Law. This Agreement, the CVRs and any other matters or disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or the CVRs: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of: (A) any New York State Court sitting in New York City and any state appellate court therefrom or (B) if (but only if) the court in clause (A) lacks subject matter jurisdiction, the United States District Court for the Southern District of New York and any appellate court therefrom (collectively, the courts described in clauses (A) and (B), the “New York Courts”); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the New York Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the New York Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the New York Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the New York Courts. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. In the event of any litigation or other proceeding between the parties to this Agreement arising out of or in any way related to any Milestone or the Milestone Payment Amount, the prevailing party in such litigation or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation or other proceeding, in addition to any other relief to which such party may be entitled; provided, however, that in no event will any party to this Agreement be required to pay any contingency based attorneys’ fees.
6.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
6.7. Counterparts and Signature. This Agreement may be executed in two or more counterparts, including by e-signature or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
6.8. Termination. This Agreement will terminate and be of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Midco to the Rights Agent prior to the effectiveness of such termination), and no payments will be required to be made, upon the earlier to occur of (a) the payment by the Rights Agent or Midco or one (1) or more of its Affiliates, as applicable, to each Holder as reflected in the CVR Register of the full amount of any Milestone Payment Amount required to be paid under the terms of this Agreement and (b) the failure to achieve any Milestone on or prior to the Milestone Expiration Date. No termination shall affect the Holders’ rights to any payment accrued prior to the effective date of such termination and the provisions of this Section 6 shall survive any such termination.
6.9. Entire Agreement. This Agreement and the Merger Agreement (including its Exhibits, Annexes and the Company Disclosure Letter) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties and their respective Affiliates, with respect to the subject matter hereof and thereof. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement will govern and be controlling with respect to CVRs.
6.10. Confidentiality. The Rights Agent and Midco agree that all books, records, information and data pertaining to the business of the other party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the amount and terms of fees for services, shall remain confidential and shall be used solely to perform their respective obligations under this Agreement, and shall not be voluntarily disclosed to any other person, except as may be required by applicable Legal Requirements. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, Affiliates, agents, subcontractors and employees to the extent reasonably necessary and to be used solely to perform its duties and obligations under this Agreement if such disclosure is not prohibited by applicable Legal Requirements.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SENTI HOLDINGS, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

[Rights Agent]

By:
Name:
Title:

ANNEX C
OPINION OF LINCOLN

June 16, 2026
Special Committee of the Board of Directors of Senti Biosciences Holdings, Inc.
c/o Senti Biosciences Holdings, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080

Members of the Committee:
You have requested that Lincoln International LLC (“Lincoln”, “we”, or “us”) render an opinion (this “Opinion”) to the Special Committee (the “Committee”) of the Board of Directors of Senti Biosciences Holdings, Inc., a Delaware corporation (the “Company”) as to whether the Merger Consideration (as defined below) to be received by the holders of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”), other than Celadon Partners (as defined below), Merger Sub and their respective affiliates (such holders, the “Public Stockholders”), in the Merger (each term as defined below) following the contemplated distribution of CVRs (as defined below) to the stockholders of the Company is fair, from a financial point of view, to the Public Stockholders. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).
Background of the Merger
We understand that Celadon Partners SPV 35 Limited, an exempted company incorporated under the laws of the Cayman Islands (“Parent” and, together with CPIF II-7 Limited and their affiliates, “Celadon Partners”), [New Senti, Inc., a Delaware corporation] (“Merger Sub”), the Company, Senti Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Midco”), and Senti Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of Midco (“Opco”), propose to enter into the Merger Agreement, pursuant to which Merger Sub will merge with and into Midco (the “Merger”), with Midco continuing as the surviving corporation.
We understand that, in connection with the Merger, each share of Midco Common Stock issued and outstanding immediately prior to the closing effective time of the Merger will automatically be cancelled and converted into the right to receive the Milestone Payment Amount (the “Merger Consideration”) which such right shall be distributed to the holders of Company Common Stock and Company RSUs and, upon exercise thereof, holders of Company Stock Options and Company Warrants, in the form of contingent value rights (“CVRs”) pursuant to the Agreements (as defined below). The CVRs represent the contractual rights of the holders to receive contingent cash payments upon the achievement of specified milestones for SENTI-202 on or prior to the seventh anniversary of the closing of the Merger (the “Milestone Expiration Date”), subject to the terms, conditions, limitations and payment procedures set forth in the CVR Agreement (as defined herein).
The Milestone Payment Amount consists of the following, as applicable, in each case as adjusted pursuant to the Agreements:
•
A cash amount equal to the product of (a) each holder’s pro rata share and (b) $10,000,000 (“BLA Milestone Payment Amount”), upon the filing by or on behalf of Midco or any of its affiliates or licensee of a Biologics License Application (BLA) with, and the acceptance, or the passing of the sixty (60)-day review period without rejection, of such BLA by, the U.S. Food and Drug Administration (FDA), whose official approval of which is required before any lawful commercial sale or marketing of SENTI-202, on or prior to the Milestone Expiration Date (“BLA Milestone”);

•
A cash amount equal to the product of (a) each holder’s pro rata share and (b) $20,000,000 (“FDA Approval Milestone Payment Amount”), upon the receipt by or on behalf of Midco or any of its affiliates or licensee of FDA approval of the BLA for SENTI-202, on or prior to the Milestone Expiration Date (“FDA Approval Milestone”); and

•
A cash amount equal to the product of (a) each holder’s pro rata share and (b) $30,000,000 (“Sales Milestone Payment Amount”), upon the achievement of cumulative worldwide net sales of SENTI-202 in excess of $200,000,000, during the period commencing on the first commercial sale of SENTI-202 until the Milestone Expiration Date (“Sales Milestone”).

The BLA Milestone, the FDA Approval Milestone, and the Sales Milestone are herein collectively referred to as the “Milestones” and each a “Milestone”. The BLA Milestone Payment Amount, the FDA Approval Milestone Payment Amount, and the Sales Milestone Payment Amount are herein collectively referred to as the “Milestone Payment Amount”. The Milestone Payment Amount is subject to an aggregate payment cap of $60,000,000.
Scope of Analysis
In connection with this Opinion, Lincoln has, among other things:
1)	Reviewed the following documents and information provided to us by management of the Company (“Management”):
a)
Certain publicly available business and financial information relating to the Company that we deemed relevant, including the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-K for the fiscal year ended December 31, 2025, the Company’s Form 10-Q for the quarter ended March 31, 2026 and subsequent Form 8-K filings;

b)	The weekly cash burn projections and other cash runway information provided to us by Management (the “Management Cash Runway”);
c)	A liquidation analysis, including estimates of recoverable asset values, liabilities and wind-down costs, provided to us by Management (the “Management Liquidation Analysis”);
d)	Estimated timing for the achievement of the Milestones, as provided by Management (the “Milestone Dates”);
e)
Probability of success estimates relating to the achievement of the Milestones, as provided by Management and further supported by reference to published clinical development success rate studies, equity research and other considerations (the “Probability of Success”);

f)
A certification letter, dated June 16, 2026, addressed to us by Management which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company in connection with our review of the Merger;

g)	Draft of the agreement and plan of merger dated June 11, 2026, by and among Parent, Merger Sub, the Company, Midco and Opco (the “Merger Agreement”);
h)
Draft of the contingent value rights agreement, by and among Midco and the rights agent party thereto, dated June 2, 2026 (the “CVR Agreement” and, together with the Merger Agreement, the “Agreements”);

i)
The securities purchase agreement, dated April 27, 2026, by and among the Company, Midco, Opco, CPIF II-7 Limited and the other investors listed therein, and the form of senior secured convertible note issued or issuable thereunder (the “Securities Purchase Agreement”);

j)
Certain information provided by Management regarding the Company’s equity capitalization, capital structure and liquidity, including the number of outstanding shares of Company Common Stock, Company RSUs, and upon exercise thereof, Company Stock Options, Company Warrants, initial notes issued pursuant to the Securities Purchase Agreement, additional notes issuable pursuant to the Securities Purchase Agreement, and Additional Funding Amount pursuant to the Merger Agreement (the “Capitalization”); and

k)	Other documents relating to the history, past and current operations, financial condition and probable future outlook of the Company provided to Lincoln by Management;
2)	Discussed the business, financial outlook and prospects of the Company, the Merger and related matters with Management;
3)	Reviewed certain financial, stock trading and other information for the Company; and
4)	Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that we deemed relevant.
Assumptions, Qualifications, and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Merger, Lincoln has, with the Committee’s and the Company’s consent:
1)
Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any such information;

Relied upon the assurances of Management that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;
3)
Relied upon the fact that the Committee and the Company have been advised by counsel with respect to the Merger and that the Merger will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

4)
Assumed that the financial information, including the Management Cash Runway, Management Liquidation Analysis, Milestone Dates, Probability of Success, unaudited interim financial statements and other financial information provided to Lincoln by the Company was reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates and judgments on which such forecasts and other financial information were based;

5)
Assumed that in the course of obtaining any necessary regulatory, stockholder and third-party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company, the Merger Consideration or the Merger;

6)
Assumed that the Merger will be consummated in accordance with the terms of the Agreements and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company since the date of the most recent financial statements made available to Lincoln, other than changes publicly disclosed by the Company or otherwise made available to Lincoln;
8)	Assumed that the final terms of the Agreements will not vary in any manner material to Lincoln’s analysis from those set forth in the copies or drafts, as applicable, reviewed by Lincoln;

9)
Assumed that the Probability of Success and Milestone Dates provided by Management constitute a reasonable basis for evaluating the expected value of the Milestone Payment Amount, which represent highly contingent payments, the value of which depends on the achievement of specified clinical, regulatory and commercial milestones; and

10)
Assumed, based on representations from Management, that the Capitalization used in evaluating the Merger Consideration, including the number of CVRs outstanding, has been appropriately reflected in our analyses.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.
Lincoln did not evaluate the Company’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln, seek alternative transactions.
This Opinion (i) does not address the underlying business decision of the Committee, the Company, the stockholders of the Company or any other party to proceed with or effect the Merger, (ii) does not address the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Merger or otherwise, except as expressly addressed in this Opinion, (iii) does not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may be available to the Company or the Committee or any other party or the effect of any other transaction in which the Company or any other party might engage, (iv) does not address or constitute a recommendation regarding the decision of the Committee to authorize the execution of the Agreements or any related document, or to engage in the Merger, (v) does not constitute advice or a recommendation to the Committee, the Company or any security holder as to how they should act or vote with respect to any matter relating to the Merger, and (vi) only addresses the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders in the Merger and does not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise.
We express no opinion about the fairness of any portion or aspect of the Merger to (i) the holders of any class of securities, creditors or other constituencies of the Company, or any other party, other than the fairness from a financial point of view of the Merger Consideration to be received by the Public Stockholders in the Merger, or (ii) any one class or group of the Company’s or any other party’s security holders, creditors or other constituencies vis-a-vis any other class or group of the Company’s or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of security holders or other constituents). This Opinion does not indicate that the Merger Consideration to be received is the best possibly attainable under any circumstances. The decision as to whether to proceed with the Merger or any related transaction depends on an assessment of factors unrelated to the financial analyses on which this Opinion is based.
Lincoln expresses no opinion as to what the market price or value of the stock of the Company will be after the announcement or consummation of the Merger. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Merger relative to the Merger Consideration.
It is understood that this Opinion is for the use and benefit of the Committee in connection with the Merger. This Opinion may not be used for any other purpose and is not intended to confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of February 9, 2026, as amended, among Lincoln and the Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent.

Disclosure of Relationships
In connection with the Committee’s evaluation of the Merger, Lincoln has provided financial and valuation advice to the Committee and assisted in the negotiation of certain financial aspects of the Merger. We will receive customary fees from the Company for our services, a portion of which was payable upon our retention, a portion of which was payable periodically during the engagement, and the balance of which was payable upon informing the Committee that we were prepared to render this Opinion. No portion of our fee is contingent upon the conclusion reached herein or the consummation of the Merger. The Company has also agreed to reimburse Lincoln for certain expenses and to indemnify Lincoln and certain related parties against certain liabilities arising out of or in connection with its engagement. Other than this engagement, during the two years preceding the date of this Opinion, Lincoln and its affiliates have not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Lincoln and its affiliates are engaged in a broad range of investment banking and other financial services and may in the future provide such services to the Company and its affiliates and other parties to the Merger, for which Lincoln and its affiliates would expect to receive customary compensation.
Conclusion
Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to such holders.
This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.
Very truly yours,
/s/ Lincoln International LLC
LINCOLN INTERNATIONAL LLC

ANNEX D
FORM OF VOTING AGREEMENT
VOTING AGREEMENT
VOTING AGREEMENT, dated as of May 20, 2026 (this “Agreement”), by and between Senti Biosciences, Inc., a Delaware corporation, Senti Biosciences Holdings, Inc., a Delaware corporation, and the stockholders listed on the signature pages hereto under the heading “Stockholder”. “Issuer” means (i) prior to the completion of the Holding Company Reorganization (as defined in the Securities Purchase Agreement), Senti Biosciences, Inc. and (ii) from and after the completion of the Holding Company Reorganization, Senti Biosciences Holdings, Inc.;
WHEREAS, Senti Holdings, Inc. a Delaware corporation (“MidCo”), Senti Biosciences, Inc., Senti Biosciences Holdings, Inc., and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of April 27, 2026 (the “Securities Purchase Agreement”), pursuant to which MidCo (i) is issuing to the Investors (x) senior secured convertible notes of MidCo (the “Notes”) which Notes shall be convertible into shares of common stock, par value $0.0001 per share, of MidCo or exchangeable for shares of common stock, par value $0.0001 per share, of the Issuer (the “Common Stock”);
WHEREAS, MidCo expects to enter into a Contingent Value Rights Agreement with a rights agent (the “Contingent Value Rights Agreement”), pursuant to which eligible securityholders of Issuer will receive up to three contingent cash payments pursuant to the terms and conditions to be set forth therein;
WHEREAS, as of the date hereof, each Stockholder owns the number of shares of Common Stock, which represents the percentage of the total issued and outstanding capital stock of the Issuer set forth opposite its name on Appendix A hereto; and
WHEREAS, as a condition to the willingness of the parties to enter into the Securities Purchase Agreement and a Contingent Value Rights Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), each Stockholder has agreed to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by such Stockholder prior to the Stockholder Approval Date (as defined in the Securities Purchase Agreement) (the “Stockholder Approval Date”) and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hereof, becomes entitled to vote prior to the Stockholder Approval Date, at any meeting of stockholders of the Issuer (the “Other Securities”).
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I

VOTING AGREEMENT & IRREVOCABLE PROXY OF THE STOCKHOLDER
SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder, severally and not jointly with any other Stockholder, hereby agrees that at any meeting of the stockholders of the Issuer, however called, and in any action by written consent of the Issuer’s stockholders, such Stockholder shall vote its shares of Common Stock and its Other Securities, if applicable: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement); (b) in favor of the transactions contemplated under the Contingent Value Rights Agreement and (c) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Issuer or MidCo under the Securities Purchase Agreement or Contingent Value Rights Agreement, as applicable, or which could result in any of the conditions to the Issuer’s or MidCo’s obligations under the Securities Purchase Agreement or Contingent Value Rights Agreement, as applicable, not being fulfilled, as determined in good faith by the Issuer’s officers or board of directors. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement, the Contingent Value Rights Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholder under this Section 1.01 shall terminate on the later of the date immediately following the Stockholder Approval Date or the date that the stockholders of the Issuer approve a potential transaction (the “CVR Transaction” and the date of such approval, the “CVR Approval Date”) pursuant to which, if consummated, an entity affiliated with CPIF II-7 Limited, an exempted company incorporated under the laws of Cayman Islands, would merge with and into MidCo and MidCo would issue a contingent value right to the Company’s stockholders, which may pay out up to an aggregate of $60.0 million in cash subject to the achievement of certain regulatory and sales milestones with respect to the Company’s product candidate, SENTI-202.
SECTION 1.02. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to the Common Stock and Other Securities (and such Stockholder hereby represents that any such proxy is revocable). By entering into this Agreement, each Stockholder, severally and not jointly with any other Stockholder, hereby grants a proxy appointing the Issuer as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as the Issuer or its proxy or substitute shall, in the Issuer’s sole discretion, deem proper with respect to the Common Stock and Other Securities. Each Stockholder intends this proxy granted by such Stockholder by this Section 1.02 to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and is granted in consideration of the Issuer entering into this Agreement and the Securities Purchase Agreement and incurring certain related fees and expenses. Each Stockholder, severally and not jointly with any other Stockholder, will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
Each Stockholder, severally and not jointly on behalf of any other Stockholder, hereby represents and warrants to the Issuer as follows:
SECTION 2.01. Authority Relative to This Agreement. Such Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.
SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder, if any, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which the Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.
(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.
SECTION 2.03. Title to the Stock. As of the date hereof, such Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Issuer, which shares of Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Issuer set forth on such Appendix. Such Common Stock are all the securities of the Issuer owned, either of record or beneficially, by such Stockholder. Such shares of Common Stock are owned free and clear of all Encumbrances (as defined below) other than the irrevocable proxy granted under Section 1.02 hereto. Such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to its shares of Common Stock or Other Securities, if any, owned by such Stockholder.

ARTICLE III

COVENANTS
SECTION 3.01. No Disposition or Encumbrance of Stock. Each Stockholder, severally and not jointly with any other Stockholder, hereby covenants and agrees that, until the later of the Stockholder Approval Date or the CVR Approval Date., such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney (other than to the proxy designated by the Issuer for purposes of voting as directed by such Stockholder at any meeting of stockholders) with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder’s voting rights (except for the irrevocable proxy granted under Section 1.02 hereto and such agreements or limitations that would not adversely affect the Stockholder’s ability to perform its obligations under this Agreement), charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to its shares of Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing.
SECTION 3.02. Issuer Cooperation. Prior to the termination of this Agreement, the Issuer hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Issuer will not (and waives any rights against the Issuer in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement.
ARTICLE IV

MISCELLANEOUS
SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver such proxies, powers of attorney and similar documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated by Section 1.01 hereof.
SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Issuer shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person.
SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Issuer and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Issuer and the Stockholder with respect to the subject matter hereof.
SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived except by an instrument in writing signed by the parties hereto, nor may this Agreement be terminated by the Issuer other than pursuant to the provisions of Section 4.07.
SECTION 4.05. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this

Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Issuer and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
SECTION 4.07. Termination. This Agreement shall automatically terminate on the earlier of: (i) the date immediately following the Stockholder Approval Date or the CVR Approval Date, whichever is later or (ii) the date that definitive documents for the CVR Transaction, if executed, are terminated.
[Signature Page Follows]

IN WITNESS WHEREOF, each Stockholder and the Issuer has duly executed this Agreement.

THE ISSUER:

SENTI BIOSCIENCES, INC.

By:
Name:
Title:
Dated: ___, 2026
	Address:	2 Corporate Drive, First Floor South San Francisco, CA 94080

THE ISSUER:

SENTI BIOSCIENCES HOLDINGS, INC.

By:
Name:
Title:
Dated: ___, 2026
	Address:	2 Corporate Drive, First Floor South San Francisco, CA 94080

[Signature Page to the Voting Agreement]

STOCKHOLDER:

Exact Name of Stockholder

Authorized Signature

Title

Dated: ___, 2026
Address:

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock and Voting Power

ANNEX E
CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SENTI BIOSCIENCES HOLDINGS, INC.
Senti Biosciences Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
1.
That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the existing Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on April 24, 2026 (the “Certificate of Incorporation”), and declaring said amendment to be advisable. This amendment amends the Certificate of Incorporation as follows:

The Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH of the Certificate of Incorporation, and amending and restating in its entirety to read as follows:
“That, effective at 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ]1 reverse stock split of the Common Stock (as defined below) shall become effective, pursuant to which each [ ]1 shares of Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the number of shares rounded up to the next whole number; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the number of shares rounded up to the next whole number automatically and without any action by the holder.
[1]
NTD: Shall be a whole number between and including 20 and 50, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

E-1

The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000), of which (i) Five Hundred Million (500,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).”
2.	That the requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.
***
IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Amended and Restated Certificate of Incorporation as of [ ], 2026.

SENTI BIOSCIENCES HOLDINGS, INC.

By:
	Name:	Timothy Lu, M.D., Ph.D.
	Title:	Chief Executive Officer

E-2

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SENTI BIO

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNTI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than August 17, 2026 to be voted at the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02351-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SENTI BIOSCIENCES HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy Lu, M.D., Ph.D.
02) Edward Mathers
03) Frances D. Schulz

The Board of Directors recommends you vote FOR the following proposals:

Note: Transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T02352-TBD

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SENTI BIOSCIENCES HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 18, 2026 AT 8:00 AM PT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Timothy Lu, Jay Cross and Robert Cutler, as proxies, with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SENTI BIOSCIENCES HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. PT, on August 18, 2026, at www.virtualshareholdermeeting.com/SNTI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side